     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1998

                                                        REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           FIRST AMERICAN CORPORATION
             (Exact name of Registrant as specified in its charter)
                             ---------------------

           TENNESSEE                          6711                           62-079975
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0700
                                 (615) 748-2000

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                     MARY NEIL PRICE, ESQ., GENERAL COUNSEL
                           FIRST AMERICAN CORPORATION
                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0721
                                 (615) 748-2049

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

            EDWARD D. HERLIHY                                        WILLIAM S. RUBENSTEIN
      WACHTELL, LIPTON, ROSEN & KATZ                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
           51 WEST 52ND STREET                   AND                    919 THIRD AVENUE
         NEW YORK, NEW YORK 10019                                   NEW YORK, NEW YORK 10022

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
     TITLE OF EACH CLASS                                PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
       OF SECURITIES TO            AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING         REGISTRATION
        BE REGISTERED              REGISTERED(2)            SHARE(3)                PRICE(3)                 FEE(4)
---------------------------------------------------------------------------------------------------------------------------
Common Stock(1)...............      50,310,000               $46.37              $2,332,750,000             $222,165
===========================================================================================================================

(1) Also includes associated Rights to purchase shares of the Registrant's Series A Junior preferred stock, which Rights are not currently separable from shares of Common Stock and are not currently exercisable. See "COMPARATIVE RIGHTS OF SHAREHOLDERS OF FIRST AMERICAN AND DEPOSIT
    GUARANTY -- Shareholder Rights Plan."
(2) Based upon the maximum number of shares that may be issued upon consummation of the merger described herein, and upon exercise of securities exercisable for shares of common stock of First American.
(3) Pursuant to Rule 457(f) of the Securities Act of 1933, as amended, the registration fee is calculated based upon the market value (determined by averaging the high and low sales prices) of the common stock, no par value, of Deposit Guaranty Corp. on the New York Stock Exchange on March, 9, 1998.
(4) In accordance with Rule 457(b), the filing fee of $465,997 paid pursuant to
    Section 14(g) of the Securities Exchange Act of 1934, as amended, and Rule 0-11 thereunder at the time of the filing of the Joint Proxy Statement-Prospectus contained in this Registration Statement as preliminary proxy materials of First American Corporation and Deposit Guaranty Corp. has been credited to offset the $688,162 registration fee that would otherwise be payable.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

[FIRST AMERICAN CORPORATION LOGO]                   [DEPOSIT GUARANTY CORP LOGO]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

The Boards of Directors of First American Corporation and Deposit Guaranty Corp. have agreed on a merger of First American and Deposit Guaranty. This merger would create the fourth largest financial services institution, measured by total assets, in the mid-south region of the United States. The combined company will be named "First American Corporation" and will be headquartered in Nashville, Tennessee. It will have banking operations in Tennessee, Mississippi, Louisiana, Arkansas, Virginia and Kentucky. The combined company will also have assets of about $17.6 billion, deposits of about $13 billion and shareholders' equity of about $1.5 billion.

If the merger is completed, Deposit Guaranty shareholders will receive 1.17 shares of First American common stock for each share of Deposit Guaranty common stock that they own. First American shareholders will continue to own their existing shares of First American common stock after the merger. We estimate that, on completion of the merger, about 45% of the outstanding stock of First American will be owned by former Deposit Guaranty shareholders, and that about 55% will be owned by those persons who are First American shareholders just before the merger is completed.

We can't complete the merger unless the shareholders of both companies approve it. In addition, First American shareholders must approve an increase in the maximum number of shares of common stock First American can issue from 100 million to 200 million. The increase is required, in part, because First American currently does not have enough unissued shares of its common stock available to issue the number of shares First American is required to issue in the merger. Completion of the merger is conditioned on approval of this increase by First American shareholders. These items will be on the agenda of First American's 1998 annual meeting. Deposit Guaranty has scheduled a special meeting for its shareholders to vote on the merger.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your shareholder meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. If you don't return your card, the effect will be a vote against the merger.

The dates, times and places of the meetings are as follows:

                          FOR FIRST AMERICAN SHAREHOLDERS:
                             April 16, 1998, 10:30 a.m.
                               Fifth Floor Auditorium
                                First American Center
                                Nashville, Tennessee

                         FOR DEPOSIT GUARANTY SHAREHOLDERS:
                              April 14, 1998, 1:30 p.m.
                        Deposit Guaranty National Bank Lobby
                        Deposit Guaranty Plaza, Second Floor
                                Jackson, Mississippi

This Joint Proxy Statement-Prospectus provides you with detailed information about the proposed merger. You can also get information about our companies from documents we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

We strongly support this strategic combination between First American and Deposit Guaranty and join with the other members of our Boards of Directors in enthusiastically recommending that you vote in favor of the merger.

/s/ DENNIS C. BOTTORFF                     /s/ E.B. ROBINSON, JR.
  Dennis C. Bottorff                       E.B. Robinson, Jr.
  Chairman and Chief Executive Officer     Chairman and Chief Executive Officer
  First American Corporation               Deposit Guaranty Corp.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE FIRST AMERICAN COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT-PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Joint Proxy Statement-Prospectus dated March 11, 1998, and first mailed to shareholders on March 16, 1998.

                           FIRST AMERICAN CORPORATION
                             FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37237
                                 (615) 748-2000
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF FIRST AMERICAN CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First American Corporation will be held in the fifth-floor auditorium of the First American Center in the City of Nashville, Tennessee, at 10:30 a.m., local time, on April 16, 1998, to consider and act upon:

1. Approval and adoption of the Agreement and Plan of Merger, dated as of December 7, 1997, by and between First American and Deposit Guaranty Corp., a Mississippi corporation, and the transactions contemplated thereby, including the merger of Deposit Guaranty and First American.

2. The amendment of the Restated Charter of First American to increase the number of authorized shares of common stock of First American from 100 million to 200 million.

3. The election of one director to serve until the Annual Meeting of shareholders of First American in 1999, and six directors to serve until the Annual Meeting of shareholders of First American in 2001.

4. The transaction of such other business as may properly come before the 1998 Annual Meeting or any adjournments or postponements of the 1998 Annual Meeting.

Only shareholders of record at the close of business on February 5, 1998, are entitled to notice of and to vote at the 1998 Annual Meeting or any adjournments or postponements of the 1998 Annual Meeting.

All shareholders are cordially invited to attend the 1998 Annual Meeting. TO ENSURE YOUR REPRESENTATION AT THE 1998 ANNUAL MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE ENCLOSED. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. Please review the Joint Proxy Statement-Prospectus accompanying this notice for more complete information regarding the matters proposed for your consideration at the 1998 Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Mary Neil Price

                                          Mary Neil Price
                                          Executive Vice President,
                                          General Counsel and Corporate
                                          Secretary

March 11, 1998

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN
                       TO ATTEND THE 1998 ANNUAL MEETING.

      THE BOARD OF DIRECTORS OF FIRST AMERICAN UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MATTERS TO BE VOTED UPON AT THE 1998
                                ANNUAL MEETING.

                             DEPOSIT GUARANTY CORP.
                            210 EAST CAPITAL STREET
                           JACKSON, MISSISSIPPI 39201
                                 (601) 354-8564
                             ---------------------

                    NOTICE OF SPECIAL SHAREHOLDERS' MEETING
                          TO BE HELD ON APRIL 14, 1998
                             ---------------------

TO THE SHAREHOLDERS OF
DEPOSIT GUARANTY CORP.:

NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of Deposit Guaranty Corp. will be held in the lobby of Deposit Guaranty National Bank, Second Floor, Deposit Guaranty Plaza, Jackson, Mississippi, on April 14, 1998 at 1:30 p.m., local time, for the purpose of considering and voting upon the following matters:

1. Approval and adoption of the Agreement and Plan of Merger, dated as of December 7, 1997, by and between Deposit Guaranty and First American Corporation, a Tennessee corporation, and the transactions contemplated in that agreement, including the merger of Deposit Guaranty and First American.

2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

Only holders of record of Deposit Guaranty common stock at the close of business on February 20, 1998, are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements of the Special Meeting.

All shareholders are cordially invited to attend the Special Meeting. To ensure your representation at the Special Meeting, please complete and promptly mail your proxy in the return envelope enclosed. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. Please review the Joint Proxy Statement-Prospectus accompanying this notice for more complete information regarding the merger and the Special Meeting.

A list of Deposit Guaranty shareholders entitled to vote at the Special Meeting will be available for examination at Deposit Guaranty National Bank, Second Floor, Deposit Guaranty Plaza, Jackson, Mississippi, during ordinary business hours beginning two business days after notice of the Special Meeting is given and continuing through the Special Meeting.

Under Article 13 of the Mississippi Business Corporation Act (the "MBCA"), holders of Deposit Guaranty common stock who comply with Article 13 of the MBCA will have the right to dissent from the merger and to obtain payment of the fair value of their shares. A copy of Article 13 of the MBCA is attached as Appendix F to the accompanying Joint Proxy Statement-Prospectus. Please see the section entitled "ADDITIONAL INFORMATION -- Dissenters' Appraisal Rights" in the attached Joint Proxy Statement-Prospectus for a discussion of the procedures to be followed in asserting these dissenters' rights.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ E.B. ROBINSON, JR.
                                          E.B. Robinson, Jr.
                                          Chairman and Chief Executive Officer

March 11, 1998

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN
                         TO ATTEND THE SPECIAL MEETING.

     THE BOARD OF DIRECTORS OF DEPOSIT GUARANTY UNANIMOUSLY RECOMMENDS THAT
            SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

                             QUESTIONS AND ANSWERS
                ABOUT THE FIRST AMERICAN/DEPOSIT GUARANTY MERGER

Q: WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: Our companies are proposing to merge because we believe that by combining them we will be able to provide our shareholders with substantial benefits and better serve our customers and markets. We also think that by combining our two companies we can create a company with enhanced financial performance which will be the fourth largest financial services institution, measured by total assets, in the mid-south region of the United States. We believe that the combined company will be better positioned to be a strong competitor in the rapidly-changing financial services business.

Q: AS A DEPOSIT GUARANTY SHAREHOLDER, WHAT WILL I RECEIVE IN THE MERGER?

A: You will have the right to receive 1.17 shares of First American common stock in exchange for each share of Deposit Guaranty common stock you own. However, First American won't issue any fractional shares. Instead, you will receive an amount of cash for any fraction of a share based on the market value of First American's common stock over a period close to the date the merger is completed.

   Example: If you own ten shares of Deposit Guaranty common stock, upon completion of the merger you'll have the right to receive eleven shares of First American common stock and a check for the market value of 0.7 of a share of First American common stock.

Q: WHAT HAPPENS AS THE MARKET PRICE OF FIRST AMERICAN COMMON STOCK FLUCTUATES?

A:The exchange ratio is fixed at 1.17. Since the market value of First American common stock will fluctuate before and after the closing of the merger, the value of the stock Deposit Guaranty shareholders will receive in the merger will fluctuate as well and could decrease. However, if the value of First American common stock decreases substantially prior to the approval of the Federal Reserve Board that we need to complete the merger, Deposit Guaranty may decide not to go through with the merger. However, Deposit Guaranty will have to complete the merger if First American chooses to increase the exchange ratio to compensate for the decrease.

Q: AS A FIRST AMERICAN SHAREHOLDER, HOW WILL THE MERGER AFFECT ME?

A: The merger will not affect your shares of common stock. Following the merger, you and the other First American shareholders will own approximately 55% of the common stock of First American.

Q: WHY WILL DEPOSIT GUARANTY SHAREHOLDERS RECEIVE SHARES OF FIRST AMERICAN
   STOCK, BUT FIRST AMERICAN SHAREHOLDERS WILL NOT RECEIVE DEPOSIT GUARANTY SHARES?

A: Deposit Guaranty will merge with and into First American and will no longer be a separate company. First American will be the surviving company in the merger and will continue to exist after the merger is completed. The businesses and operations of Deposit Guaranty and First American will be combined into a single, larger company. Accordingly, the ownership of Deposit Guaranty shareholders in Deposit Guaranty will entitle them to own a portion of the combined company, which is represented by the shares of First American stock that they will receive in the merger.

Q: WHAT HAPPENS TO MY DIVIDENDS IN THE FUTURE?

A: After the merger, First American expects to pay quarterly dividends on its common stock in the amount of $.20 per share, the amount First American has recently paid as a regular quarterly cash dividend to its shareholders. While we currently expect to pay those dividends, we can't assure these payments. The combined company's board of directors will use its discretion to decide whether and when to declare dividends and in what amount, and it will consider all relevant factors in doing so.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We hope to complete the merger by the end of April, 1998. In addition to approvals of First American shareholders and Deposit Guaranty

                                                           QUESTIONS AND ANSWERS
   shareholders, we must also obtain regulatory approvals, which include approval of the Federal Reserve Board and may include approval of or notice to certain state authorities.

Q: AS A DEPOSIT GUARANTY SHAREHOLDER, WHAT ARE THE U.S. FEDERAL INCOME TAX
   CONSEQUENCES TO ME?

A: We expect that for U.S. federal income tax purposes, your exchange of shares of Deposit Guaranty common stock for shares of First American common stock in the merger generally will not cause you to recognize any gain or loss. You will, however, have to recognize gain in connection with any cash received instead of fractional shares. This tax treatment won't apply to you if you dissent from the merger under Mississippi law.

  We provide a more detailed review of the U.S. federal income tax consequences of the merger at page 46 of this document.

Q: AS A DEPOSIT GUARANTY SHAREHOLDER, DO I HAVE TO ACCEPT FIRST AMERICAN COMMON
   STOCK IN EXCHANGE FOR MY DEPOSIT GUARANTY SHARES IF THE MERGER IS APPROVED?

A: No. If you are a Deposit Guaranty shareholder and you follow the procedures prescribed by Mississippi law, you may dissent from the merger and have the fair value of your stock appraised by a court and paid in cash. If you follow those procedures, you won't receive First American common stock. The fair value of your Deposit Guaranty stock, determined in the manner prescribed by Mississippi law, will be paid to you in cash. First American shareholders aren't entitled to dissenters' appraisal rights in the merger. For a more complete description of these dissenters' rights, see page 77 of this document.

Q: WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your shareholders' meeting. If you sign and send in your proxy but don't indicate how you want to vote, your proxy will be counted as a vote in favor of the merger and, if you are a First American shareholder, in favor of increasing First American's authorized common stock. If you don't vote on the merger or if you abstain, the effect will be a vote against the merger.

  The First American annual meeting will take place on April 16, 1998 and the Deposit Guaranty special meeting will take place on April 14, 1998. You are invited to your shareholders' meeting to vote your shares in person, rather than signing and mailing your proxy card. If you do sign your proxy card, you can take back your proxy up to and including the date of your shareholders' meeting and either change your vote or attend your shareholders' meeting and vote in person. We provide more detailed instructions about voting on page 16, for First American shareholders, and on page 18, for Deposit Guaranty shareholders.

   THE BOARDS OF DIRECTORS OF BOTH FIRST AMERICAN AND DEPOSIT GUARANTY UNANIMOUSLY RECOMMEND VOTING IN FAVOR OF THE PROPOSED MERGER.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Only if you provide instructions on how your broker should vote. You should instruct your broker how to vote your shares, following the directions your broker provides. Without instructions from you to your broker, your shares will not be voted and this will effectively be a vote against the merger.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. No one should send their stock certificates in now.

   Deposit Guaranty Shareholders: After the merger is completed, we'll send you written instructions on how to exchange your Deposit Guaranty common stock for First American common stock.

   First American Shareholders: You will keep your shares of common stock and so you should not send in your First American certificates at all.

QUESTIONS AND ANSWERS

                       WHO CAN HELP ANSWER YOUR QUESTIONS

        If you have more questions about the merger, you should contact:

                          FIRST AMERICAN SHAREHOLDERS:
                           First American Corporation
                             First American Center
                           Nashville, Tennessee 37237
         Attention: Ms. Carroll Kimball, Director of Investor Relations
                          Phone Number: (615) 748-2455

                         DEPOSIT GUARANTY SHAREHOLDERS:
                             Deposit Guaranty Corp.
                            210 East Capitol Street
                           Jackson, Mississippi 39201
              Attention: Joe J. Powell, III, Senior Vice President
                          Phone Number: (601) 354-8564

If you would like additional copies of this Joint Proxy Statement-Prospectus, or if you have questions about the merger, you should contact:

                               Corporate Investor
                              Communications, Inc.
                                111 Commerce Rd.
                            Carlstadt, NJ 07072-2586
                                 (201) 896-1900

                                                           QUESTIONS AND ANSWERS

To find any one of the principal sections identified below, simply bend the document slightly to expose the black tabs and open the document to the tab which corresponds to the title of the section you wish to read. For your convenience, we have included an index of frequently used capitalized terms in this Joint Proxy Statement-Prospectus in an Index of Defined Terms, which is printed on gold paper following the summary section of this Joint Proxy Statement-Prospectus.

                                                         TABLE OF CONTENTS
                                                                   SUMMARY
                                                              THE MEETINGS
                                                                THE MERGER
                                           INFORMATION ABOUT OUR COMPANIES
                                                    ADDITIONAL INFORMATION
                                        FINANCIAL AND BUSINESS INFORMATION
                                       AMENDMENT TO FIRST AMERICAN CHARTER
                   OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING
                                                                APPENDICES

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                             SUMMARY

The Companies...............................................     1
     First American Corporation.............................     1
     Deposit Guaranty Corp..................................     1
Our Reasons for the Merger..................................     1
The Shareholders' Meetings..................................     1
Our Recommendations to Shareholders.........................     2
Record Date; Voting Power...................................     2
Votes Required..............................................     2
The Merger..................................................     2
     Conditions to Completion of the Merger.................     3
     Termination of the Merger Agreement....................     3
     Federal Income Tax Consequences........................     4
     Accounting Treatment...................................     4
     Opinions of Financial Advisors.........................     4
     Board of Directors and Management of First American
       Following the Merger.................................     4
     Interests of Other Persons in the Merger That are
       Different from Yours.................................     5
     Dissenters' Appraisal Rights...........................     5
     Regulatory Approvals...................................     5
     Amendment to First American's Charter..................     5
     First American's Option to Purchase Deposit Guaranty
       Common Stock.........................................     6
     Comparative Per Share Market Price Information.........     6
     Forward-Looking Statements May Prove Inaccurate........     6
Recent Developments.........................................     7
Comparative Unaudited Per Share Data........................     8
Selected Financial Data.....................................    10
     Selected Historical Financial Data of First American...    11
     Selected Historical Financial Data of Deposit
       Guaranty.............................................    12
     Selected Pro Forma Financial Data of First American and
       Deposit Guaranty Combined............................    13
     Index of Defined Terms.................................    14

                           THE MEETINGS
First American Annual Meeting...............................    16
     General................................................    16
     Matters to be Considered...............................    16
     Proxies................................................    16
     Solicitation of Proxies................................    17
     Record Date and Voting Rights..........................    17
     Recommendation of the First American Board.............    18
Deposit Guaranty Special Meeting............................    18
     General................................................    18
     Proxies................................................    18
     Solicitation of Proxies................................    19

                                                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
     Record Date and Voting Rights..........................    19
     Dissenters' Rights.....................................    20
     Recommendation of the Deposit Guaranty Board...........    20

                            THE MERGER

Description of the Merger...................................    21
Background of the Merger....................................    22
Reasons of First American for the Merger....................    25
Reasons of Deposit Guaranty for the Merger..................    26
Opinion of First American's Financial Advisor...............    28
Opinion of Deposit Guaranty's Financial Advisor.............    33
The Effective Time..........................................    36
Exchange of Certificates....................................    37
Conduct of Business Prior to the Merger and Other
  Covenants.................................................    38
Conditions to the Merger....................................    41
Termination of the Merger Agreement.........................    42
Waiver; Amendment; Expenses.................................    45
Certain Federal Income Tax Consequences.....................    46
Interests of Certain Persons in the Merger..................    47
Stock Option Agreement......................................    51
Accounting Treatment........................................    55
Regulatory Matters..........................................    55
Restrictions on Resales by Affiliates.......................    56

                 INFORMATION ABOUT OUR COMPANIES

Management and Operations After the Merger..................    57
Price Range of Common Stock and Dividends...................    58
     Market Prices..........................................    58
     Dividends..............................................    59
Information About First American............................    60
     General................................................    60
     "Year 2000" Information System Issues..................    60
     Management and Additional Information..................    61
Information About Deposit Guaranty..........................    61
     General................................................    61
     Management and Additional Information..................    61
Supervision and Regulation of First American and Deposit
  Guaranty..................................................    61
     General................................................    61
     Capital and Operational Requirements...................    63
     Enforcement Powers of the Banking Agencies.............    65
First American Capital Stock................................    65
     First American Common Stock............................    65
     First American Preferred Stock.........................    66

TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Comparative Rights of Shareholders of First American and
  Deposit Guaranty..........................................    66
     Board of Directors.....................................    66
     Business Combination Provisions........................    68
     Shareholder Rights Plan................................    68
     Shareholder Meetings...................................    70
     Dissenters' Appraisal Rights...........................    71
     Takeover Statutes......................................    71
     Consideration of Non-Shareholder Interests by Board of
       Directors............................................    72
     Certain Purchases of the Corporation's Securities......    73
     Indemnification........................................    73
     Amendments to Articles of Incorporation and Bylaws.....    75

                      ADDITIONAL INFORMATION

Dissenters' Appraisal Rights................................    77
Legal Opinion...............................................    79
Experts.....................................................    79
Shareholder Proposals.......................................    80
Other Matters...............................................    80
Where You Can Find More Information.........................    80
Cautionary Statement Concerning Forward-Looking
  Information...............................................    83

                FINANCIAL AND BUSINESS INFORMATION

Unaudited Pro Forma Combined Condensed Financial
  Information...............................................    85
Notes to Pro Forma Combined Condensed Financial
  Information...............................................    92

               AMENDMENT TO FIRST AMERICAN CHARTER

Amendment to First American Charter to Increase Number of
  Authorized Shares of First American Common Stock..........    95

     OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

Election of First American Directors........................    97
Nominees for Election to the Board..........................    97
Continuing Directors until 1999 Meeting.....................    98
Continuing Directors until 2000 Meeting.....................    99
Description of the Board and Committees.....................   100
Section 16(a) Beneficial Ownership Reporting Compliance.....   102
Security Ownership of Certain Beneficial Owners.............   102
Security Ownership of Management............................   103

                                                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Executive Compensation......................................   105
     Summary Compensation Table.............................   105
     Option Grants..........................................   106
     Option Exercises and Fiscal Year-End Values............   106
Retirement Plans............................................   107
Compensation of Directors...................................   108
Human Resources Committee Interlocks and Insider
  Participation.............................................   108
Human Resources Committee Report on Executive
  Compensation..............................................   108
     Overall Policy.........................................   108
     Base Salaries..........................................   109
     Annual Incentive Compensation..........................   110
     Long-Term Incentive Compensation.......................   111
     Stock Ownership Policy.................................   111
     Chief Executive Officer Compensation...................   111
Shareholder Return Performance Graph........................   113
Certain Transactions........................................   114
Independent Certified Public Accountants....................   115
Annual Report on Form 10-K..................................   115

                            APPENDICES

APPENDIX A  Agreement and Plan of Merger....................   A-1
APPENDIX B  Stock Option Agreement..........................   B-1
APPENDIX C  Opinion of Morgan Stanley.......................   C-1
APPENDIX D  Opinion of Credit Suisse First Boston...........   D-1
APPENDIX E  Consent of Credit Suisse First Boston...........   E-1
APPENDIX F  Mississippi Business Corporation Act............   F-1

                             ---------------------

TABLE OF CONTENTS

                                    SUMMARY

This summary highlights selected information from this document. It does not contain all of the information that is important to you. You should carefully read this entire document and the documents to which we have referred you in order to understand fully the merger and to obtain a more complete description of the legal terms of the merger. See "ADDITIONAL INFORMATION -- Where You Can Find More Information" (page 80). Each item in this summary includes a page reference that directs you to a more complete description in this document of the topic discussed.

THE COMPANIES (PAGE 60)

FIRST AMERICAN CORPORATION
First American Center
Nashville, Tennessee 37237-0700
(615) 748-2000

First American is incorporated in Tennessee and is a federal bank holding company and a federal savings and loan holding company. We provide banking and other financial services. Our banking services are provided mainly in Tennessee, Virginia and Kentucky. First American's principal assets are the stock of its subsidiaries. As of December 31, 1997, our total assets were about $10.8 billion, our deposits were about $8.0 billion and shareholders' equity was about $908 million.

DEPOSIT GUARANTY CORP.
210 East Capitol Street
Jackson, Mississippi 39201
(601) 354-8564

Deposit Guaranty is incorporated in Mississippi and is a bank holding company. Through our bank subsidiary, Deposit Guaranty National Bank, and our banking-related subsidiaries, we serve customers primarily in Mississippi, Louisiana and Arkansas. Deposit Guaranty offers banking, mortgage banking, discount brokerage and trust services. Through two other subsidiaries, we also provide mortgage banking services in Texas, Nebraska, Indiana, Iowa and Oklahoma. As of December 31, 1997, our total assets were about $6.9 billion, our deposits were about $5.4 billion and shareholders' equity was about $635 million. Also, on September 24, 1997, we agreed to acquire Victory Bancshares, Inc., which is headquartered in Memphis, Tennessee and which had about $118 million in total assets at September 30, 1997. This acquisition is expected to close during the first quarter of 1998.

OUR REASONS FOR THE MERGER (PAGE 25)

The merger will combine the strengths of our individual companies and will create the fourth largest financial services company, in terms of total assets, in the mid-south region of the United States. We expect that the combined company resulting from the merger will be able to achieve superior financial performance compared to our individual companies on their own. One reason for this is that we should be able to substantially reduce costs by eliminating overlap in our companies' operations and by applying First American's investments in technology to Deposit Guaranty's operations. Another reason is that we think we will have opportunities to increase revenue by bringing a larger universe of customers in contact with a broader range of products and services. We believe that the competitiveness of the financial services industry is increasing continually, and that the greater strength realized through combining our companies will enable us to provide superior products and services to our customers and will provide our shareholders with substantial benefits.

To review the background of, and reasons for, the merger in greater detail, please see pages 22 through 28.

THE SHAREHOLDERS' MEETINGS (PAGE 16)

First American Shareholders. The First American annual meeting will be held at the fifth-floor auditorium of the First American Center, Nashville, Tennessee, at 10:30 a.m. on April 16, 1998. At the annual meeting, First American shareholders will be asked:

1. to approve the merger agreement;

2. to approve an increase in the number of authorized shares of First American common stock from 100 million to 200 million; and

3. to elect one director to serve until the annual meeting in 1999 and six directors to serve until the annual meeting in 2001.

Deposit Guaranty Shareholders. The Deposit Guaranty special meeting will be held in the lobby of the Deposit Guaranty National Bank, located on the second floor of Deposit Guaranty Plaza, Jack-

                                                                         SUMMARY
son, Mississippi, at 1:30 p.m. on April 14, 1998. At the special meeting, Deposit Guaranty shareholders will be asked to approve the merger agreement.

OUR RECOMMENDATIONS TO SHAREHOLDERS (PAGES 26 AND 28)

First American Shareholders. The First American Board of Directors believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and "FOR" the proposal to increase the authorized shares of common stock from 100 million to 200 million. The First American Board of Directors also unanimously recommends that you vote "FOR" the First American Board of Directors' nominees for directors.

Deposit Guaranty Shareholders. The Deposit Guaranty Board of Directors believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

RECORD DATE; VOTING POWER (PAGES 17
AND 19)

First American Shareholders. You can vote at the First American Annual Meeting if you owned First American Common Stock as of the close of business on February 5, 1998, the record date. On that date, 59,007,497 shares of First American common stock were outstanding and therefore are allowed to vote at the First American annual meeting. For each proposal we've described, you will have one vote at the First American annual meeting for each share of First American common stock you owned on February 5, 1998.

Deposit Guaranty Shareholders. You can vote at the Deposit Guaranty Special Meeting if you owned Deposit Guaranty Common Stock as of the close of business on February 20, 1998, the record date. On that date, 40,831,953 shares of Deposit Guaranty common stock were outstanding and therefore are allowed to vote at the Deposit Guaranty special meeting. You will be able to cast one vote for each share of Deposit Guaranty common stock you owned on February 20, 1998.

VOTES REQUIRED (PAGES 17 AND 19)

First American Shareholders. In order for the merger to be approved, First American shareholders holding a majority of the outstanding shares of the common stock on the record date must vote in favor of the merger. In order for the increase in the number of authorized shares of common stock to be approved, the number of shares voting in favor of the increase must exceed the number of shares voting against it. The merger is conditioned on your approval of this increase. In order for a nominee to be elected to the First American Board, the nominee must receive the vote of a plurality of shares present or represented by proxy at the First American annual meeting.

All together, the directors and officers of First American and Deposit Guaranty can cast less than 7.3% of the votes entitled to be cast at the First American annual meeting. We expect that they will vote all of their shares in favor of the merger and in favor of the increase of First American's authorized shares of common stock to 200 million.

Deposit Guaranty Shareholders. In order for the merger to be approved, Deposit Guaranty shareholders holding a majority of the outstanding shares of common stock on the record date must vote in favor of the merger.

All together, the directors and officers of First American and Deposit Guaranty can cast less than 7.3% of the votes entitled to be cast at the Deposit Guaranty special meeting. We expect that they will vote all of their shares in favor of the merger.

THE MERGER (PAGE 21)

We have attached the merger agreement to this Joint Proxy Statement-Prospectus as Appendix A. We encourage you to read the merger agreement. It is the legal document that governs the merger.

SUMMARY

CONDITIONS TO COMPLETION OF THE MERGER (PAGE 41)

The completion of the merger depends on a number of conditions being met, including the following:

1. First American shareholders and Deposit Guaranty shareholders approving the merger;

2. First American shareholders approving the increase in the number of authorized shares of First American common stock;

3. Nasdaq having authorized for quotation the shares First American will issue to Deposit Guaranty shareholders in the merger;

4. receipt of all required regulatory approvals and the expiration of any regulatory waiting periods;

5. the absence of any governmental order blocking completion of the merger, or of any proceedings by a government body trying to block it;

6. receipt of opinions of each of our counsel that the U.S. federal income tax treatment of Deposit Guaranty shareholders, Deposit Guaranty and First American in the merger will generally be as we've described it to you in this document; and

7. receipt of a letter from First American's independent public accountants stating that the merger will qualify for "pooling of interests" accounting treatment.

In cases where the law permits, a party to the Merger Agreement could elect to waive a condition that has not been satisfied and complete the merger although it is entitled not to. We can't be certain whether or when any of the conditions we've listed will be satisfied (or waived, where permissible), or that the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (PAGE 42)

We can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of both our companies have already voted to approve it. Also, First American can terminate the merger agreement if Deposit Guaranty's Board withdraws, or modifies in any way adverse to First American, its recommendation that Deposit Guaranty shareholders approve the merger.

Moreover, either of us can terminate the merger agreement in the following circumstances:
1. after a final decision by a governmental authority to prohibit the merger, or after the rejection of an application for a governmental approval required to complete the merger (but in the latter case, only after waiting 60 days);

2. if the merger isn't completed by September 30, 1998;

3. if the First American shareholders or the Deposit Guaranty shareholders don't approve the merger or if the First American shareholders don't approve the increase in First American's authorized shares of common stock; or

4. if the other party violates, in a significant way, any of its representations, warranties or obligations under the merger agreement.

Generally, a party can only terminate the merger agreement in one of the preceding four situations if that party isn't in violation of the merger agreement or if its violations of the merger agreement aren't the cause of the event permitting termination.

In addition, Deposit Guaranty could decide to terminate the merger agreement in either of two situations, based on the market price of First American's common stock during a period before the receipt of Federal Reserve Approval of the merger. The first situation would happen if First American's average stock price during that period is less than $41.0625. The second situation would happen if the average price during the period is less than $43.80 and underperforms a group of bank holding company stocks by an agreed amount during the period following our entering into the merger agreement.

                                                                         SUMMARY

However, Deposit Guaranty will not be able to terminate the merger agreement if First American elects to make a compensating adjustment to the exchange ratio that would provide Deposit Guaranty shareholders more shares of First American common stock in exchange for each share of Deposit Guaranty common stock.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 46)

We have structured the merger with the intent that First American, Deposit Guaranty and our shareholders won't recognize any gain or loss for U.S. federal income tax purposes in the merger, except in connection with cash received instead of fractional shares by Deposit Guaranty shareholders. We have conditioned the merger on our receipt of legal opinions that this will be the case, but these opinions won't bind the Internal Revenue Service, which could take a different view.

THIS TAX TREATMENT MAY NOT APPLY TO CERTAIN DEPOSIT GUARANTY SHAREHOLDERS, INCLUDING THE TYPES OF DEPOSIT GUARANTY SHAREHOLDERS DISCUSSED ON PAGE 46, AND WILL NOT APPLY TO ANY DEPOSIT GUARANTY SHAREHOLDER WHO DISSENTS FROM THE MERGER UNDER MISSISSIPPI LAW. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU CAN BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND MANY VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES.

ACCOUNTING TREATMENT (PAGE 55)

We expect the merger to qualify as a pooling of interests, which means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one company. We have conditioned the merger on our receipt of a letter from First American's independent public accountants that the merger will qualify as a pooling of interests.

OPINIONS OF FINANCIAL ADVISORS (PAGES 28 AND 33)

To First American Shareholders: In deciding to approve the merger, our Board considered the opinion of its financial advisor, Morgan Stanley & Co., Incorporated, that the exchange ratio was fair from a financial point of view to First American. We have attached this opinion as Appendix C to this document. You should read it carefully.

To Deposit Guaranty Shareholders: In deciding to approve the merger, our Board considered the opinion of its financial advisor, Credit Suisse First Boston Corporation, that as of the date of the opinion the exchange ratio was fair from a financial point of view to Deposit Guaranty's shareholders. We have attached this opinion as Appendix D to this document. You should read it carefully.

BOARD OF DIRECTORS AND MANAGEMENT OF FIRST AMERICAN FOLLOWING THE MERGER (PAGE
57)

First American Board of Directors: If the merger is completed, five of Deposit Guaranty's directors will be appointed to First American's Board. These directors will be mutually selected by us from among the existing members of Deposit Guaranty's Board.

Community Advisory Board: We've also agreed that the remaining Deposit Guaranty directors, as well as the members of the Board of Deposit Guaranty National Bank, a subsidiary of Deposit Guaranty, will serve on a community advisory board of First American National Bank for at least 36 months after the Merger. Current members of Deposit Guaranty's community advisory boards will also continue to serve on those boards for that period. Members of First American's Board and its advisory boards receive fees for their services.

Management: Mr. E.B. Robinson, Jr., who is Deposit Guaranty's Chairman and Chief Executive Officer, will become Vice Chairman and Chief Operating Officer of First American after the merger. Mr. Howard L. McMillan, Jr., who is Deposit Guaranty's President and Chief Operating Officer, will become Chairman of Deposit Guaranty's operations within First American after the merger.

Both Messrs. Robinson and McMillan entered into employment agreements with First American that will become effective upon completion of the merger. During the term of his agreement, Mr. Robinson will receive an annual base salary of no less than $600,000 and will be eligible for an annual bonus of up to 100% of his base salary. Upon completion of the merger, Mr. Robinson will also receive 45,000 shares of restricted stock from First American and an option to acquire an additional 90,000 shares of First American common stock. During the term of his agreement, Mr. McMillan will receive an annual base salary of

SUMMARY
no less than $350,000 and will be eligible for an annual bonus of up to 100% of his base salary. Upon completion of the merger, Mr. McMillan will also receive 15,000 shares of restricted stock from First American and an option to acquire an additional 30,000 shares of First American common stock.

Please refer to pages 47 to 49 for more information concerning the employment agreements between First American and Messrs. Robinson and McMillan.

INTERESTS OF OTHER PERSONS IN THE MERGER THAT ARE DIFFERENT FROM YOURS (PAGE 47)

In addition to the agreements described in the preceding paragraphs, certain officers of Deposit Guaranty have change-of-control agreements, retention incentives or benefit and compensation plans that provide them with interests in the merger that are different from, or in addition to, their interests as shareholders of Deposit Guaranty. In particular, existing change of control agreements between Deposit Guaranty and some of its officers will provide them with certain severance benefits if their employment with Deposit Guaranty is terminated following the merger, including severance payments of either two or three times salary plus average bonus and continuation of medical insurance benefits for two or three years following termination of employment. If all of the officers with change-of-control agreements were terminated immediately after the merger, as a group they would receive severance benefits worth about $7.6 million. Members of Deposit Guaranty's Board and its officers also are entitled to indemnification and liability insurance under the merger agreement.

Please refer to pages 47 through 51 for more information concerning employment arrangements, retention incentives and other interests of Deposit Guaranty directors and officers in the Merger.

DISSENTERS' APPRAISAL RIGHTS (PAGE 77)

Deposit Guaranty Shareholders. Mississippi law permits you to dissent from the merger and to have the fair value of your stock appraised by a court and paid to you in cash. To do this, you must follow certain procedures, including the filing of certain notices with us and refraining from voting your shares in favor of the merger. If you dissent from the merger, your shares of Deposit Guaranty common stock will not be exchanged for shares of First American common stock in the merger, and your only right will be to receive the appraised value of your shares in cash.

First American Shareholders. Tennessee law does not provide you with dissenter's appraisal rights in connection with the merger.

REGULATORY APPROVALS (PAGE 55)

We can't complete the merger unless we obtain the approval of the Board of Governors of the Federal Reserve System. The U.S. Department of Justice has input into the Federal Reserve Board's approval process. Federal law requires us to wait for up to 30 days before completing the merger after the Federal Reserve Board has approved it. As of the date of this document, the Federal Reserve Board has approved the merger and the required waiting period has expired. First American has applied separately to the Federal Reserve Board for approval to acquire Victory Bank and Trust Co. (which will become a subsidiary of Deposit Guaranty after the completion of its merger with Victory Bancshares, Inc.) as a separate subsidiary of First American, and this application is still pending.

In addition, the merger is subject to the approval of or notice to the Commissioner of Banking and Consumer Finance and the Commissioner of Insurance of the State of Mississippi. A separate notice to the Commissioner of Financial Institutions of the State of Tennessee is required in connection with First American's acquisition of Victory Bank and Trust Co. as a separate subsidiary. We have filed (or shortly will file) all of the required notices with these state regulatory authorities.

While we don't know of any reason why we shouldn't obtain the remaining regulatory approvals in a timely manner, we can't be certain when we'll obtain them or that we will obtain them.

AMENDMENT TO FIRST AMERICAN'S CHARTER
(PAGE 95)

First American shareholders are also being asked to approve an amendment to First American's Restated Charter to increase the number of authorized shares of First American common stock from 100 million to 200 million. The increase is required, in part, because First American currently does not have enough unissued shares of its common stock available to issue the requisite number of shares to Deposit Guaranty shareholders in the merger. We

                                                                         SUMMARY
have conditioned the merger on the approval of this increase by First American shareholders.

FIRST AMERICAN'S OPTION TO PURCHASE DEPOSIT GUARANTY COMMON STOCK (PAGE 51)

As an inducement to First American to enter into the merger agreement, Deposit Guaranty granted a stock option to First American to purchase up to 19.9% of Deposit Guaranty's common stock. The exercise price of the option is $52.375, Deposit Guaranty's closing stock price on the last trading day before we entered into the merger agreement.

First American can't exercise the option unless certain specific events take place. These events are generally related to a competing transaction involving a merger, business combination or other acquisition of Deposit Guaranty or its stock or assets. As of the date of this Joint Proxy Statement-Prospectus, we don't believe any event of that kind has occurred. The option could have the effect of discouraging other companies that might want to combine with or acquire Deposit Guaranty from doing so. The option agreement is attached as Appendix B to this Joint Proxy Statement-Prospectus.

COMPARATIVE PER SHARE MARKET PRICE
INFORMATION

Shares of First American are quoted on the Nasdaq National Market. Shares of Deposit Guaranty are listed on the New York Stock Exchange. On December 5, 1997, the last full trading day prior to the public announcement of the merger, First American stock closed at $54.75 per share and Deposit Guaranty stock closed at $52.375 per share. On March 10, 1998, First American stock closed at $47.69 per share and Deposit Guaranty stock closed at $55.19 per share.

Based on the exchange ratio in the merger, which is 1.17, the market value of the consideration that Deposit Guaranty shareholders will receive in the merger for each share of Deposit Guaranty common stock would be $64.06 based on First American's December 5, 1997 closing price and $55.79 based on First American's March 10, 1998 closing price. Of course, the market price of First American common stock will fluctuate prior to and after completion of the merger, while the exchange ratio is fixed. You should obtain current stock price quotations for First American common stock and Deposit Guaranty common stock.

FORWARD-LOOKING STATEMENTS MAY PROVE
INACCURATE (PAGE 83)

We have each made forward-looking statements in this document (and in documents to which we refer you in this document) that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the merger. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of each of our companies and the combined company after the merger and could cause those results or performance to differ materially from those expressed in our forward-looking statements. These possible events or factors include the following:

1. we encounter problems or delays in bringing together our two companies, either before or after the merger is consummated;

2. legal and regulatory risks and uncertainties;

3. economic, political and competitive forces affecting our businesses, markets, constituencies or securities;

4. the risk that our analyses of these risks and forces could be incorrect, or that the strategies we've developed to deal with them may not succeed.

SUMMARY

RECENT DEVELOPMENTS

The following table shows summarized unaudited financial data for our companies at or for the year ended December 31, 1997. We expect to incur restructuring and merger-related expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits, including reduced operating expenses and greater opportunities to earn revenue. However, none of these anticipated expenses or benefits have been factored into the selected financial data presented below, nor has the data been audited.

         SELECTED FINANCIAL DATA OF FIRST AMERICAN AND DEPOSIT GUARANTY

                                                                       AS OF OR FOR THE YEAR ENDED
                                                                            DECEMBER 31, 1997
                                                           ----------------------------------------------------
                                                                    FIRST                       DEPOSIT
                                                                   AMERICAN                     GUARANTY
                                                                   --------                     --------
                                                                               (UNAUDITED)
Income Data (thousands)
     Net interest income.................................    $            383,410          $          284,596
     Provision for loan losses...........................                   5,000                       7,500
     Non-interest income.................................                 259,594                     133,603
     Non-interest expense................................                 402,002                     271,047
     Income tax expense..................................                  90,530                      47,372
                                                             --------------------          ------------------
     Net income..........................................    $            145,472          $           92,280
                                                             ====================          ==================
End of Period Balance Sheet Items (thousands)
     Assets..............................................    $         10,871,820          $        6,939,727
     Total net loans.....................................               7,101,178                   4,367,032
     Deposits............................................               8,007,679                   5,373,962
     Borrowed funds......................................               1,736,648                     930,527
     Shareholders' equity................................                 908,739                     635,238

Per Share Data
     Basic earnings per share............................                  $ 2.48                      $ 2.25
     Diluted earnings per share..........................                  $ 2.40                      $ 2.23
     Cash dividends declared.............................                  $0.755                      $ 0.83
     Book value, end of period...........................                  $15.60                      $15.56

Shares Outstanding (thousands)
     Average.............................................                  58,679                      41,082

                                                                         SUMMARY

COMPARATIVE UNAUDITED PER SHARE DATA

The following table shows information about our companies' income per share, dividends per share and book value per share, and similar information reflecting the merger of our two companies (which is referred to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed that our companies had been merged throughout those periods.

In presenting the comparative pro forma information, we also assumed that we will treat our companies as if they had always been combined for accounting and financial reporting purposes (a method which is referred to as the "pooling of interests" method of accounting).

The information listed as "equivalent pro forma" was obtained by multiplying the pro forma amounts by the exchange ratio of 1.17. It is intended to reflect the fact that Deposit Guaranty shareholders will be receiving more than one share of First American common stock for each share of Deposit Guaranty common stock exchanged in the merger.

We expect that we will incur restructuring and merger-related expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn more revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma information, except for the pro forma combined condensed balance sheet. For that reason, the pro forma information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, doesn't attempt to predict or suggest future results. Also, the information we've set forth for the nine-month period ended September 30, 1997 doesn't indicate what the results will be for the full 1997 fiscal year.

The information in the following table is based on the historical financial information of our companies that has been presented in our prior Securities and Exchange Commission filings. This information has been incorporated into this Joint Proxy Statement-Prospectus by reference. See "ADDITIONAL
INFORMATION -- Where You Can Find More Information" on page 80.

                                                           AT OR FOR THE
                                                            NINE MONTHS     AT OR FOR THE YEARS ENDED
                                                               ENDED              DECEMBER 31,
                                                           SEPTEMBER 30,   ---------------------------
                                                               1997        1996(a)   1995(a)   1994(a)
                                                           -------------   -------   -------   -------
FIRST AMERICAN COMMON STOCK
Income from continuing operations per common share,
  primary:(d)
  Historical.............................................     $ 1.81       $ 2.05     $1.82     $1.70
  Pro Forma(b)...........................................       1.63         1.96      1.73      1.67
Cash dividends declared per common share:(e)
  Historical.............................................     $  .56       $  .61     $ .53     $ .44
  Pro Forma(b)...........................................        .53          .61       .50       .42
Book value per common share as of end of period:(f)
  Historical.............................................     $15.23       $14.66
  Pro Forma(b)...........................................      13.59        13.79

SUMMARY

                                                             AT OR FOR THE
                                                              NINE MONTHS    AT OR FOR THE YEARS ENDED
                                                                 ENDED             DECEMBER 31,
                                                             SEPTEMBER 30,   -------------------------
                                                                 1997         1996      1995     1994
                                                             -------------   -------   ------   ------
DEPOSIT GUARANTY COMMON STOCK
Income from continuing operations per common share,
  primary:(d)
  Historical...............................................     $ 1.65       $ 2.16    $1.89    $1.90
  Equivalent Pro Forma(c)..................................       1.91         2.30     2.02     1.95
Cash dividends declared per common share:
  Historical...............................................     $  .60       $  .72    $ .61    $ .53
  Equivalent Pro Forma(c)..................................        .62          .71      .59      .49
Book value per common share as of end of period:(f)
  Historical...............................................     $15.29       $14.83
  Equivalent Pro Forma(c)..................................      15.90        16.14

---------------
(a)  Adjusted for a 2-for-1 stock split on May 9, 1997.
(b) First American will account for the Merger using the "pooling of interests" method of accounting. Amounts do not include the effect of the Victory Bancshares, Inc. merger, which Deposit Guaranty expects to complete at or prior to completion of the Merger using the "pooling of interests" method.
(c) Deposit Guaranty pro forma equivalent amounts are computed by multiplying the pro forma combined amounts by an assumed exchange ratio of 1.17.
(d) Net income per common share is based on weighted average common shares outstanding.
(e) Pro forma cash dividends represent historical cash dividends of First American Corporation and Deposit Guaranty Corporation, divided by pro forma weighted average common shares.
(f) Book value per common share is based on total period-end shareholders' equity.

                                                                         SUMMARY

                            SELECTED FINANCIAL DATA

     The following tables show summarized unaudited historical financial data for each of our companies and also show similar pro forma information reflecting the merger of our two companies. The pro forma information reflects the "pooling of interests" method of accounting for the merger.

     We expect that we will incur restructuring and merger-related expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn more revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma income statement information. For that reason, the pro forma information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, doesn't attempt to predict or suggest future results. Also, the information we've set forth for the nine-month period ended September 30, 1997 doesn't indicate what the results will be for the full 1997 fiscal year.

     The information in the following tables is based on the historical financial information of our companies that has been presented in our prior filings with the Securities and Exchange Commission. All of the summary financial information provided in the following tables should be read in connection with this historical financial information and with the more detailed financial information we have provided in this Joint Proxy Statement-Prospectus, which you can find beginning at page 85. This historical financial information has also been incorporated into this Joint Proxy Statement-Prospectus by reference -- see "ADDITIONAL INFORMATION -- Where You Can Find More Information" on page 80. Both First American's and Deposit Guaranty's audited historical financial statements were audited by KPMG Peat Marwick LLP, independent certified public accountants to each of our companies. The financial information as of or for the interim periods ended September 30, 1997 and 1996 has not been audited and in the respective opinions of management reflects all adjustments (consisting only of normal recurring adjustments) necessary to a fair presentation of such data.

SUMMARY

              SELECTED HISTORICAL FINANCIAL DATA OF FIRST AMERICAN

                             AS OF OR FOR THE
                             NINE MONTHS ENDED
                               SEPTEMBER 30,                    AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                         -------------------------   ---------------------------------------------------------------
                            1997         1996(a)       1996(a)      1995(a)      1994(a)      1993(a)      1992(a)
                         -----------   -----------   -----------   ----------   ----------   ----------   ----------
CONDENSED INCOME
  DATA(THOUSANDS):
Net interest income....  $   282,379   $   258,336   $   349,698   $  312,310   $  298,242   $  287,200   $  268,197
Provision for loan
  losses...............           --            --            --           83       (9,919)     (41,405)      39,249
Noninterest income.....      188,840       121,184       180,533      108,487       85,715       88,379       77,325
Noninterest expense....      298,509       237,286       334,455      252,448      239,270      248,227      240,099
Income taxes...........       66,106        54,126        74,204       65,186       57,404       61,348       20,021
                         -----------   -----------   -----------   ----------   ----------   ----------   ----------
Income before
  cumulative effect of
  changes in accounting
  principles, net of
  tax..................      106,604        88,108       121,572      103,080       97,202      107,409       46,153
Cumulative effect of
  changes in accounting
  principles, net of
  tax..................           --            --            --           --           --          (84)          --
                         -----------   -----------   -----------   ----------   ----------   ----------   ----------
Net income.............  $   106,604   $    88,108   $   121,572   $  103,080   $   97,202   $  107,325   $   46,153
                         ===========   ===========   ===========   ==========   ==========   ==========   ==========
END OF PERIOD BALANCE SHEET
  ITEMS (THOUSANDS):
Assets.................  $10,561,982   $10,028,365   $10,399,468   $9,681,629   $8,278,727   $7,707,781   $7,256,798
Total net loans........    7,036,428     6,452,544     6,535,332    6,293,561    5,042,530    4,533,059    3,876,108
Deposits...............    7,701,405     7,551,665     7,792,977    7,382,294    6,307,779    6,150,551    6,018,768
Long-term debt.........      210,056       340,497       331,157      421,791      271,473       77,053       18,477
Shareholders' equity...      889,270       837,991       868,707      795,532      667,673      623,562      503,899
PER SHARE DATA:(b)
Net income.............  $      1.81   $      1.49   $      2.05   $     1.82   $     1.70   $     1.89   $     0.88
Cash dividends
  declared.............         0.56          0.45          0.61         0.53         0.44         0.28         0.10
Book value, end of
  period...............        15.23         14.18         14.66        13.47        11.62        11.17         8.93
SHARES
  OUTSTANDING(THOUSANDS):(b)
Average................       58,776        59,178        59,184       56,630       57,340       56,710       53,018
End of period..........       58,379        59,113        59,263       59,080       57,450       55,830       56,426

---------------
(a) Per share data and shares outstanding have been adjusted for a two-for-one stock split on May 9, 1997.

(b) Per share data and shares outstanding are presented in accordance with APB Opinion No. 15.

                                                                         SUMMARY

             SELECTED HISTORICAL FINANCIAL DATA OF DEPOSIT GUARANTY

                               AS OF OR FOR THE
                               NINE MONTHS ENDED
                                 SEPTEMBER 30,                   AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                            -----------------------   --------------------------------------------------------------
                               1997         1996         1996         1995         1994         1993         1992
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
CONDENSED INCOME
  DATA(THOUSANDS):
Net interest income.......  $  213,175   $  183,897   $  249,534   $  229,272   $  181,391   $  174,640   $  166,655
Provision for loan
  losses..................       5,625        4,005        5,340        2,160       (4,750)     (16,000)      10,378
Noninterest income........      97,469       86,932      117,245       91,989       93,499       74,781       67,977
Noninterest expense.......     202,377      171,727      237,208      211,452      180,047      171,567      164,470
Income taxes..............      34,837       30,972       40,621       35,029       32,463       27,302       14,270
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income................  $   67,805   $   64,125   $   83,610   $   72,620   $   67,130   $   66,552   $   45,514
                            ==========   ==========   ==========   ==========   ==========   ==========   ==========
END OF PERIOD BALANCE
  SHEET ITEMS (THOUSANDS):
Assets....................  $6,839,432   $6,182,399   $6,382,897   $6,026,199   $5,130,897   $4,898,080   $4,994,431
Total net loans...........   4,288,366    3,831,998    3,917,672    3,520,583    2,803,525    2,356,553    2,190,627
Deposits..................   5,283,351    4,833,080    5,025,749    4,780,659    4,038,550    3,921,141    4,001,969
Long-term debt............     176,444       99,392       99,405           --           --           --           --
Shareholders' equity......     624,086      562,017      581,266      539,053      443,549      395,888      344,324
PER SHARE DATA:(a)
Net income................  $     1.65   $     1.66   $     2.16   $     1.89   $     1.90   $     1.89   $     1.34
Cash dividends declared...        0.60         0.52         0.72         0.61         0.53         0.47         0.40
Book value, end of
  period..................       15.29        14.46        14.83        13.91        12.57        11.20         9.78
SHARES
OUTSTANDING(THOUSANDS):(a)
Average...................      41,171       38,620       38,760       38,431       35,336       35,300       34,067
End of period.............      40,814       38,864       39,185       38,759       35,296       35,336       35,205

---------------
(a) Per share data and shares outstanding are presented in accordance with APB Opinion No. 15.

SUMMARY

                       SELECTED PRO FORMA FINANCIAL DATA
                                       OF
                  FIRST AMERICAN AND DEPOSIT GUARANTY COMBINED

                                                     AS OF OR FOR THE NINE
                                                         MONTHS ENDED
                                                         SEPTEMBER 30,        AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                                     ---------------------   ------------------------------------------
                                                             1997                1996           1995           1994
                                                             ----                ----           ----           ----
INCOME DATA (THOUSANDS):
  Net interest income..............................       $   495,554        $   599,232    $   541,582    $   479,633
  Provision for loan losses........................             5,625              5,340          2,243        (14,669)
  Noninterest income...............................           286,309            297,778        200,476        179,214
  Noninterest expense..............................           500,886            571,663        463,900        419,317
  Income taxes.....................................           100,943            114,825        100,215         89,867
                                                          -----------        -----------    -----------    -----------
  Net income.......................................       $   174,409        $   205,182    $   175,700    $   164,332
                                                          ===========        ===========    ===========    ===========

END OF PERIOD BALANCE SHEET ITEMS (THOUSANDS):
  Assets...........................................       $17,432,414        $16,782,365    $15,707,828    $13,409,624
  Total net loans..................................        11,324,794         10,453,004      9,814,144      7,846,055
  Deposits.........................................        12,984,756         12,818,726     12,162,953     10,346,329
  Long-term debt...................................           386,500            430,562        421,791        271,473
  Shareholders' equity.............................         1,442,356          1,449,973      1,334,585      1,111,222

PER SHARE DATA:
  Net income.......................................             $1.63              $1.96          $1.73          $1.67
  Cash dividends declared..........................              0.53               0.61           0.50           0.42
  Book value, end of period........................             13.59              13.79          12.78          11.25

SHARES OUTSTANDING (THOUSANDS):
  Average..........................................           106,946            104,533        101,594         98,683
  End of period....................................           106,131            105,109        104,428         98,746

                                                                         SUMMARY

                             INDEX OF DEFINED TERMS

1991 Plan...............................  103
1993 Plan...............................  103
1996 Transactions.......................   31
1997-A Transactions.....................   31
1997-B Transactions.....................   31
Absolute Termination Event..............   43
Acquisition Transaction.................   52
Additional Shares.......................   95
Advisory Boards.........................   41
Articles of Merger......................   21
ATMs....................................  114
Average Closing Price...................   44
BHCA....................................   55
Bonus Plans.............................   39
broker non-votes........................   17
Chancery Court..........................   78
Change of Control Agreements............   49
Charter Amendment.......................   16
Charter Federal Agreement...............   65
Closing Date............................   36
Code....................................   22
Commision...............................   33
Comparable Transactions.................   31
Comptroller.............................   62
Continuing Director.....................   68
Control Shares..........................   71
Control Share Acquisition...............   71
Control Share Acquisition Statement.....   71
Control Share Dissenting Right..........   72
Covered Executive.......................   49
CSFB....................................   22
Defendant...............................   73
Deferred Income Plans...................   50
Deposit Guaranty........................   16
Deposit Guaranty Articles...............   38
Deposit Guaranty Board..................   18
Deposit Guaranty Bylaws.................   38
Deposit Guaranty Certificates...........   37
Deposit Guaranty Common Stock...........   18
Deposit Guaranty Employee Stock
  Option................................   22
Deposit Guaranty Employee Stock Option
  Plans.................................   22
Deposit Guaranty Interested
  Shareholder...........................   68
Deposit Guaranty Record Date............   19
Deposit Guaranty Shareholders...........   18
Deposit Guaranty Special Meeting........   18
Deposit Guaranty Voting Stock...........   68
Determination Date......................   44
Dissenters' Notice......................   77
Dissenting Shares.......................   21
Distribution Date.......................   69
DPC Shares..............................   21
DRIP....................................   38
Effective Date..........................   37
Effective Time..........................   21
EPS.....................................   29
ESPP....................................   38
Exchange Act............................   53
Exchange Agent..........................   36
Exchange Fund...........................   37
Exchange Ratio..........................   21
Exercise Termination Event..............   53
FANB....................................   60
FDIC....................................   62
FDICIA..................................   63
Federal Reserve Board...................   21
Final Expiration Date...................   69
First American..........................   16
First American Annual Meeting...........   16
First American Board....................   16
First American By-Laws..................   17
First American Certificates.............   37
First American Charter..................   16
First American Common Stock.............   16
First American Matters..................   16
First American Ratio....................   43
First American Record Date..............   17
First American Rights...................   16
First American Rights Agreement.........   16
First American Shareholders.............   16
First Manhattan.........................   23
GAAP....................................   38
HOLA....................................   60
Holder..................................   52
IBES....................................   25
IBM.....................................   60
Index Group.............................   44
Index Price.............................   45

SUMMARY

Index Ratio......................................         43
Index Termination Event..........................         43
Indicated Aggregate Consideration................         30
Indicated Value..................................         30
Initial Bidder...................................         22
Initial Triggering Event.........................         52
Injunction.......................................         41
Insurance Amount.................................         51
Interested Shareholder...........................         68
Interstate Banking and Branching Act.............         62
IRS..............................................         47
market/offer price...............................         53
MBCA.............................................         19
MBTOL............................................         71
MCSA.............................................         72
Meetings.........................................         18
Merger...........................................         16
Merger Agreement.................................         16
Merger Consideration.............................         21
Morgan Stanley...................................         24
Morgan Stanley Bank Index........................         30
MSPA.............................................         68
Named Executive Officers.........................        103
Nasdaq...........................................         32
NYSE.............................................         19
Option...........................................         51
Option Repurchase Price..........................         53
Option Share Repurchase Price....................         53
Option Shares....................................         51
OREO.............................................         31
OTS..............................................         61
Owner............................................         53
Payment Demand...................................         77
Peer Group.......................................        108
Performance Goals................................        109
Preferred Stock..................................         69
Proceeding.......................................         73
Redemption Price.................................         69
Regional Peer Group..............................         30
Registration Statement...........................         80
Repurchase Event.................................         54
Requisite Regulatory Approvals...................         39
Rights Record Date...............................         69
SARs.............................................        106
Securities Act...................................         22
Selected Companies...............................         35
Selected Transactions............................         35
SMHS.............................................        114
Soundness Threshold..............................        109
SSI..............................................        114
State Authorities................................         55
Stock Acquisition Date...........................         69
Stock Option Agreement...........................         38
Subsequent Triggering Event......................         53
Substitute Option................................         54
Surviving Corporation............................         21
TACPA............................................         66
Takeover Proposal................................         40
TBCA.............................................         16
TCSAA............................................         66
Tennessee Law....................................         66
Termination Event................................         43
TGA..............................................         66
Trust Account Shares.............................         21
UCB..............................................         31
Unit.............................................         69
Victory Bancshares...............................         38
Victory Merger...................................         38

                                                                         SUMMARY

                                  THE MEETINGS

                         FIRST AMERICAN ANNUAL MEETING

GENERAL

     This Joint Proxy Statement-Prospectus is first being mailed by First American Corporation, a Tennessee corporation ("FIRST AMERICAN"), to the holders ("FIRST AMERICAN SHAREHOLDERS") of the common stock, par value $2.50 per share, of First American (together with the preferred stock purchase rights (the "FIRST AMERICAN RIGHTS") associated therewith pursuant to the Rights Agreement, dated as of December 14, 1988, between First American and First American Bank, as Rights Agent (the "FIRST AMERICAN RIGHTS AGREEMENT"), the "FIRST AMERICAN COMMON STOCK") on or about March 17, 1998, and is accompanied by the Notice of Annual Meeting and a form of proxy that is solicited by the Board of Directors of First American (the "FIRST AMERICAN BOARD") for use at the Annual Meeting of First American Shareholders to be held on April 16, 1998, at 10:30 a.m., local time, in the fifth floor auditorium of the First American Center, Nashville, Tennessee, and at any adjournments or postponements thereof (the "FIRST AMERICAN ANNUAL MEETING").

MATTERS TO BE CONSIDERED

     At the First American Annual Meeting, First American Shareholders will be asked, in accordance with the requirements of the Tennessee Business Corporation Act (the "TBCA"), to consider and vote upon (i) a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 7, 1997 (the "MERGER AGREEMENT"), by and between First American and Deposit Guaranty Corp., a Mississippi corporation ("DEPOSIT GUARANTY"), and the transactions contemplated thereby, including the merger of Deposit Guaranty with and into First American (the "MERGER"); (ii) a proposal to approve and adopt an amendment to the Restated Charter of First American (the "FIRST AMERICAN CHARTER") to increase the number of authorized shares of First American Common Stock from 100 million to 200 million (the "CHARTER AMENDMENT"); and (iii) a proposal to elect one director of First American to serve until the Annual Meeting of First American Shareholders in 1999 and six directors of First American to serve until the Annual Meeting of First American Shareholders in 2001 (collectively, the "FIRST AMERICAN MATTERS"). Approval of First American Shareholders of both the Merger Agreement and the Charter Amendment is a condition to the parties' obligations to consummate the Merger. First American Shareholders may also be asked to vote upon a proposal to adjourn or postpone the First American Annual Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the First American Matters.

PROXIES

     The accompanying form of proxy is for use at the First American Annual Meeting if a First American Shareholder is unable to attend in person. The proxy may be revoked by the First American Shareholder at any time before it is exercised, either by submitting to the Shareholder Services Department of First American written notice of revocation or a properly executed proxy of a later date or by attending the First American Annual Meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of First American proxies should be addressed to First American Corporation, First American Center, Nashville, Tennessee 37237-0721, Attention:
Shareholder Services Department. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of the approval of the First American Matters, except that no proxy that is voted against any of the First American Matters will be voted in favor of any adjournment or postponement of the First American Annual Meeting for the purpose of soliciting additional proxies. The First American Board does not know of any other matters to be presented for action at the First American Annual Meeting, but the persons named in the proxy (who are directors of First American) intend to vote or act with respect to any other proposal which may be presented for action according to their best judgment.

THE MEETINGS

SOLICITATION OF PROXIES

     The entire cost of soliciting the proxies from the First American Shareholders will be borne by First American. In addition to the solicitation of proxies by mail, First American will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. First American will reimburse such record holders for their reasonable expenses in so doing. First American has also made arrangements with Corporate Investor Communications, Inc. to assist it in soliciting proxies from banks, brokers and nominees, and has agreed to pay $5,500, plus expenses, for such services. If necessary, First American may also use several of its regular employees, who will not be specially compensated, to solicit proxies from First American Shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

     Pursuant to the provisions of the TBCA, February 5, 1998 has been fixed as the record date for determination of First American Shareholders entitled to notice of and to vote at the First American Annual Meeting (the "FIRST AMERICAN RECORD DATE"). Accordingly, only holders of shares of record of First American Common Stock at the close of business on the First American Record Date will be entitled to notice of and to vote at the First American Annual Meeting. The number of shares of First American Common Stock entitled to vote at the First American Annual Meeting is 59,007,497. Under Tennessee law, the First American Charter and the By-Laws of First American (the "FIRST AMERICAN BY-LAWS"), the aggregate number of votes entitled to be cast by all First American Shareholders present in person or represented by proxy at the First American Annual Meeting, whether those shareholders vote or abstain from voting, will be counted for purposes of determining whether a quorum exists. In addition, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("BROKER NON-VOTES"). ABSTENTIONS FROM VOTING AND BROKER NON-VOTES WILL NOT BE DEEMED TO HAVE BEEN CAST EITHER "FOR" OR "AGAINST" THE PROPOSALS CONSIDERED AT THE FIRST AMERICAN ANNUAL MEETING, AND, SINCE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF FIRST AMERICAN COMMON STOCK OUTSTANDING ON THE FIRST AMERICAN RECORD DATE, SUCH ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" SUCH PROPOSAL. ACCORDINGLY, THE FIRST AMERICAN BOARD URGES FIRST AMERICAN SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     Each share of First American Common Stock entitles its holder to one vote. The affirmative vote of the holders of a majority of the shares of First American Common Stock outstanding on the First American Record Date is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The Charter Amendment will be approved if the number of votes cast at the First American Annual Meeting favoring such approval exceeds the votes cast opposing such approval, provided a quorum is present thereat. As of the First American Record Date, 3,689,232 shares of First American Common Stock, equivalent to approximately 6.3% of the votes entitled to be cast at the First American Annual Meeting, were beneficially owned by directors and executive officers of First American. It is currently expected that each such director and executive officer of First American will vote the shares of First American Common Stock beneficially owned by him or her for approval of the First American Matters. As of the First American Record Date, directors and executive officers of Deposit Guaranty beneficially owned less than 1% of the outstanding shares of First American Common Stock. As of the First American Record Date, banking and trust subsidiaries of First American held 3,709,441 shares of First American Common Stock in a fiduciary capacity and exercised shared or sole voting power with respect to 1,459,947 such shares.

     Additional information with respect to beneficial ownership of First American Common Stock by individuals and entities owning more than 5% of First American Common Stock and more detailed information with respect to beneficial ownership of First American Common Stock by directors and executive

                                                                    THE MEETINGS
officers of First American can be found under the caption "OTHER INFORMATION FOR THE FIRST AMERICAN MEETING -- Security Ownership of Certain Beneficial Owners" and "-- Security Ownership of Management."

RECOMMENDATION OF THE FIRST AMERICAN BOARD

     The First American Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the other First American Matters. The First American Board believes that the Merger Agreement and the transactions contemplated thereby, including the Merger, and the other First American Matters are fair to and in the best interests of First American and the First American Shareholders and recommends that the First American Shareholders vote "FOR" approval and adoption of the Merger Agreement and approval of the other First American Matters. See "THE MERGER -- Reasons of First American for the Merger," "AMENDMENT TO THE FIRST AMERICAN
CHARTER -- Amendment to the First American Charter to Increase Number of Authorized Shares of Common Stock" and "OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING -- Election of First American Directors."

                        DEPOSIT GUARANTY SPECIAL MEETING

GENERAL

     This Joint Proxy Statement-Prospectus is first being mailed to the holders (the "DEPOSIT GUARANTY SHAREHOLDERS") of shares of common stock, no par value ("DEPOSIT GUARANTY COMMON STOCK"), of Deposit Guaranty on or about March 17, 1998, and is accompanied by the Notice of Special Meeting and a form of proxy that is solicited by the Board of Directors of Deposit Guaranty (the "DEPOSIT GUARANTY BOARD") for use at the special meeting of Deposit Guaranty Shareholders to be held on April 14, 1998, at 1:30 p.m., local time, in the lobby of Deposit Guaranty National Bank, second floor, Deposit Guaranty Plaza, Jackson, Mississippi, and at any adjournments or postponements thereof (the "DEPOSIT GUARANTY SPECIAL MEETING" and, together with the First American Annual Meeting, the "MEETINGS"). At the Deposit Guaranty Special Meeting, Deposit Guaranty Shareholders will consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. The Deposit Guaranty Shareholders may also be asked to vote upon a proposal to adjourn or postpone the Deposit Guaranty Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Merger Agreement.

PROXIES

     A Deposit Guaranty Shareholder may use the accompanying proxy if such Deposit Guaranty Shareholder is unable to attend the Deposit Guaranty Special Meeting in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. A shareholder may revoke any proxy given pursuant to this solicitation by delivering to the Secretary of Deposit Guaranty, prior to the taking of the vote at the Deposit Guaranty Special Meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date or by attending the meeting and electing to vote in person; however, attendance at the Deposit Guaranty Special Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of Deposit Guaranty proxies should be addressed to Deposit Guaranty Corp., P.O. Box 730, Jackson, Mississippi 39205-0730, Attention: Secretary. For such notice of revocation or later proxy to be valid, however, it must actually be received by Deposit Guaranty prior to the vote of the Deposit Guaranty Shareholders at the Deposit Guaranty Special Meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Merger Agreement. The Deposit Guaranty Board is unaware of any other matters that may be presented for action at the Deposit Guaranty Special Meeting. If other matters do properly come before the Deposit Guaranty Special Meeting, however, it is intended that shares represented

THE MEETINGS
by proxies in the accompanying form will be voted (or not voted) by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval and adoption of the Merger Agreement will be voted in favor of any adjournment or postponement of the Deposit Guaranty Special Meeting for the purpose of soliciting additional proxies to approve the Merger Agreement.

SOLICITATION OF PROXIES

     The entire cost of soliciting proxies from the Deposit Guaranty Shareholders will be borne by Deposit Guaranty. In addition to the solicitation of proxies by mail, Deposit Guaranty will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Deposit Guaranty will reimburse such record holders for their reasonable expenses in so doing. Deposit Guaranty has also made arrangements with Corporate Investor Communications, Inc. to assist it in soliciting proxies from banks, brokers and nominees, and has agreed to pay approximately $4,500, plus expenses, for such services. If necessary, Deposit Guaranty may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Deposit Guaranty Shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

     The Deposit Guaranty Board has fixed February 20, 1998 as the record date (the "DEPOSIT GUARANTY RECORD DATE") for the determination of the Deposit Guaranty Shareholders entitled to receive notice of and to vote at the Deposit Guaranty Special Meeting. Accordingly, only Deposit Guaranty Shareholders of record at the close of business on the Deposit Guaranty Record Date will be entitled to notice of and to vote at the Deposit Guaranty Special Meeting. At the close of business on the Deposit Guaranty Record Date, there were 40,831,953 shares of Deposit Guaranty Common Stock entitled to vote at the Deposit Guaranty Special Meeting held by approximately 7,118 holders of record. The presence, in person or by proxy, of shares of Deposit Guaranty Common Stock representing a majority of the votes entitled to be cast on the Merger Agreement and the transactions contemplated thereby on the Deposit Guaranty Record Date is necessary to constitute a quorum at the Deposit Guaranty Special Meeting. Each share of Deposit Guaranty Common Stock outstanding on the Deposit Guaranty Record Date entitles its holder to one vote as to the approval of the Merger Agreement and the transactions contemplated thereby and any other proposal that may properly come before the Deposit Guaranty Special Meeting.

     Deposit Guaranty will count shares of Deposit Guaranty Common Stock present in person at the Deposit Guaranty Special Meeting but not voting, and shares of Deposit Guaranty Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the Deposit Guaranty Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. In addition, broker non-votes will be counted as present for purposes of determining whether a quorum exists. Under applicable rules of the New York Stock Exchange, Inc. (the "NYSE"), brokers who hold shares of Deposit Guaranty Common Stock in "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the Deposit Guaranty Special Meeting without specific instructions from such customers.

     UNDER THE MISSISSIPPI BUSINESS CORPORATION ACT (THE "MBCA"), APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF ALL VOTES ENTITLED TO BE CAST ON THE MERGER AGREEMENT AT THE DEPOSIT GUARANTY SPECIAL MEETING. BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF OUTSTANDING SHARES OF DEPOSIT GUARANTY COMMON STOCK, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE DEPOSIT GUARANTY BOARD URGES DEPOSIT GUARANTY SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     As of the Deposit Guaranty Record Date, approximately 2,972,485 shares of Deposit Guaranty Common Stock, or approximately 7.3% of the shares entitled to vote at the Deposit Guaranty Special Meeting, were beneficially owned by directors and executive officers of Deposit Guaranty. It is currently expected that each

                                                                    THE MEETINGS
such director and executive officer of Deposit Guaranty will vote the shares of Deposit Guaranty Common Stock beneficially owned by him or her for approval of the Merger Agreement and the transactions contemplated thereby. In addition, as of the Deposit Guaranty Record Date, the banking and trust subsidiaries of First American held 1,700 shares of Deposit Guaranty Common Stock but did not exercise shared or sole voting power with respect to any such shares, and the bank and trust subsidiaries of Deposit Guaranty held approximately 2,772,168 shares of Deposit Guaranty Common Stock and exercised shared or sole voting power with respect to all such shares.

     Additional information with respect to beneficial ownership of Deposit Guaranty Common Stock by individuals and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of Deposit Guaranty Common Stock by directors and executive officers of Deposit Guaranty is incorporated by reference to the 1996 Annual Report on Form 10-K of Deposit Guaranty. See "ADDITIONAL INFORMATION -- Where You Can Find More Information."

DISSENTERS' RIGHTS

     Under Article 13 of the MBCA, each Deposit Guaranty Shareholder who dissents from the Merger has the right to have the fair value of such Deposit Guaranty Shareholder's shares appraised and paid to such Deposit Guaranty Shareholder in cash. See "ADDITIONAL INFORMATION -- Dissenters' Appraisal Rights."

RECOMMENDATION OF THE DEPOSIT GUARANTY BOARD

     The Deposit Guaranty Board has unanimously approved the Merger Agreement and the transactions contemplated thereby. The Deposit Guaranty Board believes that the Merger is fair to and in the best interests of Deposit Guaranty and the Deposit Guaranty Shareholders and unanimously recommends that the Deposit Guaranty Shareholders vote "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby. See "THE MERGER -- Reasons of Deposit Guaranty for the Merger."

THE MEETINGS

                                   THE MERGER

     THE FOLLOWING SUMMARY OF CERTAIN TERMS AND PROVISIONS OF THE AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE, AND, WITH THE EXCEPTION OF CERTAIN EXHIBITS THERETO, IS ATTACHED AS APPENDIX A TO THIS JOINT PROXY STATEMENT-PROSPECTUS.

                           DESCRIPTION OF THE MERGER

     At the effective time of the Merger (the "EFFECTIVE TIME"), Deposit Guaranty will merge with and into First American, the separate corporate existence of Deposit Guaranty will cease, and First American will be the surviving corporation (the "SURVIVING CORPORATION") and will continue to exist as a Tennessee corporation. Subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement and described more fully in "-- Conditions to the Merger," the Merger will become effective upon the filing of articles of merger (the "ARTICLES OF MERGER") in the offices of the Secretary of State of the State of Tennessee and the Secretary of State of the State of Mississippi in accordance with the TBCA and the MBCA, respectively. The Merger will have the effects set forth in Section 21-108 of the TBCA and Section 11.06 of the MBCA, and the First American Charter and the First American By-Laws as in effect at the Effective Time will be those of the Surviving Corporation.

     First American may at any time change the method of effecting the combination with Deposit Guaranty if and to the extent it deems such change to be desirable, including, without limitation, to provide for a merger of Deposit Guaranty into a wholly owned subsidiary of First American, provided that no such change (i) alters or changes the amount or kind of the consideration to be issued to Deposit Guaranty Shareholders in the Merger (the "MERGER CONSIDERATION"), (ii) adversely affects the tax treatment of the Deposit Guaranty Shareholders as a result of receiving the Merger Consideration, or
(iii) materially impedes or delays consummation of the transactions contemplated by the Merger Agreement.

     At the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or Deposit Guaranty Shareholder, each share of Deposit Guaranty Common Stock (excluding shares of Deposit Guaranty Common Stock with respect to which dissenters' rights have been properly demanded in accordance with Article 13 of the MBCA ("DISSENTING SHARES"), or held by Deposit Guaranty or any of its subsidiaries or by First American or any of its subsidiaries, in each case, other than shares held in a fiduciary capacity ("TRUST ACCOUNT SHARES") or in respect of a debt previously contracted ("DPC SHARES")) issued and outstanding immediately prior to the Effective Time will become and be converted into the right to receive 1.17 (the "EXCHANGE RATIO") shares of First American Common Stock (which Exchange Ratio is subject to potential adjustment as described under "-- Termination of the Merger Agreement"), provided that if, before the Effective Time, the shares of First American Common Stock are changed into a different number or class of shares due to any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend is declared on the shares of First American Common Stock with a record date prior to the Effective Time, the Exchange Ratio will be adjusted accordingly.

     It is expected that the market price of First American Common Stock will fluctuate between the date of this Joint Proxy Statement-Prospectus and the date on which the Merger is consummated and thereafter. Because the Exchange Ratio is fixed (subject to possible adjustment in the circumstances described under "-- Termination of the Merger Agreement") and because the market price of First American Common Stock is subject to fluctuation, the value of the shares of First American Common Stock that holders of Deposit Guaranty Common Stock will receive in the Merger may increase or decrease prior to the Merger. For further information concerning the historical market prices of First American Common Stock and Deposit Guaranty Common Stock, see "INFORMATION ABOUT OUR
COMPANIES -- Price Range of Common Stock and Dividends -- Market Prices." No assurance can be given concerning the market price of First American Common Stock before or after the Effective Time. Under certain circumstances and depending in part upon the price of First American Common Stock during a specified period prior to approval of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") of the Merger, Deposit Guaranty

                                                                      THE MERGER
may elect to terminate the Merger Agreement, subject to First American's right to elect to increase the Exchange Ratio pursuant to the provisions of the Merger Agreement. See "-- Termination of the Merger Agreement."

     In addition, at the Effective Time, all employee stock options to purchase shares of Deposit Guaranty Common Stock (each, a "DEPOSIT GUARANTY EMPLOYEE STOCK OPTION") that are then outstanding and unexercised will cease to represent rights to acquire shares of Deposit Guaranty Common Stock and will be converted automatically into stock options to purchase shares of First American Common Stock, but such Deposit Guaranty Employee Stock Option will otherwise remain subject to the terms of the Deposit Guaranty Stock-Based, Long-Term Incentive Plan and the Deposit Guaranty Stock-Based, Long-Term Incentive Plan II (collectively, the "DEPOSIT GUARANTY EMPLOYEE STOCK OPTION PLANS") and the agreements evidencing grants thereunder and any other agreements between Deposit Guaranty and an optionee, except that, from and after the Effective Time, (i) the number of shares of First American Common Stock purchasable upon exercise of such a Deposit Guaranty Employee Stock Option will be equal to the number of shares of Deposit Guaranty Common Stock purchasable under such Deposit Guaranty Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and rounding down to the nearest whole share, and (ii) the per share exercise price under each such Deposit Guaranty Employee Stock Option will be adjusted by dividing such exercise price by the Exchange Ratio, and rounding up to the nearest cent. Notwithstanding the foregoing, any Deposit Guaranty Employee Stock Options that are "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE") will be adjusted in a manner consistent with Section 422(a) of the Code. In connection with the conversion of the Deposit Guaranty Employee Stock Options in the Merger, First American will (i) reserve for issuance a sufficient number of shares of First American Common Stock necessary to satisfy First American's obligations with respect to the Deposit Guaranty Employee Stock Options, and (ii) promptly after the Effective Time (but in no event later than five business days thereafter) file a registration statement with respect to the sale of such First American Common Stock under the Securities Act of 1933, as amended (the "SECURITIES ACT") and use its best efforts to maintain the current status of the prospectus contained in the registration statement filed for such purpose and to comply with applicable state securities or "blue sky" laws for so long as such options remain outstanding.

     At the Effective Time, all shares of Deposit Guaranty Common Stock held by Deposit Guaranty, First American or by any of their subsidiaries, other than Trust Account Shares or DPC Shares, will be canceled and will cease to exist, and no First American Common Stock or other consideration will be delivered in exchange for such shares. Also at the Effective Time, all shares of First American Common Stock held by Deposit Guaranty or its subsidiaries, other than Trust Account Shares or DPC Shares, will become authorized but unissued shares of First American Common Stock and all other shares of First American capital stock outstanding as of the Effective Time will remain outstanding. Further, Dissenting Shares will not be converted into the right to receive, or be exchangeable for, the Merger Consideration; instead, the holders of Dissenting Shares will be entitled to payment of the appraised value of the Dissenting Shares in accordance with Article 13 of the MBCA. Notwithstanding the foregoing, if any holder of Dissenting Shares subsequently delivers a written withdrawal of such holder's demand for appraisal thereof, or if any such holder fails to establish such holder's entitlement to dissenters' rights under Article 13 of the MBCA, such holder will forfeit the right to appraisal and such shares will be deemed to have been converted into the right to receive, and to have become exchangeable for, the Merger Consideration. See "ADDITIONAL INFORMATION -- Dissenters' Appraisal Rights."

                            BACKGROUND OF THE MERGER

     On October 10, 1997, Deposit Guaranty received an unsolicited proposal from a third party (the "INITIAL BIDDER") to engage in a business combination transaction. At meetings held on October 21 and November 17, 1997, the Deposit Guaranty Board reviewed the proposal made by the Initial Bidder with the assistance of Credit Suisse First Boston Corporation ("CSFB"), Deposit Guaranty's financial advisor, and Deposit Guaranty's outside legal advisors. The Deposit Guaranty Board also reviewed other strategic alternatives available to Deposit Guaranty, including the possibility of remaining independent. In this regard, First

THE MERGER

Manhattan Consulting Group ("FIRST MANHATTAN"), a business consulting firm specializing in the financial services industry, made a presentation to the Deposit Guaranty Board at its November 17 meeting with respect to the expense reduction and revenue enhancement opportunities that First Manhattan believed were available to Deposit Guaranty if it determined to remain independent. Deposit Guaranty's management indicated to the Deposit Guaranty Board that it believed that the expense reductions and revenue enhancements described by First Manhattan in its presentation were achievable. CSFB made a presentation to the Deposit Guaranty Board at its November 17 meeting which included a review and analysis of Deposit Guaranty's strategic alternatives (including the alternatives of remaining independent while implementing strategies aimed at achieving increased efficiency and earning, or engaging in a business combination transaction with the Initial Bidder or with another bank holding company, either at the present time or after first implementing such stand-alone strategies in order to increase the value that might be realized by Deposit Guaranty's Shareholders in a business combination transaction), an overview of the competitive environment in the financial institutions industry, an analysis of the current financial institutions merger and acquisition market, financial data and information from selected recent financial institution merger and acquisition transactions, and valuations of Deposit Guaranty both on a stand-alone basis and as a strategic merger partner based on recent financial institution merger and acquisition multiples. CSFB also reviewed selected financial data with respect to several bank holding companies (including the Initial Bidder) believed to be interested in and financially and otherwise capable of engaging in a strategic business combination with Deposit Guaranty.

     At the November 17, 1997 meeting, the Deposit Guaranty Board determined, based in part on its review of the information presented by CSFB and First Manhattan and the values that the Deposit Guaranty Board believed might be obtainable in a business combination transaction, that it was likely that a business combination transaction in the current merger and acquisition environment would provide Deposit Guaranty Shareholders with equal or greater value than that obtainable through Deposit Guaranty's other strategic alternatives taking into account the risks and uncertainties associated with achieving the results anticipated from such alternatives. The Deposit Guaranty Board therefore determined that Deposit Guaranty should seek indications of interest from selected bank holding companies that Deposit Guaranty and CSFB believed would most be interested in and financially and otherwise capable of engaging in a business combination transaction with Deposit Guaranty, and the Deposit Guaranty Board then directed CSFB to seek such indications of interest. Following the November 17, 1997 Deposit Guaranty Board meeting, First Manhattan continued to provide services to Deposit Guaranty by assisting in Deposit Guaranty's due diligence investigation of certain of the bank holding companies that had submitted indications of interest to CSFB (including the Initial Bidder).

     CSFB contacted 12 bank holding companies (including the Initial Bidder) regarding their interest in engaging in such a transaction with Deposit Guaranty. Deposit Guaranty and CSFB jointly selected the original 12 bank holding companies based on a number of factors, including a review of bank holding companies with existing franchises having the most logical complementary fit with Deposit Guaranty's existing franchise, an affordability analysis conducted by CSFB, and the belief of Deposit Guaranty's management that certain other bank holding companies might be interested in a potential business combination transaction with Deposit Guaranty based on past informal expressions of interest from such bank holding companies. Eleven of the companies (including the Initial Bidder) requested information about Deposit Guaranty. Each of these 11 companies received from CSFB a package containing publicly available financial information on Deposit Guaranty and a confidentiality and standstill agreement. Each of such companies was requested to execute the confidentiality and standstill agreement as soon as possible and to deliver to CSFB on or before December 3, 1997, a written proposal containing the per share price and other proposed terms upon which such party would be willing to enter into a business combination transaction with Deposit Guaranty. Each of such companies executed confidentiality and standstill agreements, and seven of these companies (including the Initial Bidder) submitted proposals to engage in a business combination transaction. These proposals were received on December 3, 1997. On December 3 and 4, 1997, representatives of CSFB offered each company that had submitted a proposal an opportunity to improve the terms of its proposal prior to the review of all proposals by the Deposit Guaranty Board. Three companies submitted revised proposals. Each proposal received contemplated an acquisition of Deposit Guaranty in a stock-for-

                                                                      THE MERGER
stock merger. All but two of the proposals offered a fixed exchange ratio at which shares of Deposit Guaranty Common Stock would be exchanged for shares of the other party's common stock.

     At a meeting held on December 5, 1997, the Deposit Guaranty Board reviewed the terms of the final proposals received by CSFB. Of the seven proposals, First American's proposal, in which each share of Deposit Guaranty Common Stock would be exchanged for 1.17 shares of First American Common Stock (having an indicated value of $63.18 based on the then-current trading price of First American Common Stock on December 4, 1997), offered the highest per share consideration to the holders of Deposit Guaranty Common Stock (based on the then-current trading prices of each of the companies' common stocks on December 4, 1997).

     The Deposit Guaranty Board authorized management and Deposit Guaranty's legal and financial advisors to enter into discussions with First American with a view to negotiating a definitive merger agreement relating to First American's proposal. Following the December 5th meeting of the Deposit Guaranty Board, senior management of Deposit Guaranty and First American and their respective legal and financial advisors held discussions concerning the terms of a definitive agreement and representatives of each company conducted a due diligence examination of the other company. On December 7, 1997, the terms of the merger agreement and the stock option agreement to be presented to the Deposit Guaranty Board and the First American Board were finalized.

     On December 7, 1997, the Deposit Guaranty Board held a meeting to discuss and review, with the assistance of its legal and financial advisors, the merger agreement, the stock option agreement and related matters, including the employment agreements to be entered into between First American and each of Messrs. Robinson and McMillan. See "-- Interests of Certain Persons in the Merger." Deposit Guaranty's legal advisor reviewed with the Deposit Guaranty Board the proposed terms of such employment agreements, and Deposit Guaranty's financial advisor reviewed with the Deposit Guaranty Board the general terms of compensation arrangements entered into in connection with selected merger and acquisition transactions involving large regional bank holding companies. Management and Deposit Guaranty's legal and financial advisors also reviewed with the Deposit Guaranty Board their due diligence findings concerning First American. Representatives of CSFB reviewed financial information concerning First American, Deposit Guaranty and the proposed transaction, and delivered to the Deposit Guaranty Board CSFB's oral opinion (which was subsequently confirmed in writing) that, as of such date, the Exchange Ratio was fair, from a financial point of view, to Deposit Guaranty Shareholders. See "-- Opinion of Deposit Guaranty's Financial Advisor." Based upon the Deposit Guaranty Board's review of the definitive terms of the transaction, the opinion of CSFB and other relevant factors, the Deposit Guaranty Board, by unanimous vote (with one director absent) of all directors, authorized and approved the execution of the Merger Agreement and the Stock Option Agreement (as defined herein). The absent director subsequently concurred in the Deposit Guaranty Board's authorization and approval of the execution of the Merger Agreement and the Stock Option Agreement.

     At a meeting of the First American Board on December 7, 1997, senior management of First American, together with First American's legal and financial advisors, reviewed for the First American Board the discussions and contacts with Deposit Guaranty to date, the financial terms of the proposed merger with Deposit Guaranty and the other terms of the Merger Agreement. First American management and First American's financial advisor, Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), reviewed the results of First American's due diligence investigations of Deposit Guaranty. First American's legal advisors reviewed the terms of the merger agreement, the stock option agreement and the new employment agreements with Messrs. Robinson and McMillan, and the legal standards applicable to the First American Board's consideration of the proposed transaction with Deposit Guaranty. Representatives of Morgan Stanley rendered Morgan Stanley's opinion that, as of such date, the Exchange Ratio was fair to First American from a financial point of view. Following discussion and questions by the First American Board to First American senior management and its financial and legal advisors, the members of the First American Board voted unanimously to approve the merger agreement, the stock option agreement, the new employment agreements with Messrs. Robinson and McMillan and related matters.

     Shortly following the conclusion of the respective board meetings of Deposit Guaranty and First American, the parties entered into the Merger Agreement and the Stock Option Agreement, and First

THE MERGER

American entered into the employment agreements with Messrs. Robinson and McMillan (to become effective at the Effective Time).

                    REASONS OF FIRST AMERICAN FOR THE MERGER

     In reaching its determination to approve the Merger Agreement and recommend approval of the Merger Agreement to First American Shareholders, the First American Board considered a number of factors. The following include all of the material factors considered thereby:

          (i) its familiarity with and review of First American's business, operations, financial condition and earnings on an historical and a prospective basis;

          (ii) (a) its knowledge and analysis of the financial services industry environment, including rapid consolidation and increasing nationwide competition in the financial services industry and the need to anticipate, and the best position of First American in light of, industry trends, (b) its belief that a combination of First American and Deposit Guaranty would enhance First American's ability to compete effectively with other bank holding companies and other financial service providers and expand the combined companies' banking franchise to serve a significantly greater number of customers, and (c) Deposit Guaranty's unique franchise, especially its banking franchise in Mississippi, Louisiana and Arkansas and its mortgage servicing business;

          (iii) its knowledge and review of the financial condition, results of operations and business operations and prospects of Deposit Guaranty, as well as the results of First American's due diligence review of Deposit Guaranty, and its belief that Deposit Guaranty is a superior franchise with a respected and capable management team with a compatible approach to customer service, credit quality, efficiency and shareholder value;

          (iv) its evaluation of the financial terms of the Merger (see
     "-- Description of the Merger") and their effect on First American (including on First American's return on equity, return on assets, efficiency ratio, net interest margin and other financial measures) and on First American Shareholders, and the First American Board's belief that such terms are fair to and in the best interests of First American and First American Shareholders and are consistent with First American's long-term strategy of enhancing shareholder value with, among other things, expansion through selective acquisitions. In considering the foregoing, the First American Board took into account that the Merger is expected to be neutral to 1998 earnings per share and is expected to be accretive to earnings per share in 1999, and that the value of the consideration per share of Deposit Guaranty Common Stock, based on the proposed Exchange Ratio and the market price of First American Common Stock on December 5, 1997, represented price to projected earnings per share and book value multiples higher than the mean values of corresponding multiples of certain comparable transactions analyzed by Morgan Stanley (see "-- Opinion of First American's Financial Advisor"). The foregoing is based on consensus "street" earnings per share estimates published by Institutional Brokers Estimate System ("IBES") for both First American and Deposit Guaranty. The combined company's ability to achieve such earnings per share results is dependent upon various factors, a number of which factors will be beyond its control, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation, and there can be no assurance in this regard;

          (v) its belief that the Merger represents an opportunity to leverage First American's infrastructure, technology, products, marketing, and lines of business over a large consumer, business and corporate customer base through Deposit Guaranty's established distribution network, and the possibility of achieving significant expense savings and operating efficiencies through, among other things, the elimination of duplicate efforts, and that the Merger could provide revenue growth potential based on the combined company's ability to leverage technology over an increased customer base and cross-selling opportunities in small-business lending, asset management and otherwise;

          (vi) the nonfinancial terms of the Merger Agreement and related agreements, including (a) the fact that five directors of Deposit Guaranty would be elected or appointed to the First American Board and the fact that the other directors of Deposit Guaranty and the directors of Deposit Guaranty National Bank will serve on an Advisory Board (as defined herein) for at least three years following the Effective Time, the fact that Mr. Robinson would become Vice Chairman and Chief Operating Officer of the
                                                                      THE MERGER
     combined company and that Mr. McMillan would become Chairman of the Deposit Guaranty operating units following the Effective Time, the employment agreements with Messrs. Robinson and McMillan and other benefits potentially realizable by directors and employees of Deposit Guaranty (see "-- Interests of Certain Persons in the Merger") and (b) the Stock Option Agreement, which the First American Board viewed as customary in connection with public financial institution mergers of the type proposed between First American and Deposit Guaranty and as increasing the certainty that the Merger would be consummated in accordance with the terms of the Merger Agreement (by increasing the cost of any competing business combination transaction that might be proposed and the difficulty of accounting for such a competing transaction as a "pooling of interests" for a substantial period of time after exercise or repurchase of the option contemplated thereby) (see "-- Stock Option Agreement");

          (vii) the likelihood that the Merger would receive the Requisite Regulatory Approvals (as defined herein) (see "-- Regulatory Matters");

          (viii) the expectation that the Merger would constitute a "reorganization" under Section 368(a) of the Code and that it would be accounted for as a "pooling of interests" for accounting and financial reporting purposes (see "-- Certain Federal Income Tax Consequences" and "-- Accounting Treatment"); and

          (ix) the integration risk associated with the Merger in view of the compatibility of Deposit Guaranty's business strategies and management culture with those of First American. In this connection, the First American Board of Directors considered the benefits that could be achieved by integrating Deposit Guaranty's operations into existing and planned First American technology, and in particular considered the relative stage of First American's plans with respect to resolving "Year 2000" issues in its information systems compared to Deposit Guaranty's, and First American management's determination during its due diligence investigations that a significant portion of Deposit Guaranty's planned technology expenditures were associated with such issues and could be mitigated by integrating Deposit Guaranty's systems into First American's existing plan.

     In addition, in recommending approval of the Merger Agreement by the First American Shareholders, the First American Board considered the opinion of Morgan Stanley as to the fairness of the Exchange Ratio, from a financial point of view, to First American. See "-- Opinion of First American's Financial Advisor."

     The foregoing discussion of the information and factors considered by the First American Board is not intended to be exhaustive but includes all material factors considered by the First American Board. In reaching its determination to approve the Merger, the First American Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to differing factors. After deliberating with respect to the Merger and other transactions contemplated by the Merger Agreement and the Stock Option Agreement, and considering, among other things, the matters discussed above, the First American Board unanimously approved the Merger Agreement and the transactions contemplated thereby as being fair to and in the best interests of First American and the First American Shareholders.

     BASED ON THE FOREGOING, AND THE OPINION OF MORGAN STANLEY DATED AS OF THE DATE HEREOF, THE FIRST AMERICAN BOARD UNANIMOUSLY RECOMMENDS THAT FIRST AMERICAN SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE CHARTER AMENDMENT.

                   REASONS OF DEPOSIT GUARANTY FOR THE MERGER

     In reaching its determination to approve and adopt the Merger Agreement, the Deposit Guaranty Board consulted with Deposit Guaranty's management and its financial and legal advisors, and considered a number of factors. The following include all of the material factors considered thereby:

          (i) the Deposit Guaranty Board's familiarity with and review of Deposit Guaranty's business, operations, financial condition and earnings on an historical and a prospective basis;

          (ii) the Deposit Guaranty Board's review, based in part on presentations by its financial advisor and Deposit Guaranty's management, of the business, operations, financial condition and earnings of First

THE MERGER

     American on an historical and a prospective basis and of the combined company on a pro forma basis and the historical stock price performance of the First American Common Stock, the resulting relative interests of Deposit Guaranty Shareholders and First American Shareholders in the common equity of the combined company, and the potential impact on the market value of First American Common Stock following the proposed Merger;

          (iii) the presentations of CSFB to the Deposit Guaranty Board, the financial information reviewed by CSFB at the meetings of the Deposit Guaranty Board on December 5 and December 7, 1997, and the opinion of CSFB, rendered on December 7, 1997, that, as of such date and based upon and subject to the procedures followed, assumptions made, matters considered, and limitations on the analyses undertaken, the Exchange Ratio was fair from a financial point of view to Deposit Guaranty Shareholders (see
     "-- Opinion of Deposit Guaranty's Financial Advisor");

          (iv) the process conducted by Deposit Guaranty's management and its financial advisor in exploring and determining the potential value which could be realized by Deposit Guaranty Shareholders in a business combination transaction, including the contacts between Deposit Guaranty and/or its financial advisor and certain bank holding companies determined to be the most likely companies to be both interested in and financially and otherwise capable of engaging in a business combination transaction with Deposit Guaranty, the fact that each of such selected bank holding companies which expressed interest in a business combination transaction with Deposit Guaranty was afforded an opportunity to submit proposals for such a transaction to Deposit Guaranty, the terms of the proposals received by Deposit Guaranty from such bank holding companies and the fact that the indicated value of the Exchange Ratio in the First American proposal was higher as of December 7, 1997 than the indicated values of the per share consideration offered in the other proposals submitted to Deposit Guaranty (see "-- Background of the Merger");

          (v) the terms of the Merger Agreement and the Merger, including the Exchange Ratio, noting that it reflected a 22% premium for the holders of Deposit Guaranty Common Stock based on the closing prices of First American Common Stock and Deposit Guaranty Common Stock on December 5, 1997, the last trading day prior to the approval by the Deposit Guaranty Board of the Merger, and price-to-1998 consensus earnings and price-to-book value (as of September 30, 1997) multiples of approximately 25.1 and 4.2, respectively;

          (vi) the current and prospective economic and competitive environment facing the financial services industry generally, and Deposit Guaranty in particular, including the continued rapid consolidation in the industry and the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments which significantly impact industry competition;

          (vii) the Deposit Guaranty Board's review, based in part on the presentations of CSFB to the Deposit Guaranty Board, of alternatives to the Merger for enhancing stockholder value, the range of possible values to Deposit Guaranty Shareholders obtainable through implementation of such alternatives, and the timing and likelihood of actually achieving such value, and the Deposit Guaranty Board's belief, based upon such review, that such alternatives were not likely to result in greater value for Deposit Guaranty Shareholders than the value to be realized in the Merger. In this regard, the Deposit Guaranty Board considered, among other things, variables relating to Deposit Guaranty's ability to continue to generate revenue growth, improved profitability and superior stockholder returns on a stand-alone basis, and the availability of attractive acquisition opportunities for Deposit Guaranty;

          (viii) the general impact that the Merger could be expected to have on the constituencies served by Deposit Guaranty, including its customers, employees and communities, and First American's agreement to establish a charitable foundation for the benefit of the communities served by Deposit Guaranty and to contribute $15 million to such foundation;

          (ix) the Deposit Guaranty Board's belief that First American possesses superior technological capabilities and information systems, and its expectation that First American will be able to successfully

                                                                      THE MERGER
     leverage those capabilities and systems through the integration of the respective operations of First American and Deposit Guaranty in connection with the Merger;

          (x) the expectation that the Merger would constitute a "reorganization" under Section 368(a) of the Code and that it would be accounted for as a "pooling of interests" for accounting and financial reporting purposes (see "-- Certain Federal Income Tax Consequences" and "-- Accounting Treatment");

          (xi) the anticipated cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined company from the Merger, and the likelihood of the foregoing being achieved following consummation of the Merger;

          (xii) the fact that Mr. Robinson would be appointed as Vice Chairman of the Board of First American and would serve as Chief Operating Officer thereof following the Effective Time, that Mr. McMillan would serve as Chairman of the Deposit Guaranty operations within First American following the Effective Time, that five members of the Deposit Guaranty Board would become members of the First American Board at the Effective Time and that the other members of the Deposit Guaranty Board, the directors of Deposit Guaranty National Bank and current members of Deposit Guaranty's community advisory boards would serve on an Advisory Board for at least a three-year period following the Effective Time. The Deposit Guaranty Board also considered that Messrs. Robinson and McMillan would enter into employment contracts with First American to be effective as of the Effective Time and that the directors and officers of Deposit Guaranty might be deemed to have interests in the Merger other than their interests generally as Deposit Guaranty Shareholders (see "-- Interests of Certain Persons in the Merger"); and

          (xiii) the results of the due diligence investigation of First American conducted by Deposit Guaranty's management; the Deposit Guaranty Board's assessment, with the assistance of counsel, concerning the likelihood that First American would obtain all Requisite Regulatory Approvals required for the Merger (see "-- Regulatory Matters"); and the terms of the Stock Option Agreement, including the risk that the Stock Option Agreement might discourage third parties from offering to acquire Deposit Guaranty by increasing the cost of such an acquisition, and recognizing that the execution of the Stock Option Agreement was a condition to First American's willingness to enter into the Merger Agreement (see "-- Stock Option Agreement").

     The foregoing discussion of the information and factors considered by the Deposit Guaranty Board is not intended to be exhaustive but includes all of the material factors considered by the Deposit Guaranty Board. In the course of its deliberations with respect to the Merger, the Deposit Guaranty Board discussed the anticipated impact of the Merger on Deposit Guaranty, its shareholders and its various other constituencies, and no material disadvantages expected to result from the Merger were identified during these discussions. In reaching its determination to approve and recommend the Merger, the Deposit Guaranty Board did not assign any relative or specific weights to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors.

     THE DEPOSIT GUARANTY BOARD BELIEVES THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, DEPOSIT GUARANTY AND THE DEPOSIT GUARANTY SHAREHOLDERS. THE DEPOSIT GUARANTY BOARD UNANIMOUSLY RECOMMENDS THAT DEPOSIT GUARANTY SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

                 OPINION OF FIRST AMERICAN'S FINANCIAL ADVISOR

     First American retained Morgan Stanley as its financial advisor in connection with the Merger based upon Morgan Stanley's qualifications, expertise, and reputation, as well as Morgan Stanley's prior investment banking relationship and familiarity with First American. On December 7, 1997, Morgan Stanley delivered its opinion to the First American Board stating that, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to First American. Morgan Stanley

THE MERGER
subsequently confirmed its December 7, 1997, opinion by delivery to the First American Board of a substantially identical written opinion dated as of the date of this Joint Proxy Statement-Prospectus.

     THE FULL TEXT OF MORGAN STANLEY'S OPINION, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS EXHIBIT C TO THIS JOINT PROXY STATEMENT-PROSPECTUS. FIRST AMERICAN SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE FIRST AMERICAN BOARD AND TO THE FAIRNESS OF THE EXCHANGE RATIO IN THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO FIRST AMERICAN, AND IT DOES NOT ADDRESS THE FAIRNESS OF THE EXCHANGE RATIO TO ANY OTHER PERSON OR ENTITY OR ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY FIRST AMERICAN SHAREHOLDER AS TO HOW TO VOTE AT THE FIRST AMERICAN ANNUAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION, WHICH IS INCORPORATED HEREIN BY REFERENCE.

     In arriving at its opinion, dated as of the date of this Joint Proxy Statement-Prospectus, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of First American and Deposit Guaranty; (ii) reviewed certain internal financial statements and other financial and operating data concerning First American and Deposit Guaranty prepared by the managements of First American and Deposit Guaranty;
(iii) analyzed certain financial projections prepared by the managements of First American and Deposit Guaranty; (iv) discussed the past and current operations and financial conditions and the prospects of First American and Deposit Guaranty with senior executives of First American and Deposit Guaranty;
(v) reviewed the reported prices and trading activity for the First American Common Stock and the Deposit Guaranty Common Stock; (vi) compared the financial performance of First American and Deposit Guaranty and the prices and trading activity of the First American Common Stock and the Deposit Guaranty Common Stock with that of certain other comparable publicly traded companies and their securities; (vii) discussed the results of regulatory examinations of First American and Deposit Guaranty with senior management of the respective companies; (viii) discussed with senior managements of First American and Deposit Guaranty the strategic objectives of the Merger and their estimates of the synergies and other benefits of the Merger for the combined company; (ix) analyzed the pro forma impact of the Merger on the combined company's earnings per share ("EPS"), consolidated capitalization and financial ratios; (x) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions; (xi) participated in discussions and negotiations among representatives of First American and Deposit Guaranty and their financial and legal advisors; (xii) reviewed the Merger Agreement and certain related documents; and (xiii) performed such other analyses and considered such other factors as it deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including the synergies and other benefits expected to result from the Merger, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of First American and Deposit Guaranty. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of First American or Deposit Guaranty, nor was it furnished any such appraisals, and Morgan Stanley did not examine any individual loan credit files of First American or Deposit Guaranty. In addition, Morgan Stanley assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinion is based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of such opinion.

     The following is a brief summary of each of the material financial analyses performed by Morgan Stanley in connection with its opinion dated December 7, 1997:

                                                                      THE MERGER

     Transaction Overview. Morgan Stanley reviewed the terms of the Merger, including the Exchange Ratio, the indicated value per share of Deposit Guaranty Common Stock (the "INDICATED VALUE") based on the share price of First American Common Stock as of December 5, 1997, the indicated aggregate consideration (the "INDICATED AGGREGATE CONSIDERATION") to be paid in the Merger, and the expected method of accounting. The Indicated Value was $64 per share of Deposit Guaranty Common Stock, representing a 22% premium to market and multiples of price to Deposit Guaranty's estimated 1998 EPS and book value of 25.3 and 4.2, respectively. The Indicated Aggregate Consideration to be paid in the Merger was approximately $2.7 billion. The proposed method of accounting for the Merger was a "pooling of interests" in a tax-free exchange.

     Valuation Methodologies. As part of its financial analyses, Morgan Stanley performed valuation analyses of Deposit Guaranty using various methodologies. Morgan Stanley evaluated the positions and strengths of Deposit Guaranty on a stand-alone basis, considered estimates by First American's management of the cost savings and synergies that could be expected to be realized in an acquisition of Deposit Guaranty and determined an acquisition value based upon specified assumptions. The following is a brief summary of the various methodologies underlying the valuation analyses conducted by Morgan Stanley.

     Comparable Company Analysis. Comparable company analysis analyzes a company's operating performance relative to a group of publicly traded peers. Based on relative performance and outlook for a company versus its peers, this analysis enables an implied unaffected market trading value to be determined. Morgan Stanley analyzed the operating performance of Deposit Guaranty relative to (i) seven bank holding companies, consisting of Union Planters Corp., Hibernia Corp., National Commerce Bancorp., Trustmark Corp., Whitney Holding Corp., BancorpSouth Inc., Hancock Holding Co. (the "REGIONAL PEER GROUP"); and
(ii) the 35 bank holding companies comprising the Morgan Stanley Bank Index (the "MORGAN STANLEY BANK INDEX").

     Morgan Stanley analyzed the relative performance and value of Deposit Guaranty by comparing certain market trading statistics for Deposit Guaranty with those of companies comprising the Regional Peer Group and the Morgan Stanley Bank Index. Historical financial information used in calculating the market price to book value multiples for the comparable company analysis was as of September 30, 1997, and market information used in calculating the multiples for the comparable company analysis was as of December 5, 1997. EPS estimates for Deposit Guaranty and for the companies comprising the Regional Peer Group and the Morgan Stanley Bank Index were based on IBES mean estimates as of November 28, 1997.

     The market price to estimated 1997 and 1998 EPS multiples for Deposit Guaranty were 17.0x and 15.3x, respectively, compared to mean multiples of 20.3x and 18.2x, respectively, for the Regional Peer Group and multiples of 20.1x and 17.7x, respectively, for the Morgan Stanley Bank Index. The market price to book value multiple for Deposit Guaranty was 2.5x, compared to a mean multiple of 2.9x for the Regional Peer Group and a multiple of 3.5x for the Morgan Stanley Bank Index. The implied range of values for Deposit Guaranty Common Stock derived from the comparable company analysis, based on a range of market price to book value multiples of 2.5x to 2.8x and market price to 1998 EPS multiples of 15x to 17x, was approximately $38 to approximately $43 per share.

     Dividend Discount Analysis. Morgan Stanley performed a dividend discount analysis to determine a range of present values per share of Deposit Guaranty Common Stock assuming Deposit Guaranty continued to operate as a stand-alone entity. This range was determined by adding (i) the present value of the estimated future dividend stream that Deposit Guaranty could generate over the five-year period from 1998 through 2002 and (ii) the present value of the "terminal value" of Deposit Guaranty Common Stock at the end of 2002. To determine a projected dividend stream, Morgan Stanley assumed a tangible equity to assets ratio of 7.0%. Morgan Stanley used IBES mean earnings per share estimates for Deposit Guaranty for 1998 and assumed an 8% growth rate in earnings per share thereafter based on IBES median long-term growth rate estimates for Deposit Guaranty). The "terminal value" of Deposit Guaranty Common Stock at the end of the five-year period was determined by applying two price-to-earnings multiples (15x and 17x) to projected net income for Deposit Guaranty in 2003. The dividend stream and terminal value were discounted to present values using a discount rate of 10% to 12%, which Morgan Stanley viewed as the appropriate discount rate for a company with Deposit Guaranty's risk characteristics. Using this analysis, the implied fully diluted stand-

THE MERGER
alone value of Deposit Guaranty Common Stock ranged from approximately $39 per share to approximately $46 per share.

     Value of Potential Cost Savings and Revenue Enhancements. In order to estimate an implied acquisition value of the Deposit Guaranty Common Stock (see "-- Implied Acquisition Value"), the potential value of future synergies was estimated by Morgan Stanley using the perpetuity method. Based on discussions with First American management, Morgan Stanley determined the net theoretical present value of the synergies that could result if Deposit Guaranty were acquired. The estimates for such synergies ranged from 32% to 40% of Deposit Guaranty's core non-interest expense base (i.e., excluding expenses for other real estate owned ("OREO"), amortization of intangibles and any non-recurring charge) of $278 million estimated for 1998. Such a range would imply annual pre-tax synergies between approximately $88 million and approximately $111 million. Based on a discount rate of 11%, full phase-in of synergies by 1999, a perpetual annual synergy growth rate of 5.0%, a marginal tax rate of 40%, and a restructuring charge equal to 100% of fully-phased in year-one synergies following an acquisition, the present values for the synergies of 32% to 40% was $21.00 to approximately $28.00 per share of Deposit Guaranty Common Stock. Using this analysis, the implied present acquisition value of Deposit Guaranty Common Stock ranged from $61 per share to $72.00 per share.

     Comparable Transaction Analysis. Using publicly available information, Morgan Stanley performed an analysis of certain merger and acquisition transactions involving selected bank holding companies that, in Morgan Stanley's judgment, were comparable for purposes of this analysis in order to obtain a valuation range for Deposit Guaranty Common Stock. Morgan Stanley compared the multiples of projected earnings per share, book value and market value (based on price one day before announcement) implied by the consideration to be received by Deposit Guaranty Shareholders in the Merger with corresponding multiples indicated for six bank holding company merger and acquisition transactions announced in 1996 (the "1996 TRANSACTIONS"), four bank holding company merger and acquisition transactions announced in the first half of 1997 (the "1997-A TRANSACTIONS"), and five bank holding company merger and acquisition transactions announced in the second half of 1997 (the "1997-B TRANSACTIONS", and together with the 1996 Transactions and the 1997-A Transactions, the "COMPARABLE TRANSACTIONS"). The 1996 Transactions consisted of the following (acquiror/acquiree): Wells Fargo & Co./First Interstate Bank of California, NationsBank Corp./Boatmen's Bancshares, Inc., Crestar Bank/Citizens Bancorp, Mercantile Bancorporation, Inc./Mark Twain Bancshares, Inc., Southern National Corp./United Carolina Bancshares Corp ("UCB"), and Banc One Corporation/Liberty Bancorp Inc. The 1997-A Transactions consisted of the following (acquiror/acquiree): Allied Irish Banks PLC/Dauphin Deposit Corp., First Bank System Inc./US Bancorp, Huntington Bancshares Incorporated/First Michigan Bank Corporation, and Wachovia Corporation/Central Fidelity Banks, Inc. The 1997-B Transactions consisted of the following (acquiror/acquiree): First Union Corp./Signet Banking Corp., NationsBank Corp./Barnett Banks, Inc., Banc One Corporation/First Commerce Corp., First Union Corp./Core States Financial Corp., and National City Corporation/First of America Bank Corp.

     The indicated price to projected EPS multiple in the Merger was 25.3x compared to median price to projected EPS multiples of 16.0x, 17.9x and 22.3x for the 1996 Transactions, the 1997-A Transactions and the 1997-B Transactions, respectively. The indicated price to book value multiple in the Merger was 4.2x compared to median price to book value multiples of 2.8x, 3.0x and 3.8x for the 1996 Transactions, the 1997-A Transactions and the 1997-B Transactions, respectively. The indicated premium to market price multiple, based on price one day prior to announcement, in the Merger was approximately 1.2x, compared to median premium to market price multiples of 1.4x, 1.1x and 1.4x for the 1996 Transactions, the 1997-A Transactions and the 1997-B Transactions, respectively. Using a range of price to estimated EPS multiples of 20x to 23x, and a range of price to book value multiples of 3.5x to 4.5x, Morgan Stanley estimated a range for the implied value of Deposit Guaranty Common Stock of $50.00 to $68.00 per share.

     The price to projected EPS multiples used in the comparable transaction analysis were computed based on IBES estimates of the acquired company's EPS prior to announcement of the transaction. The premium to market value multiples used in the comparable transaction analysis were computed based on the closing price of the acquired company's common stock one day prior to the announcement of the transaction. The price to

                                                                      THE MERGER
projected earnings per share, price to book value and premium to market value multiples indicated in the Merger were calculated based on the Exchange Ratio of 1.17, the closing prices of First American Common Stock on the Nasdaq National Market ("NASDAQ") and Deposit Guaranty Common Stock on the NYSE as of December 5, 1997, of $54.75 and $52.38, respectively, and IBES estimates for Deposit Guaranty's 1998 EPS.

     No company or transaction used in the comparable company or comparable transaction analyses is identical to Deposit Guaranty or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Deposit Guaranty and other factors that could affect the public trading value of the companies to which it is being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company or comparable transaction data.

     Other Analysis. Morgan Stanley also performed various other analyses, including, but not limited to: analysis of the potential pro forma impact of the Merger on a variety of measures, including market position, loan portfolio, deposit mix, and profitability; and review of information concerning the stock price performance of Deposit Guaranty over the last five years relative to the stock price performance of First American and corresponding mean data for the Morgan Stanley Bank Index.

     In connection with its opinion dated as of the date of this Joint Proxy Statement-Prospectus, Morgan Stanley confirmed the appropriateness of its reliance on the analyses used to render its December 7, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all its analysis as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Deposit Guaranty.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of First American or Deposit Guaranty. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the Exchange Ratio pursuant to the Merger Agreement to First American and were conducted in connection with the delivery of Morgan Stanley's opinions. The analyses do not purport to be appraisals or to reflect the prices at which Deposit Guaranty might actually be sold.

     As described above, Morgan Stanley's opinions and the information provided by Morgan Stanley to the First American Board were among a number of factors taken into consideration by the First American Board in making its determination to recommend approval of the Merger Agreement and the transactions contemplated thereby. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the entire First American Board or the view of the management with respect to the value of Deposit Guaranty. The Exchange Ratio pursuant to the Merger Agreement was determined through negotiations between First American and Deposit Guaranty, and was unanimously approved by the First American Board.

     The First American Board retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. Morgan Stanley makes a market in First American Common Stock. In the course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of Deposit Guaranty and

THE MERGER

First American for their own account and for the accounts of customers and, accordingly, may at times hold a long or short position in such securities. In the past, Morgan Stanley has provided financial advisory and financial services to First American, for which services Morgan Stanley received customary fees.

     Pursuant to a letter dated December 3, 1997, First American agreed to pay Morgan Stanley: (i) an advisory fee estimated to be between $100,000 and $150,000, which is payable if the Merger is not consummated, and (ii) an opinion fee of $2.0 million. If the Merger is consummated, First American will pay Morgan Stanley a transaction fee (against which any advisory or opinion fees will be credited) equal to between 0.38% and 0.39% of the aggregate transaction value of the Merger (approximately $8.9 million, based on the closing price of First American Common Stock on March 9, 1998 of $46.69). In addition, First American has agreed, among other things, to reimburse Morgan Stanley for all reasonable out-of-pocket expenses incurred in connection with the services provided by Morgan Stanley, and to indemnify and hold harmless Morgan Stanley and certain related parties from and against certain liabilities and expenses, which may include certain liabilities under the U.S. federal securities laws, in connection with its engagement.

                OPINION OF DEPOSIT GUARANTY'S FINANCIAL ADVISOR

     CSFB has acted as financial advisor to Deposit Guaranty in connection with the Merger. CSFB was selected by Deposit Guaranty based on CSFB's experience, expertise and familiarity with Deposit Guaranty and its business. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

     In connection with CSFB's engagement, Deposit Guaranty requested that CSFB evaluate the fairness of the Exchange Ratio from a financial point of view. On December 7, 1997, at a meeting of the Deposit Guaranty Board held to review and consider the terms of the Merger, CSFB rendered to the Deposit Guaranty Board an oral opinion (which was subsequently confirmed by delivery of a written opinion dated December 7, 1997) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair to the holders of Deposit Guaranty Common Stock from a financial point of view. CSFB has confirmed its opinion dated December 7, 1997 by delivery of a written opinion dated the date of this Joint Proxy Statement-Prospectus. In connection with its opinion dated the date of this Joint Proxy Statement-Prospectus, CSFB updated certain of the analyses performed in connection with its opinion delivered on December 7, 1997 and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

     THE FULL TEXT OF CSFB'S WRITTEN OPINION TO THE DEPOSIT GUARANTY BOARD DATED THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF DEPOSIT GUARANTY ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CSFB HAS CONSENTED TO SUCH INCLUSION OF ITS OPINION AND TO THE REFERENCES TO THAT OPINION IN THIS AND CERTAIN OTHER SECTIONS OF THE JOINT PROXY STATEMENT-PROSPECTUS, BUT BY SO DOING, CSFB DOES NOT ADMIT THAT IT COMES WITHIN THE CATEGORY OF PERSONS WHOSE CONSENT IS REQUIRED UNDER SECTION 7 OF THE SECURITIES ACT OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION (the "Commission") THEREUNDER, NOR DOES CSFB THEREBY ADMIT THAT IT IS AN "EXPERT" AS THAT TERM IS USED IN THE SECURITIES ACT OR THE RULES AND REGULATIONS OF THE COMMISSION THEREUNDER WITH RESPECT TO ANY PART OF THE REGISTRATION STATEMENT (AS DEFINED HEREIN) OF WHICH THIS JOINT PROXY STATEMENT-PROSPECTUS FORMS A PART. CSFB'S OPINION IS DIRECTED TO THE DEPOSIT GUARANTY BOARD AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE DEPOSIT GUARANTY SPECIAL MEETING. THE SUMMARY OF THE OPINION SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, CSFB reviewed the Merger Agreement and certain publicly available business and financial information relating to Deposit Guaranty and First American. CSFB also reviewed certain other information relating to Deposit Guaranty and First American, including financial forecasts provided to CSFB by Deposit Guaranty and First American, and met with the managements of Deposit Guaranty and First

                                                                      THE MERGER

American to discuss the businesses and prospects of Deposit Guaranty and First American. CSFB also considered certain financial and stock market data of Deposit Guaranty and First American and compared that data with similar data for other publicly held companies in businesses similar to those of Deposit Guaranty and First American, and considered the financial terms of certain other business combinations and other transactions which were recently effected. CSFB also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which CSFB deemed relevant.

     In connection with its review, CSFB did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by CSFB and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts (including the estimates of future cost savings, operating synergies and revenue enhancements expected to be achieved as a result of the Merger), CSFB assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Deposit Guaranty and First American. In addition, CSFB was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Deposit Guaranty and First American, nor was CSFB furnished with any such evaluations or appraisals. CSFB's opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. CSFB did not express any opinion as to the actual value of the First American Common Stock when issued pursuant to the Merger or the prices at which the First American Common Stock will trade subsequent to the Merger.

     In preparing its opinion to the Deposit Guaranty Board, CSFB performed a variety of financial and comparative analyses, including those described below. The summary of CSFB's analyses set forth below does not purport to be a complete description of the analyses underlying CSFB's opinion, but, rather, sets forth a description of the material analyses performed by CSFB for purposes of such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CSFB made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, CSFB made numerous assumptions with respect to Deposit Guaranty, First American, industry performance, regulatory, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Deposit Guaranty and First American. No company, transaction or business used in such analyses as a comparison is identical to Deposit Guaranty, First American or the proposed Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. CSFB's opinion and financial analyses were only one of many factors considered by the Deposit Guaranty Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Deposit Guaranty Board or management with respect to the Exchange Ratio or the proposed Merger.

     The following is a summary of each of the material financial analyses performed by CSFB in connection with its opinion dated December 7, 1997:

          Calculation of Implied Value of Exchange Ratio. CSFB calculated the implied value of the Exchange Ratio based on the closing stock price of First American Common Stock on December 5, 1997 (the last full trading day prior to execution of the Merger Agreement), which indicated an implied equity value for Deposit Guaranty of approximately $64.06 per share. The implied equity value of $64.06 per share equated to implied multiples for Deposit Guaranty of latest 12 months' EPS, estimated calendar

THE MERGER

     1997 EPS, estimated calendar 1998 EPS and most recent book value and tangible book value of 29.8x, 28.1x, 25.1x, 4.2x and 5.3x, respectively, and an implied premium to the closing price of Deposit Guaranty Common Stock on December 5, 1997 of approximately 22%. CSFB then compared these results with those derived from the analyses described below.

          Selected Transactions Analysis. Using publicly available information, CSFB analyzed the purchase prices and implied transaction multiples paid in the following selected transactions in the banking industry, which were announced in the second half of 1997 and had a transaction value at announcement in excess of $1.0 billion (acquiror/target): First Union Corporation/Signet Banking Corporation, NationsBank Corporation/Barnett Banks, Inc.; Banc One Corporation/First Commerce Corporation; First Union Corporation/CoreStates Financial Corp.; and National City Corporation/First of America Bank Corporation (collectively, the "SELECTED TRANSACTIONS"). All multiples were based on information available at the time of announcement of the transaction. This analysis indicated a range of multiples for the Selected Transactions of estimated current-year EPS, estimated one-year forward EPS and most recent book value and tangible book value of 21.3x to 24.3x (with an average of 22.7x for the Selected Transactions), 19.3x to 22.9x (with an average of 20.5x for the Selected Transactions), 3.5x to 5.3x (with an average of 4.0x for the Selected Transactions) and 3.6x to 5.9x (with an average of 4.7x for the Selected Transactions), respectively. CSFB then calculated an implied per-share equity reference range for Deposit Guaranty by applying the range of multiples derived for the Selected Transactions to corresponding financial data of Deposit Guaranty, which indicated an implied equity reference range for Deposit Guaranty of approximately $52 to $61 per share based on the Selected Transactions.

          Discounted Cash Flow Analysis. CSFB estimated the present value of the future streams of after-tax free cash flows that Deposit Guaranty could produce on a stand-alone basis through fiscal year 2002 based on a projection of capital available for distribution to Deposit Guaranty Shareholders in the form of dividends. CSFB also estimated the present value of the future streams of after-tax cash flows that Deposit Guaranty could produce though fiscal year 2002 based on a projection of capital available for distribution to the Deposit Guaranty Shareholders in the form of dividends after giving effect to, among other things, certain cost savings and revenue enhancements anticipated by the management of First American to result from the Merger. The range of estimated terminal values was calculated by applying multiples ranging from 15x to 17x to the projected 2002 net income of Deposit Guaranty. The free cash flow streams and estimated terminal values were then discounted to present values using discount rates ranging from 11% to 13%. This analysis indicated an implied equity reference range for Deposit Guaranty of approximately $40 to $49 per share, without giving effect to certain cost savings and revenue enhancements anticipated by the management of First American to result from the Merger, and approximately $53 to $63 per share after giving effect to such anticipated cost savings and revenue enhancements.

          Selected Companies Analysis. CSFB compared certain financial, operating and stock market data of Deposit Guaranty to corresponding data of selected publicly traded companies in the banking industry, after applying an equity control premium of 30%. Such companies included: Bancorp South Inc.; Colonial BancGroup Inc.; Compass Bancshares Inc.; First Commercial Corp.; Hancock Holding Co.; Hibernia Corp.; National Commerce Bancorporation; Trustmark Corp.; and Whitney Holding Corp. (collectively, the "SELECTED COMPANIES"). EPS estimates for the Selected Companies and Deposit Guaranty were based on estimates of selected investment banking firms as compiled by IBES. All multiples were based on closing stock prices on December 5, 1997. This analysis indicated a range of multiples for the Selected Companies of latest 12 months' EPS, estimated calendar 1997 EPS, estimated calendar 1998 EPS and most recent book value and tangible book value of 24.0x to 33.5x (with an average of 26.3x), 23.1x to 32.0x (with an average of 25.7x), 20.9x to 27.7x (with an average of 23.1x), 3.0x to 6.4x (with an average of 3.8x) and 3.0x to 6.5x (with an average of 4.2x), respectively. CSFB then calculated an implied equity reference range for Deposit Guaranty by applying these multiples to corresponding financial data of Deposit Guaranty, which indicated an implied equity reference range for Deposit Guaranty of approximately $51 to $59 per share.

          Contribution Analysis. CSFB analyzed the relative contributions of Deposit Guaranty and First American to, among other things, the estimated net income of the pro forma combined company for the

                                                                      THE MERGER
     nine months ended September 30, 1997 (before giving effect to certain cost savings and revenue enhancements which the management of First American estimated could be achieved in the Merger), the total assets of the pro forma combined company as at September 30, 1997 and the total equity of the pro forma combined company as at September 30, 1997. This analysis indicated that, without giving effect to such cost savings and revenue enhancements, Deposit Guaranty would contribute approximately 39% of the net income, 39% of the total assets and 41% of the total equity of the combined company. Based on the Exchange Ratio, current Deposit Guaranty Shareholders and First American Shareholders would own approximately 45% and 55%, respectively, of the combined company upon consummation of the Merger.

          Pro Forma Merger Analysis. CSFB analyzed the potential pro forma effect of the Merger on Deposit Guaranty's EPS during the calendar years 1998 and 1999 and on Deposit Guaranty's book value, tangible book value and dividends per share on a stand-alone basis. This analysis indicated that the proposed Merger would be accretive to Deposit Guaranty's EPS in each of the years analyzed, accretive to Deposit Guaranty's book value and tangible book value per share and accretive to Deposit Guaranty's dividends per share, assuming certain cost savings and revenue enhancements anticipated by the management of First American to result from the Merger are achieved. CSFB also analyzed the potential pro forma effect of the Merger on First American's EPS during the calendar years 1998 and 1999 relative to First American on a stand-alone basis. This analysis indicated that the Merger would be accretive to First American's EPS in calendar years 1998 and 1999, assuming the cost savings and revenue enhancements anticipated by the management of First American to result from the Merger are achieved and before taking into account any one-time charges associated with the merger.

     Miscellaneous. Pursuant to the terms of CSFB's engagement, Deposit Guaranty has agreed to pay CSFB for its services in connection with the proposed Merger an aggregate financial advisory fee of 0.40% of the fair market value of the consideration to be received by the Deposit Guaranty Shareholders (which would be $10.8 million based on the aggregate transaction value of $2.7 billion as of the date the Merger was announced, although the actual fee payable will depend upon the value of the First American Common Stock as of the Effective
Time), of which $1.5 million was payable upon execution of the Merger Agreement and the balance will be payable upon consummation of the Merger. Deposit Guaranty also has agreed to reimburse CSFB for all reasonable out-of-pocket expenses and to indemnify CSFB and certain related individuals and entities against certain liabilities, including liabilities under the federal securities laws, arising out of CSFB's engagement.

     In the ordinary course of its business, CSFB and its affiliates may actively trade the debt and equity securities of both Deposit Guaranty and First American for their own accounts and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

                               THE EFFECTIVE TIME

     The Merger will become effective as set forth in the Articles of Merger which will be filed with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Tennessee on the date which is both the last business day of the month and two business days after the satisfaction or waiver, subject to applicable law, of each of the conditions described under "-- Conditions to the Merger," other than those that relate to actions to be taken at the closing (the "CLOSING DATE").

     At the Effective Time, Deposit Guaranty Shareholders (other than those who perfect dissenters' rights under the MBCA -- see "ADDITIONAL
INFORMATION -- Dissenters' Appraisal Rights") will cease to be, and will have no rights as, Deposit Guaranty Shareholders, other than to receive (i) any dividend or other distribution with respect to Deposit Guaranty Common Stock with a record date occurring prior to the Effective Time and (ii) the Merger Consideration. After the Effective Time, there will be no transfers on the stock transfer books of Deposit Guaranty of shares of Deposit Guaranty Common Stock. If, after the Effective Time, Deposit Guaranty Certificates (as defined herein) are presented for transfer to First Chicago Trust Company of New York (the "EXCHANGE AGENT"), they will be cancelled and exchanged for certificates representing shares of First American Common Stock as provided in the Merger Agreement.

THE MERGER

                            EXCHANGE OF CERTIFICATES

     At or prior to the Effective Time, First American will deposit, or will cause to be deposited, with the Exchange Agent, certificates representing the shares of First American Common Stock (collectively, "FIRST AMERICAN CERTIFICATES") and cash to be paid in lieu of fractional shares to which a holder of certificates formerly representing Deposit Guaranty Common Stock ("DEPOSIT GUARANTY CERTIFICATES") would otherwise be entitled based on the Exchange Ratio (such cash and First American Certificates, together with any dividends or distributions with respect thereto, the "EXCHANGE FUND").

     As soon as practicable, but in no event more than three business days after the date on which the Effective Time occurs (the "EFFECTIVE DATE"), the Exchange Agent will mail to each holder of record of a Depository Guaranty Certificate a letter of transmittal for use in exchanging such Deposit Guaranty Shareholders' Deposit Guaranty Certificates for the Merger Consideration. Upon surrender of a Deposit Guaranty Certificate for exchange and cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of a Deposit Guaranty Certificate will be entitled to receive in exchange for such Deposit Guaranty Certificate a First American Certificate representing the number of whole shares of First American Common Stock to which such holder has become entitled pursuant to the Merger Agreement and a check in the amount of cash in lieu of fractional shares, if any, of First American Common Stock to which such holder has become entitled pursuant to the Merger Agreement. Deposit Guaranty Certificates so surrendered will immediately be canceled. No interest will be paid or accrued on any cash to be paid upon such surrender, whether in lieu of fractional shares of First American Common Stock or with respect to unpaid dividends or distributions thereon.

     DEPOSIT GUARANTY SHAREHOLDERS SHOULD NOT SEND IN THEIR DEPOSIT GUARANTY CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

     No fractional shares of First American Common Stock and no First American Certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger, nor will any dividend or distribution be payable on or with respect thereto, nor will any such fractional share entitle the holder thereof to vote or to any other rights of a First American Shareholder. Instead, First American will pay to each Deposit Guaranty Shareholder who would otherwise be entitled to a fractional share of First American Common Stock (after taking into account all Deposit Guaranty Certificates delivered by such Deposit Guaranty Shareholder) an amount in cash to be paid in lieu of fractional shares (without interest) determined by multiplying such fraction by the average of the closing sale prices of First American Common Stock on the Nasdaq (as reported in The Wall Street Journal) for the five trading days immediately preceding the Effective Date.

     Any part of the Exchange Fund that remains unclaimed by Deposit Guaranty Shareholders for 12 months after the Effective Time will be paid to First American, and after such time Deposit Guaranty Shareholders may look only to First American for payment of the Merger Consideration and unpaid dividends and distributions, if any, on First American Common Stock deliverable in respect of each share of Deposit Guaranty Common Stock held by such holder, in each case, without interest thereon. None of First American, Deposit Guaranty or the Exchange Agent, or any other person, will be liable to any former Deposit Guaranty Shareholder for any amounts properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     In the event that any Deposit Guaranty Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the same, and if required by First American, the posting of a bond by such person in an amount that First American may direct as indemnity against any claim that may be made against it with respect to such Deposit Guaranty Certificate, the Exchange Agent will issue in exchange for such Deposit Guaranty Certificate the shares of First American Common Stock and cash in lieu of fractional shares deliverable in respect thereof.

     No dividends or other distributions with respect to First American Common Stock declared after the Effective Time and payable to First American Shareholders of record will be paid to the holder of any

                                                                      THE MERGER
unsurrendered Deposit Guaranty Certificate until the holder thereof surrenders such Deposit Guaranty Certificate in accordance with the Merger Agreement. After the proper surrender of a Deposit Guaranty Certificate, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of First American Stock represented by such Deposit Guaranty Certificate.

          CONDUCT OF BUSINESS PRIOR TO THE MERGER AND OTHER COVENANTS

     In the Merger Agreement, Deposit Guaranty has agreed that, prior to the Effective Time and except as previously disclosed to First American, expressly contemplated or permitted by the Merger Agreement, the Stock Option Agreement, dated as of December 7, 1997, by and between First American and Deposit Guaranty (the "STOCK OPTION AGREEMENT"), the Agreement and Plan of Merger, dated as of September 24, 1997, among Deposit Guaranty, Deposit Guaranty National Bank, Victory Bancshares, Inc. ("VICTORY BANCSHARES") and Victory Bank and Trust Company, or with the prior written consent of First American, (i) Deposit Guaranty and its subsidiaries will carry on their businesses in the ordinary course consistent with past practice, and (ii) without limiting the generality of clause (i), Deposit Guaranty will not, and will not permit any of its subsidiaries to: (a) solely in the case of Deposit Guaranty, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends not in excess of $0.23 per share of Deposit Guaranty Common Stock; (b) (1) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares) any shares of the capital stock of Deposit Guaranty or any subsidiary thereof, or any securities convertible into or exercisable for any capital stock of Deposit Guaranty or any subsidiary thereof, except for purchases of Deposit Guaranty Common Stock pursuant to the Deposit Guaranty's employee stock purchase plan (the "ESPP") and, subject to the terms and conditions of the Merger Agreement, pursuant to the Deposit Guaranty's Automatic Dividend Reinvestment Plan (the "DRIP"), in each case, consistent with past practice, (2) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (3) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than pursuant to the ESPP and, subject to the terms and conditions of the Merger Agreement, pursuant to the DRIP, except, in the case of subclauses (2) and (3), for the issuance of Deposit Guaranty Common Stock upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on December 7, 1997 and in accordance with their terms as of such date, upon the consummation of the merger contemplated by the definitive agreement to acquire Victory Bancshares (the "VICTORY MERGER") or pursuant to the Stock Option Agreement; (c) amend the articles of incorporation Deposit Guaranty ("DEPOSIT GUARANTY ARTICLES"), the bylaws of Deposit Guaranty (the "DEPOSIT GUARANTY BYLAWS") or other similar governing documents; (d) make any capital expenditures other than those which (1) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (2) in any event are in an amount of no more than $500,000 in the aggregate;
(e) enter into any new line of business; (f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to Deposit Guaranty, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices; (g) take any action that is intended or may reasonably be expected to result in any of Deposit Guaranty's representations and warranties in the Merger Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied; (h) change its methods of accounting in effect at September 30, 1997, except as required by changes in generally accepted accounting principles ("GAAP") or regulatory accounting principles as concurred to by Deposit Guaranty's independent auditors; (i) (1) except as otherwise provided in the Merger Agreement, as required by applicable law or as

THE MERGER
required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan or any agreement, arrangement, plan or policy between Deposit Guaranty or any of its subsidiaries and one or more of its current or former directors, officers or employees (except that Deposit Guaranty may adapt the amendments to its deferred income plans as agreed to by First American in the Merger Agreement), or (2) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any of Deposit Guaranty's benefit, pension or compensation plans or agreements as in effect as of December 7, 1997 (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), provided, however, that nothing contained in the Merger Agreement will prohibit Deposit Guaranty (A) from paying 1997 bonuses under its incentive bonus plan (the "BONUS PLANS") consistent with past practice, except that in determining the amounts of such bonuses, Deposit Guaranty shall be entitled to disregard the effect (including, without limitation, the cost) of any actions reasonably taken by Deposit Guaranty or any of its subsidiaries in contemplation of the Merger or at the request of First American, or (B) on or prior to the Closing Date, from paying pro rata 1998 bonuses under the Bonus Plans in respect of the period from January 1, 1998, through the Closing Date based on Deposit Guaranty's annualized performance (without regard to the effect (including, without limitation, the cost) of any actions reasonably taken by Deposit Guaranty or any of its subsidiaries in contemplation of the Merger or at the request of First American) from January 1, 1998, through the end of the last full month prior to consummation of the Merger; (j) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a reorganization under Section 368(a) of the Code; (k) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements; (l) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity; (m) file any application to relocate or terminate the operations of any banking office of it or any of its subsidiaries; (n) create, renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which Deposit Guaranty or any of its subsidiaries is a party or by which Deposit Guaranty or any of its subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date, or amend or waive the provisions of any confidentiality or standstill agreement to which Deposit Guaranty or any of its affiliates is a party as of the date hereof; (o) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any regulatory approvals required to consummate the transactions contemplated by the Merger Agreement, including the Merger (together with the expiration of all statutory waiting periods with respect to such transactions, the "REQUISITE REGULATORY APPROVALS"); or (p) agree or commit to do any of the foregoing.

     In the Merger Agreement, Deposit Guaranty has agreed that, prior to the Effective Time, it will not, and will not permit any of its subsidiaries to, authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate, facilitate or encourage any inquiries relating to, or the making of any proposal which constitutes, a Takeover Proposal (as defined herein), or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make a Takeover Proposal, provided that Deposit Guaranty may communicate information about any such Takeover Proposal to Deposit Guaranty Shareholders if, in the judgment of the Deposit Guaranty Board, based upon the advice of outside counsel, such communication is required under applicable law, and, provided further, that Deposit Guaranty may, and may authorize and permit its officers, directors, employees or agents to, provide or cause to be provided such information and participate in such discussions or negotiations if the Deposit Guaranty Board, after having consulted with and considered the advice of outside counsel, has determined that the failure to do so could cause the members of the Deposit Guaranty Board to breach their fiduciary duties under applicable laws. Deposit Guaranty will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than First American with respect to any of the foregoing. Deposit Guaranty

                                                                      THE MERGER
will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence of this paragraph of its obligations described in this paragraph. Deposit Guaranty will notify First American immediately if any such inquiries or Takeover Proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Deposit Guaranty, and will promptly (within 24 hours) inform First American in writing of all of the relevant details with respect to the foregoing, including the material terms and conditions of such request or Takeover Proposal and the identity of the person or group making such request or proposal. Deposit Guaranty will keep First American fully informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal. "TAKEOVER PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Deposit Guaranty or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Deposit Guaranty or any of its subsidiaries other than the transactions contemplated or permitted by the Merger Agreement and the Stock Option Agreement.

     In the Merger Agreement, First American has agreed that, prior to the Effective Time and except as previously disclosed to Deposit Guaranty, as contemplated by the Merger Agreement or consented to in writing by Deposit Guaranty, First American will not, and will not permit any of its subsidiaries to (i) solely in the case of First American, declare or pay any dividends on or make any other distributions in respect of any of its capital stock other than its current quarterly dividends, provided that First American may increase the quarterly cash dividend on First American Common Stock in a manner consistent with past practice; (ii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue, or in any of the conditions to the Merger not being satisfied; (iii) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval; (iv) change its methods of accounting in effect at September 30, 1997, except in accordance with changes in GAAP or regulatory accounting principles as concurred with by First American's independent auditors; (v) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a reorganization under Section 368(a) of the Code; or (vi) agree to do any of the foregoing. In addition, First American has agreed that, prior to the Effective Time, except as expressly contemplated or permitted by the Merger Agreement, or with the prior written consent of Deposit Guaranty, it will, and will cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice.

     The Merger Agreement also contains certain other agreements relating to the conduct of the parties prior to the Effective Time, including, among other things, those requiring each party (i) to use reasonable best efforts to promptly apply for and obtain all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement;
(ii) subject to certain limitations regarding privileged or confidential information and otherwise, to afford to the officers, employees, accountants, counsel and other representatives of the other party to the Merger Agreement access during normal business hours to all of such party's properties, books, contracts, commitments, records, officers, employees, accountants, counsel and make available all information concerning its business, properties and personnel as such other party may reasonably request; (iii) to call, give notice of, convene and hold the First American Annual Meeting, in the case of First American, and the Deposit Guaranty Special Meeting, in the case of Deposit Guaranty, and each party has agreed to recommend to its shareholders, though its Board of Directors, the Charter Amendment (in the case of First American only), the Merger Agreement and the transactions contemplated thereby and related matters, provided that the Deposit Guaranty Board may withdraw, modify or change its recommendation if, after having consulted with and considered the advice of outside counsel, the Deposit Guaranty Board has determined that the failure to do so could cause the members of the Deposit Guaranty Board to breach their fiduciary duties under applicable law; (iv) to use and cause its subsidiaries to use reasonable best efforts to take all actions necessary, proper or advisable to comply with any legal requirements in connection with the Merger and, subject to the conditions described under "-- Conditions to the Merger," to consummate the Merger, and to obtain all required governmental and third party approvals;
(v) in the case of First American, to use reasonable best efforts to cause the shares of First American Common Stock to be issued in the Merger to be approved for quotation on Nasdaq, subject to official notice of issuance, as of the Effective Time; and (vi) to coordinate the payment of

THE MERGER
dividends on First American Common Stock and Deposit Guaranty Common Stock such that First American Shareholders and Deposit Guaranty Shareholders will not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter due to the exchange of First American Common Stock for Deposit Guaranty Common Stock.

     In addition, First American has agreed to provide indemnification to the officers, directors and employees of Deposit Guaranty to the full extent permitted by law from and after the Effective Time and to provide, for a period of three years after the Effective Time, directors' and officers' liability insurance for the directors and officers of Deposit Guaranty to the maximum extent available at an annual premium not to exceed 200% of the amount expended by Deposit Guaranty as of the date of the Merger Agreement. See "-- Interests of Certain Persons in the Merger."

     First American has agreed to increase the size of the First American Board by five members and to cause five directors of Deposit Guaranty mutually agreed upon by Deposit Guaranty and First American from among those persons currently serving on the Deposit Guaranty Board to be appointed directors of First American at the Effective Time. If any of such directors are appointed to a class of First American directors whose terms expire before December 31, 1999, First American will include such persons on the list of the First American Board's nominees at the next annual meeting of First American Shareholders at which directors of that class are elected. If any such person cannot serve as a director of First American, First American will elect a member of the Advisory Boards to substitute for such person. See "INFORMATION ABOUT OUR
COMPANIES -- Management and Operations After the Merger" and "-- Interests of Certain Persons in the Merger."

     First American has also agreed that, promptly after the Effective Time, it will cause those members of the Deposit Guaranty Board (other than those appointed to the First American Board) and the members of the Board of Directors of Deposit Guaranty National Bank to be appointed or elected as members of one of Deposit Guaranty National Bank's existing community advisory boards (the "ADVISORY BOARDS"). Such persons will serve in such capacity for a period of not less than 36 months after the Effective Time, and any persons who are members of such Advisory Boards as of the Effective Time will continue to be members of such Advisory Boards for the same period. After the Effective Time, the Advisory Boards will meet four times per year, and each member will be paid retainer and meeting fees that are not less on an aggregate annual basis than those paid to members of Deposit Guaranty's Jackson, Mississippi Advisory Board during calendar year 1997, assuming all meetings were attended. See "INFORMATION ABOUT OUR COMPANIES -- Management and Operations After the Merger" and "-- Interests of Certain Persons in the Merger."

     Pursuant to the Merger Agreement, First American has also agreed to establish, and to contribute $15 million to, a charitable foundation for the benefit of the communities served by Deposit Guaranty and its subsidiaries. The foundation will be administered by a board to be appointed before the Effective Time by the Deposit Guaranty Board in consultation with First American.

                            CONDITIONS TO THE MERGER

     The obligations of First American and Deposit Guaranty to consummate the Merger are subject to the satisfaction (or waiver, where legally allowed), at or prior to the Effective Time, of a number of conditions set forth in the Merger Agreement, including: (i) approval and adoption of the agreement by First American Shareholders and Deposit Guaranty Shareholders, and approval of the Charter Amendment by First American Shareholders; (ii) authorization for quotation on Nasdaq of the shares of First American Common Stock to be issued in the Merger, subject to official notice of issuance; (iii) the receipt of the Requisite Regulatory Approvals, with such Requisite Regulatory Approvals remaining in full force as of the Effective Time; (iv) the Registration Statement (as defined herein) shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been initiated or threatened by the Commission; (v) the absence of any order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") prevent the consummation of the Merger, and the absence of any statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any

                                                                      THE MERGER
governmental entity prohibiting, restricting or making illegal consummation of the Merger; (vi) the absence of any proceeding initiated by any governmental entity seeking an Injunction; (vii) the accuracy of the representations of the other party to the Merger Agreement as of the Closing Date as though made thereon and as of the date of the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, and the receipt of a certificate to the foregoing effect signed on behalf of such other party by the Chief Executive Officer and Chief Financial Officer thereof; (viii) the performance by the other party to the Merger Agreement in all material respects of all of the obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and the receipt of a certificate to the foregoing effect signed on behalf of such other party by the Chief Executive Officer and Chief Financial Officer thereof; (ix) the receipt of an opinion from Wachtell, Lipton, Rosen & Katz, counsel to First American (in the case of the obligations of First American to consummate the Merger) and the receipt of an opinion from Skadden, Arps, Slate, Meagher and Flom LLP, counsel to Deposit Guaranty (in the case of the obligations of Deposit Guaranty to consummate the Merger), in form and substance reasonably satisfactory to the party receiving such opinion, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes (a) no gain or loss will be recognized by First American or Deposit Guaranty as a result of the Merger, (b) no gain or loss will be recognized by Deposit Guaranty Shareholders who exchange all of their Deposit Guaranty Common Stock solely for First American Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in First American Common Stock), and (c) the aggregate tax basis of the First American Common Stock received by Deposit Guaranty Shareholders who exchange all of their Deposit Guaranty Common Stock solely for First American Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Deposit Guaranty Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and, in rendering such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of First American, Deposit Guaranty and others, reasonably satisfactory in form and substance to such counsel; and (x) the receipt of a letter from KPMG Peat Marwick LLP, addressed to First American, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

     No assurance can be provided as to if or when the Requisite Regulatory Approvals will be obtained or whether all of the other conditions precedent to the Merger will be satisfied or, where legally permitted, waived by the party permitted to do so.

                      TERMINATION OF THE MERGER AGREEMENT

     The Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by both the Deposit Guaranty Shareholders and the First American
Shareholders: (i) by mutual consent of Deposit Guaranty and First American in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board of Directors; (ii) by either First American or Deposit Guaranty upon written notice to the other party (a) 60 days after the date on which any request or application for a Requisite Regulatory Approval has been denied or withdrawn at the request or recommendation of the governmental entity that must grant such Requisite Regulatory Approval, unless, within the 60-day period following such denial or withdrawal, a petition for rehearing or an amended application has been filed with the applicable governmental entity, provided that no party has the right to terminate the Merger Agreement for such reason if such denial, or request or recommendation for withdrawal, is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth therein or (b) if any governmental entity of competent jurisdiction issues a final nonappealable order enjoining or otherwise prohibiting the Merger; (iii) by either First American or Deposit Guaranty if the Merger is not consummated on or before September 30, 1998, unless the failure of the Merger to be consummated by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth therein; (iv) by either First American or Deposit Guaranty (provided that

THE MERGER
the terminating party shall not be in material breach of any of its obligations with respect to obtaining the approval of its shareholders under the Merger Agreement) if any approval of either of the Deposit Guaranty Shareholders or First American Shareholders required for the consummation of the Merger is not obtained by reason of the failure to obtain the required vote at a duly held meeting of the First American Shareholders or the Deposit Guaranty Shareholders, as the case may be, or at any adjournment or postponement thereof; (v) by either First American or Deposit Guaranty (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if there is a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party and that breach is not cured within 30 days following written notice to the party committing the breach, or which breach, by its nature, cannot be cured prior to the Closing Date, provided that neither party shall have the right to terminate the Merger Agreement for this reason unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under the section of the Merger Agreement described in clause (vii) under "-- Conditions to the Merger"; (vi) by either First American or Deposit Guaranty (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if there is a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the other party, which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing Date; (vii) by the First American Board, if the Deposit Guaranty Board has withdrawn, modified or changed in a manner adverse to First American its approval of, or recommendation to Deposit Guaranty Shareholders that the Deposit Guaranty Shareholders approve, the Merger Agreement and the transactions contemplated thereby; or (viii) by Deposit Guaranty at any time during the ten-day period commencing two days after the Determination Date (as defined herein) if either (a) both (1) the Average Closing Price (as defined herein) shall be less than $43.80 and (2) the number obtained by dividing the Average Closing Price by $54.75 (the "FIRST AMERICAN RATIO") shall be less than the number obtained by dividing the Index Price (as defined herein) on the Determination Date by the Index Price on the December 5, 1997 and subtracting
0.15 from such quotient (the "INDEX RATIO") (an "INDEX TERMINATION EVENT") or
(b) the Average Closing Price shall be less than $41.0625 (an "ABSOLUTE TERMINATION EVENT" and, together with an Index Termination Event, a "TERMINATION EVENT").

     The termination right of Deposit Guaranty described in clause (viii) of the preceding paragraph is subject to the following additional provisions of the Merger Agreement. If Deposit Guaranty elects to exercise its termination right in respect of a Termination Event, it must give prompt written notice to First American specifying whether an Index Termination Event or an Absolute Termination Event is applicable (or if both would be applicable, which Termination Event is being invoked). Deposit Guaranty's notice of election to terminate can be withdrawn at any time within the ten-day period described in clause (viii) of the preceding paragraph. During the five-day period commencing with its receipt of Deposit Guaranty's notice of election to terminate, First American will have the option, in the case of a termination pursuant to an Index Termination Event, of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.80, $54.75 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and
(ii) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the First American Ratio. During such five-day period, First American will have the option, in the case of a termination pursuant to an Absolute Termination Event, to elect to increase the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.75, $54.75 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price. If First American makes an election contemplated by either of the two preceding sentences, within such five-day period, it must give prompt written notice to Deposit Guaranty of such election and the revised Exchange Ratio, whereupon no Termination Event will have occurred and the Merger Agreement will remain in effect in accordance with its terms (except as the Exchange Ratio will have been so modified), and any references in the Merger Agreement to "Exchange Ratio" will thereafter be deemed to refer to the Exchange Ratio as so adjusted.

                                                                      THE MERGER

     For purposes of describing Deposit Guaranty's termination right, the following terms have the meaning indicated:

          "DETERMINATION DATE" means the fifth business day prior to the date on which the approval of the Federal Reserve Board required for consummation of the Merger is received, without regard to any requisite waiting periods in respect thereof.

          "AVERAGE CLOSING PRICE" means the average of the last reported sale prices per share of First American Common Stock as reported on Nasdaq (as reported in the Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days ending at the close of trading on the Determination Date.

          "INDEX GROUP" means the group of bank holding companies listed below, the common stock of all of which is publicly traded and as to which there is not, from December 5, 1997 and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of December 5, 1997. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which are based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The bank holding companies and the weights attributed to them are as follows:

BANK HOLDING COMPANY                                      WEIGHTING(%)
--------------------                                      ------------
AmSouth Bancorporation..................................      1.1
BankAmerica Corporation.................................      9.1
Banc One Corporation....................................      7.7
BB&T Corporation........................................      1.8
The Bank of New York Company, Inc.......................      4.9
BankBoston Corporation..................................      1.9
Comerica, Inc...........................................      1.4
Crestar Financial Corporation...........................      1.4
Fifth Third Bancorp.....................................      2.0
First Chicago NBD Corporation...........................      3.8
Fleet Financial Group...................................      3.3
Firstar Corporation.....................................      1.9
First Union Corporation.................................      7.4
First Virginia Banks, Inc...............................      0.7
Huntington Bancshares, Inc..............................      2.5
Hibernia Corporation....................................      1.7
KeyCorp.................................................      2.9
Mellon Bank Corporation.................................      3.3
Mercantile Bancorporation, Inc..........................      1.7
NationsBank Corporation.................................      9.2
National City Corporation...............................      2.8
Norwest Corporation.....................................      9.8
PNC Bank Corporation....................................      4.0
Regions Financial Corporation...........................      1.8
Star Banc Corporation...................................      1.1
SunTrust Banks, Inc.....................................      2.8
UnionBanCal Corporation.................................      0.7
Union Planters Corporation..............................      0.9
U.S. Bancorp............................................      3.2
Wachovia Corporation....................................      2.1
Wells Fargo & Company...................................      1.1

THE MERGER

          "INDEX PRICE" on a given date means the weighted average (weighted in accordance with the factors listed below) of the closing prices of the companies comprising the Index Group.

     If any company belonging to the Index Group or First American declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between December 5, 1997 and the Determination Date, the prices for the common stock of such company or First American will be appropriately adjusted for the purposes of determining whether a Termination Event has occurred.

     Whether a Termination Event will occur will not be known until the Determination Date. If such date were the date of this Joint Proxy Statement-Prospectus, no such right of termination would exist based on the prevailing market price of First American Common Stock. The Deposit Guaranty Board has made no decision as to whether it would exercise its termination right in the event of a Termination Event and the First American Board has made no decision as to whether it would exercise its correlative right to increase the Exchange Ratio. In the event a Termination Event occurs, each of the First American Board and the Deposit Guaranty Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances as they exist at such time, and would consult with its respective financial advisors and legal counsel. Approval of the Merger Agreement by the Deposit Guaranty Shareholders at the Deposit Guaranty Special Meeting, and by the First American Shareholders at the First American Annual Meeting, will confer on the Deposit Guaranty Board and the First American Board, respectively, the power, consistent with the fiduciary duties of such Boards of Directors, to elect to consummate the Merger notwithstanding the occurrence of a Termination Event (in the case of the Deposit Guaranty Board) or to elect to increase the Exchange Ratio should Deposit Guaranty exercise its termination right (in the case of the First American Board) without any further action by, or resolicitation of the votes of, Deposit Guaranty Shareholders or First American Shareholders, as the case may be. The fairness opinions received by each of Deposit Guaranty and First American are each dated as of the date of this Joint Proxy Statement-Prospectus and are based on conditions in effect on the date thereof. Accordingly, such opinions do not address the circumstances that might arise if a Termination Event were to occur. See "-- Opinion of Deposit Guaranty's Financial Advisor" and "-- Opinion of First American's Financial Advisor."

     In the event of termination of the Merger Agreement pursuant to its terms the Merger Agreement will become void and have no effect, except with respect to the parties' obligations with respect to confidential information and expenses set forth in the Merger Agreement and except that termination will not relieve or release a breaching party from liability or damages for its willful breach of the Merger Agreement.

                          WAIVER; AMENDMENT; EXPENSES

     Subject to compliance with applicable law, the Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by either Deposit Guaranty Shareholders or First American Shareholders; provided, however, that after any approval of the transactions contemplated by the Merger Agreement by the Deposit Guaranty Shareholders, there may not be, without further approval of such shareholders, any amendment of the Merger Agreement which reduces the amount or changes the form of the Merger Consideration other than as contemplated by the Merger Agreement. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

     Prior to the Effective Time, each of the parties to the Merger Agreement may, to the extent legally allowed and only in a written instrument, extend the time for the performance of any of the obligations or other acts of the other party to the Merger Agreement, waive any inaccuracies in the representations or warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or waive compliance with any of the agreements or conditions of the other party contained in the Merger Agreement. In addition, the Merger Agreement permits First American at any time to change the method of effecting the combination with Deposit Guaranty if and to the extent that First American deems such change desirable provided that no such change may alter or change the Merger Consideration,

                                                                      THE MERGER
adversely affect the tax treatment of Deposit Guaranty Shareholders as a result of receiving the Merger Consideration or materially impede or delay consummation of the transactions contemplated by the Merger Agreement.

     Each party to the Merger Agreement will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated U.S. federal income tax consequences of the Merger to Deposit Guaranty Shareholders who hold Deposit Guaranty Common Stock as a capital asset. The summary is based on the Code, Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address U.S. federal income tax considerations applicable to stockholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired Deposit Guaranty Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Deposit Guaranty Common Stock as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. DEPOSIT GUARANTY SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN, AND OTHER TAX LAWS.

     In connection with the filing of the Registration Statement, First American has received an opinion of Wachtell, Lipton, Rosen & Katz, counsel to First American, dated the date hereof, addressing the U.S. federal income tax consequences of the Merger described below. Such opinion has been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion which are consistent with the expected state of facts existing at the Effective Time. In rendering this opinion, Wachtell, Lipton, Rosen & Katz has required and relied upon representations and covenants, including those contained in certificates of officers of First American and Deposit Guaranty. The opinion is to the effect that, for U.S. federal income tax purposes:

          (i) The Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code;

          (ii) No gain or loss will be recognized by First American or Deposit Guaranty as a result of the Merger;

          (iii) No gain or loss will be recognized by the Deposit Guaranty Shareholders who exchange all of their Deposit Guaranty Common Stock solely for First American Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in First American Common Stock); and

          (iv) The aggregate tax basis of the First American Common Stock received by Deposit Guaranty Shareholders who exchange all of their Deposit Guaranty Common Stock solely for First American Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Deposit Guaranty Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     First American's obligation to consummate the Merger is conditioned upon the receipt of a further opinion of Wachtell, Lipton, Rosen & Katz, and Deposit Guaranty's obligation to consummate the Merger is conditioned upon the receipt of an opinion of Skadden, Arps, Slate, Meagher and Flom LLP, in each case dated as of the Effective Time, opining as to the same U.S. federal income tax consequences discussed in the immediately preceding paragraph and as further described under the caption "-- Conditions to the Merger." None of the tax opinions to be delivered to the parties in connection with the Merger as described herein are

THE MERGER
binding on the Internal Revenue Service (the "IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the Merger. Accordingly, there can be no assurance that the IRS will not challenge the conclusions reflected in such opinions or that a court will not sustain such challenge.

     In the event that (i) Deposit Guaranty fails to receive its tax opinion from Skadden, Arps, Slate, Meagher & Flom LLP as discussed in the immediately preceding paragraph, (ii) Deposit Guaranty determines to waive the condition to its obligation to consummate the Merger relating thereto, and (iii) the material U.S. federal income tax consequences to Deposit Guaranty Shareholders are different from those described above, Deposit Guaranty will resolicit the approval of the Deposit Guaranty Shareholders prior to proceeding with consummation of the Merger.

     Based upon the current ruling position of the IRS, cash received by a Deposit Guaranty Shareholder in lieu of a fractional share interest in First American Common Stock will be treated as received in redemption of such fractional share interest, and a Deposit Guaranty Shareholder should generally recognize capital gain or loss for federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of Deposit Guaranty Common Stock allocable to such fractional share interest. Such gain or loss should be a long-term capital gain or loss if the holding period for such share of Deposit Guaranty Common Stock is greater than one year at the Effective Time. In the case of individual Deposit Guaranty Shareholders, such capital gain will be taxed at a maximum rate of 28% if such Deposit Guaranty Shareholder's holding period is more than one year but not more than 18 months and at a maximum rate of 20% if such holding period is more than 18 months. The holding period of a share of First American Common Stock received in the Merger (including a fractional share interest deemed received and redeemed as described above) will include the holder's holding period in the Deposit Guaranty Common Stock surrendered in exchange therefor.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Deposit Guaranty's management and the Deposit Guaranty Board may be deemed to have certain interests in the Merger that are in addition to their interests as Deposit Guaranty Shareholders generally. The Deposit Guaranty Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     Employment Agreements. In connection with the execution of the Merger Agreement, Mr. Robinson has entered into an employment agreement with First American. Pursuant to the agreement, Mr. Robinson will be employed by First American as Vice Chairman and Chief Operating Officer, President of First American National Bank, and as a member of First American's Policy Team. Mr. Robinson will also serve on the First American Board and on the First American Board's executive committee during the term of the agreement. The term of the agreement commences on the Effective Time and continues until the last day of the calendar month in which Mr. Robinson's 62nd birthday occurs.

     Mr. Robinson's salary will be no less than $600,000 per year during the term of the agreement, or, if greater, 80% of the base salary paid to the chief executive officer of First American. Mr. Robinson will also be eligible to receive an annual incentive bonus, targeted at 50% of his base salary, with a maximum potential bonus award equal to 100% of base salary. In no event will the base salary and bonus paid to Mr. Robinson be less than 80% of the sum of the annual base salary and bonus paid to the chief executive officer of First American with respect to the same year. As of the Effective Time, Mr. Robinson will also be granted 45,000 restricted shares of First American Common Stock, and an option to acquire 90,000 shares of First American Common Stock, which option will have an exercise price equal to the fair market value of the First American Common Stock as of the date of grant. The restrictions on the restricted stock will lapse, and the options will vest and become exercisable, in each case, in three equal installments, on each of the first three anniversaries of the date of grant (subject to acceleration upon a change of control of First American). The options generally have a ten-year term from the date of grant. In addition, Mr. Robinson will receive an annual stock incentive grant during the term of the agreement with a value equal to 166% of his base salary.

                                                                      THE MERGER

     Mr. Robinson will also be paid an annual retirement benefit commencing at age 62, which benefit will be equal to 60% of Mr. Robinsons's final average pay (as defined in the agreement), less benefits payable under certain other retirement plans and arrangements of Deposit Guaranty. The agreement also provides for a retirement benefit to be paid to Mr. Robinson's spouse, should she survive him.

     The agreement further provides that, upon any termination of Mr. Robinson's employment with First American other than for cause or by reason of death or disability, or if Mr. Robinson terminates his employment for good reason (as defined in the agreement) he is generally entitled to payment of any unpaid salary, a pro rata bonus, immediate vesting of the option and restricted stock granted pursuant to the agreement, continuation of medical and welfare benefits through the date on which the term of the agreement otherwise would have ended, and additional service credit for purposes of the calculation of retirement benefits. In addition, Mr. Robinson will be entitled to a lump sum payment equal to the product of (i) the number of months from the date of termination until the end of the calendar month in which Mr. Robinson's 62nd birthday occurs divided by 12, and (ii) the sum of Mr. Robinson's existing base salary and highest bonus earned in the three years prior to the Effective Time. If payments received by Mr. Robinson are subject to an excise tax under Section 4999 of the Code, Mr. Robinson will be entitled to receive an additional amount necessary to make him whole with respect to such excise tax, unless such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount which could be paid without giving rise to the excise tax, in which case no additional payments will be made with respect to the excise tax, and the payments otherwise due Mr. Robinson will be reduced in an amount necessary to prevent the application of the excise tax.

     The agreement also provides that Mr. Robinson is entitled to participate in the employee benefit plans, practices and policies which are applicable to peer executives of First American, including change in control severance arrangements which are to be entered into prior to or as of the Effective Time. The agreement, once effective, supersedes any other employment, severance or change in control agreement between Mr. Robinson and Deposit Guaranty.

     In connection with the execution of the Merger Agreement, Mr. McMillan has also entered into an employment agreement with First American. Pursuant to the agreement, Mr. McMillan will be employed by First American as Chairman of Deposit Guaranty's operations within First American. The term of the agreement commences on the Effective Time and continues until the third anniversary thereof.

     Mr. McMillan's salary will be no less than $350,000 per year during the term of the agreement. Mr. McMillan will also be eligible to receive an annual incentive bonus, targeted at 50% of his base salary, with a maximum potential bonus award equal to 100% of base salary. As of the Effective Time, Mr. McMillan will also be granted 15,000 restricted shares of First American Common Stock, and an option to acquire 30,000 shares of First American Common Stock, which option shall have an exercise price equal to the fair market value of the First American Common Stock as of the date of grant. The restrictions on the restricted stock will lapse, and the options shall vest and become exercisable, in each case, in three equal installments, on each of the first three anniversaries of the date of grant (subject to acceleration upon a change of control of First American). The options generally have a ten-year term from the date of grant. In addition, Mr. McMillan will receive an annual stock incentive grant during the term of the agreement with a value equal to 100% of his base salary.

     Mr. McMillan will also be paid an annual retirement benefit commencing at age 62, which benefit shall be equal to 50% of Mr. McMillan's final average pay (as defined in the agreement), less benefits payable under certain other retirement plans and arrangements of Deposit Guaranty. The agreement also provides for a retirement benefit to be paid to Mr. McMillan's spouse, should she survive him.

     The agreement further provides that, upon any termination of Mr. McMillan's employment with First American other than for cause or by reason of death or disability, or if Mr. McMillan terminates his employment for good reason (as defined in the agreement) he is generally entitled to a lump sum payment of any unpaid salary, a pro rata bonus, immediate vesting of the option and restricted stock granted pursuant to the agreement, continuation of medical and welfare benefits through the date on which the term of the agreement otherwise would have ended, and additional service credits for purposes of the calculation of

THE MERGER
retirement benefits. In addition, Mr. McMillan will be entitled to a payment equal to the product of (i) the number of months from the date of termination until the end of the term divided by 12, and (ii) the sum of Mr. McMillan's existing base salary and highest bonus earned in the three years prior to the Effective Time. If payments received by Mr. McMillan are subject to an excise tax under Section 4999 of the Code, Mr. McMillan will be entitled to receive an additional amount necessary to make him whole with respect to such excise tax, unless such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount which could be paid without giving rise to the excise tax, in which case no additional payments will be made with respect to the excise tax, and the payments otherwise due Mr. McMillan will be reduced in an amount necessary to prevent the application of the excise tax.

     The agreement also provides that Mr. McMillan is entitled to participate in the employee benefit plans, practices and policies which are applicable to peer executives of First American, including change in control severance arrangements which are to be entered into prior to or as of the Effective Time. The agreement, once effective, supersedes any other employment, severance or change in control agreement between Mr. McMillan and Deposit Guaranty.

     Change of Control Termination Agreements. In May and June of 1996, Deposit Guaranty entered into Change of Control Termination Agreements (the "CHANGE OF CONTROL AGREEMENTS") with Messrs. Robinson and McMillan, Steven C. Walker, Arlen
L. McDonald, Thomas M. Hontzas, James S. Lenoir, W. Stan Pratt and W. Parks Johnson (each a "COVERED EXECUTIVE"), each with an original term commencing on January 1, 1997 through December 31, 1997. The term of each of the Change of Control Agreements was automatically extended pursuant to its terms on November 1, 1997 for an additional one-year period. In addition, each Change of Control Agreement provides that, upon a change of control of Deposit Guaranty (which occurred upon the signing of the Merger Agreement), each such agreement will continue in effect for a period of 36 months following the month in which the change of control occurs.

     The Change of Control Agreements provide that, if, during the term of the agreement, the employment of a Covered Executive is terminated by Deposit Guaranty without cause following a change of control, or if the Covered Executive terminates his employment with Deposit Guaranty for good reason (as defined in the Change of Control Agreement) following a change of control, the Covered Executive will be entitled to receive a severance payment generally equal to two times (three times for Messrs. Robinson, McMillan and Walker) the Covered Executive's base salary, two times (three times for Messrs. Robinson, McMillan and Walker) his average annual bonus for the last three years, immediate payment of deferred compensation (other than compensation deferred pursuant to the Deposit Guaranty's Executive Deferred Income Plan), and to the continuation of medical insurance benefits for two years (three years for Messrs. Robinson, McMillan and Walker) following termination of employment (or until the Covered Executive otherwise secures equivalent coverage). Pursuant to the Change of Control Agreements, all Deposit Guaranty Employee Stock Options held by the Covered Executive will become exercisable in accordance with the terms of the Deposit Guaranty Stock Based Long-Term Incentive Plan II, in the event of such a termination. Payments made to each Covered Executive (other than Mr. Robinson) pursuant to a Change of Control Agreement (and other payments made to a Covered Executive) are subject to reduction in order to prevent the application of the excise tax under Section 4999 of the Code to such payments. Under Mr. Robinson's Change of Control Agreement, Mr. Robinson is entitled to receive an additional payment in an amount sufficient for Mr. Robinson to be made whole notwithstanding the imposition of the excise tax. Pursuant to the Merger Agreement, as of the Effective Time, First American has agreed to assume and honor, or to cause an appropriate subsidiary to assume and honor, the Change of Control Agreements, among other employment, severance and other compensation agreements entered into between Deposit Guaranty and directors, officers and employees thereof. Following the Effective Time, Messrs. Robinson and McMillan will not be entitled to receive benefits under their respective Change of Control Agreements.

     Directorships; Advisory Boards. Pursuant to the Merger Agreement, the First American Board will be expanded by five members, and the First American Board will fill the vacancies created by such expansion with such current members of the Deposit Guaranty Board as will be mutually agreed upon by First American and Deposit Guaranty. As of the date of this Joint Proxy Statement-Prospectus, other than Mr. Robinson, the First American Board has not selected any of such individuals for such positions. The Merger Agreement also

                                                                      THE MERGER
provides that, following the Effective Time, First American will cause each member of the Deposit Guaranty Board who is not selected to serve on the First American Board (as described above), and each member of the Board of Directors of Deposit Guaranty National Bank to be appointed to or elected to serve on (or to continue to serve on) one of the Advisory Boards. All members of the Advisory Boards will be entitled to serve on the Advisory Boards for minimum of thirty-six months following the Effective Time, and will be paid specified retainers and meeting fees in respect of their service on the Advisory Boards.

     Deferred Income Plans. Certain Deposit Guaranty employees, members of Deposit Guaranty's management and the Deposit Guaranty Board participate in deferred income plans maintained for executives and directors (the "DEFERRED INCOME PLANS"). Amounts deferred by participants in the Deferred Income Plans may be credited with favorable interest rates upon the attainment by participants of certain age and years of service requirements. Eligible participants may also elect to receive deferred amounts over a period of either ten or 15 years (executives may defer payment over 15 years, directors over ten years), during which time unpaid amounts continue to be credited with interest at the favorable rates. The Deferred Income Plans generally provide that, upon a change in control of Deposit Guaranty (and for two years following such event), participants whose service with Deposit Guaranty terminates for any reason will be entitled to accrue interest at the favorable rates, without regard to the age and service status of such participant.

     First American has agreed to assume and to perform all of Deposit Guaranty's obligations under the Deferred Income Plans, and has further agreed not to terminate or amend the Deferred Income Plans in any manner adverse to the interests of Deferred Income Plan participants. The Merger Agreement further contemplates that the Deferred Income Plans may be amended prior to the Effective Time to provide that there may be no amendment of the Deferred Income Plans in any way which would impair the right of the Deferred Income Plan participants to accrue interest at favorable rates or to elect to receive early retirement benefits pursuant to the existing provisions of the Deferred Income Plans.

     Notice of Termination; Severance Plan; Additional Payments. First American has also agreed that during the one-year period following the Effective Time, no employee of Deposit Guaranty who is an affiliate (as defined in the Merger Agreement) will be involuntarily terminated (other than for cause) without 60 days' notice.

     Prior to the Effective Time, Deposit Guaranty will establish a severance plan which will provide separation payments to current employees of Deposit Guaranty (other than employees covered by Change of Control Agreements) whose employment is terminated within one year of the Effective Time. The amount of such payments will be based upon the employee's years of service with Deposit Guaranty, and will generally not exceed nine months salary continuation. Officers and participants in Deposit Guaranty's Management Incentive Compensation Plan are eligible for additional severance payments, depending upon such officer's grade level, certain minimum severance payments, ranging from six to 15 months of salary continuation. First American has agreed to maintain the severance plan (and to cause its subsidiaries to maintain such plan) without modification.

     Pursuant to the Merger Agreement, a committee will be established, consisting of Messrs. Bottorff and Robinson, which will direct that retention payments, severance payments, or other compensatory payments be made to employees of Deposit Guaranty from and after the Effective Time, in amounts not to exceed, in the aggregate, $10 million. The amounts payable pursuant to the direction of such committee will be reduced (but not below $8.5 million) on a dollar-for-dollar basis by amounts paid pursuant to the severance plan described in the preceding paragraph, but only to the extent that amounts paid pursuant to such severance plan exceed $13.5 million.

     Indemnification; Insurance. The Merger Agreement generally provides that, in the event of any threatened or actual claim, action, suit, proceeding or investigation in which any person who is, has been or becomes a director, officer or employee of Deposit Guaranty or its subsidiaries prior to the Effective Time, is or is threatened to be made a party based in whole or in part on (i) such person's status as a director, officer or employee of Deposit Guaranty or (ii) the Merger Agreement or any of the transactions contemplated thereby, First American will, after the Effective Time, indemnify each such person to the fullest extent permitted by

THE MERGER
law against any liability or expense incurred in connection with any such claim or proceeding, subject to certain conditions.

     First American has also agreed, for a period of three years following the Effective Time, to cause the officers and directors of Deposit Guaranty (as such group is comprised immediately prior to the Effective Time) to be covered by the directors' and officers' liability insurance policy maintained by Deposit Guaranty (or an equivalent policy) with respect to acts or omissions by such persons occurring prior to the Effective Time, provided, however, that First American will not be required to expend on an annual basis more than 200% of the current amount expended by Deposit Guaranty to maintain such a policy (the "INSURANCE AMOUNT"). If First American is unable to obtain the coverage called for in the Merger Agreement, it is required to use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

                             STOCK OPTION AGREEMENT

     Concurrently with the execution of the Merger Agreement, Deposit Guaranty and First American executed and delivered the Stock Option Agreement, pursuant to which Deposit Guaranty granted to First American an option (the "OPTION") to purchase from Deposit Guaranty up to 8,122,730 shares of Deposit Guaranty Common Stock (the "OPTION SHARES") (subject to adjustment in certain circumstances, but in no event to exceed 19.9% of the shares of Deposit Guaranty Common immediately prior to exercise thereof), at a price of $52.375 per share. Deposit Guaranty approved and entered into the Stock Option Agreement as an inducement to First American to enter into the Merger Agreement. The Stock Option Agreement is included as Appendix B to this Joint Proxy Statement -- Prospectus and this description is qualified in its entirety by reference to the full text of such Agreement.

     The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or at any other time prior to the Effective Time be interested in acquiring all of or a significant interest in Deposit Guaranty from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to the Deposit Guaranty Shareholders which had a higher current market price than the shares of First American Common Stock to be received per share of Deposit Guaranty Common Stock pursuant to the Merger Agreement. The acquisition of Deposit Guaranty could cause the Option to become exercisable. The existence of the Option could significantly increase the cost to a potential acquiror of acquiring Deposit Guaranty compared to its cost had the Stock Option Agreement and the Merger Agreement not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire Deposit Guaranty than it might otherwise have proposed to pay. Deposit Guaranty and First American believe that the exercise or repurchase of the Option is likely to prohibit any other acquiror of Deposit Guaranty from accounting for an acquisition thereof using the "pooling of interests" accounting method for a period of two years.

     The Deposit Guaranty Stock Option Agreement provides for the purchase by First American of the Option Shares at an exercise price of $52.375 per share (the closing price of Deposit Guaranty Common Stock on the NYSE on the last trading day preceding the execution of the Merger Agreement), payable in cash. The Option Shares, if issued pursuant to the Stock Option Agreement, will in no event exceed 19.9% of the Deposit Guaranty Common Stock issued and outstanding without giving effect to the issuance of any Deposit Guaranty Common Stock subject to the Option.

     The number of shares of Deposit Guaranty Common Stock subject to the Option will be increased or decreased, as appropriate, to the extent that additional shares of Deposit Guaranty Common Stock are either (i) issued or otherwise become outstanding (other than pursuant to the Stock Option Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after December 7, 1997, such that, after such issuance, the number of Option Shares will continue to equal 19.9% of shares of Deposit Guaranty Common Stock then issued and outstanding without giving effect to the issuance of any Deposit Guaranty Common Stock subject to the Option. In the event of any change in, or distributions in respect of, the number of shares of Deposit Guaranty Common Stock by reason of a stock dividend, split-up, merger, recapitalization,

                                                                      THE MERGER
combination, subdivision, conversion, exchange of shares, distribution on or in respect of such Deposit Guaranty Common Stock that would be prohibited by the Merger Agreement, or similar transaction, the type and number of Option Shares purchasable upon exercise of the Option, and the option price, will also be adjusted in such a manner as will fully preserve the economic benefits of the Option.

     The Stock Option Agreement provides that First American or any other holder or holders of the Option (as used in this section, collectively, the "HOLDER") may exercise the Option, in whole or in part, subject to regulatory approval, if both an Initial Triggering Event (as defined herein) and a Subsequent Triggering Event (as defined herein) have occurred prior to the occurrence of an Exercise Termination Event (as defined herein), provided that the Holder has sent to Deposit Guaranty written notice of such exercise within 90 days following such Subsequent Triggering Event (subject to extension as provided in the Stock Option Agreement). The terms "Initial Triggering Event" and "Subsequent Triggering Event" generally relate to attempts by one or more third parties to acquire a significant interest in Deposit Guaranty. Any exercise of the Option will be deemed to occur on the date such notice of exercise is sent.

     For purposes of each Stock Option Agreement:

          (i) The term "INITIAL TRIGGERING EVENT" means the occurrence of any of the following events or transactions after December 7, 1997: (a) Deposit Guaranty or any subsidiary of Deposit Guaranty, without the First American's prior written consent, enters into an agreement to engage in, or the Deposit Guaranty Board recommends that Deposit Guaranty Shareholders approve or accept, an Acquisition Transaction (as defined herein) with any person or group (other than as contemplated by the Merger Agreement); (b) Deposit Guaranty or any subsidiary of Deposit Guaranty, without First American's prior written consent, authorizes, recommends, proposes or publicly announces its intention to authorize, recommend or propose to engage in an Acquisition Transaction, or the Deposit Guaranty Board publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to First American, its recommendation that Deposit Guaranty Shareholders approve the Merger Agreement in anticipation of engaging in an Acquisition Transaction; (c) any person, other than First American, any subsidiary of First American or any subsidiary of Deposit Guaranty acting in a fiduciary capacity in the ordinary course of business acquires beneficial ownership, or the right to acquire beneficial ownership, of 10% or more of the outstanding shares of Deposit Guaranty Common Stock; (d) any person other than First American or any subsidiary of First American makes a bona fide proposal to Deposit Guaranty or Deposit Guaranty Shareholders by public announcement or written communication that becomes the subject of public disclosure to engage in an Acquisition Transaction; (e) Deposit Guaranty breaches any covenant or obligation in the Merger Agreement after any person, other than First American or any subsidiaries of First American, has proposed an Acquisition Transaction, and such breach (1) would entitle First American to terminate the Merger Agreement and (2) is not remedied prior to the date of First American's notice to Deposit Guaranty of the exercise of the Option; or (f) any person other than First American or any subsidiary of First American, other than in connection with a transaction to which First American has given its prior written consent, files an application or notice with the Federal Reserve Board, or other U.S. federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

          (ii) The term "ACQUISITION TRANSACTION" means (a) a merger or consolidation, or any similar transaction with Deposit Guaranty or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Commission); (b) a purchase, lease or other acquisition or assumption of all or substantially all of the assets or deposits of Deposit Guaranty or any of its Significant Subsidiaries; (c) a purchase or other acquisition of securities representing 10% or more of the voting power of Deposit Guaranty; or (d) any substantially similar transaction, provided, however, that in no event will (1) any merger, consolidation, purchase or similar transaction involving only Deposit Guaranty and one or more of its subsidiaries or involving only any two or more of such subsidiaries, or (2) any merger, consolidation or similar transaction as to which the Deposit Guaranty Shareholders immediately prior thereto own in the aggregate at least 60% of the common stock of the surviving corporation or its publicly held parent corporation immediately following consummation thereof, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement.

THE MERGER

          (iii) The term "SUBSEQUENT TRIGGERING EVENT" means the occurrence of either of the following events or transactions after December 7, 1997: (a) the acquisition by any person of beneficial ownership of 25% or more of the then-outstanding shares of Deposit Guaranty Common Stock; or (b) the occurrence of the Initial Triggering Event described above in clause
     (i)(a), except that the percentage referred to in clause (ii)(c) of the definition of "Acquisition Transaction" set forth above will be 25%.

     The Option will expire upon the occurrence of an "EXERCISE TERMINATION EVENT," which includes: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except in the case of a termination of the Merger Agreement by First American as a result of an uncured material breach by Deposit Guaranty of any of its covenants or agreements contained in the Merger Agreement, unless the breach by Deposit Guaranty is non-volitional; or (iii) the date that is 12 months after termination of the Merger Agreement if such termination occurs after the occurrence of an Initial Triggering Event or is a termination by First American as a result of an uncured material breach by Deposit Guaranty of any of its covenants or agreements contained in the Merger Agreement, unless the breach by Deposit Guaranty is non-volitional.

     As of the date of this Joint Proxy Statement-Prospectus, to the best knowledge of First American and Deposit Guaranty, no Initial Triggering Event or Subsequent Triggering Event has occurred.

     Immediately prior to the occurrence of a Repurchase Event (as defined herein), (i) following a request of a Holder, delivered prior to an Exercise Termination Event, Deposit Guaranty (or any successor thereto) will repurchase the Option from the Holder at a price (the "OPTION REPURCHASE PRICE") equal to the amount by which (a) the market/offer price (as defined herein) exceeds (b) the option exercise price, multiplied by the number of shares for which the Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "OWNER"), delivered within 90 days of such occurrence (or such longer period as necessary to obtain any required regulatory approvals or to avoid liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), Deposit Guaranty will repurchase such number of the Option Shares from the Owner as the Owner will designate at a price (the "OPTION SHARE REPURCHASE PRICE") equal to the market/offer price multiplied by the number of Option Shares so designated.

     The term "MARKET/OFFER PRICE" means the highest of (i) the price per share of Deposit Guaranty Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Deposit Guaranty Common Stock to be paid by any third party pursuant to an agreement with Deposit Guaranty, (iii) the highest closing price for shares of Deposit Guaranty Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Deposit Guaranty's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Deposit Guaranty as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Deposit Guaranty, divided by the number of shares of Deposit Guaranty Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Deposit Guaranty. However, if Deposit Guaranty at any time after delivery of a notice of repurchase as described in this paragraph is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full, the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares, either in whole or to the extent of the prohibition, whereupon, in the latter case, Deposit Guaranty will promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Deposit Guaranty is not prohibited from delivering and (ii) deliver, as appropriate, (a) to the Holder, a new stock option agreement evidencing the right of the Holder to purchase that number of shares of Deposit Guaranty Common Stock obtained by multiplying the number of shares of Deposit Guaranty Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and (b) to the Owner,

                                                                      THE MERGER
a certificate for the Option Shares it is then so prohibited from repurchasing. A "REPURCHASE EVENT" is deemed to have occurred (i) upon the consummation of an Acquisition Transaction or (ii) upon the acquisition by any person of the beneficial ownership of 50% or more of the then-outstanding shares of Deposit Guaranty Common Stock, provided that a Subsequent Triggering Event has occurred prior to an Exercise Termination Event.

     In the event that, prior to an Exercise Termination Event, Deposit Guaranty enters into any agreement (i) to consolidate with or merge into any person, other than First American or one of its subsidiaries, such that Deposit Guaranty is not the continuing or surviving corporation of such consolidation or merger;
(ii) to permit any person, other than First American or one of its subsidiaries, to merge into Deposit Guaranty and Deposit Guaranty is the continuing or surviving corporation, but, in connection with such consolidation or merger, the outstanding shares of Deposit Guaranty Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the then-outstanding shares of Deposit Guaranty Common Stock after such merger will represent less than 50% of the outstanding voting shares and voting share equivalents of the merged corporation; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than First American or any of its subsidiaries, then, and in each such case, the agreement governing such transaction must provide that, upon consummation of such transaction and upon terms and conditions set forth in the Stock Option Agreement, the Option will be converted into, or exchanged for, an option having substantially the same terms as the Option (the "SUBSTITUTE OPTION") to purchase securities, at the election of the Holder, of either the acquiring person or any person that controls the acquiring person. At the request of the Holder of the Substitute Option, Deposit Guaranty will repurchase it at a price, and subject to such other terms and conditions, as set forth in the Stock Option Agreement.

     Within 90 days after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Date (subject to extension as provided in the Stock Option Agreement), First American may request Deposit Guaranty to prepare, file and keep current with respect to the Option Shares, a registration statement with the Commission. Deposit Guaranty is required to use its reasonable best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or other disposition of Option Shares. First American has the right to demand two such registrations.

     Neither Deposit Guaranty nor First American may assign any of its rights and obligations under the Stock Option Agreements or the Option to any other person without the express written consent of the other party, except that if a Subsequent Triggering Event occurs prior to an Exercise Termination Event, First American, subject to the terms of the Stock Option Agreement, may assign, in whole or in part, its rights and obligations thereunder, within 90 days (subject to extension to obtain necessary regulatory approvals or to avoid liability under Section 16(b) of the Exchange Act) of such Subsequent Triggering Event; provided that until the date 15 days after the date on which the Federal Reserve Board approves an application by First American to acquire the Option Shares, First American may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Deposit Guaranty, (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on First American's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     Certain rights and obligations of First American under the Stock Option Agreement are subject to receipt of required regulatory approvals. The approval of the Federal Reserve Board is required for the acquisition by First American of more than 5% of the outstanding shares of Deposit Guaranty Common Stock. Accordingly, First American has included or will include in its applications with the Federal Reserve Board a request for approval of the right of First American to exercise its rights under the Stock Option Agreement, including its right to purchase more than 5% of the outstanding shares of Deposit Guaranty Common Stock. See "-- Regulatory Matters."

THE MERGER

                              ACCOUNTING TREATMENT

     It is intended that the Merger will be accounted for as a "pooling of interests" under GAAP, and the receipt of a letter from First American's independent accountants to the effect that the Merger will qualify for such accounting treatment is a condition to the parties' obligations to consummate the Merger. To conform to the provisions of Staff Accounting Bulletin 96, "Treasury Stock Acquisitions Following Consummation of a Business Combination Accounted for as a Pooling of Interests," each of First American and Deposit Guaranty has terminated or will have terminated prior to the date of consummation of the Merger its respective share repurchase program. The unaudited pro forma financial information included in this Joint Proxy Statement-Prospectus reflects the Merger using the "pooling of interests" method of accounting. See "SUMMARY -- Comparative Unaudited Per Share Data" and
"-- Selected Financial Data," and "FINANCIAL AND BUSINESS
INFORMATION -- Unaudited Pro Forma Combined Condensed Financial Information."

                               REGULATORY MATTERS

     Federal Reserve Board. The Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The BHCA requires the Federal Reserve Board, when approving a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

     The BHCA prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

     Applicable U.S. federal law provides for the publication of notice and public comment on applications or notices filed with the Federal Reserve Board and authorizes such agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.

     The Merger generally may not be consummated until 30 days (which may be shortened to 15 days with the consent of the U.S. Department of Justice) following the date of applicable United States federal regulatory approval, during which time the U.S. Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action by the U.S. Department of Justice, if it occurred, would stay the effectiveness of the regulatory agency's approval unless a court specifically ordered otherwise.

     State Authorities. In connection with the Merger, a notice filing with the Commissioner of Banking and Consumer Finance of the State of Mississippi is required, approval of the Mississippi Commissioner of Insurance is required in connection with the acquisition of G&W Life Insurance Company, Deposit Guaranty's credit life subsidiary, and a separate notice to the Commissioner of Financial Institutions of the State of Tennessee is required in connection with First American's acquisition of Victory Bank and Trust Co. (which will become a subsidiary of Deposit Guaranty after the completion of the Victory Merger) as a separate subsidiary (such state regulatory authorities, collectively, the "STATE AUTHORITIES").

     Status of Regulatory Approvals and Other Information. As of the date of this document, the Federal Reserve Board has approved the Merger and the required waiting period has expired. First American has applied separately to the Federal Reserve Board for approval to acquire Victory Bank and Trust Co. as a

                                                                      THE MERGER
separate subsidiary of First American, which application remains pending. Applications or notices with each of the State Authorities have been, or promptly will be, filed. The Merger Agreement provides that the obligation of each of First American and Deposit Guaranty to consummate the Merger is conditioned upon the receipt of all Requisite Regulatory Approvals. There can be no assurance that any governmental agency that has not already done so will approve or take any other required action with respect to the Merger, and, if the remaining Requisite Regulatory Approvals are received or action is taken, there can be no assurance as to the date of such remaining Requisite Regulatory Approvals or action.

     First American and Deposit Guaranty are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, First American and Deposit Guaranty currently contemplate that such approval of action would be sought.

     See "-- The Effective Time," "-- Conditions to the Merger" and "-- Termination of the Merger Agreement."

                     RESTRICTIONS ON RESALES BY AFFILIATES

     The shares of First American Common Stock issuable to Deposit Guaranty Shareholders upon consummation of the Merger have been registered under the Securities Act. Such securities may be traded freely without restriction by those shareholders who are not deemed to be "affiliates" of First American or Deposit Guaranty, as that term is defined in the rules promulgated under the Securities Act.

     Shares of First American Common Stock received by those Deposit Guaranty Shareholders who are deemed to be affiliates of Deposit Guaranty at the time of the Deposit Guaranty Special Meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted thereunder. Commission guidelines regarding qualifying for the "pooling of interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines also indicate that the "pooling of interests" method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

     Each of First American and Deposit Guaranty has agreed in the Merger Agreement to use its reasonable best efforts to cause each person who is an affiliate (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act (in the case of Deposit Guaranty affiliates) and to preserve the ability of the Merger to be accounted for as a "pooling-of-interests."

     First American has agreed in the Merger Agreement to use its best efforts to publish, not later than 15 days after the end of the first full calendar month following the month in which the Effective Time occurs, financial results covering at least 30 days of post-Merger combined operations, as contemplated by Accounting Series Release No. 135 issued by the Commission.

THE MERGER

                        INFORMATION ABOUT OUR COMPANIES

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Following the consummation of the Merger, it is anticipated that the current senior management of First American will be augmented by the addition of Mr. Robinson, who will serve as Vice Chairman and Chief Operating Officer of First American, and Mr. McMillan, who will serve as Chairman of the Deposit Guaranty operations of the combined company.

     As of the Effective Time, First American will increase the size of the First American Board by five members and will appoint five directors of Deposit Guaranty mutually agreed upon by Deposit Guaranty and First American to the First American Board. If any of such directors are appointed to a class of First American directors whose terms expire before December 31, 1999, First American will include such persons on the list of the First American Board's nominees at the next annual meeting of First American Shareholders at which directors of that class are elected. If any such person cannot serve as a director of First American, First American will elect a member of the Advisory Boards to substitute for such person. See "THE MERGER -- Interests of Certain Persons in the Merger."

     Promptly after the Effective Time, the members of the Deposit Guaranty Board (other than those appointed to the First American Board) and the members of the Board of Directors of Deposit Guaranty National Bank will be appointed or elected as members of the Advisory Boards. Such persons will serve in such capacity for a period of not less than 36 months after the Effective Time, and any persons who are members of the Advisory Boards as of the Effective Time will continue to be members of the Advisory Boards for the same period. See "THE MERGER-- Interests of Certain Persons in the Merger."

     First American currently expects that, following the consummation of the Merger, Deposit Guaranty National Bank's existing branches will continue to use the Deposit Guaranty National Bank name in the markets in which they currently operate.

     For additional information regarding management and operations of the combined company, see "-- Information About First American" and "-- Information About Deposit Guaranty."

                                                 INFORMATION ABOUT OUR COMPANIES

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

     First American Common Stock is authorized for quotation on Nasdaq under the trading symbol "FATN." As of March 6, 1998, First American Common Stock was held of record by approximately 10,042 persons. The following table sets forth the high and low closing sale prices of the First American Common Stock as reported by Nasdaq.

     Deposit Guaranty Common Stock is listed on the NYSE under the symbol "DEP." As of March 6, 1998, Deposit Guaranty Common Stock was held of record by approximately 7,127 persons. The following table sets forth the high and low closing sale prices for Deposit Guaranty Common Stock as reported by the NYSE Composite Transactions List for the periods indicated.

     The prices set forth under "Deposit Guaranty Common Stock Equivalent" represent the closing sales prices of First American Common Stock for the corresponding periods, multiplied by the Exchange Ratio of 1.17.

                                                 FIRST AMERICAN    DEPOSIT GUARANTY    DEPOSIT GUARANTY
                                                  CLOSING SALES      CLOSING SALES       COMMON STOCK
                                                    PRICES(A)           PRICES            EQUIVALENT
                                                 ---------------   -----------------   -----------------
                                                  HIGH     LOW      HIGH       LOW      HIGH       LOW
                                                 ------   ------   -------   -------   -------   -------
YEAR ENDED DECEMBER 31, 1996:
  First Quarter................................  $24      $21.38   $   23.75 $   21.50 $   28.08 $   25.01
  Second Quarter...............................   22.63    21.06       24.13     22        26.47     24.64
  Third Quarter................................   24.03    20.56       24.50     22        28.12     24.06
  Fourth Quarter...............................   29.25    24          31        24        34.22     28.08
YEAR ENDED DECEMBER 31, 1997:
  First Quarter................................   34.38    28.25       33.38     29.63     40.22     33.05
  Second Quarter...............................   39.50    30.22       31.88     30        46.22     35.36
  Third Quarter................................   49.63    38.50       33.31     31.88     58.06     45.05
  Fourth Quarter...............................   54.75    45.13       57.31     33.75     64.06     52.80
YEAR ENDED DECEMBER 31, 1998:
  First Quarter (through March 10, 1998).......   48.94    44          55.94     50.56     57.26     51.48

---------------

(a) Adjusted to reflect a two-for-one stock split effective May 9, 1997.

INFORMATION ABOUT OUR COMPANIES

DIVIDENDS

     The following table sets forth dividends declared per share of First American Common Stock and Deposit Guaranty Common Stock, respectively, for the periods indicated. The ability of either First American or Deposit Guaranty to pay dividends to its respective shareholders is subject to certain restrictions. See "-- Supervision and Regulation of First American and Deposit Guaranty."

                                                              FIRST AMERICAN   DEPOSIT GUARANTY
                                                               DIVIDENDS(a)       DIVIDENDS
                                                              --------------   ----------------
YEAR ENDED DECEMBER 31, 1996:
  First Quarter.............................................      $.140             $.165
  Second Quarter............................................       .155              .175
  Third Quarter.............................................       .155              .175
  Fourth Quarter............................................       .155              .200
YEAR ENDED DECEMBER 31, 1997:
  First Quarter.............................................       .155              .200
  Second Quarter............................................       .200              .200
  Third Quarter.............................................       .200              .200
  Fourth Quarter............................................       .200              .230
YEAR ENDED DECEMBER 31, 1998:
  First Quarter (through March 10, 1998)....................       .200              .230

---------------

(a) Adjusted to reflect a two-for-one stock split effective May 9, 1997.

                                                 INFORMATION ABOUT OUR COMPANIES

                        INFORMATION ABOUT FIRST AMERICAN

GENERAL

     First American was incorporated in Tennessee in 1968 and is registered as a bank holding company under the BHCA and as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"). First American owns all of the capital stock of First American National Bank, a national banking association headquartered in Nashville, Tennessee ("FANB"); First American Federal Savings Bank, a federal savings bank headquartered in Roanoke, Virginia; and First American Enterprises, Inc., a Tennessee corporation headquartered in Nashville, Tennessee. First American's subsidiary banks engage in lending in the following areas: commercial, consumer (amortizing mortgages and other consumer loans) and real estate (construction, commercial mortgages and other real estate loans).

     FANB owns 98.50% of the issued and outstanding capital stock of IFC Holdings, Inc. (formerly INVEST Financial Corporation), a Delaware corporation headquartered in Tampa, Florida, which is engaged in the distribution of securities, other investment products, and insurance, and 49% of the capital stock of The SSI Group, Inc., a Florida corporation headquartered in Mobile, Alabama, which is engaged in health care claims processing.

     First American coordinates the financial resources of the consolidated enterprise and maintains systems of financial, operational and administrative controls that allow coordination of selected policies and activities. First American derives its income from interest, dividends and management fees received from its subsidiaries.

     As of December 31, 1997, First American had total assets of approximately $10.8 billion, total deposits of approximately $8.0 billion and shareholders' equity of approximately $908 million. The mailing address of the principal executive offices of First American is First American Center, Nashville, Tennessee 37237-0700, and the telephone number is (615) 748-2000.

"YEAR 2000" INFORMATION SYSTEM ISSUES

     The term "Year 2000 issue" refers to the necessity of converting computer information systems such that such systems recognize more than two digits to identify a year in any given date field, and are thereby able to differentiate between years in the twentieth and twenty-first centuries ending with the same two digits (e.g. 1900 and 2000). This issue affects not only First American, but virtually all companies, organizations and governments worldwide that use computer information systems. To address the Year 2000 issue, First American has adopted a broad-based approach designed to encompass First American's total systems and non-systems environments. This approach includes the development of a conversion time line, costs budget, resource allocation and independent verification of each system's capacity to properly recognize dates following such conversion. First American has formed an enterprise-wide steering committee and implementation team to oversee and complete the conversion project.

     A principal Year 2000 issue for First American relates to its mainframe computer operating system software and application software. The operating system software is subject to a data processing outsourcing agreement with IBM Global Services ("IBM"). First American management believes that IBM is well into the process of modifying this operating system code. In addition, First American contracted with PLATINUM technology, inc., a leading software technology company, to assist First American in its Year 2000 efforts by converting First American's proprietary code to Year 2000 compliance, and this work was substantially complete as of December 31, 1997. First American is also actively working with its other third party software vendors to ensure Year 2000 readiness. An inventory of software applications at First American has been conducted and third party vendors have been contacted regarding the status of the Year 2000 compliance of their products. First American plans to conduct extensive testing of application systems used in its operations, including both internally-developed and third-party-vendor application systems, beginning in early 1998. With respect to credit decisions, First American is taking steps to ensure that Year 2000 compliance is taken into account in its loan underwriting procedures. Year 2000 issues related to physical facilities and other electronic interactions are also being addressed.

INFORMATION ABOUT OUR COMPANIES

     First American expects to be substantially Year 2000 compliant by the end of 1998. Management anticipates that internally-developed and third-party provided applications will be tested for compliance in 1998 and 1999. The costs of First American's overall Year 2000 initiative have not yet been finally determined, but are not expected to exceed $5 million in the aggregate.

MANAGEMENT AND ADDITIONAL INFORMATION

     Certain information relating to the executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to First American can be found under "OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING," and, in addition, is incorporated by reference or set forth in the First American Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference. First American Shareholders and Deposit Guaranty Shareholders desiring copies of such document may contact First American at its address or telephone number indicated under "ADDITIONAL INFORMATION -- Where You Can Find More Information."

                       INFORMATION ABOUT DEPOSIT GUARANTY

GENERAL

     Deposit Guaranty is a Mississippi business corporation organized in 1968 as a bank holding company registered under the BHCA and is headquartered in Jackson, Mississippi. Deposit Guaranty conducts business through its banking subsidiary, Deposit Guaranty National Bank, and through its various bank-related subsidiaries. Through its subsidiaries, which include 170 branch banking offices, Deposit Guaranty services customers primarily in Mississippi, Louisiana and Arkansas, offering complete banking, mortgage banking, discount brokerage and trust services. Deposit Guaranty also provides mortgage banking services in Texas, Nebraska, Indiana, Iowa and Oklahoma through its subsidiaries. On September 24, 1997, Deposit Guaranty entered into a definitive agreement to acquire Victory Bancshares, Inc., with approximately $118 million in total assets, located in Memphis, Tennessee.

     At December 31, 1997, Deposit Guaranty had assets of approximately $6.9 billion, deposits of approximately $5.4 billion and stockholders' equity of approximately $635 million. The principal executive offices of Deposit Guaranty are located at 210 East Capitol Street, Jackson, Mississippi 39201, and its telephone number is (601) 354-8564.

MANAGEMENT AND ADDITIONAL INFORMATION

     Certain information relating to the executive compensation, various benefit plans, voting securities and the principal holders thereof, certain relationships and other related matters as to Deposit Guaranty is incorporated by reference or set forth in Deposit Guaranty Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference. Deposit Guaranty Shareholders and First American Shareholders desiring copies of such documents may contact Deposit Guaranty at its address or phone number indicated under "ADDITIONAL INFORMATION -- Where You Can Find More Information."

       SUPERVISION AND REGULATION OF FIRST AMERICAN AND DEPOSIT GUARANTY

GENERAL

     As registered bank holding companies, First American and Deposit Guaranty are subject to the supervision of, and to regular inspection by, the Federal Reserve Board. As a savings and loan holding company, First American is also subject to the supervision of the Office of Thrift Supervision (the "OTS") under HOLA. The bank subsidiaries of both First American and Deposit Guaranty are organized as national banking associations, which are subject to regulation, supervision and examination by the Officer of the

                                                 INFORMATION ABOUT OUR COMPANIES

Comptroller of the Currency (the "COMPTROLLER"). First American owns a federal savings bank subject to supervision, regulation and examination by the OTS. The deposits of each of the banking subsidiaries of Deposit Guaranty and First American are insured, up to applicable limits, by the Federal Deposit and Insurance Corporation (the "FDIC"), which maintains back-up enforcement authority over each institution. In addition to banking laws, regulations and regulatory agencies, First American and Deposit Guaranty and their subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which, directly or indirectly, affect the operations and management of First American and Deposit Guaranty and their ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect First American and Deposit Guaranty. To the extent statutory or regulatory provisions or proposals are described, the description is qualified in its entirety by reference to the particular statutory or regulatory provision or proposal. Supervision and regulation of bank holding companies and their subsidiaries are intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole, not for the protection of bank holding company shareholders or creditors. Further information on the supervision and regulation of First American, Deposit Guaranty and their subsidiaries may be found in the respective Annual Reports on Form 10-K for the year ended December 31, 1996 for each of the companies. See "ADDITIONAL INFORMATION -- Where You Can Find More Information."

     The activities of First American and Deposit Guaranty and those of companies which each controls or in which either holds more than 5% of the voting stock are limited to banking, managing or controlling banks, furnishing services to or performing services for their subsidiaries or any other activity which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Generally, bank holding companies, such as First American and Deposit Guaranty, are required to obtain prior approval of the Federal Reserve Board to engage in any new activity or to acquire more than 5% of any class of voting stock of any company.

     Bank holding companies are also required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank that is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "INTERSTATE BANKING AND BRANCHING ACT"), bank holding companies may acquire banks in states other than their home states without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and less than 30% of such deposits in that state (or such lesser or greater amount set by state law). Under the Tennessee Bank Structure Act, no bank holding company, whether incorporated in Tennessee or elsewhere, may acquire any bank in Tennessee that has been in operation for less than five years, or organize a new bank in Tennessee, except in the case of certain interim bank mergers and acquisitions of banks in financial difficulty. Under Tennessee law pertaining to bank mergers, banks in separate counties in Tennessee that have been in operation for at least five years may merge. Banks with principal offices in the same county may merge without regard to the five-year aging requirement. Under these provisions, First American could in the future acquire banks in Tennessee that have been in operation for five years, but may not form or acquire a new bank in any Tennessee county other than Davidson County, in which the main office of First American National Bank is located.

     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, thereby creating interstate branches. This provision, which became effective June 1, 1997, allowed each state, prior to the effective date, the opportunity to "opt out" of this provision, thereby prohibiting interstate branching within that state. No states in which First American's banking subsidiaries are located adopted legislation to "opt out" of the interstate branching provisions. Furthermore, pursuant to the Interstate Banking and

INFORMATION ABOUT OUR COMPANIES

Branching Act, a bank is now able to open new branches in a state in which it does not already have banking operations if such state enacts a law permitting such de novo branching.

     Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any such proposals or bills being enacted and the impact they might have on First American, Deposit Guaranty and their subsidiaries cannot be determined at this time.

CAPITAL AND OPERATIONAL REQUIREMENTS

     The Federal Reserve Board, the Comptroller, the OTS and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States bank holding companies and federally insured depository institutions. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines applicable to bank holding companies define a two-tier capital framework. Tier 1 capital generally consists of common and qualifying preferred shareholders' equity, less goodwill, certain intangibles and other adjustments. Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. For purposes of calculating risk-weighted assets, assets and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk. The minimum Tier 1 risk-based capital ratio is 4% and the minimum total risk-based capital ratio is 8%. First American's Tier 1 and total risk-based capital ratios under these guidelines at September 30, 1997 were 9.06% and 11.46%, respectively, and Deposit Guaranty's were 9.59% and 10.84%, respectively.

     The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. First American's and Deposit Guaranty's leverage ratios at September 30, 1997 were 7.71% and 7.27%, respectively. First American Federal Savings Bank is subject to similar capital requirements adopted by the OTS. Under the OTS capital guidelines, a savings association is required to maintain tangible capital of at least 1.5% of tangible assets, core (leverage) capital of at least 3% of the association's adjusted total assets and risk-based capital of at least 8% of risk-weighted assets.

     The other U.S. federal banking agencies have established risk-based and leverage capital guidelines for federally-insured banks and thrifts that are substantially similar to the Federal Reserve Board's capital guidelines for bank holding companies. At September 30, 1997, each of the depository institution subsidiaries of First American and Deposit Guaranty was in compliance with these applicable federal capital adequacy guidelines.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective U.S. federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan in order for the capitalization plan to be accepted by the appropriate bank regulator. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-

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capital standards for safety and soundness related generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized, including, in the most severe cases, placing an institution into conservatorship or receivership. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of a least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, each of the banking subsidiaries of First American and Deposit Guaranty was considered well capitalized as of September 30, 1997.

     Banking agencies have also adopted final regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. That evaluation will be made as a part of the institution's regular safety and soundness examination. Banking agencies have adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance sheet position) in the determination of a bank's capital adequacy.

     Distributions. First American and Deposit Guaranty both derive funds for cash distributions to their respective shareholders from a variety of sources, including cash and temporary investments. The primary source of such funds, however, is dividends received from their banking subsidiaries. Under applicable law, the national banking subsidiaries of First American and Deposit Guaranty may not pay a dividend, without the prior approval of the Comptroller, if the total of all dividends declared in any calendar year exceeds the total of its net profits of the preceding two calendar years, less any required transfers to surplus or to a fund for the retirement of any preferred stock. In addition, federal savings associations must provide the OTS with at least 30 days' notice prior to declaring a dividend and are subject to other OTS regulations governing capital distributions. Each of the banking subsidiaries is prohibited from paying a dividend if thereafter the subsidiary would fail to maintain capital within regulatory minimums. The appropriate U.S. federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of the bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

     Federal Reserve Board policy provides that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial condition.

     In addition to the foregoing, the ability of First American, Deposit Guaranty and their respective banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA, as described above. The right of First American, Deposit Guaranty, their respective shareholders and their respective creditors to participate in any distribution of the assets or earnings of their respective subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

     "Source of Strength" Policy; Cross-Guarantee Liability. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of a bank holding company such as First American or Deposit

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Guaranty or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of such bank holding company may be assessed for the FDIC's loss, subject to certain exceptions.

ENFORCEMENT POWERS OF THE BANKING AGENCIES

     The U.S. federal and state banking agencies have broad enforcement powers over bank holding companies and their subsidiaries, including, in the case of the federal agencies, the power to terminate deposit insurance, impose substantial fines and other civil penalties and, in the most severe cases, to appoint a conservator or receiver for a depository institution. Failure to maintain adequate capital or to comply with applicable laws, regulations and supervisory agreements could subject First American, Deposit Guaranty or their subsidiaries to these enforcement provisions.

                          FIRST AMERICAN CAPITAL STOCK

FIRST AMERICAN COMMON STOCK

     General. First American is authorized to issue 100,000,000 shares of First American Common Stock, of which 57,713,411 shares were outstanding as of March 6, 1998. First American Common Stock is traded on Nasdaq under the trading symbol "FATN." As of March 6, 1998, 15,300,000 shares of First American Common Stock were reserved for issuance under various employee benefit plans of First American or otherwise, pursuant to the First American Dividend Reinvestment and Stock Purchase Plan and pursuant to that certain agreement (the "CHARTER FEDERAL AGREEMENT") by and between First American and Charter Federal Savings Bank in connection with certain litigation with the U.S. Government with respect to the treatment of supervisory goodwill. After taking into account the shares reserved as described above and the number of shares expected to be issued in the Merger, the number of authorized shares of First American Common Stock available for other corporate purposes as of March 6, 1998 was approximately 27,000,000. The First American Board is proposing an amendment to the First American Charter that would increase the number of authorized shares of First American Common Stock to 200,000,000. See "AMENDMENT TO FIRST AMERICAN CHARTER -- Amendment to First American Charter to Increase Number of Authorized Shares of Common Stock."

     Voting and Other Rights. The holders of First American Common Stock are entitled to one vote per share, and, in general, assuming the presence of a quorum, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each First American Shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, such shareholders do not have the right to cumulate their votes (unless action is taken to provide otherwise by charter amendment, which action management does not currently intend to propose). In general, (i) amendments to the First American Charter must be approved by each voting group entitled to vote separately thereon by a majority of the votes entitled to be cast by that voting group, if the amendment would create dissenter's appraisal rights as to that group, and otherwise by a majority of the votes cast thereon; (ii) a merger or share exchange required to be approved by the First American Shareholders must be approved by each voting group entitled to vote separately thereon by a majority of the votes entitled to be cast by that voting group; and (iii) the dissolution of First American, or the sale of all or substantially all of the property of First American other than in the usual and regular course of business, must be approved by a majority of all votes entitled to be cast thereon.

     In the event of liquidation, holders of First American Common Stock would be entitled to receive pro rata any assets legally available for distribution to First American Shareholders with respect to shares held by them, subject to any prior rights of any First American preferred stock (as described below) then outstanding.

     First American Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of First American Common Stock are, and upon issuance the shares of First American Common Stock to be issued to Deposit Guaranty Shareholders will be, validly issued, fully paid and nonassessable.

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     First American Corporation Shareholder Services department acts as transfer agent and registrar for First American Common Stock.

     Distributions. The holders of First American Common Stock are entitled to receive such dividends or distributions as the First American Board may declare out of funds legally available for such payments. The payment of distributions by First American is subject to the restrictions of Tennessee law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock. Share dividends, if any are declared, may be paid from authorized but unissued shares.

     The ability of First American to pay distributions is affected by the ability of its banking subsidiaries to pay dividends. The ability of such banking subsidiaries, as well as of First American, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "INFORMATION ABOUT OUR
COMPANIES -- Supervision and Regulation of First American and Deposit Guaranty."

FIRST AMERICAN PREFERRED STOCK

     First American has authorized 2,500,000 shares of preferred stock, without par value, and may issue such preferred stock in one or more series, each with such preferences, limitations, designations, conversion rights, voting rights (not to exceed one vote per share), distribution rights, voluntary and involuntary liquidation rights and other rights as it may determine. First American has designated 300,000 shares of First American $2.375 Cumulative Preferred Stock and 500,000 shares of First American Series A Junior Preferred Stock. As of the date of this Joint Proxy Statement-Prospectus, no shares of either such series of First American preferred stock were outstanding.

   COMPARATIVE RIGHTS OF SHAREHOLDERS OF FIRST AMERICAN AND DEPOSIT GUARANTY

     First American is a Tennessee corporation subject to the provisions of the TBCA, the Tennessee Business Combination Act, the Tennessee Control Share Acquisition Act (the "TCSAA"), the Tennessee Authorized Corporation Protection Act (the "TACPA") and the Tennessee Greenmail Act (the "TGA"). Deposit Guaranty is a Mississippi corporation subject to the provisions of the MBCA. Deposit Guaranty Shareholders, whose rights are governed by the Deposit Guaranty Articles, the Deposit Guaranty Bylaws and the MBCA, will become First American Shareholders upon consummation of the Merger. As such, the rights of the former Deposit Guaranty Shareholders will be governed by the First American Charter, the First American By-Laws, and by the TBCA, the TCSAA, the TACPA and the TGA (collectively, the "TENNESSEE LAW").

     While it is impractical to summarize all such differences, set forth below are the material differences between the rights of Deposit Guaranty Shareholders under the Deposit Guaranty Articles, the Deposit Guaranty Bylaws and the applicable Mississippi corporations law and the rights of First American Shareholders under the First American Charter, the First American By-laws and the Tennessee Law.

BOARD OF DIRECTORS

     Size. The Deposit Guaranty Articles and the Deposit Guaranty Bylaws provide that the size of the Deposit Guaranty Board shall consist of not fewer than nine nor more than 25 directors, the exact number to be determined from time to time by resolution adopted by affirmative vote of the majority of the entire Deposit Guaranty Board. The First American Charter and the First American By-Laws provide that the size of the First American Board shall consist of not fewer than nine nor more than 27 directors, the exact number to be determined from time to time by the First American Board pursuant to a resolution adopted by a majority of the First American Board.

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     Cumulative Voting.  The MBCA provides that shareholders may cumulate their votes unless the corporation's articles of incorporation provide otherwise. The TBCA provides that shareholders do not have the right to cumulate their votes unless the corporation's charter provides otherwise. Pursuant to the Deposit Guaranty Articles and the Deposit Guaranty Bylaws, Deposit Guaranty Shareholders may cumulate their votes in the election of directors. Pursuant to the First American By-Laws, First American Shareholders may not cumulate their votes in the election of directors. As a result, it could be more difficult, in certain circumstances, for a shareholder to gain representation on the First American Board than on the Deposit Guaranty Board.

     Qualification of Directors. The Deposit Guaranty Bylaws provide that each director of Deposit Guaranty must hold in his own right stock of Deposit Guaranty with an aggregate par, book or market value of no less than $1,000 as of the date of such director's election. The Deposit Guaranty Bylaws further provide that no person may be elected a director of Deposit Guaranty who is over the age of 65 as of the first day of January immediately preceding the election of directors, and no director shall be eligible for re-election who has failed to attend more than 50% of Deposit Guaranty Board and committee meetings, unless excused by the Deposit Guaranty Board. The First American By-laws provide that no person may be elected or re-elected a director after reaching the age of 70 unless the First American Board deems that election or re-election (which may be for a single additional term only) is in the best interests of First American or unless the person owns greater than 1% of the issued and outstanding shares of First American.

     Vacancies. The MBCA and the TBCA provide that vacancies on a board of directors may be filled by shareholders or the board of directors unless the articles of incorporation provide otherwise. The Deposit Guaranty Bylaws provide that any vacancy on the Deposit Guaranty Board, however created, may be filled only by the Deposit Guaranty Shareholders, with such appointee to serve for the unexpired term of his or her predecessor. The First American Charter and the First American By-Laws provide that any vacancy on the First American Board is to be filled only by a majority vote of directors then in office, such appointee to serve for the unexpired term of his or her predecessor or, if there is no predecessor, until the next annual meeting of shareholders.

     Removal. The MBCA and the TBCA contain substantially similar provisions with respect to removing directors, except that the TBCA also provides that a corporation's charter can provide for removal of directors with cause by a majority of the entire board of directors. The First American Charter does not so provide. The Deposit Guaranty Articles provide for removal of directors only at a meeting called expressly for such purpose and only upon a vote in favor of removal by the holders of at least 80% of the shares then entitled to vote at an election of directors. Because Deposit Guaranty Shareholders may cumulate their votes in the election of directors, under the MBCA and the Deposit Guaranty Articles a director cannot be removed if the votes cast against removal of the director would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which he or she is a part. The First American Charter and the First American By-Laws provide for removal of directors only for cause, only at a meeting called for that purpose and only upon a vote for removal of at least 75% of the votes entitled to be cast by all holders of voting stock voting together as a single class at a meeting called for such purpose.

     Nomination of Directors. Pursuant to the Deposit Guaranty Bylaws, notice of nominations of directors by Deposit Guaranty Shareholders must be made by a notice in writing delivered to Deposit Guaranty at its principle executive offices not less than 60 days nor more than 75 days prior to the annual meeting, provided that, if less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to Deposit Guaranty Shareholders, notice by the Deposit Guaranty Shareholder must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Pursuant to the First American By-Laws, nominations of directors by First American Shareholders must be made in writing given to the Secretary of First American not later than (i) 210 days in advance of an annual meeting of First American Shareholders if the election is to be held at such meeting or (ii) the close of business on the 10th day following the day on which notice is first given to First American Shareholders of a special meeting held to elect such directors.

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BUSINESS COMBINATION PROVISIONS

     The Mississippi Shareholder Protection Act (the "MSPA") imposes certain requirements in connection with certain business combinations with interested shareholders (as defined in the MSPA), but does not apply to bank holding companies unless the bank holding company's certificate of incorporation provides that the MSPA will apply; the Deposit Guaranty Articles do not so provide.

     The Tennessee Business Combination Act provides that a party beneficially owning 10% or more of the voting power of any class or series of then outstanding shares entitled to vote generally in the election of directors of a corporation (an "INTERESTED SHAREHOLDER") cannot engage in a business combination with the corporation for a period of five years following such Interested Shareholder's share acquisition date, unless the transaction either
(i) is approved by at least two-thirds of the voting stock of the corporation not beneficially owned by such Interested Shareholder at a meeting called for such purpose no earlier than five years after such Interested Shareholder's share acquisition date or (ii) satisfies certain fairness criteria specified in the TBCA. The Tennessee Business Combination Act exempts transactions with Interested Shareholders if the transaction is approved by the corporation's board of directors prior to the time when the person became an Interested Shareholder. The Tennessee Business Combination Act also exempts transactions with Interested Shareholders if the corporation enacts a charter amendment or bylaw by a majority vote of shareholders who have held shares for more than one year prior to the vote removing the corporation from the coverage of the Act, in which case the business combination can take effect two years after such vote. First American has not adopted a charter or by-law amendment removing First American from the coverage of the Tennessee Business Combination Act.

     The Deposit Guaranty Articles require a vote of not less than 80% of the votes entitled to be cast by the holders of all of the then-outstanding shares of capital stock of Deposit Guaranty entitled to vote on all matters submitted to Deposit Guaranty Shareholders generally ("DEPOSIT GUARANTY VOTING STOCK") to approve certain business combinations with a Deposit Guaranty Interested Shareholder (as defined herein), excluding Deposit Guaranty Voting Stock beneficially owned by such Deposit Guaranty Interested Shareholder. A "DEPOSIT GUARANTY INTERESTED SHAREHOLDER" generally means any person who is or has announced or publicly disclosed a plan or intention to become the beneficial owner of more than 10% of the outstanding Deposit Guaranty Voting Stock. The special voting requirements do not apply if the business combination has been approved by a majority of the Continuing Directors (as defined herein) or if the business combination meets certain fair price, procedural and other requirements described in the Deposit Guaranty Articles. A "CONTINUING DIRECTOR" is any member of the Deposit Guaranty Board who is not an affiliate or associate (as those terms are defined in the rules and regulations of the Exchange Act) or a representative of the Deposit Guaranty Interested Shareholder and either was a member of the Deposit Guaranty Board prior to the time that the Deposit Guaranty Interested Shareholder became a Deposit Guaranty Interested Shareholder or is or was recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.

     The First American Charter and the First American By-Laws contain substantially similar provisions, except that the First American Charter and the First American By-Laws require the affirmative vote of at least 75% of the votes entitled to be cast by all holders of capital stock entitled to vote in the election of directors (including the Interested Shareholder) and a majority of the votes entitled to be cast by all holders of capital stock entitled to vote in the election of directors, other than the shares beneficially owned by the Interested Shareholder.

SHAREHOLDER RIGHTS PLAN

     Deposit Guaranty does not have in place a shareholder rights plan, but, pursuant to the Deposit Guaranty Articles and the MBCA, the Deposit Guaranty Board could adopt such a plan at any time without the approval or ratification of the Deposit Guaranty Shareholders.

     First American has in place the First American Rights Agreement under which holders of First American Common Stock have been and are issued the First American Rights, the effect of which may be to discourage certain coercive or abusive takeover tactics. Pursuant to the First American Rights Agreement, the

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First American Board authorized and declared a distribution of one First
American Right for each outstanding share of First American Common Stock to First American Shareholders of record at the close of business on December 27, 1988 (the "RIGHTS RECORD DATE") and for each share of First American Common Stock issued by First American after the Rights Record Date but prior to the Distribution Date (as defined and described below). Accordingly, a First American Right will attach to each share of First American Common Stock issued in the Merger. Each First American Right entitles the registered holder, subject to the terms of the First American Rights Agreement, to purchase from First American one one-hundredth of a share (a "UNIT") of Series A Junior Preferred Stock of First American (the "PREFERRED STOCK"), at a purchase price of $80.00 per Unit, subject to adjustment. The First American Rights attach to all certificates representing shares of outstanding First American Common Stock, and no separate First American Rights certificates have been issued. The First American Rights will separate from the First American Common Stock, and the distribution date for the First American Rights (the "DISTRIBUTION DATE") will occur, upon the earlier of: (i) 10 days following public announcement (the date of the announcement being the "STOCK ACQUISITION DATE") that a person or group of affiliated or associated persons (other than First American, any subsidiary of First American or any employee benefit plan of First American or such subsidiary) has acquired, obtained the right to acquire, or otherwise obtained the beneficial ownership of 20% or more of the then outstanding shares of the First American Common Stock, or (ii) 10 days following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 20% or more of the then outstanding shares of the First American Common Stock. As soon as practicable after the Distribution Date, First American Rights certificates would be mailed to holders of record of the First American Common Stock as of the close of business on the Distribution Date and, thereafter, the separate First American Rights certificates alone would represent the First American Rights.

     Until a First American Right is exercised, the holder thereof has no rights as a shareholder of First American, including the right to vote or to receive dividends. Once the First American Right is exercised, however, each Unit of Preferred Stock will have one vote, voting together as a single class with the First American Common Stock.

     The First American Rights are not exercisable until the Distribution Date and will expire at the close of business on December 27, 1998 (the "FINAL EXPIRATION DATE") unless earlier redeemed by First American. They may be redeemed by First American at its option, by action of a majority of the First American independent directors, at any time prior to the earlier of (i) the close of business on the Final Expiration Date or (ii) the close of business on the tenth day following the Stock Acquisition Date. The Rights may only be redeemed in whole, not in part, at a price of $.01 per First American Right (the "REDEMPTION PRICE"), payable, at the election of such majority of independent directors, in cash or shares of First American Common Stock. Although no action has been taken in such respect, it is currently anticipated that First American will renew the First American Rights Agreement prior to its scheduled expiration as of the Final Expiration Date.

     The First American Rights Agreement also provides First American Shareholders certain rights in the following situations. In the event that (i) a person becomes the beneficial owner of 20% or more of the then outstanding shares of First American Common Stock or (ii) during the pendency of any tender or exchange offer for First American Common Stock or prior to the expiration of 20 business days (or such later date as a majority of the independent directors may determine) after the date such tender or exchange offer is terminated or expires, a person becomes the beneficial owner of 10% or more of the then outstanding shares of First American Common Stock (unless the 10% beneficial ownership results from certain limited circumstances specified in the First American Rights Agreement), then, in each case, each holder of a First American Right will thereafter have the right to receive, upon exercise, First American Common Stock having a value equal to two times the exercise price of the First American Right.

     In addition, in the event that, at any time following the Stock Acquisition Date, (i) First American is acquired in a merger or other business combination transaction (with certain limited exceptions specified in the First American Rights Agreement) and First American is not the surviving corporation; (ii) any person effects a share exchange or merger of First American and all or part of the First American Common Stock is converted or exchanged for securities, cash or property of any other person; or (iii) 50% or more of First

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American's assets or earning power is sold or transferred, each holder of a
First American Right (except First American Rights which previously have been voided pursuant to the "Beneficial Ownership" provision of the First American Rights Agreement) shall thereafter have the right to receive, upon exercise, common stock of the acquiring person having a value equal to two times the exercise price of the First American Right.

SHAREHOLDER MEETINGS

     Shareholder Action without a Meeting. Under both the MBCA and the TBCA, shareholders may act by written consent if all the shareholders entitled to vote on the action consent to taking such action without a meeting. Under the TBCA, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. Under the MBCA, shareholders may act by written consent only if the action is taken by all the shareholders entitled to vote thereon.

     Shareholder Business. Pursuant to the Deposit Guaranty Bylaws, for business to be properly brought before a meeting by a Deposit Guaranty shareholder, the Deposit Guaranty Shareholder must have given written notice (delivered to, or mailed and received by, the Secretary of Deposit Guaranty) no sooner than 60 and no later than 75 days prior to an annual meeting and no sooner than 40 and no later than 60 days prior to a special meeting (provided that, if less than 60 days' notice or prior public disclosure of the date of an annual meeting is given or made to Deposit Guaranty Shareholders, notice by the Deposit Guaranty Shareholder must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). The notice must set forth a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, the name and record address of the Deposit Guaranty Shareholder proposing such business, the class and number of shares of Deposit Guaranty stock beneficially owned by the Deposit Guaranty Shareholder and any material interest of the Deposit Guaranty Shareholder in such business.

     The First American By-Laws set forth a substantially similar provision, except that the First American By-Laws require compliance with Rule 14a-8 under the Exchange Act and that a shareholder's proposed business or proposal must be received by the General Counsel of First American no fewer than 120 days before the date of First American's proxy statement released to First American Shareholders in connection with the previous year's annual meeting of First American Shareholders.

     Special Meetings of Shareholders. The MBCA and the TBCA provide that a special meeting of shareholders may be called by a corporation's board of directors or by the persons authorized to call special meetings under the corporation's articles of incorporation and bylaws or, unless the articles of incorporation provide otherwise, by written demand of the shareholders having at least 10% of all the votes entitled to be cast on an issue to be considered at the proposed special meeting. The Deposit Guaranty Bylaws provide that a special meeting of Deposit Guaranty Stockholders may be called by the Deposit Guaranty Board, or by the Chairman of the Board or the President, and must be called by the Chairman of the Board of Deposit Guaranty if the holders of at least 10% of the votes entitled to be cast on the issue to be considered at the proposed special meeting properly deliver written demand for such a meeting to Deposit Guaranty's Secretary. The First American Bylaws provide that special meetings of First American Shareholders may be called by the First American Board, the Chairman of the Board, the Vice Chairman of the First American Board or the President of First American, and must be called by the First American Board Chairman of the First American Board, the Vice Chairman of the First American Board or by the President of First American no sooner than 75 days and no later than 90 days after receipt of a written demand for such a meeting from First American Shareholders owning at least 10% of the entire capital stock of First American issued and outstanding and entitled to vote at such meeting, together with a certified check for $50,000 payable to First American to cover First American's expenses in connection with such meeting.

     Notice of Meeting. The MBCA and the TBCA require a corporation to notify its shareholders with respect to each annual or special meeting no fewer than 10 and no more than 60 days before the meeting date (notice generally need be given only to shareholders entitled to vote at such meeting). Such notice need not include a description of the purpose of the annual meeting, but must include such a description if the meeting

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is a special meeting. In addition, the First American By-Laws provide that notice of special meetings called at the request of shareholders must be given no fewer than 45 and no more than 60 days before the meeting.

DISSENTERS' APPRAISAL RIGHTS

     Under the MBCA, shareholders have the right to dissent from certain proposed business actions, including consummation of a merger or share exchange that requires shareholder approval. For a detailed description of such provisions of the MBCA, see "ADDITIONAL INFORMATION -- Dissenters' Appraisal Rights" and Appendix E to this Joint Proxy Statement-Prospectus.

     Under the TBCA, shareholders have dissenter's rights generally similar to those under the MBCA, but under the TBCA, these rights do not apply to shareholders of corporations listed on an exchange registered under Section 6 of the Exchange Act or quoted on a national market system. Because First American is quoted on Nasdaq, First American Shareholders currently do not have dissenters' appraisal rights.

TAKEOVER STATUTES

     Regulation of Tender Offers. The Mississippi Business Tender Offer Law of 1980 (the "MBTOL") imposes certain restrictions on certain tender offers for the securities of "subject companies," which are defined as corporations or other entities issuing equity securities (excluding banks and savings and loan associations) where at least 20% of such outstanding equity securities are owned by Mississippi residents and the fair market value of such corporation's or other entity's assets owned or controlled in Mississippi exceed one million dollars. The MBTOL requires the party making the tender offer to file a registration statement with the Secretary of Mississippi that indicates any plans to gain control of the corporation that is the subject of the tender offer. The Secretary of State has authority to require additional information concerning the takeover and may require a hearing on the matter. Certain tender offers are exempt from the MBTOL, including those in which the consideration to be paid in the transaction consists at least in part of securities issued in a transaction registered under the Securities Act.

     The Tennessee Investor Protection Act address similar circumstances, but the Tennessee Investor Protection Act does not apply to bank holding companies that, like First American, are subject to U.S. federal regulation.

     Control Share Acquisitions. The TCSAA provides that Control Shares (as defined herein) acquired in a Control Share Acquisition (as defined herein) have the same voting rights as all other shares in the same class or series only if voting rights are granted by the holders of a majority of all shares entitled to vote generally with respect to the election of directors, excluding shares held by the acquiring person, by any officer of the corporation or by any director of the corporation who is also an employee. Absent such a resolution, Control Shares will regain their voting rights only upon transfer to another person unless that transfer is a Control Share Acquisition. "CONTROL SHARE ACQUISITION" is defined as the acquisition, directly or indirectly, of ownership or power to direct the voting of Control Shares. "CONTROL SHARES" are defined as shares that, but for the provisions of the TCSAA, would have voting power with respect to shares of the corporation that, when added to all other shares of the corporation owned by such person or with respect to which such person may vote or direct the voting of (other than by virtue of a revocable proxy or written consent), would entitle that person to exercise or direct the exercise of voting power of the corporation in the election of directors within the ranges of (i) one-fifth or more but less than one-third of all voting power, (ii) one-third or more but less than a majority of all voting power, or (iii) a majority or more of all voting power, but only to the extent that an acquisition causes the acquiring person to exceed any of these the three thresholds of voting power for which the acquiring person has not previously received permission to obtain pursuant to the TCSAA. The TCSAA provides that any person who has made a Control Share Acquisition or who holds of record 10% or more of the outstanding shares of the corporation and who announces a good faith intention to make a Control Share Acquisition may deliver to the corporation a statement containing certain information about such person and such acquisition ("CONTROL SHARE ACQUISITION STATEMENT"). If an acquiring person demands contemporaneously with the delivery of a Control Share Acquisition Statement a special meeting of shareholders for the purpose of considering the voting rights to be accorded the Control Shares acquired or to

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be acquired, the board of directors of the corporation shall call such a meeting within 20 days of the receipt of such demand, and shall hold such meeting within fifty days of the receipt of such demand. Such demand must be accompanied by an undertaking to pay the corporation's reasonable expenses (not including expenses incurred in opposing such demand) in connection with noticing and holding the special meeting. Charter or bylaw provisions effective prior to the occurrence of a Control Share Acquisition may authorize the redemption, at the option of the corporation, of all but not less than all Control Shares acquired in a Control Share Acquisition at any time during the period ended 60 days after the last acquisition of Control Shares by an acquiring person from the acquiring person for fair value if (i) no Control Share Acquisition Statement has been filed or (ii) a Control Share Acquisition Statement has been filed and the shares are not accorded voting rights by the shareholders. A charter or bylaw provision effective prior to the occurrence of a Control Share Acquisition may provide that, in the event Control Shares acquired in a Control Share
Acquisition are accorded voting rights and the acquiring person has a majority or more of all voting power entitled to vote generally for the election of directors, all shareholders of the corporation (other than the acquiring person) who do not vote in favor of granting such voting power shall be entitled to an appraisal of the fair value of their shares ("CONTROL SHARE DISSENTING RIGHT").

     The First American By-Laws expressly provide that the TCSAA shall apply with respect to shares of First American, authorize redemption of control shares pursuant to the TCSAA and do not provide for Control Share Dissenting Rights.

     The Mississippi Control Share Act (the "MCSA") excludes bank holding companies, such as Deposit Guaranty, from its coverage unless such company elects to be covered thereby by amending its Articles of Incorporation to so provide; Deposit Guaranty has not so amended the Deposit Guaranty Articles.

CONSIDERATION OF NON-SHAREHOLDER INTERESTS BY BOARD OF DIRECTORS

     The Deposit Guaranty Articles require the Deposit Guaranty Board to consider all relevant factors when evaluating whether certain proposed business combinations or certain dispositions of all or substantially all of the assets of Deposit Guaranty or of any Deposit Guaranty subsidiary, any offer to purchase any or all of Deposit Guaranty's securities, any solicitation of proxies for election of directors of Deposit Guaranty, or any similar transaction or event is in the best interests of Deposit Guaranty and Deposit Guaranty Shareholders, including: the adequacy of the consideration being paid in connection with such transaction; the social and economic effects of the transaction on Deposit Guaranty, any Deposit Guaranty subsidiary, depositors, loan and other customers, creditors and employees of Deposit Guaranty and its subsidiaries, and other elements of the community in which Deposit Guaranty and its subsidiaries operate or are located; the business, financial condition and earning prospects of the acquiring person, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person, and the possible effect of such conditions upon Deposit Guaranty, its subsidiaries and the other elements of the community in which Deposit Guaranty and its Subsidiaries operate or are located; and the competence, experience and integrity of the acquiring person and its management.

     The First American Charter requires the First American Board to consider all relevant factors when evaluating whether certain proposed business combinations or certain dispositions of all or substantially all of First American or of any First American subsidiary, any offer to purchase any or all of First American's securities, any solicitation of proxies for election of directors of First American, or any similar transaction is in the best interests of First American and First American Shareholders, including: the consideration being offered in the proposed transaction in relation to the then-current market price, in relation to the then-current value of First American in a freely negotiated transaction and in relation to the First American Board's then-current estimate of the future value of First American as an independent entity; the social and economic effects on the employees, customer, suppliers and other constituents of First American and its subsidiaries and on the communities in which First American and its subsidiaries operate or are located; and the desirability of maintaining First American's independence from other entities.

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CERTAIN PURCHASES OF THE CORPORATION'S SECURITIES

     The TGA provides that it is unlawful for any Tennessee corporation which has a class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act or any subsidiary of such corporation to purchase, directly or indirectly, any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of the securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock of the corporation, or, alternatively, unless the corporation makes an offer of at least equal value per share to all holders of such class. The TGA applies to purchases of First American Common Stock. Mississippi law does not contain a comparable provision.

INDEMNIFICATION

     Deposit Guaranty. The Deposit Guaranty Articles require Deposit Guaranty to indemnify any person who was or is a party or is threatened to be made a party (a "DEFENDANT") to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING") (other than a Proceeding by or in the right of Deposit Guaranty), as a result of serving or having served as a director, officer, employee or agent of Deposit Guaranty, or serving or having served at the request of Deposit Guaranty in such a capacity with another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Deposit Guaranty, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     In the case of a Proceeding by or in the right of Deposit Guaranty, Deposit Guaranty shall indemnify a Defendant for expenses (including attorneys' fees) reasonably incurred in defending any such Proceeding if such Defendant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Deposit Guaranty; provided, however, that Deposit Guaranty will not indemnify any such person in respect of any Proceeding as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Deposit Guaranty unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses that the Court deems proper.

     Determining the propriety of indemnification rests with (i) a majority vote of a quorum of directors of the entire Deposit Guaranty Board not interested in the action, (ii) by written opinion of independent legal counsel if such quorum cannot be obtained, (iii) Deposit Guaranty Stockholders or (iv) any court of competent jurisdiction within the State of Mississippi; provided that, to the extent that a Defendant is successful on the merits or otherwise in any Proceeding, he or she will be indemnified against expenses (including attorneys' fees), without the necessity of such a determination.

     The Deposit Guaranty Articles specifically provide that the provisions therein are not exclusive of any other rights to which those seeking indemnification may be entitled and that Deposit Guaranty's policy is that indemnification of the persons specified in the Deposit Guaranty Articles shall be made to the fullest extent permitted by law. Expenses incurred in defending or investigating a threatened or pending action may be paid by Deposit Guaranty in advance of final disposition as authorized by the Deposit Guaranty Board and upon an undertaking by or on behalf of the Defendant to repay such amount in the event that the Defendant is not entitled to indemnification.

     The Deposit Guaranty Articles further provide that Deposit Guaranty may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of Deposit Guaranty, or is or was serving in such a capacity with another entity at Deposit Guaranty's request, for liability asserted against or incurred by him or her in such capacity, regardless of whether Deposit Guaranty would have had the power or the obligation to indemnify such person against such liability under the provisions

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discussed above; provided, that Deposit Guaranty shall not purchase or maintain insurance coverage for a formal order by a bank regulatory agency assessing civil money penalties against a director or employee.

     First American. The First American Charter provides that indemnification to the full extent permitted by law for directors, officers, employees and agents of First American may be provided either directly or through insurance, and that no director of First American shall be personally liable to First American or its shareholders for monetary damages for breach of any fiduciary duty as a director to the full extent permitted by law.

     The First American By-Laws provide that First American will indemnify any Defendant in any Proceeding (other than a Proceeding by or in the right of First American) by reason of serving or having served as a director of First American (or counsel to the First American Board), an advisory director, or an officer of First American, or serving or having served at the request of the corporation in such a capacity with another entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of First American, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The First American By-Laws provide, however, that no indemnification shall be made (i) if a judgment or other final disposition adverse to the Defendant establishes his liability for intentional misconduct or knowing violation of the law or for an unlawful distribution under Tennessee law, (ii) if a judgment or other final adjudication adverse to the Defendant for breach of the Defendant's duty of loyalty to First American is based upon such Defendant gaining personal benefit or advantage to which he was not entitled, (iii) for any amounts if the Defendant is adjudged liable to First American or for any amounts paid to First American in settlement of a proceeding by or in the right of First American, or
(iv) in a proceeding by First American directly (and not derivatively) for expenses, unless such proceeding is brought after a change in control of First American.

     The First American By-Laws provide that First American shall indemnify a Defendant pursuant to the By-laws unless a determination is made that the Defendant did not meet the standard of conduct therein specified. Determination of the propriety of indemnification shall be made by the First American Board acting by a quorum consisting of disinterested directors, by independent legal counsel if such a quorum is not obtainable, or, even if obtainable, if the majority of a quorum of disinterested directors so directs, or by the First American Shareholders.

     The First American By-Laws provide that, subject to certain procedural requirements, First American shall pay expenses reasonably incurred in any Proceeding (other than a Proceeding brought by First American directly unless that action follows a change in control) in advance of the final disposition of the matter if the Defendant undertakes to repay such amount in the event that such Defendant is ultimately determined not to be entitled to indemnification, unless a quorum of disinterested directors or independent legal counsel directed by the First American Board (in the event that such a quorum is not obtainable) reasonably and promptly determines in a written opinion that indemnity is not proper under the terms of the First American By-Laws.

     The First American By-Laws provide that the indemnity provision contained therein are additional to, and not limitations on, any other rights to which a Defendant seeking indemnification may be entitled under law, agreement, insurance policy, or otherwise. The First American By-Laws provide that the corporation may indemnify and advance expenses to any employee or agent of First American who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer if the First American Board determines that to do so is in First American's best interests. The First American By-laws provide that First American may purchase insurance coverage for the purpose of indemnifying the directors, officers, employees and agents of First American and its subsidiaries regardless of whether such entity would have had the power or the obligation to indemnify such person against such liability under the provisions discussed above.

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AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

     The Deposit Guaranty Articles provide that altering, amending or repealing the provisions of the Deposit Guaranty Articles relating to (including changes to provisions that would have the effect of permitting action inconsistent with or in circumvention of such provisions relating to) the Deposit Guaranty Board (including, with respect to directors, the number, term length, classification, removal and procedure for filling vacancies) and certain business combinations with Interested Shareholders requires the affirmative vote of at least 80% of the votes of all classes of shares of stock entitled to vote in the election of directors voting as a single class, excluding shares beneficially owned by a Deposit Guaranty Interested Shareholder.

     The First American Charter provides that altering, amending or repealing the provisions of the First American Charter relating to (including changes to provisions that would have the effect of permitting action inconsistent with or in circumvention of such provisions relating to) the First American Board (including, with respect to directors, the number, term length, classification, removal and procedure for filling vacancies) and certain business combinations with Interested Shareholders requires (i) the affirmative vote of at least 75% of the votes entitled to be cast by all holders of voting stock voting as a single class and (ii) a majority of the votes entitled to be cast by all holders of voting stock, other than shares of voting stock which are beneficially owned by an Interested Shareholder, if any.

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                             ADDITIONAL INFORMATION

                          DISSENTERS' APPRAISAL RIGHTS

     The MBCA provides Deposit Guaranty Shareholders dissenters' rights of appraisal in connection with the Merger. The following summarizes certain MBCA provisions in connection with such dissenters' rights. This summary is qualified in its entirety by reference to MBCA Sections 13.01 to 13.31, a copy of which is attached as Appendix F to this Joint Proxy Statement-Prospectus.

     The availability of dissenters' rights is conditioned upon compliance with applicable law. Accordingly, any Deposit Guaranty Shareholder who wishes to dissent from the proposed Merger and receive the value of such Deposit Guaranty Stockholder's Deposit Guaranty Common Stock in cash should consult with his or her counsel.

     A Deposit Guaranty Shareholder's failure to vote against the Merger will not constitute a waiver of his or her appraisal or similar rights. A vote against the Merger by a Deposit Guaranty Shareholder will not be deemed to satisfy all of the notice requirements under Mississippi law with respect to appraisal rights.

     Pursuant to MBCA Section 13.21(a), in order to be eligible to exercise the right to dissent, a Deposit Guaranty Shareholder must (i) give notice in writing to First American prior to the vote on the Merger that such Stockholder intends to demand payment for his or her shares of Deposit Guaranty Common Stock if the Merger is consummated, and (ii) not vote such shares of Deposit Guaranty Common Stock in favor of the Merger.

     If the Merger is approved at the Deposit Guaranty Special Meeting, pursuant to MBCA Section 13.22, First American, within ten days after the Effective Date, must deliver a written notice (the "DISSENTERS' NOTICE") to all Deposit Guaranty Shareholders who satisfied the requirements referred to in the preceding paragraph. This notice must (i) state where the payment demand ("PAYMENT DEMAND") must be sent and where Deposit Guaranty Certificates must be deposited,
(ii) inform holders of uncertificated Deposit Guaranty shares to what extent transfer of the shares will be restricted after the payment demand is received,
(iii) supply a form for demanding payment that includes the date of the first announcement to the news media or to Deposit Guaranty Shareholders of the terms of the proposed Merger and requires that the Deposit Guaranty Shareholder asserting dissenters' rights certify whether he or she acquired beneficial ownership of the shares of Deposit Guaranty Common Stock before that date, (iv) set a date by which First American must receive the Payment Demand, which date may not be fewer than 30 nor more than 60 days after the date the Dissenters' Notice is delivered, and (v) be accompanied by a copy of Article 13 of the MBCA.

     A Deposit Guaranty Shareholder sent a Dissenters' Notice must, pursuant to MBCA Section 13.23, demand payment, certify that such Deposit Guaranty Shareholder acquired beneficial ownership of the shares of Deposit Guaranty Common Stock before the date required to be set forth in the Dissenters' Notice, and deposit such Deposit Guaranty Shareholder's certificates in accordance with the terms of the Dissenters' Notice.

     A Deposit Guaranty Shareholder who demands payment and deposits such Deposit Guaranty Shareholder's shares in accordance with the previous paragraph retains all other rights of a Deposit Guaranty Shareholder until those rights are canceled or modified by the consummation of the Merger or the taking of any other proposed corporate action.

     A Deposit Guaranty Shareholder who does not demand payment or deposit such Deposit Guaranty Shareholder's share certificates where required, in each case by the date set forth in the Dissenters' Notice, is not entitled to payment for such Deposit Guaranty Shareholder's shares of Deposit Guaranty Common Stock.

     Pursuant to MBCA Section 13.25, as soon as the Merger is effective, or upon receipt of a Payment Demand, First American is required to pay each dissenting Deposit Guaranty Shareholder who has complied with such Deposit Guaranty Shareholder's obligations under law the amount First American estimates to be the fair value of such Deposit Guaranty Shareholder's shares, plus accrued interest. This payment must be

                                                          ADDITIONAL INFORMATION

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accompanied by (i) Deposit Guaranty's consolidated statement of financial condition as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in stockholders' equity for the year, and the latest available interim financial statements, if any; (ii) a statement of First American's estimate of the fair value of the shares of Deposit Guaranty Common Stock; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenting Deposit Guaranty Shareholder's right to demand payment under MBCA Section 13.28; and (v) a copy of Article 13 of the MBCA.

     Pursuant to MBCA Section 13.27, First American may elect to withhold payment from a dissenter who was not the beneficial owner of the shares of Deposit Guaranty Common Stock on the date set forth in the Dissenters' Notice as the date of the first announcement to news media or to the Deposit Guaranty Shareholders of the terms of the proposed Merger.

     To the extent First American elects to withhold payment as described in the immediately preceding paragraph, after consummation of the Merger, First American shall estimate the fair value of the shares of Deposit Guaranty Common Stock, plus accrued interest, and shall pay this amount to each dissenting Deposit Guaranty Shareholder who agrees to accept it in full satisfaction of such Deposit Guaranty Shareholder's demand. First American shall send with its offer a statement of its estimate of the fair value of the shares of Deposit Guaranty Common Stock, an explanation of how the interest was calculated and a statement of the dissenter Deposit Guaranty Shareholder's right to demand payment pursuant to MBCA Section 13.28.

     Pursuant to MBCA Section 13.28, a dissenting Deposit Guaranty Shareholder may notify First American in writing of such Deposit Guaranty Shareholder's estimate of the fair value of such Deposit Guaranty Shareholder's shares of Deposit Guaranty Common Stock and amount of interest due, and demand payment of such estimate (less any payments previously made) or reject First American's offer under MBCA Section 13.27 and demand payment of the fair value of such shares and interest due, if: (i) the dissenting Deposit Guaranty Shareholder believes that the amount paid under MBCA Section 13.25 or offered under MBCA
Section 13.27 is less than the fair value of such shares or that the interest due is incorrectly calculated; (ii) First American fails to make payment under MBCA Section 13.25 within 60 days after the date set forth demanding payment; or
(iii) First American, having failed to take the proposed corporate action, does not return the deposited certificates within 60 days after the date set for demanding payment.

     A dissenting Deposit Guaranty Shareholder waives the right to demand payment under MBCA Section 13.28 unless such stockholder notifies First American of such demand in writing within 30 days after First American makes or offers payment for such stockholder's shares of Deposit Guaranty Common Stock.

     Pursuant to MBCA Section 13.30, if a demand for payment under MBCA Section
13.28 remains unsettled, First American must commence a proceeding within 60 days after receiving the Payment Demand and petition the court to determine the fair value of the shares of Deposit Guaranty Common Stock and accrued interest. If First American does not commence this proceeding within this 60-day period, it shall pay each dissenting Deposit Guaranty Shareholder whose demand remains unsettled the amount demanded.

     First American must commence this proceeding in the chancery court of Hinds County, Mississippi (the "CHANCERY COURT"). First American must make all dissenting Deposit Guaranty Shareholders whose demands remained unsettled parties to the proceeding and all parties must be served with a copy of the petition. The Chancery Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. Dissenting Deposit Guaranty Shareholders are entitled to the same discovery rights as parties to other civil litigation.

     Each dissenting Deposit Guaranty Shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the Chancery Court finds the fair value of such Deposit Guaranty Shareholder's shares, plus interest, exceeds the amount paid by First American, or (ii) for the fair value, plus accrued interest, of such Deposit Guaranty Shareholder's after-acquired shares for which First American elected to withhold payment under MBCA Section 13.27.

ADDITIONAL INFORMATION

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     Pursuant to MBCA Section 13.31, the court in an appraisal proceeding shall determine all costs of the proceeding including the reasonable compensation and expense of appraisers appointed by the court. The court shall assess these costs against First American, except that the court may assess costs against all or some of the dissenting Deposit Guaranty Shareholders, in amounts the court finds equitable, to the extent the court finds the dissenting Deposit Guaranty Shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

     The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (i) against First American and in favor of any and all dissenting Deposit Guaranty Shareholders if the court finds that First American did not substantially comply with the requirements of MBCA Sections 13.20 through 13.28, or (ii) against either First American or a dissenting Deposit Guaranty Shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 13 of the MBCA.

     If the court finds that the services of counsel for any dissenting Deposit Guaranty Shareholder were of substantial benefit to other dissenting Deposit Guaranty Shareholders similarly situated and that the fees for those services shall not be assessed against First American, the Court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenting Deposit Guaranty Shareholders who were benefited.

                                 LEGAL OPINION

     The legality of the First American Common Stock to be issued in connection with the Merger will be passed upon by Mary Neil Price, General Counsel of First American. As of the First American Record Date, Ms. Price beneficially owned 17,678 shares of First American Common Stock.

                                    EXPERTS

     The consolidated financial statements of First American and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as an expert in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 1997 and 1996, June 30, 1997 and 1996, and September 30, 1997 and 1996, incorporated by reference herein, KPMG Peat Marwick LLP has reported that it applied limited procedures in accordance with professional standards for review of such information. However, KPMG Peat Marwick LLP's separate reports included in First American's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, and incorporated by reference herein, state that KPMG Peat Marwick LLP did not audit and it does not express an opinion on that interim financial information. Accordingly, the degree of reliance on KPMG Peat Marwick LLP's reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements of Deposit Guaranty and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refers to a change in the method of accounting for debt and equity securities.

                                                          ADDITIONAL INFORMATION

     With respect to the unaudited interim financial information for the periods ended March 31, 1997 and 1996, June 30, 1997 and 1996, and September 30, 1997 and 1996, incorporated by reference herein, KPMG Peat Marwick LLP has reported that it applied limited procedures in accordance with professional standards for a review of such information. However, KPMG Peat Marwick LLP's separate reports included in Deposit Guaranty's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, incorporated by reference herein, state that KPMG Peat Marwick LLP did not audit and it does not express an opinion on that interim financial information. Accordingly, the degree of reliance on KPMG Peat Marwick LLP's reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Act.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the First American Annual Meeting and at the Deposit Guaranty Special Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     First American Shareholders may submit proposals to be considered for shareholder action at the 1999 annual meeting if they do so in accordance with applicable regulations of the Commission. Any such proposals must be submitted to Mary Neil Price, General Counsel and Corporate Secretary of First American Corporation, 721 First American Center, Nashville, Tennessee 37237-0721, and must be received no later than November 19, 1998, in order to be considered for inclusion in the First American 1999 proxy materials.

     Deposit Guaranty will hold a 1998 annual meeting only if the Merger is not consummated. In the event that such an annual meeting is held, Deposit Guaranty will inform its shareholders of the date upon which such meeting will be held and the date by which proposals from Deposit Guaranty Shareholders must be received in order to be considered for inclusion in the proxy materials for such meeting. Deposit Guaranty Shareholders submitting proposals must meet the requirements specified in Rule 14a-8 under the Exchange Act.

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement-Prospectus, the Deposit Guaranty Board and the First American Board know of no matters that will be presented for consideration at the Deposit Guaranty Special Meeting or the First American Annual Meeting, respectively, other than as described in this Joint Proxy Statement-Prospectus. If any other matters should properly come before either meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of Deposit Guaranty and First American.

                      WHERE YOU CAN FIND MORE INFORMATION

     First American has filed with the Commission a Registration Statement under the Securities Act that registers the distribution to Deposit Guaranty Shareholders of the shares of First American Common Stock to be issued in connection with the Merger (the "REGISTRATION STATEMENT"). The Registration Statement, including the attached exhibits and schedules, contain additional relevant information about First American and the First American Common Stock. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Joint Proxy Statement-Prospectus.

ADDITIONAL INFORMATION

     In addition, First American and Deposit Guaranty file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the SEC:

   Public Reference Room            New York Regional Office                Chicago Regional Office
   450 Fifth Street, N.W.             7 World Trade Center                      Citicorp Center
         Room 1024                         Suite 1300                       500 West Madison Street
   Washington, D.C. 2054            New York, New York 10048                      Suite 1400
                                                                         Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like First American and Deposit Guaranty, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about First American at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006, and about Deposit Guaranty at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Commission allows First American and Deposit Guaranty to "incorporate by reference" information into this Joint Proxy Statement-Prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Joint Proxy Statement-Prospectus, except for any information that is superseded by other information that is set forth directly in this document.

     This Joint Proxy Statement-Prospectus incorporates by reference the documents set forth below that First American and Deposit Guaranty have previously filed with the Commission. They contain important information about the companies and their financial condition.

FIRST AMERICAN SEC FILINGS                     PERIOD
--------------------------                     ------
Annual Report on Form 10-K...................  Year ended December 31, 1996, as filed March
                                               28, 1997
Quarterly Reports on Form 10-Q...............  Quarters ended:
                                               - March 31, 1997, as filed May 13, 1997
                                               - June 30, 1997, as filed August 13, 1997
                                               - September 30, 1997, as filed November 13,
                                                 1997
The description of the First American Common
  Stock and the First American Rights
  contained in registration statements filed
  pursuant to Section 12 of the Exchange Act,
  including any amendment or reports filed
  for the purpose of updating that
  description
Current Reports on Form 8-K..................  Filed:
                                               - April 18, 1997
                                               - December 12, 1997
Annual Report on Form 11-K...................  Year ended December 31, 1996, as filed June
                                               25, 1997

                                                          ADDITIONAL INFORMATION

DEPOSIT GUARANTY SEC FILINGS                   PERIOD
----------------------------                   ------
Annual Report on Form 10-K...................  Year ended December 31, 1996, as filed March
                                               31, 1997
Quarterly Reports on Form 10-Q...............  Quarters ended:
                                               - March 31, 1997, as filed May 15, 1997
                                               - June 30, 1997, as filed August 14, 1997
                                               - September 30, 1997, as filed November 14,
                                                 1997
Registration Statement on Form 8-A...........  Filed November 27, 1996, setting forth a description of the Deposit Guaranty Common
                                               Stock (including any amendments or reports
                                               filed for the purpose of updating such
                                               description)
Current Reports on Form 8-K..................  Filed
                                               - December 15, 1997
                                               - February 5, 1998
Annual Report on Form 11-K...................  Year ended December 31, 1996, as filed June
                                               24, 1997

     First American and Deposit Guaranty incorporate by reference additional documents that either company may filed with the Commission between the date of this Joint Proxy Statement-Prospectus and the dates of the First American Annual Meeting and the Deposit Guaranty Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     First American has supplied all information contained or incorporated by reference in this Joint Proxy Statement-Prospectus relating to First American, as well as all pro forma financial information, and Deposit Guaranty has supplied all such information relating to Deposit Guaranty.

     You can obtain any of the documents incorporated by reference in this document through First American or Deposit Guaranty, as the case may be, or from the Commission through the Commission's Internet world wide web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Joint Proxy Statement-Prospectus. You can obtain documents incorporated by reference in this Joint Proxy Statement-Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

                FIRST AMERICAN                                DEPOSIT GUARANTY
                --------------                                ----------------
               Carroll Kimball                               Joe J. Powell III
        Director Of Investor Relations                     Senior Vice President
          First American Corporation                       Deposit Guaranty Corp.
            First American Center                         210 East Capitol Street
       Nashville, Tennessee 37237-0700                   Jackson, Mississippi 39201
           Telephone (615) 748-2455                       Telephone (601) 354-8564

     If you would like to request documents from First American, please do so by April 10, 1998 to receive them before the First American Annual Meeting. If you would like to request documents from Deposit Guaranty, please do so by April 8, 1998 to receive them before the Deposit Guaranty Special Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     You should rely only on the information contained in or incorporated by reference in this Joint Proxy Statement-Prospectus in considering how to vote your shares at the First American Annual Meeting or the Deposit Guaranty Special Meeting, as the case may be. Neither First American nor Deposit Guaranty has authorized anyone to provide you with information that is different from the information in this document. This Joint Proxy Statement-Prospectus is dated
March   , 1998. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this Joint Proxy Statement-Prospectus nor the issuance of First American Common Stock in the Merger shall create any implication to the contrary.

ADDITIONAL INFORMATION

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     This Joint Proxy Statement-Prospectus contains certain forward-looking statements about the financial condition, results of operations and business of each of our companies and about the combined company following the consummation of the Merger. These statements concern the cost savings, revenue enhancements and other advantages we expect to obtain from the Merger, the anticipated impact of the Merger on First American's financial performance and earnings estimates for the combined company. These statements appear in several sections of this Joint Proxy Statement-Prospectus, including "SUMMARY," "THE MERGER -- Reasons of First American for the Merger," "-- Reasons of Deposit Guaranty for the Merger," "-- Opinion of First American's Financial Advisor" and "-- Opinion of Deposit Guaranty's Financial Advisor." Also, when we use any of the words "believes," "expects," "anticipates," "intends," "estimates," "plans" or similar expressions, we are making forward-looking statements.

     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of First American and Deposit Guaranty, and of the combined company, may differ materially from those expressed in these forward-looking statements. Many of the factors that could influence or determine actual results are unpredictable and not within the control of First American or Deposit Guaranty. In addition, neither First American nor Deposit Guaranty intend to, nor are they obligated to, update these forward-looking statements after they distribute this Joint Proxy Statement-Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date. For all of these statements, First American and Deposit Guaranty claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995.

     Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities: (i) the cost savings we expect from the Merger might not be fully realized or realized within the time frame we anticipate; (ii) revenues following the Merger are lower than we expect; (iii) deposit attrition, customer loss or revenue loss following the Merger is greater than we anticipate; (iv) competitive pressure among financial services providers in the mid-south region of the United States or in the financial services industry generally increases significantly; (v) costs or difficulties related to regulatory requirements involved in combining our business are greater than expected; (vi) interest rates change in such a way as to reduce our margins;
(vii) general economic or monetary conditions, either nationally or regionally, are less favorable than expected, resulting in a deterioration in credit quality or a diminished demand for our services and products; (viii) changes in laws or government rules, or the way in which courts interpret these laws or rules, adversely affect our business; and (ix) business conditions, inflation or securities markets undergo significant change.

                                                          ADDITIONAL INFORMATION

                       FINANCIAL AND BUSINESS INFORMATION

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1997, combines the historical consolidated balance sheet of First American and the historical consolidated statement of condition of Deposit Guaranty as if the Merger had been effective on September 30, 1997, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Combined Condensed Financial Information.

     The Unaudited Pro Forma Combined Condensed Income Statements for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 present the combined results of operations of First American and Deposit Guaranty as if the Merger had been effective at the beginning of each period presented therein, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Combined Condensed Financial Information.

     The unaudited pro forma combined condensed financial information and accompanying notes reflect the application of the "pooling of interests" method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of First American and Deposit Guaranty are combined and reflected at their historical amounts.

     While no assurances can be given, it is expected that the combined company will achieve significant merger benefits in the form of operating cost savings and revenue enhancements. The pro forma earnings, which do not reflect any direct costs, potential savings or revenue enhancements expected to result from the consolidation of operations of First American and Deposit Guaranty, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings or revenue enhancements.

     The pro forma combined condensed financial information does not include the effects prior to dates of acquisition of First American's acquisition of Hartsville Bancshares, Inc. which was completed January 1, 1997, or Deposit Guaranty's acquisitions of Jefferson Guaranty Bancorp of Metairie, Louisiana, completed on January 3, 1997, First Capital Bancorp, Inc. of Monroe, Louisiana, completed on March 31, 1997, NBC Financial Corporation of Baton Rouge, Louisiana, completed June 30, 1997 and CitiSave Financial Corporation of Baton Rouge Louisiana, completed July 31, 1997, or Deposit Guaranty's acquisition of Victory Bancshares, which is expected to be completed in early 1998. These acquisitions are not significant to the historical financial position or results of operations of First American or Deposit Guaranty, as the case may be, either individually or in the aggregate.

                                              FINANCIAL AND BUSINESS INFORMATION

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  (UNAUDITED)

     The following unaudited pro forma combined condensed balance sheet combines the consolidated historical balance sheets of First American and Deposit Guaranty, assuming the companies had been combined as of September 30, 1997, on a "pooling of interests" accounting basis.

                                                                 AT SEPTEMBER 30, 1997
                                                 -----------------------------------------------------
                                                    FIRST       DEPOSIT      PROFORMA
                                                  AMERICAN      GUARANTY    ADJUSTMENTS     COMBINED
                                                 -----------   ----------   -----------    -----------
                                                                (DOLLARS IN THOUSANDS)
Assets
  Cash and due from other banks................  $   508,953   $  425,158    $     --      $   934,111
  Time deposits with other banks...............        9,557        3,629          --           13,186
  Securities:
     Held to maturity..........................      653,277      178,253          --          831,530
     Available for sale........................    1,737,776    1,347,767          --        3,085,543
                                                 -----------   ----------    --------      -----------
          Total securities.....................    2,391,053    1,526,020          --        3,917,073
                                                 -----------   ----------    --------      -----------
  Federal funds sold and securities purchased
     under agreements to resell................       58,291       52,060          --          110,351
  Trading account securities...................       71,348        1,211          --           72,559
  Total loans..................................    7,152,252    4,355,619          --       11,507,871
  Unearned discount and net deferred loan
     fees......................................          527        2,188          --            2,715
                                                 -----------   ----------    --------      -----------
     Loans, net of unearned discount and net
       deferred loan fees......................    7,151,725    4,353,431          --       11,505,156
  Allowance for loan losses....................      115,297       65,065          --          180,362
                                                 -----------   ----------    --------      -----------
          Total net loans......................    7,036,428    4,288,366          --       11,324,794
  Premises and equipment, net..................      189,004      169,870          --          358,874
  Foreclosed properties........................        3,700        4,400          --            8,100
  Other assets.................................      293,648      368,718      31,000(3)       693,366
                                                 -----------   ----------    --------      -----------
          Total assets.........................  $10,561,982   $6,839,432    $ 31,000      $17,432,414
                                                 ===========   ==========    ========      ===========
Liabilities
  Deposits.....................................  $ 7,701,405   $5,283,351    $     --       12,984,756
  Short-term borrowings........................    1,485,278      614,569          --        2,099,847
  Long-term debt...............................      210,056      176,444          --          386,500
  Other liabilities............................      275,973      140,982     102,000(3)       518,955
                                                 -----------   ----------    --------      -----------
          Total liabilities....................    9,672,712    6,215,346     102,000       15,990,058
                                                 -----------   ----------    --------      -----------
Shareholders' equity
  Common stock.................................      145,948       22,345      98,380(2)       266,673
  Capital surplus..............................      116,114      156,716     (98,380)(2)      174,450
  Retained earnings............................      643,745      441,079     (71,000)(3)    1,013,824
  Other........................................      (14,869)          --          --          (14,869)
                                                 -----------   ----------    --------      -----------
          Realized shareholders' equity........      890,938      620,140     (71,000)       1,440,078
  Net unrealized gains (losses) on securities
     available for sale, net of tax............       (1,668)       3,946          --            2,278
                                                 -----------   ----------    --------      -----------
          Total shareholders' equity...........      889,270      624,086     (71,000)       1,442,356
                                                 -----------   ----------    --------      -----------
          Total liabilities and shareholders'
            equity.............................  $10,561,982   $6,839,432    $ 31,000      $17,432,414
                                                 ===========   ==========    ========      ===========

  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

FINANCIAL AND BUSINESS INFORMATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)

     The following unaudited pro forma combined condensed statements of income presents the combined statements of income of First American and Deposit Guaranty, assuming the companies had been combined for each period presented on a pooling of interests accounting basis.

                                                                      FOR THE NINE MONTHS ENDED
                                                                          SEPTEMBER 30, 1997
                                                             --------------------------------------------
                                                              FIRST     DEPOSIT     PROFORMA
                                                             AMERICAN   GUARANTY   ADJUSTMENTS   COMBINED
                                                             --------   --------   -----------   --------
                                                               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income
  Interest and fees on loans...............................  $430,797   $278,344    $     --     $709,141
  Interest and dividends on securities.....................   118,079     82,512          --      200,591
  Other interest income....................................     6,084      2,051          --        8,135
                                                             --------   --------    --------     --------
         Total interest income.............................   554,960    362,907          --      917,867
                                                             --------   --------    --------     --------
Interest expense
  Interest on deposits.....................................   214,930    123,073          --      338,003
  Interest on short-term borrowings........................    42,817     21,387          --       64,204
  Interest on long-term debt...............................    14,834      5,272          --       20,106
                                                             --------   --------    --------     --------
         Total interest expense............................   272,581    149,732          --      422,313
Net interest income........................................   282,379    213,175          --      495,554
Provision for loan losses..................................        --      5,625          --        5,625
                                                             --------   --------    --------     --------
  Net interest income after provision for loan losses......   282,379    207,550          --      489,929
                                                             --------   --------    --------     --------
Noninterest income.........................................   187,433     96,005          --      283,438
  Net realized gain (loss) on sales and writedowns of
    securities.............................................     1,407      1,464          --        2,871
                                                             --------   --------    --------     --------
         Total noninterest income..........................   188,840     97,469          --      286,309
                                                             --------   --------    --------     --------
Noninterest expense........................................   298,509    202,377          --      500,886
                                                             --------   --------    --------     --------
Income from continuing operations before income tax
  expense..................................................   172,710    102,642          --      275,352
                                                             --------   --------    --------     --------
Income tax expense.........................................    66,106     34,837          --      100,943
                                                             --------   --------    --------     --------
Net income.................................................  $106,604   $ 67,805          --     $174,409
                                                             ========   ========    ========     ========
Per common share:
  Net income(4)............................................  $   1.81   $   1.65          --     $   1.63
Weighted-average common shares outstanding.................    58,776     41,171          --      106,946

  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                                              FINANCIAL AND BUSINESS INFORMATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                  (UNAUDITED)

                                                                FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30, 1996
                                                       --------------------------------------------
                                                        FIRST     DEPOSIT     PROFORMA
                                                       AMERICAN   GUARANTY   ADJUSTMENTS   COMBINED
                                                       --------   --------   -----------   --------
                                                         (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income
  Interest and fees on loans.........................  $406,537   $241,682    $     --     $648,219
  Interest and dividends on securities...............   111,203     70,194          --      181,397
  Other interest income..............................     8,215      8,469          --       16,684
                                                       --------   --------    --------     --------
          Total interest income......................   525,955    320,345          --      846,300
                                                       --------   --------    --------     --------
Interest expense
  Interest on deposits...............................   210,614    112,722          --      323,336
  Interest on short-term borrowings..................    37,829     21,146          --       58,975
  Interest on long-term debt.........................    19,176      2,580          --       21,756
                                                       --------   --------    --------     --------
          Total interest expense.....................   267,619    136,448          --      404,067
                                                       --------   --------    --------     --------
  Net interest income................................   258,336    183,897          --      442,233
Provision for loan losses............................        --      4,005          --        4,005
                                                       --------   --------    --------     --------
  Net interest income after provision for loan
     losses..........................................   258,336    179,892          --      438,228
                                                       --------   --------    --------     --------
Noninterest income...................................   119,662     86,853          --      206,515
  Net realized gain (loss) on sales and writedowns of
     securities......................................     1,522         79          --        1,601
                                                       --------   --------    --------     --------
          Total noninterest income...................   121,184     86,932          --      208,116
                                                       --------   --------    --------     --------
Noninterest expense..................................   237,286    171,727          --      409,013
                                                       --------   --------    --------     --------
Income before income tax expense.....................   142,234     95,097          --      237,331
Income tax expense...................................    54,126     30,972          --       85,098
                                                       --------   --------    --------     --------
Net income...........................................  $ 88,108   $ 64,125    $     --     $152,233
                                                       --------   --------    --------     --------
Per common share:
  Net income(4)......................................  $   1.49   $   1.66    $     --     $   1.46
Weighted-average common shares outstanding...........    59,178     38,620          --      104,363

  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

FINANCIAL AND BUSINESS INFORMATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)

                                                          FOR THE YEAR ENDED DECEMBER 31, 1996
                                                     ----------------------------------------------
                                                      FIRST     DEPOSIT     PROFORMA
                                                     AMERICAN   GUARANTY   ADJUSTMENTS    COMBINED
                                                     --------   --------   -----------   ----------
                                                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income
  Interest and fees on loans.......................  $546,803   $327,065     $    --     $  873,868
  Interest and dividends on securities.............   149,426     94,427          --        243,853
  Other interest income............................    10,820     10,730          --         21,550
                                                     --------   --------     -------     ----------
          Total interest income....................   707,049    432,222          --      1,139,271
                                                     --------   --------     -------     ----------
Interest expense
  Interest on deposits.............................   282,741    151,375          --        434,116
  Interest on short-term borrowings................    49,617     27,222          --         76,839
  Interest on long-term debt.......................    24,993      4,091          --         29,084
                                                     --------   --------     -------     ----------
          Total interest expense...................   357,351    182,688          --        540,039
                                                     --------   --------     -------     ----------
Net interest income................................   349,698    249,534          --        599,232
Provision for loan losses..........................        --      5,340          --          5,340
                                                     --------   --------     -------     ----------
  Net interest income after provision for loan
     losses........................................   349,698    244,194          --        593,892
                                                     --------   --------     -------     ----------
Noninterest income.................................   178,066    117,233          --        295,299
  Net realized gain (loss) on sales and writedowns
     of securities.................................     2,467         12          --          2,479
                                                     --------   --------     -------     ----------
          Total noninterest income.................   180,533    117,245          --        297,778
                                                     --------   --------     -------     ----------
Noninterest expense................................   334,455    237,208          --        571,663
                                                     --------   --------     -------     ----------
Income before income tax expense...................   195,776    124,231          --        320,007
                                                     --------   --------     -------     ----------
Income tax expense.................................    74,204     40,621          --        114,825
                                                     --------   --------     -------     ----------
Net income.........................................  $121,572   $ 83,610     $    --     $  205,182
                                                     ========   ========     =======     ==========
Per common share:
  Net income(4)....................................  $   2.05   $   2.16     $    --     $     1.96
Weighted-average common shares outstanding.........    59,184     38,760          --        104,533

  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                                              FINANCIAL AND BUSINESS INFORMATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)

                                                          FOR THE YEAR ENDED DECEMBER 31, 1995
                                                     ----------------------------------------------
                                                      FIRST     DEPOSIT     PROFORMA
                                                     AMERICAN   GUARANTY   ADJUSTMENTS    COMBINED
                                                     --------   --------   -----------   ----------
                                                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income
  Interest and fees on loans.......................  $469,449   $287,742    $     --     $  757,191
  Interest and dividends on securities.............   143,299    107,138          --        250,437
  Other interest income............................     6,951      7,824          --         14,775
                                                     --------   --------    --------     ----------
          Total interest income....................   619,699    402,704          --      1,022,403
                                                     --------   --------    --------     ----------
Interest expense
  Interest on deposits.............................   238,667    143,640          --        382,307
  Interest on short-term borrowings................    48,751     29,792          --         78,543
  Interest on long-term debt.......................    19,971         --          --         19,971
                                                     --------   --------    --------     ----------
     Total interest expense........................   307,389    173,432          --        480,821
                                                     --------   --------    --------     ----------
Net interest income................................   312,310    229,272          --        541,582
Provision for loan losses..........................        83      2,160          --          2,243
                                                     --------   --------    --------     ----------
  Net interest income after provision for loan
     losses........................................   312,227    227,112          --        539,339
                                                     --------   --------    --------     ----------
Noninterest income.................................   107,750     91,070          --        198,820
  Net realized gain on sales and write-downs of
     securities....................................       737        919          --          1,656
                                                     --------   --------    --------     ----------
          Total noninterest income.................   108,487     91,989          --        200,476
                                                     --------   --------    --------     ----------
Noninterest expense................................   252,448    211,452          --        463,900
                                                     --------   --------    --------     ----------
Income before income tax expense...................   168,266    107,649          --        275,915
Income tax expense.................................    65,186     35,029          --        100,215
                                                     --------   --------    --------     ----------
Net income.........................................  $103,080   $ 72,620    $     --     $  175,700
                                                     ========   ========    ========     ==========
Per common share:
  Net income(4)....................................  $   1.82   $   1.89    $     --     $     1.73
Weighted-average common shares outstanding.........    56,630     38,431          --        101,594

  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

FINANCIAL AND BUSINESS INFORMATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)

                                                         FOR THE YEAR ENDED DECEMBER 31, 1994
                                                     --------------------------------------------
                                                      FIRST     DEPOSIT     PROFORMA
                                                     AMERICAN   GUARANTY   ADJUSTMENTS   COMBINED
                                                     --------   --------   -----------   --------
                                                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income
  Interest and fees on loans.......................  $373,163   $204,434    $     --     $577,597
  Interest and dividends on securities.............   129,510     86,285          --      215,795
  Other interest income............................     4,363     16,553          --       20,916
                                                     --------   --------    --------     --------
          Total interest income....................   507,036    307,272          --      814,308
                                                     --------   --------    --------     --------
Interest expense
  Interest on deposits.............................   173,205    109,316          --      282,521
  Interest on short-term borrowings................    28,529     16,565          --       45,094
  Interest on long-term debt.......................     7,060         --          --        7,060
                                                     --------   --------    --------     --------
          Total interest expense...................   208,794    125,881          --      334,675
                                                     --------   --------    --------     --------
Net interest income................................   298,242    181,391          --      479,633
Provision for loan losses..........................    (9,919)    (4,750)         --      (14,669)
                                                     --------   --------    --------     --------
  Net interest income after provision for loan
     losses........................................   308,161    186,141          --      494,302
                                                     --------   --------    --------     --------
Noninterest income.................................    82,881     79,878          --      162,759
  Net realized gain on sales and writedowns of
     securities....................................     2,834     13,621          --       16,455
                                                     --------   --------    --------     --------
          Total noninterest income.................    85,715     93,499          --      179,214
                                                     --------   --------    --------     --------
Noninterest expense................................   239,270    180,047          --      419,317
                                                     --------   --------    --------     --------
Income before income tax expense...................   154,606     99,593          --      254,199
Income tax expense.................................    57,404     32,463          --       89,867
                                                     --------   --------    --------     --------
Net income.........................................  $ 97,202   $ 67,130    $     --     $164,332
                                                     ========   ========    ========     ========
Per common share:
  Net income(4)....................................  $   1.70   $   1.90    $     --     $   1.67
Weighted-average common shares outstanding.........    57,340     35,336          --       98,683

  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                                              FINANCIAL AND BUSINESS INFORMATION

          NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(1) The unaudited pro forma combined condensed information presented herein is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the acquisitions been consummated at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. See "Cautionary Statements Concerning Forward Looking Information."

(2) The Deposit Guaranty acquisition will be accounted for on a "pooling of interests" accounting basis, and accordingly the related pro forma adjustments herein reflect, where applicable, an Exchange Ratio of 1.17 shares of First American Common Stock for each of the 40,814,000 shares of Deposit Guaranty Common Stock which were outstanding at September 30, 1997.

     As a result, information was adjusted for the acquisitions by the (i) addition of 48,617,000 shares of First American Common Stock amounting to $121,542,000; (ii) elimination of 40,814,000 shares of Deposit Guaranty Common Stock; and (iii) recording the difference of $98,380,000 as a decrease to capital surplus.

     As of September 30, 1997, First American and Deposit Guaranty had 15,690,612 and 1,498,665 shares of common stock reserved for issuance, primarily for stock option plans, respectively, which are not included in the unaudited pro forma financial information presented herein.

(3) In connection with the Merger, the companies expect to incur certain restructuring and merger-related costs, including investment banking, legal, accounting, and other related transaction costs and fees. Additionally, the companies expect to incur other restructuring and merger-related costs associated with the integration of the separate companies and institution of efficiencies anticipated as a result of the Merger. Based on information currently available, the total amount of restructuring and merger related charges to be recognized in connection with the Merger is estimated to be approximately $71 million, after tax. The following is a breakdown of the estimated restructuring and merger related costs:

                                                              (MILLIONS)
                                                              ----------
Severance...................................................     $ 27
Systems and software writeoffs..............................       13
Facilities contracts........................................       18
Charitable foundation.......................................       15
Other.......................................................       29
                                                                 ----
Estimated restructuring and merger related costs............      102
Income tax effect...........................................      (31)
                                                                 ----
          Total.............................................     $ 71
                                                                 ====

     These restructuring and merger related costs will be charged to expense in the period in which the Merger is consummated, or in subsequent periods when incurred. Since the Merger has not yet been consummated, the restructuring and merger related expenses can only be estimated at this time, and are subject to revision as further information becomes available.

(4) Income per share data has been computed in accordance with APB Opinion No. 15 based on the combined historical net income applicable to the First American Shareholders and Deposit Guaranty Shareholders using the historical weighted average shares outstanding of First American Common Stock and the weighted average outstanding shares of Deposit Guaranty, adjusted to equivalent shares of First American Common Stock, as of the earliest applicable period presented.

(5) Certain insignificant reclassifications have been included herein to conform statement presentations. Transactions conducted in the ordinary course of business between First American and Deposit Guaranty are immaterial and, accordingly, have not been eliminated.

FINANCIAL AND BUSINESS INFORMATION

(6) First American expects to realize significant revenue enhancements and cost savings from the Deposit Guaranty acquisition. The pro forma financial information, which does not reflect any revenue enhancements or potential savings from the consolidation of operations of First American and Deposit Guaranty, is not indicative of future operations. No assurance can be given with respect to the ultimate level of revenue enhancements or cost savings. As indicated by the foregoing pro forma combined condensed financial information and based solely on the foregoing assumptions, the Merger would have diluted First American's historical net income per common share for the nine months ended September 30, 1997, and the year ended December 31, 1996 by 11.04% and 4.6%, respectively. See "ADDITIONAL
     INFORMATION -- Cautionary Statement Concerning Forward-Looking
     Information."

                                              FINANCIAL AND BUSINESS INFORMATION

                      AMENDMENT TO FIRST AMERICAN CHARTER

                AMENDMENT TO FIRST AMERICAN CHARTER TO INCREASE
           NUMBER OF AUTHORIZED SHARES OF FIRST AMERICAN COMMON STOCK

     The First American Charter currently authorizes the issuance of a total of 100 million shares of First American Common Stock. Of such authorized shares, 57,713,411 shares were outstanding as of March 6, 1998 and a further 15,300,000 shares are reserved for issuance pursuant to First American's employee and director benefit plans, the Charter Federal Agreement and the First American DRIP. Consummation of the Merger is expected to require the issuance, or the reservation for future issuance, of approximately an additional 51 million shares of First American Common Stock. Giving effect to the foregoing, 27,000,000 shares of First American Common Stock are available for issuance as of March 6, 1998. First American does not presently have a number of authorized shares of First American Common Stock not otherwise reserved for issuance sufficient to consummate the Merger. Accordingly, the First American Board has proposed the Charter Amendment, pursuant to which the First American Charter would be amended to increase the number of shares of First American Common Stock authorized for issuance thereunder from 100 million to 200 million. Approval of the Charter Amendment by First American Shareholders, together with approval by such First American Shareholders of the Merger Agreement, is a condition to the parties' obligations to consummate the Merger. See "THE MERGER -- Conditions to the Merger."

     The additional shares of First American Common Stock authorized pursuant to the Charter Amendment (the "ADDITIONAL SHARES") and not otherwise reserved could be issued at the discretion of the First American Board without further action by First American Shareholders, except as required by applicable law, regulation or rule (including applicable rules of Nasdaq or other securities exchange or market on which the shares of First American Common Stock may then be listed or authorized for quotation), in connection with acquisitions, efforts to raise additional capital for First American and for other corporate purposes. The issuance of shares of First American Common Stock, including the Additional Shares, may, in certain situations, dilute the present equity ownership position of current First American Shareholders. Shares of First American Common Stock will be issued only upon a determination by the First American Board that such proposed issuance is in the best interests of First American.

     As of the date of this Joint Proxy Statement-Prospectus, First American has no plans or commitments that would involve the issuance of the Additional Shares, other than pursuant to the Merger Agreement and the Merger. The increase in the authorized shares of First American Common Stock will allow the First American Board to consider and, if in the best interests of First American Shareholders, take advantage of other merger or acquisition possibilities. As part of its business strategy, First American continually considers potential strategic business combinations, and it is the policy of First American not to comment on such matters publicly until a definitive agreement with respect thereto has been reached. In addition, the discretion vested in the First American Board to authorize the issuance and sale of authorized but unissued shares of First American Common Stock could, under some circumstances, be used to discourage certain potential business combinations that some First American Shareholders may believe to be in the best interests of First American Shareholders and make more difficult management changes that may occur if a potential business combination were successful, although First American has no current intention of issuing shares of First American Common Stock for this purpose.

     If the Charter Amendment is approved, Section (A) of Article VI of the First American Charter would read in its entirety as follows:

          (A) Authorized Shares. The maximum number of shares which the Corporation shall have authority to issue is TWO HUNDRED MILLION (200,000,000) shares of common stock with a par value of TWO dollars and FIFTY cents ($2.50) per share and TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares of preferred stock without par value.

     THE FIRST AMERICAN BOARD RECOMMENDS THAT FIRST AMERICAN SHAREHOLDERS VOTE "FOR" THE CHARTER AMENDMENT. The Charter Amendment will be approved if the number of votes cast at the First American Annual Meeting favoring such approval exceeds the votes cast opposing such approval, provided a quorum is present thereat.
                                             AMENDMENT TO FIRST AMERICAN CHARTER

            OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

                      ELECTION OF FIRST AMERICAN DIRECTORS

     The First American By-Laws provide that the First American Board shall consist of not less than nine nor more than 27 directors, and shall be divided into three classes, each class to be as nearly equal in number as practicable. As permitted in the First American By-Laws, on January 15, 1998, the First American Board fixed the number of directors at eighteen. The terms for eight directors expire at the First American Annual Meeting. The terms for five directors expire at the 1999 annual meeting. The terms for six directors expire at the 2000 annual meeting. In each case, directors will serve until their respective successors are duly elected and qualified. At each annual meeting, one class of directors will be elected for a three-year term.

     At the First American Annual Meeting, one director will be elected to hold office until the 1999 annual meeting, and six directors will be elected to hold office until the 2001 annual meeting. As a result, the division of First American's directors into three classes will be six directors, six directors and six directors with terms expiring at the 1999, 2000 and 2001 annual meetings, respectively. The nominees for the class of 2001 are REGINALD D. DICKSON, GENE
C. KOONCE, DALE W. POLLEY, JAMES F. SMITH, JR., CAL TURNER, JR. and TED H. WELCH; and the nominee for the class of 1999 is DAVID K. WILSON.

     Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed above. Each nominee has consented to be a candidate and to serve, if elected. While the First American Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that such shares of First American Common Stock will be voted for substitute nominee(s) as selected by the First American Board.

     All of First American's directors also serve as directors of FANB, Nashville, Tennessee.

                       NOMINEES FOR ELECTION TO THE BOARD

REGINALD D. DICKSON                                             Age -- 51
Director, Chairman of the Community Affairs Committee           Director since 1981
and Member of the Executive and Human Resources Committees      Term to expire 2001

     Mr. Dickson is President Emeritus of INROADS, Inc., a non-profit minority career development organization and Chairman of Buford, Dickson, Harper & Sparrow, Inc., an investment, research and counseling firm in St. Louis, Missouri. From 1983 through 1992, Mr. Dickson served as President and Chief Executive Officer of INROADS, Inc. Mr. Dickson also serves as a director of Dollar General Corporation.

GENE C. KOONCE                                                  Age -- 66
Director and Member of the Audit                                Director since 1981
Committee and the Committee on Directors                        Term to expire 2001

     Mr. Koonce is Vice Chairman of Atmos Energy Corporation, a natural and propane gas distribution company. Until its acquisition on July 31, 1997, Mr. Koonce served as Chairman, President, Chief Executive Officer and a member of the Board of Directors of United Cities Gas Company, which now operates as a Division of Atmos Energy Corporation. Mr. Koonce also serves as a director of Atmos Energy Corporation.

                         OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

DALE W. POLLEY                                                  Age -- 48
Director, President,                                            Director since 1991
President of FANB                                               Term to expire 2001
and Member of the Executive and Community Affairs Committees

     Since August 1997, Mr. Polley has served as President and Principal Financial Officer of First American and FANB. From January 1994 until August 1997, Mr. Polley served as Vice Chairman of First American and as President of FANB. From December 1991 to January 1994, Mr. Polley served as Vice Chairman and Chief Administrative Officer of First American and FANB. From November 1992 through 1994, he also served as Principal Financial Officer of First American and FANB. Mr. Polley also serves as a Director of the Federal Reserve Bank of Atlanta -- Nashville branch.

JAMES F. SMITH, JR.                                             Age -- 68
Director, Chairman of the Development and Executive             Director since 1983
Committees and Member of the Asset Policy Committee             Term to expire 2001

     From 1991 through December 1994, Mr. Smith served as Chairman of the Board of First American and FANB. Mr. Smith also serves as a director of Pilot Corporation and Plasti-Line, Inc.

CAL TURNER, JR.                                                 Age -- 58
Director and Member of the Human Resources                      Director since 1989
and Community Affairs Committees                                Term to expire 2001

     Since 1988, Mr. Turner has held the position of Chairman and Chief Executive Officer of Dollar General Corporation, a chain of discount retail stores. Mr. Turner also serves as a director of Thomas Nelson Publishers, Inc. and Shoney's, Inc.

TED H. WELCH                                                    Age -- 64
Director and Member of the Asset                                Director since 1994
Policy and Audit Committees                                     Term to expire 2001

     Mr. Welch has been a self-employed real estate investor and operator since 1975. Since 1993, he has served as President and Chief Executive Officer of Eagle Communications, Inc., a publisher of periodicals. Mr. Welch also serves as a director of National Health Investors, Inc., Southeast Service Corporation, American Constructors, Inc., and Logan's Roadhouse Restaurant, Inc.

DAVID K. WILSON                                                 Age -- 78
Director, Member of the Executive and Human Resources           Director since 1974
Committees and the Committee on Directors                       Term to expire 1999

     Mr. Wilson is Chairman of Cherokee Equity Corporation, a holding company. He also serves as a member of the Vanderbilt University Board of Trust.

                    CONTINUING DIRECTORS UNTIL 1999 MEETING

EARNEST W. DEAVENPORT, JR.                                      Age -- 59
Director, Chairman of the Human Resources Committee and
  Member                                                        Director since 1989
of the Executive and Development Committees                     Term to expire 1999

     Mr. Deavenport is Chairman of the Board and Chief Executive Officer of Eastman Chemical Company. Mr. Deavenport also serves as a director for Milliken and Company, as Chairman of the National Association of Manufacturers, as a director of the Chemical Manufacturers Association, as a member of the Policy Committee of the Business Roundtable, and as a trustee of the Malcolm Baldridge National Quality Award Foundation.

OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

MARTHA R. INGRAM                                                Age -- 62
Director and Member of the Audit and Community Affairs          Director since 1993
Committees and the Committee on Directors                       Term to expire 1999

     Since June 1995, Mrs. Ingram has served as Chairman of Ingram Industries Inc., a diversified transportation and energy company, a distributor of consumer products, and a non-standard automobile insurance company. From 1981 to June 1995, Mrs. Ingram served as the Director of Public Affairs of Ingram Industries Inc. and has served as a member of its Board of Directors since 1981. Mrs. Ingram also serves as a member of the Board of Directors of Baxter International, Inc., Weyerhaeuser Company, and Ingram Micro Inc.

JAMES R. MARTIN                                                 Age -- 54
Director and Member of the Community Affairs                    Director since 1989
and Audit Committees                                            Term to expire 1999

     Mr. Martin is the Chairman of the Board and Chief Executive Officer of Plasti-Line, Inc., a Knoxville-based manufacturer of indoor and outdoor sign products and point of purchase marketing products for corporate identification programs.

ROSCOE R. ROBINSON                                              Age -- 67
Director and Member of the Development and Human                Director since 1992
Resources Committees and the Committee on Directors             Term to expire 1999

     Dr. Robinson is a Professor of Medicine at Vanderbilt University Medical Center in Nashville, Tennessee and the former Vice Chancellor for Health Affairs of Vanderbilt University, a position he held from 1981 until his retirement in 1997. Dr. Robinson also serves as a director of ClinTrials Research, Inc. and as a trustee of Duke University.

WILLIAM S. WIRE, II                                             Age -- 66
Director, Member of the Community Affairs,                      Director since 1989
Human Resources and Asset Policy Committees                     Term to expire 1999
and the Committee on Directors

     Mr. Wire is the former Chairman and Chief Executive Officer of Genesco, Inc., a manufacturer and retailer of footwear and related products, and a manufacturer of tailored clothing. He served as Chairman of Genesco, Inc. from 1986 until his retirement in 1994. From 1986 to February 1993, he also served as Chief Executive Officer of Genesco, Inc. Mr. Wire serves as a director of Genesco, Inc., Dollar General Corporation, and American Endoscopy Services, Inc.

                    CONTINUING DIRECTORS UNTIL 2000 MEETING

DENNIS C. BOTTORFF                                              Age -- 53
Director, Chairman and Chief Executive Officer of the
  Company                                                       Director since 1991
and First American National Bank, Member of the                 Term to expire 2000
Executive, Asset Policy and Development Committees

     Since August 1997, Mr. Bottorff has served as Chairman and Chief Executive Officer of First American and FANB. From January 1995 until August 1997, he also served as President of First American. Throughout 1994, he served as President and Chief Executive Officer of First American and as Chief Executive Officer of FANB. From November 1991 through January 1994, Mr. Bottorff also served as President of FANB. Mr. Bottorff also serves as a director of Ingram Industries, Inc., as a member of the Vanderbilt University Board of Trust and as a director of IFC Holdings, Inc. and The SSI Group, Inc., both of which are affiliates of First American.

                         OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

JAMES A. HASLAM, II                                             Age -- 67
Director, Chairman of the Committee on Directors                Director since 1983
and Member of the Executive and Asset Policy Committees         Term to expire 2000

     Since July 1995, Mr. Haslam has served as Chairman of Pilot Corporation, a retail operator of travel centers and convenience stores/gasoline stations. Mr. Haslam served as President and Chief Executive Officer of Pilot Corporation from its founding in November 1958 to July 1995. He also serves as a member of the University of Tennessee Board of Trustees.

     Robert A. McCabe, Jr., a director and executive officer of the Company, is married to the daughter of Mrs. Haslam.

WALTER G. KNESTRICK                                             Age -- 60
Director, Chairman of the Asset Policy Committee                Director since 1990
and Member of the Executive and Development Committees          Term to expire 2000

     Mr. Knestrick founded Walter Knestrick Contractor, Inc., a commercial and industrial building contractor, and has served as Chairman of its Board since 1969.

ROBERT A. MCCABE, JR.                                           Age -- 47
Director, Vice Chairman, and President                          Director since 1994
First American Enterprises, Inc.,                               Term to expire 2000
Member of the Executive and Development Committee

     Since January 1994, Mr. McCabe has served as Vice Chairman of First American and FANB and President -- First American Enterprises. Mr. McCabe served as President, General Bank, FANB throughout 1992 and 1993. Mr. McCabe also serves as a member of the Board of Directors of Sirrom Capital Corporation and as director of IFC Holdings, Inc. and The SSI Group, Inc., both of which are affiliates of First American.

CELIA A. WALLACE                                                Age -- 53
Director, Member of the Development and                         Director since 1996
Audit Committees                                                Term to expire 2000

     Since 1986, Ms. Wallace has been Chairman of the Board and Chief Executive Officer of Southern Medical Health Systems, Inc., a healthcare provider holding company. Ms. Wallace also serves as Chairman of the Board of Chunchula Energy Corporation and serves as a director of The SSI Group, Inc.

TOBY S. WILT                                                    Age -- 53
Director, Chairman of the Audit Committee, and Member           Director since 1992
of the Executive and Asset Policy Committees                    Term to expire 2000

     Mr. Wilt is the President of TSW Investment Company, a private investment company in Nashville, Tennessee and Chairman of the Board of The Christie Cookie Company, a gourmet baking company. Mr. Wilt also serves as a director of Outback Steakhouse, Inc.

                    DESCRIPTION OF THE BOARD AND COMMITTEES

     During 1997 the First American Board held eight regular meetings and one special meeting. The Board has seven standing committees: Executive, Asset Policy, Audit, Community Affairs, Human Resources, Development, and the Committee on Directors.

     The Executive Committee consists of the Chief Executive Officer and not less than three other directors who are elected by the Board. At present, the Executive Committee is comprised of the Chief Executive Officer, the President, the Vice Chairman, and seven other directors, six of whom are the chairmen of the other standing committees. The Executive Committee can act on behalf of the full Board on all matters concerning the management and conduct of the business affairs of the Company except those matters which cannot by law be delegated by the Board. The Executive Committee meets on the call of the Chairman of the

OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

Executive Committee or the Chief Executive Officer of First American. The Executive Committee met three times in 1997.

     The Asset Policy Committee consists of six directors who are not officers or employees of the Company and the Chief Executive Officer. The Asset Policy Committee is responsible for all credit related matters, including the approval of credit policies and procedures. It monitors the loan portfolio of FANB, reviews significant loan transactions, reviews credit examinations, and monitors compliance with regulatory requirements and applicable laws and regulations. The Asset Policy Committee also reviews regulatory examinations, as well as asset/liability policies and procedures. The Asset Policy Committee met seven times in 1997.

     The Audit Committee consists of seven directors who are not officers or employees of First American. During 1997, the members of the Audit Committee were Messrs. Wilt (Chairman), Anderson, Koonce, Martin, Welch, Mrs. Ingram and Mrs. Wallace. Under the FDICIA, the Audit Committee must consist wholly of outside directors, must include at least two members who have banking or financial management expertise and may not include any "large customers" of FANB. The Audit Committee meets all of these requirements. The Audit Committee acts on behalf of the First American Board to ensure that the affairs and operations of First American and its subsidiaries are subject to proper financial audits and internal control procedures. It approves the selection of independent public accountants, oversees the relationship between First American's independent public accountants and its management, reviews the arrangements for and scope of internal and external audits, considers comments from internal and external auditors and management's replies, discusses areas of concern, and monitors the adequacy of internal controls and supervises the internal audit function. The Audit Committee also reviews the allowance for loan and lease losses and internal loan audits. It reports to the First American Board in connection with the activities, findings and reports of both the internal and independent auditors of First American and its subsidiaries, provides guidance and assistance to the auditors, and ensures that the auditors are free to exercise their function independently of management, wherever appropriate. The Audit Committee also reviews the various reports required to be filed with bank regulatory agencies. The Audit Committee met seven times during 1997.

     The Community Affairs Committee, consisting of six directors who are not officers or employees of First American and the President of First American, advises and counsels management in matters of community activities, contributions, government affairs and compliance with the Community Reinvestment Act and other laws or regulations of similar purpose. In 1997, the Community Affairs Committee met three times.

     The Human Resources Committee, consisting of six directors who are not officers or employees of First American, serves as the First American compensation committee and oversees all personnel practices and procedures of First American and its subsidiaries. It also oversees all benefit programs and acts with regard to salary administration. The Human Resources Committee sets the salaries of certain officers of First American and recommends to the full First American Board the salaries of officers of First American who are also directors. The Human Resources Committee met five times during 1997.

     The Committee on Directors is comprised of six directors who are not officers or employees of First American. The Committee is responsible for establishing criteria for the evaluation of members of the First American Board, evaluating the First American Board and recommending whether members should be nominated for re-election. The Committee also evaluates the size and composition of the Board and establishes criteria for director nominations. The Committee administers the corporate governance program of First American adopted by the First American Board on January 16, 1997. Included in this program are guidelines on corporate governance issues, a statement of responsibility of the board and its members, director evaluations of the First American Board processes, and self and peer reviews. The First American By-Laws provide that the Committee on Directors may receive recommendations from shareholders of First American for membership on the First American Board if written notice is submitted to the Chief Executive Officer of First American within 60 days prior to the meeting of the Committee, containing the name, address, and principal occupation of the proposed nominee, and the name, address and number of shares owned by the notifying First American Shareholder. During 1997, the Committee on Directors was composed of Messrs. Haslam (Chairman), Koonce, Robinson, Wilson and Wire and Mrs. Ingram. The Committee on Directors met once during 1997.

                         OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

     The Development Committee is comprised of five directors who are not officers or employees of First American, the Chief Executive Officer and the Vice Chairman. The Committee serves as an oversight committee to advise and counsel management as to the investigation, development and implementation of nontraditional banking products or services offered through First American or its affiliates. The Development Committee also provides general oversight of corporate and personal trust services, reviews preliminary reports and recommendations concerning strategic growth through mergers and acquisitions and ensures that these activities are undertaken and conducted in accordance with applicable laws, regulations, corporate policy and sound financial planning. The Development Committee met three times in 1997.

     No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings held during 1996 by the First American Board (during the period in which he or she was a director), and (ii) the total number of meetings held during 1996 by all committees of the Board of which such director was a member (during the period that he or she served).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, First American's executive officers and directors, and persons who own more than ten percent of the common stock of First American are required to report their ownership of such stock and any changes in that ownership with the Commission. These persons are also required to furnish First American with copies of these reports.

     Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, First American believes that all of these filing requirements were satisfied during the period ended December 31, 1997.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of January 29, 1998, information regarding ownership of First American's outstanding common stock by any entity or person known by First American to be the beneficial owner of more than 5% of the outstanding shares of common stock.

                                                             AMOUNT AND NATURE
                                                               OF BENEIFICAL     PERCENT
NAME AND ADDRESS OF BENEIFICIAL OWNER                            OWNERSHIP       OF CLASS
-------------------------------------                        -----------------   --------
John Hancock Mutual Life Insurance Company, John Hancock
  Subsidiaries, Inc., The Berkeley Financial Group, and
  John Hancock Advisors, Inc.(1)...........................    3,176,358(2)        5.5%

---------------
     (1) This information is based on an Initial Schedule 13G filed with the Commission by: John Hancock Mutual Life Insurance Company, John Hancock Subsidiaries, Inc., both with addresses at John Hancock Place, P.O. Box 111, Boston, MA 02117, The Berkeley Financial Group and John Hancock Advisors, Inc., both with addresses at 101 Huntington Avenue, Boston, MA 02199.

     (2) The above described beneficial owners report voting and dispositive power as follows: John Hancock Advisors, Inc. has direct beneficial ownership and sole voting power of 3,176,358 shares. Through their parent-subsidiary relationship to John Hancock Advisors, Inc., John Hancock Mutual Life Insurance Company, John Hancock Subsidiaries, Inc., and The Berkeley Financial Group have indirect, beneficial ownership of these same shares.

OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares held beneficially, directly or indirectly, as of the First American Record Date, by all directors and nominees for director, the First American Chief Executive Officer, First American's four most highly compensated officers other than the Chief Executive Officer and the Senior Counsel (the "NAMED EXECUTIVE OFFICERS") and by all directors and executive officers as a group, together with the percentage of the outstanding shares of First American Common Stock which such ownership represents.

                                                                     SHARES           PERCENTAGE
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED**     OF CLASS
------------------------                                      --------------------    ----------
Sam H. Anderson, Jr. .......................................             255,665(1)        .4%
Dennis C. Bottorff..........................................             705,310(2)       1.2%
Brian L. Cooper.............................................              51,094(3)         *
Earnest W. Deavenport, Jr. .................................              15,323(4)         *
Reginald D. Dickson.........................................               6,252(5)         *
James A. Haslam, II.........................................             150,771(6)        .2%
Martha R. Ingram............................................              24,000(5)         *
Walter G. Knestrick.........................................             483,487(7)         1%
Gene C. Koonce..............................................              12,637(5)         *
James R. Martin.............................................              14,000(8)         *
Robert A. McCabe, Jr. ......................................             269,849(9)        .5%
Dale W. Polley..............................................             292,570(10)       .5%
Roscoe R. Robinson..........................................               6,000(5)         *
Martin E. Simmons...........................................             124,038(11)       .2%
James F. Smith, Jr. ........................................             308,684(12)       .5%
Cal Turner, Jr. ............................................             143,115(13)       .2%
M. Terry Turner.............................................             105,840(14)       .2%
Celia A. Wallace............................................                 200            *
Ted H. Welch................................................               9,691(15)        *
David K. Wilson.............................................             723,736(16)     1.23%
Toby S. Wilt................................................             204,000(5)        .3%
William S. Wire, II.........................................              26,528(5)         *
All Directors, Nominees for Director and Executive Officers
  as a Group................................................           4,584,923(17)      7.8%(18)

---------------

 * less than .1%
** Adjusted for May 9, 1997 2-for-1 stock split.
 (1) Includes 35,198 shares held by Mrs. Anderson for which Mr. Anderson disclaims beneficial ownership, 64,928 shares held by Mr. Anderson's adult children for which he holds investment and voting power, 25,697 shares held by companies which Mr. Anderson owns or controls and options to purchase 400 shares of First American Common Stock issued pursuant to the First American Corporation 1993 Non-Employee Director Stock Option Plan (the "1993 PLAN") which are currently exercisable.
 (2) Includes 15,192 shares held in Mr. Bottorff's FIRST Plan accounts (First American's Section 401(k) Plan), 172,648 shares (over which Mr. Bottorff has voting but not investment authority) granted pursuant to a restricted stock award under the First American Corporation 1991 Employee Stock Incentive Plan (the "1991 PLAN"), options for 248,840 shares issued pursuant to the 1991 Plan which are currently exercisable and 1,043 share equivalents held in Mr. Bottorff's Stock Account maintained under his Salary Deferral Agreement with First American.
 (3) Includes 1,071 shares held in Mr. Cooper's FIRST Plan accounts, 33,780 shares (over which Mr. Cooper has voting but not investment authority) granted pursuant to a restricted award under the 1991 Plan, options for 8,500 shares issued pursuant to the 1991 Plan which are currently exercisable and 1,043 share equivalents held in Mr. Cooper's Stock Account maintained under his Salary Deferral Agreement with First American.

                         OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

 (4) Includes options for 4,000 shares issued pursuant to the 1993 Plan which are currently exercisable and 1,170 share equivalents held in Mr. Deavenport's Stock Account maintained under the First American Corporation Director's Deferred Compensation Plan.
 (5) Includes options for 4,000 shares issued pursuant to the 1993 Plan which are currently exercisable.
 (6) Includes options for 4,000 shares issued pursuant to the 1993 Plan which are currently exercisable and 16,024 shares owned by Mrs. Haslam as to which Mr. Haslam disclaims beneficial ownership.
 (7) Includes options for 4,000 shares issued pursuant to the 1993 Plan which are currently exercisable and 114,941 shares held by a trust for which Mr. Knestrick acts as trustee.
 (8) Includes options for 4,000 shares issued pursuant to the 1993 Plan which are currently exercisable, 2,000 shares held by trusts for which Mr. Martin acts as trustee and 2,000 shares owned by his spouse as to which he disclaims beneficial ownership.
 (9) Includes 20,737 shares held in Mr. McCabe's FIRST Plan accounts, 1,001 shares owned by his children and 312 shares owned by his spouse as to which he disclaims beneficial ownership, 73,210 shares (over which Mr. McCabe has voting but not investment authority) granted pursuant to a restricted stock award under the 1991 Plan, options for 92,560 shares issued pursuant to the 1991 Plan which are currently exercisable and options for 1,219 shares issued pursuant to the Star Award Plan that are currently exercisable.
(10) Includes 11,165 shares held in Mr. Polley's FIRST Plan accounts, 93,415 shares (over which Mr. Polley has voting but not investment authority) granted pursuant to a restricted stock award under the 1991 Plan and options for 150,800 shares issued pursuant to the 1991 Plan which are currently exercisable.
(11) Includes 8,432 shares held in Mr. Simmons' FIRST Plan accounts, 33,254 shares (over which Mr. Simmons has voting but not investment authority) granted pursuant to a restricted stock award under the 1991 Plan and options for 53,560 shares issued pursuant to the 1991 Plan which are currently exercisable.
(12) Includes options for 4,000 shares issued pursuant to the 1993 Plan which are currently exercisable and 40,118 shares owned by Mrs. Smith as to which Mr. Smith disclaims beneficial ownership.
(13) Includes options for 4,000 shares issued pursuant to the 1993 Plan which are currently exercisable and 2,276 shares held by a trust for which Mr. Turner acts as trustee.
(14) Includes 3,905 shares held in Mr. Turner's FIRST Plan accounts, 44,968 shares (over which Mr. Turner has voting but not investment authority) granted pursuant to a restricted stock award under the 1991 Plan and options for 43,360 shares issued pursuant to the 1991 Plan which are currently exercisable.
(15) Includes options for 1,200 shares pursuant to the 1993 Plan which are currently exercisable.
(16) Includes options for 4,000 shares issued pursuant to the 1993 Plan which are currently exercisable and 600,000 shares owned by a corporation beneficially owned by Mr. Wilson.
(17) Includes 911,297 shares of First American Common Stock owned by or for spouses, children, other relatives, trusts and firms which a director or officer controls, where such beneficial ownership may be attributed to the director or officer. This amount also includes 663,110 shares granted pursuant to restricted stock awards under the 1991 Plan to executive officers over which the officers have voting but not investment authority, options for 48,763 shares which officers have the right to acquire under First American's STAR Award Plan which are currently exercisable, options for 793,355 shares issued pursuant to the 1991 Plan which are currently exercisable, 53,600 shares which non-employee directors have the right to acquire under the 1993 Plan which are currently exercisable and 125,372 shares held in FIRST Plan accounts.
(18) For purposes of computing this percentage, shares which may be acquired by directors and officers under stock options which were exercisable as of the First American Record Date or within 60 days thereof are deemed to be outstanding.

OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid or accrued by First American to the Named Executive Officers during the three fiscal years ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONGTERM
                                                                                                    COMPENSATION
                                                                                         -----------------------------------
                                                ANNUAL COMPENSATION                        AWARDS            PAYOUTS
                              -------------------------------------------------------    ----------   ----------------------
                                                               OTHER       RESTRICTED    SECURITIES                 ALL
                                                               ANNUAL        STOCK       UNDERLYING    LTIP        OTHER
                                                            COMPENSATION     AWARDS       OPTIONS     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)       ($)          ($)(1)       SARS(#)       ($)        ($)(2)
---------------------------   ----   ---------   --------   ------------   ----------    ----------   -------   ------------
Dennis C. Bottorff..........  1997    605,000         --         --        1,954,985       72,400       --         33,300
  Chairman and Chief          1996    585,000    321,750         --          926,751(3)    43,000       --         32,450
  Executive Officer           1995    550,000    275,000         --               --           --       --         28,500
Dale W. Polley..............  1997    410,000         --         --        1,318,429       35,000       --         24,600
  President                   1996    395,000    217,250         --          279,000       18,750       --         23,700
                              1995    350,000    175,000         --               --           --       --         20,400
Robert A. McCabe, Jr. ......  1997    315,000         --         --          907,874       26,800       --         18,900
  Vice Chairman               1996    290,000    159,500         --          162,750       10,500       --         17,400
                              1995    270,000    135,000         --           93,678           --       --         15,600
Martin E. Simmons...........  1997    315,000         --         --          546,104       26,800       --         18,900
  Senior Counsel              1996    290,000    159,500         --          162,750       10,500       --         17,400
                              1995    230,000    115,000         --           29,000           --       --         12,889
M. Terry Turner.............  1997    242,000         --         --          608,153       11,800       --         14,520
  President -- General Bank   1996    235,000    129,250         --          116,250        7,750       --         14,100
                              1995    229,000    114,500         --           29,000           --       --         13,206
Brian L. Cooper.............  1997    215,000     22,570         --          338,642       11,000       --          7,979
  Executive Vice
    President --              1996    165,000     66,000         --           60,450        8,000       --          8,460
  Marketing; President,       1995     55,000         --     25,000          170,500       18,000       --             --
  AmeriStar Investments
  and Trusts

---------------

(1) As of December 31, 1997, the total number of restricted shares and their aggregate market value were as follows: Mr. Bottorff held 121,862 restricted shares valued at $6,062,635; Mr. Polley held 59,960 restricted shares valued at $2,983,010; Mr. McCabe held 47,522 restricted shares valued at $2,364,220; Mr. Simmons held 28,557 restricted shares valued at $1,420,711; Mr. Turner held 27,634 restricted shares valued at $1,374,792; and Mr. Cooper held 20,936 restricted shares valued at $1,041,566.
(2) Amounts in this column for 1997 include First American matching contributions under First American's FIRST Plan (401(k)), and FIRST Plan Supplemental Executive Retirement Plan (401(k) SERP) for the Named Executive Officers as follows: Mr. Bottorff: 401(k) -- $9,500, 401(k) SERP -- $23,800; Mr. Polley: 401(k) -- $9,500, 401(k) SERP -- $15,100; Mr. McCabe:
    401(k) -- $9,500, 401(k) SERP -- $9,400; Mr. Simmons: 401(k) -- $9,500,
    401(k) SERP -- $9,400; Mr. Turner: 401(k) -- $9,500, 401(k) SERP -- $5,020;
    Mr. Cooper: 401(k) -- $7,979, 401(k) SERP -- $0.
(3) Of the 20,288 shares of restricted stock issued to Mr. Bottorff in 1996, 5,788 shares were issued pursuant to the First American executive stock ownership guidelines established by the Human Resources Committee in 1994. These shares will vest in three years if he maintains his ownership level.

                         OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

OPTION GRANTS

     Shown below is information concerning stock options granted to the Named Executive Officers during 1997 pursuant to the 1991 Plan. Options were granted on January 16, 1997 and vest 20% per year on the anniversary date of grant over five years. First American granted no stock appreciation rights ("SARS") in 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL GRANTS
                                   -------------------------------------------------------------------------------
                                                   PERCENT OF                               POTENTIAL REALIZABLE
                                                     TOTAL                                 VALUE AT ASSUMED ANNUAL
                                    NUMBER OF     OPTIONS/SARS                              RATES OF STOCK PRICE
                                    SECURITIES     GRANTED TO     EXERCISE                 APPRECIATION FOR OPTION
                                    UNDERLYING    EMPLOYEES IN       OR                             TERM
                                   OPTIONS/SARS   FISCAL YEAR    BASE PRICE   EXPIRATION   -----------------------
NAME                                GRANTED(#)        1996         ($/SH)        DATE        5%($)        10%($)
----                               ------------   ------------   ----------   ----------   ----------   ----------
Dennis C. Bottorff...............     72,400          9.2%        $29.5625     01/16/07    $1,346,039   $3,411,127
Dale W. Polley...................     35,000         4.45%        $29.5625     01/16/07    $  650,709   $1,649,025
Robert A. McCabe, Jr.............     26,800          3.4%        $29.5625     01/16/07    $  498,257   $1,262,682
Martin E. Simmons................     26,800          3.4%        $29.5625     01/16/07    $  498,257   $1,262,682
M. Terry Turner..................     11,800          1.5%        $29.5625     01/16/07    $  219,382   $  555,957
Brian L. Cooper..................      6,000         0.76%        $29.5625     01/16/07    $  111,550   $  282,690
                                       5,000         0.63%        $47.7500     10/16/07    $  150,149   $  380,506

     Actual realizable values, if any, on stock option exercises are dependent on the future performance of First American Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected will be achieved.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to exercises by the Named Executive Officers during 1997 of options to purchase shares pursuant to First American's stock option plans and information with respect to unexercised options to purchase shares held by the Named Executive Officers as of December 31, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                    SHARES                          OPTIONS/SARS AT           THE-MONEY OPTIONS/SARS
                                   ACQUIRED                      DECEMBER 31, 1997(#)         AT DECEMBER 31, 1997($)
                                      ON           VALUE      ---------------------------   ---------------------------
NAME                              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              -----------   -----------   -----------   -------------   -----------   -------------
Dennis C. Bottorff..............    100,000     $4,262,500      197,200        181,200      $7,325,800     $4,474,775
Dale W. Polley..................     20,000     $  460,000      129,100         79,400      $5,028,850     $1,929,962
Robert A. McCabe, Jr............     29,823     $  976,678       83,577         58,000      $2,971,369     $1,414,625
Martin E. Simmons...............      2,000     $   43,875       37,840         54,560      $1,301,192     $1,337,870
M. Terry Turner.................      3,864     $  125,500       34,900         38,400      $1,139,762     $1,009,387
Brian L. Cooper.................      3,100     $   34,612        5,700         28,200      $  158,737     $  607,175

     Based on the closing price of $49.75 per share of First American Common Stock as of December 31, 1997. First American granted no SARs in 1997.

     First American has entered into contracts with certain of its executive officers, including the Named Executive Officers with the exception of Mr. Simmons, that provide generally for a payment equal to a stated multiple of the officer's annual base salary and annual cash bonus as well as the employee's annual cash bonus for the full year in which a Change in Control or Potential Change in Control (as such terms are defined herein) takes place in the event of a termination of the officer's employment by the Company other than "for cause" or as a result of death or disability. For Messrs. Bottorff, Polley, McCabe and Turner, the multiple is

OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING three times their respective annual base salary and annual cash bonus; for Mr. Cooper, the multiple is two times. Additionally, the contracts provide that the officers shall be paid such amounts if the officer voluntarily terminates his employment with First American if, after a Change in Control or a Potential Change in Control, (i) there is a reduction in the officer's annual base salary or annual bonus opportunity, (ii) the officer is required by First American, involuntarily, to relocate to an office more than 35 miles from the office where the officer was located at the time of the Change in Control or Potential Change in Control, (iii) there is a material reduction in the officer's responsibilities, authority, or duties, (iv) the officer's benefits are materially reduced, or (v) First American does not honor the terms of the contracts. These contracts generally provide for an excise tax gross-up with respect to any taxes incurred under Section 4999 of the Code after a Change in Control or Potential Change in Control. Additionally, these contracts provide for an extension of life insurance, medical insurance, and other employment benefits upon the occurrence of a Change in Control or Potential Change in Control. "Change in Control" and "Potential Change in Control" have the meanings ascribed to them in the Company's 1991 Employee Stock Incentive Plan.

                                RETIREMENT PLANS

     The following table shows the estimated annual retirement benefit payable to participating employees, including officers, in the salary ranges and years of service classifications indicated, under the combined terms of the First American Master Retirement Plan (which covers most officers and other salaried employees on a non-contributory basis) and Supplemental Executive Retirement Program. Consequently, the benefit and compensation limits imposed under Sections 415 and 401(a)(17) of the Code have not been applied. The table assumes retirement at age 65 in 1998.

                               PENSION PLAN TABLE

                                            YEARS OF SERVICE
               --------------------------------------------------------------------------
REMUNERATION   5 YEARS    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
------------   --------   --------   --------   --------   --------   --------   --------
 $  175,000    $ 12,013   $ 24,025   $ 36,038   $ 50,938   $ 65,838   $ 80,738   $ 95,638
    200,000      13,825     27,650     41,475     58,600     75,725     92,850    109,975
    250,000      17,450     34,900     52,350     73,925     95,500    117,075    138,650
    300,000      21,075     42,150     63,225     89,250    115,275    141,300    167,325
    350,000      24,700     49,400     74,100    104,575    135,050    165,525    196,000
    400,000      28,325     56,650     84,975    119,900    154,825    189,750    224,675
    450,000      31,950     63,900     95,850    135,225    174,600    213,975    253,350
    500,000      35,575     71,150    106,725    150,550    194,375    238,200    282,025
    550,000      39,200     78,400    117,600    165,875    214,150    262,425    310,700
    600,000      42,825     85,650    128,475    181,200    233,925    286,650    339,375
    650,000      46,450     92,900    139,350    196,525    253,700    310,875    368,050
    700,000      50,075    100,150    150,225    211,850    273,475    335,100    396,725
    750,000      53,700    107,400    161,100    227,175    293,250    359,325    425,400
    800,000      57,325    114,650    171,975    242,500    313,025    383,550    454,075
    850,000      60,950    121,900    182,850    257,825    332,800    407,775    482,750
    900,000      64,575    129,150    193,725    273,150    352,575    432,000    511,425
    950,000      68,200    136,400    204,600    288,475    372,350    456,225    540,100
  1,000,000      71,825    143,650    215,475    303,800    392,125    480,450    568,775
  1,100,000      79,075    158,150    237,225    334,450    431,675    528,900    626,125
  1,200,000      86,325    172,650    258,975    365,100    471,225    577,350    683,475
  1,300,000      93,575    187,150    280,725    395,750    510,775    625,800    740,825
  1,400,000     100,825    201,650    302,475    426,400    550,325    674,250    798,175
  1,500,000     108,075    216,150    324,225    457,050    589,875    722,700    855,525

     Covered compensation includes salary and bonus. The calculation of retirement benefits under the plans generally is based upon average earnings for the highest five consecutive years of the fifteen years preceding retirement. The credited years of service for Messrs. Bottorff, Polley, McCabe, Simmons, Turner and Cooper

                         OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING
are 6, 6, 21, 5, 18 and 2 respectively. Benefits are calculated on the basis of straight life income payments and are not subject to any deduction for Social Security or other offset amounts.

                           COMPENSATION OF DIRECTORS

     Directors who are not officers of First American receive an annual retainer of $18,000 plus $1,000 for attendance of each regular or special board meeting and each committee meeting. For 1998, the retainer has been increased to $20,000. The Chairmen of the Asset Policy, Community Affairs, Development, Human Resources and Audit Committees receive additional annual retainers of $6,000 each. Non-employee directors of First American who also serve on FANB's Knoxville Community Board and AmeriStar Advisory Board receive attendance fees for those advisory board meetings ranging from $500 to $1,250 per meeting. During 1997, the total directors' fees paid by the Company and its subsidiaries to each of the outside directors of First American ranged from $22,000 to $53,000; the aggregate amount paid by First American to all outside directors in 1997 was $684,000. In addition, under the 1993 Plan, each non-employee director is annually granted the option to purchase 1,000 shares (now 2,000 shares as a result of the May 9, 1997 stock split) of First American's Common Stock at a purchase price equal to market price on the day of the annual meeting of shareholders. In 1997, the pre-split purchase price was $32.00 per share. These options vest 20% per year over five years. Under First American's Director's Deferred Compensation Plan, each director may annually elect to defer payment of all or a portion of his or her retainer and fees until attaining the age of 65. Such deferred amounts become payable upon the termination of the tenure of a director provided the director has attained the age of 65.

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the First American Board's Human Resources Committee was composed of Messrs. Deavenport (Chairman), Dickson, Robinson, Turner, Wilson and Wire. None of these persons has at any time been an officer or employee of First American or any of its subsidiaries. During 1997, no member of the Human Resources Committee had any relationship requiring disclosure by First American under Item 404 of SEC Regulation S-K, and there existed no relationships involving the executive officers, directors or Human Resources Committee members and the executive officers, directors or compensation committee members of any other entity such as to constitute an interlock for disclosure purposes under applicable Commission regulations.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERALL POLICY

     First American's policy is to tie a significant portion of executive compensation to First American's performance and to appreciation in its stock price. Our objectives are to hire and retain highly qualified people, to motivate them to achieve First American's performance goals, to link management and shareholder interests and to reward individual contribution as well as overall results.

     The Human Resources Committee is generally responsible for making executive compensation decisions for First American. The Human Resources Committee is responsible for granting stock options and restricted stock. The Human Resources Committee is also responsible for approving salaries and bonuses for executive officers, with the exception of those who also serve as directors whose salaries and bonuses are approved by the non-employee members of the First American Board. In 1997, the First American Board made no modifications to our recommendations with respect to those officers.

     The executive compensation program consists of three components: base salary, annual incentive compensation and long-term incentive stock options and restricted stock grants. The Human Resources Committee reviews the program annually. Under the program, total achievable compensation generally ranges from the 50th to the 75th percentile when compared with similar positions in selected comparable companies. In setting 1997 base salaries, the Human Resources Committee reviewed the Towers Perrin Consulting 1996 Salary Survey and the data pertaining to a group of 17 "high-performing" banks (the "PEER GROUP") included

OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING in the 1996 Wyatt Financial Survey. Both of these surveys are conducted annually on a national basis by independent consulting firms. Fourteen of the Peer Group banks are included in the KBW 50 Index shown in the Shareholder Return Performance Graph. The KBW 50 is composed of 50 of the nation's major banking companies, including all money center banks and most major regional banks, and is meant to be representative of the price performance of the nation's large banks. The Human Resources Committee has not used compensation data for money center banks and large regional banks in determining First American executive compensation. Instead, the Human Resources Committee uses data from the selected Peer Group comprised generally of bank holding companies with excellent performance and similar strategies or operating characteristics and from the Towers Perrin Consulting 1996 Salary Survey of similarly-sized companies. In determining annual and long term incentive compensation, the Human Resources Committee relies on market information, including the TPF&C Executive Banking Survey. Generally, executive officers have the opportunity to earn a maximum performance-based bonus equal to 80% to 100% of base salary and to receive stock options and restricted stock of from 45% to 135% of base salary. In addition, consistent with 1996 market data for similar positions at comparable companies, the Chief Executive Officer has an opportunity to receive stock options and restricted stock equal in value to up to 190% of base salary.

     Both annual and long-term incentive compensation are based on performance. Appreciation in the value of the First American Common Stock is also a key element of these components. On an annual basis, the Committee establishes performance goals which are consistent with First American's three-year strategic plan. In 1997, these goals reflected soundness thresholds and performance goals. The soundness threshold consisted of maximum ratios of criticized and classified assets to capital and non-performing loans to total loans and other real estate owned, and a minimum ratio of common equity to average total assets (the "SOUNDNESS THRESHOLD"). The performance goals consisted of (i) an earnings per share target; (ii) a return on equity target; and (iii) a specified level of productivity (the "PERFORMANCE GOALS"). In 1997 the Soundness Threshold was set at a level consistent with First American's strategic framework.

     In 1993, section 162(m) was added to the Code pursuant to the Omnibus Budget Reconciliation Act of 1993. This Section generally limits the corporate deduction for compensation paid to the Chief Executive Officer and each of the four other highest paid executive officers to $1 million per year. However, certain performance-based compensation, as defined in the IRS regulations, is exempt from the limitations on deductibility. In 1997, the Human Resources Committee adopted terms for the annual and long-term incentive programs in order for compensation payable under these programs to qualify as "performance-based" for purposes of section 162(m) of the Code. These terms were approved by the First American Shareholders at the 1997 annual meeting.

BASE SALARIES

     In determining an executive officer's starting salary, the responsibilities of the position, the officer's experience and the competitive marketplace, particularly the salaries of comparable positions at other financial institutions, are considered. In 1994, the Human Resources Committee adopted an approach for base salary adjustments for executive officers under which a target rate for each position, including that of Chief Executive Officer, was established by using the midpoint between the 50th percentile of the TPF&C Executive Banking Survey with an asset size regression analysis and the 50th percentile of the Peer Group. Following an annual performance evaluation, if the executive is found to be meeting performance expectations and fully functioning, it is the intent that base salary will be increased to the target rate. In future years, unless an executive assumes greater responsibilities, base salary increases will generally reflect the annual market movement of the salary range structure. In 1995, the data was reviewed for several positions, and the Human Resources Committee decided to raise the 1994 market data by 3% (the estimated market increase) rather than conduct a position-by-position analysis. In 1996 and 1997, a full market analysis was again performed. In 1997, two changes were made to the methodology. In order to more appropriately evaluate the positions of the most senior executive management other than the Chief Executive Officer, base salaries for these executives were benchmarked against the Chief Executive Officer, using industry-relational percentages to Chief Executive Officer compensation for positions which are traditionally second or third within an organization. Data used for this analysis was also provided by Towers Perrin Consulting. In addition, for executive positions

                         OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING
outside of the most senior executive management, broad salary bands were assigned and salary increases were determined using the same merit guidelines established for all Company employees. These merit increases are performance driven and a function of position in range and performance.

ANNUAL INCENTIVE COMPENSATION

     Executive officers are eligible to receive annual incentive compensation, generally of varying percentages of base salary, depending upon the officer's position and responsibilities. The value of the incentive compensation received depends upon the degree to which established corporate, and in some cases unit or individual, performance goals are achieved. In 1997, the Human Resources Committee established, and the First American Board of Directors approved, the Soundness Threshold relating to corporate performance goals for the award of annual incentive compensation. If the Soundness Threshold was not met, no annual incentive compensation would have been paid. Once the Soundness Threshold was met, to the extent the annual incentive compensation award was based on corporate as opposed to individual or unit performance, annual incentive compensation earned was based on the achievement of the Performance Goals, which were weighted equally for the corporate portion of the award.

     In addition to the Soundness Threshold and Performance Goals, in 1997 the Human Resources Committee also approved a program under which those employees participating in the annual incentive compensation program could choose to receive a portion or all of their potential annual incentive compensation in the form of restricted First American Common Stock. This program for executive management was approved by the Human Resources Committee on March 7, 1997. The objectives of the new program are to (i) focus management on achieving performance equivalent to high performing peers; (ii) improve alignment between management and shareholder interests; (iii) reduce short term compensation expense in order to allow First American to invest in other critical areas; and
(iv) to motivate and retain senior managers.

     Under the program, executive officers may elect to receive their annual incentive compensation in cash or in restricted stock of First American or in a combination of the two for a four-year performance cycle. The cash portion of the incentive award is earned and paid on an annual basis. To the extent that an executive elects to receive restricted stock instead of cash, that portion of the incentive award is eligible for a 100% match by First American, also paid in restricted stock. The restricted stock portion of the award is granted in the first year of the performance cycle. Provided the target performance criteria are attained, the restrictions on 25% of the restricted stock portion of the award will lapse in each year of the four-year performance cycle. If the performance criteria are not attained in any year of the performance cycle, the restrictions on those shares will lapse ten years from the date of grant. The matching portion is granted in the second year of the performance cycle.

     For purposes of the First American-matched portion of the restricted stock grant, the performance criteria established by the Human Resources Committee require achievement of median market-to-book valuation (or such other performance criteria as the Human Resources Committee may deem appropriate) of a high performing Peer Group. The Peer Group and the performance criteria will be determined by the Human Resources Committee on an annual basis in conjunction with the analysis of First American's investment bankers. Once the performance criteria is achieved, vesting of the First American-matched portion will occur over a four year period, provided the performance criteria is attained prior to January, 2001. If the performance criteria is not attained by this time, the restrictions on the First American-matched portion of the restricted shares will lapse ten years from the date of grant. In 1997, this Peer Group was composed of Barnett Banks, Inc., Fifth Third Bancorp, First Bank System, Inc., First Tennessee National Corp., Huntington Bancshares, Inc., Marshall & Ilsley Corporation, National Commerce Bancorp, Norwest Corporation, Provident Bancorp, Inc., Star Banc Corporation, Synovus Financial Corp., Valley National Bancorp, Wells Fargo & Co, Wilmington Trust Corp. and Zions Bancorporation. Ten of the Peer Group are included in the KBW 50 Index shown in the Shareholder Return Performance Graph. Under the program, the Committee may revise the performance criteria and/or the constituency of the high performing Peer Group as appropriate.

OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

LONG-TERM INCENTIVE COMPENSATION

     First American's long-term incentive compensation program has two components: restricted stock awards and annual stock option grants.

     Restricted stock awards are grants of shares of First American's Common Stock which are issued in the officer's name but are held by First American and cannot be sold or transferred during the restriction period. The lapse of the restrictions is tied to corporate performance. These awards generally are granted annually, and the number of shares granted is based on the importance of the executive to achievement of the Company's long-term Performance Goals, the market data and a valuation model developed by Towers Perrin Consulting. In applying the model, each grant covers a three-year performance period. Dividends are paid on these shares during this period.

     For each year of the performance period, an executive may earn one, two or three points, depending upon the achievement of the Performance Goals. However, if First American does not achieve the Soundness Threshold, two points are deducted. If less than three points are earned over the performance period, no restricted stock becomes vested at the end of the period. At the end of the period, up to 100% of the restricted stock may be vested in the executive free of restriction, with the percentage varying (from 50% to 100%) based upon the number of points earned. Any shares which are not vested remain restricted for twelve more years, and dividends on such shares are forfeited during the twelve-year period. In any event, after the passage of 15 years the restrictions lapse if the executive is still employed by First American. In 1997, participants earned two points based on the achievement of the Performance Goals.

     Annual stock option grants are designed to align the interests of executive officers with those of First American Shareholders. Because the full value of an executive's compensation is not realized absent appreciation in the stock price over time, stock options also help to retain key executives and to provide an incentive for them to create long-term First American Shareholder value. The Human Resources Committee sets guidelines for the size of these awards based on competitive compensation data including an analysis of the TPF&C Banking Survey, the responsibilities and experience of the executive and the recommendation of the chief executive officer. The number of options granted is based upon their projected value using market data and the Black-Scholes valuation model developed with the assistance of a national independent compensation consulting firm. The Black-Scholes model considers stock price, as well as price volatility and dividends over an historical period to estimate an expected value of a share. Normally options are granted at an exercise price equal to market value on the date of grant and vest over five years at a rate of 20% per year.

STOCK OWNERSHIP POLICY

     To further align the interests of management and First American Shareholders, the Human Resources Committee established an executive stock ownership policy in 1994. Under the policy, executive officers are encouraged to acquire and hold shares of First American Common Stock with a value equal to or exceeding either three or two times their annual salary depending on the executive's job grade. The Chief Executive Officer's target was established at four times annual salary. Executives who achieve the target level within three years are granted restricted stock equal to 10% of their holdings; those who achieve the target level within four years, 7.5%; and those who achieve the target level within five years, 5%. If the stock holdings are retained for three years from the date of grant, the restrictions will lapse; if not, the shares will be forfeited. Since inception of the policy, the Chief Executive Officer and ten other executive officers have achieved the ownership target.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In 1997, the Human Resources Committee applied the methodologies described above in determining the Chief Executive Officer's base salary, annual and long-term incentive compensation. With First American Board approval, Mr. Bottorff's base salary was increased to $605,000 effective January 1, 1997. His annual incentive compensation was dependent upon the achievement of the three Performance Goals, each of which was weighted equally.

                         OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

     In 1997, Mr. Bottorff elected to receive 100% of his annual incentive compensation in restricted stock of the Company. Pursuant to this election, 36,086 restricted shares were issued to Mr. Bottorff in 1997. This incentive compensation is eligible for a 100% match by First American, also paid in restricted stock. The First American-matched grant, an additional 36,086 restricted shares, was granted by the Human Resources Committee in January 1998. In 1997, the Soundness Threshold and target Performance Goals were attained; therefore, the restrictions on 2,256 shares of the restricted stock granted to Mr. Bottorff in 1997 lapsed. Based on the market value as of January 15, 1998, the lapsed shares were worth $103,494 or 17.11% of Mr. Bottorff's base salary. The shares of First American-matched restricted stock granted to Mr. Bottorff in 1998 will vest 25% per year over a four-year period commencing on the date that performance criteria established by the Committee are achieved by First American, provided that such performance criteria are achieved prior to January 2001.

     Also in 1997, Mr. Bottorff was granted long-term incentive compensation in the form of 72,400 stock options and 25,200 shares of restricted stock. The stock options will vest 20% per year over a five-year period; the restricted stock vests in three to 15 years based on the performance cycle referenced above.

     In 1991, Mr. Bottorff was granted options on 400,000 shares, which represent approximately the same number as would have been granted to the chief executive officer over three years under the long-term plan. These options vested from 1992 through 1996 as the Performance Goals established by the Human Resources Committee were met. Mr. Bottorff was also granted 60,000 restricted shares in 1991. The restrictions on these shares lapsed at the end of 1996 after determining performance for each three-year period.

     In 1997, First American met or surpassed the Performance Goals established for the year, so that Mr. Bottorff earned two points toward the final third on 20,000 shares of restricted stock granted to him in 1994 for the 1995-97 performance cycle, two points toward the second third of 29,000 shares of restricted stock granted to him in 1996 for the 1996-98 performance cycle, and two points toward the first third of 25,200 shares of restricted stock granted in 1997 for the 1997-99 performance cycle. The restrictions on these shares lapse upon the attainment of at least six points at the end of and over each three-year performance period. Any shares which do not become unrestricted through the attainment of performance goals remain restricted for twelve more years, and any dividends on these remaining shares are forfeited during the 12-year period.

     Since 1991, Mr. Bottorff has satisfied the vesting and performance requirements on a total of 477,200 stock options and 80,000 shares of restricted stock granted to him since his employment with First American. All shares of restricted stock and stock options have been adjusted to reflect First American's 2-for-1 Common Stock split effective on May 9, 1997.

     Submitted by the Human Resources Committee of the First American Board,

              Earnest W. Deavenport, Jr. (Chairman)
              Reginald D. Dickson
              Roscoe R. Robinson
              Cal Turner, Jr.
              David K. Wilson
              William S. Wire, II

OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

                    SHAREHOLDER RETURN PERFORMANCE GRAPH(3)

     The following graph compares the yearly percentage change in the return on First American's Common Stock with the Standard & Poor's 500 Stock Index and the KBW 50 Index for the past five years.(1)(2)

        Measurement Period
      (Fiscal Year Covered)          First American         S & P 500            KBW 50
Dec-92                                     100                 100                 100
Dec-93                                     118                 110                 106
Dec-94                                     102                 112                 100
Dec-95                                     186                 153                 160
Dec-96                                     232                 189                 227
Dec-97                                     408                 252                 332

---------------

(1) $100 invested on December 31, 1992 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.
(2) The KBW 50 Index is a market-capitalization weighted bank stock index comprised of 50 major banking companies and is published daily by Keefe, Bruyette & Woods, Inc.
(3) Adjusted to reflect two-for-one stock split effective May 9, 1997.

                         OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

                                CERTAIN TRANSACTIONS

     Some of First American's executive officers and directors, or members of the immediate families of any of the foregoing persons, are customers of First American's subsidiary banks and some of the First American executive officers and directors, or members of their immediate family, are directors or officers of corporations, or members of partnerships, which are customers of First American's subsidiary banks. As customers they had transactions in the ordinary course of business, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present any other unfavorable features.

     In 1993, First American solicited competitive proposals from three vendors for the design, fabrication, installation and maintenance of a new retail merchandising system which was implemented in 1994. Following review of the proposals submitted, Design Performance Group, a division of American Sign and Marketing Services, Inc., a wholly owned subsidiary of Plasti-Line, Inc. was selected as the vendor. Mr. Martin, a member of the First American Board, is the Chairman of the Board of Directors and Chief Executive Officer of Plasti-Line, Inc. and has an equity interest of approximately 50% in Plasti-Line, Inc. Mr. Smith, a member of the First American Board, also serves on the Board of Directors of Plasti-Line, Inc. In accordance with First American's policy relating to business transactions with directors and their related interests, the First American Board approved the selection of Design Performance Group as the vendor for this project with Messrs. Martin and Smith abstaining from the vote. In 1997, the amount paid to Design Performance Group was $364,667.05.

     In August 1996, FANB entered into an agreement with Pilot Corporation, a retail operator of convenience stores/gasoline stations, so as to permit FANB to install, operate and maintain automated cash dispensers ("ATMS") at 38 Pilot Oil stores. Mr. Haslam, a member of the First American Board, is a director of Pilot Corporation, of which he and his family own 100%. Mr. Smith, a member of the First American Board, also serves on the Board of Directors of Pilot Corporation. In 1997, FANB paid Pilot Corporation a total of $111,674.75 based upon the number of cash withdrawal transactions effected through these ATMs. FANB anticipates that in the future, payments to Pilot under this agreement will be approximately $180,000 per year.

     In April 1996, FANB acquired 49% of The SSI Group, Inc. ("SSI"), a healthcare claims processing company headquartered in Mobile, Alabama. At that time, the remaining shares of SSI were owned 49% by Southern Medical Health Systems, Inc. ("SMHS") and 2% by Ms. Wallace individually. Ms. Wallace owns 100% of SMHS. In conjunction with that transaction, FANB acquired the option to purchase additional shares of SSI to maintain its 49% ownership upon the occurrence of certain events. SSI's January 1, 1997 acquisition of CareWare Systems, Inc., a medical management computer software company for SSI stock, triggered FANB's ability to exercise its option. FANB exercised this option and purchased 15,569 shares of SSI common stock from SMHS for $228,024 in conjunction with the CareWare Systems, Inc. acquisition.

     On August 1, 1997, First American entered into an employment agreement with Martin E. Simmons. Under this agreement, Mr. Simmons became senior counsel to First American and is responsible for providing legal and related services to First American and its subsidiaries. The agreement extends from August 1, 1997 through July 31, 2002 (with a possible extension to December 31, 2002), and provides for a base salary of $315,000 per year plus an annual incentive-based bonus opportunity of up to $157,500 during calendar years 1997-2000. Mr. Simmons will participate in Company benefit plans covering management employees, but will not receive further grants under First American's stock compensation plans. If Mr. Simmons terminates his employment with First American without cause, or if First American terminates his employment (other than for cause), Mr. Simmons will receive two years of salary continuation and certain bonus opportunities if such a termination occurs prior to August 1, 1998. If such a termination occurs on or after August 1, 1998, Mr. Simmons will receive salary continuation for the full term of the agreement. In either case, Mr. Simmons will immediately vest in stock options, ownership restricted stock and any performance-based restricted stock that has been fully earned and be entitled to certain early retirement benefits. However, if Mr. Simmons' employment is terminated within two years of a change in control of First American that takes place prior to

OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

September 1, 2000, Mr. Simmons will be entitled to receive a lump-sum payment of his salary and remaining bonus opportunity for the remaining term of the agreement, and generally the same stock compensation and early retirement benefits as otherwise provided in the agreement upon termination.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP Certified Public Accountants, have been First American's independent auditors since 1971 and reported on First American's consolidated financial statements for the year ended December 31, 1996. On February 27, 1998, the Audit Committee appointed KPMG Peat Marwick LLP as First American's independent auditors for the year ending December 31, 1998. KPMG Peat Marwick LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants division for CPA firms. Accordingly, KPMG Peat Marwick LLP has periodic "peer reviews" that consist of a review of the quality of the firm's accounting and auditing practices by another CPA firm. A representative of KPMG Peat Marwick LLP is expected to attend the First American Annual Meeting and will be provided the opportunity to make a statement and/or respond to appropriate questions from shareholders.

                           ANNUAL REPORT ON FORM 10-K

     To obtain a copy of First American's Annual Report on Form 10-K for the year ended December 31, 1997, together with financial statements and schedules, as filed with the Commission (available without charge to Shareholders), please write to Carroll E. Kimball, Executive Vice President and Director of Investor Relations, First American Corporation, 815 First American Center, Nashville, Tennessee 37237-0815 or call (615) 736-6267.

                         OTHER INFORMATION FOR THE FIRST AMERICAN ANNUAL MEETING

                                                                      APPENDIX A
================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                           FIRST AMERICAN CORPORATION

                                      AND

                             DEPOSIT GUARANTY CORP.

                          DATED AS OF DECEMBER 7, 1997

================================================================================
                                                                      APPENDIX A

                               TABLE OF CONTENTS

                                   ARTICLE I
                                   THE MERGER

 1.1.   The Merger..................................................   A-5
 1.2.   Effective Time..............................................   A-5
 1.3.   Effects of the Merger.......................................   A-5
 1.4.   Conversion of Company Common Stock..........................   A-5
 1.5.   Stock Options...............................................   A-6
 1.6.   Parent Common Stock.........................................   A-7
 1.7.   Charter.....................................................   A-7
 1.8.   By-Laws.....................................................   A-7
 1.9.   Directors and Officers......................................   A-7
 1.10.  Tax Consequences; Accounting Treatment......................   A-7
                                ARTICLE II
                            EXCHANGE OF SHARES
 2.1.   Parent to Make Shares Available.............................   A-7
 2.2.   Exchange of Shares..........................................   A-8
                               ARTICLE III
                     DISCLOSURE SCHEDULES; STANDARDS
                    FOR REPRESENTATIONS AND WARRANTIES
 3.1.   Disclosure Schedules........................................   A-9
 3.2.   Standards...................................................   A-9
                                ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY
 4.1.   Corporate Organization......................................  A-10
 4.2.   Capitalization..............................................  A-10
 4.3.   Authority; No Violation.....................................  A-11
 4.4.   Consents and Approvals......................................  A-12
 4.5.   Reports.....................................................  A-12
 4.6.   Financial Statements........................................  A-12
 4.7.   Broker's Fees...............................................  A-13
 4.8.   Absence of Certain Changes or Events........................  A-13
 4.9.   Legal Proceedings...........................................  A-13
 4.10.  Taxes.......................................................  A-13
 4.11.  Employees...................................................  A-14
 4.12.  SEC Reports.................................................  A-15
 4.13.  Company Information.........................................  A-15
 4.14.  Compliance with Applicable Law..............................  A-15
 4.15.  Certain Contracts...........................................  A-15
 4.16.  Agreements with Regulatory Agencies.........................  A-16
 4.17.  Business Combination Provision; Takeover Laws...............  A-16
 4.18.  Administration of Fiduciary Accounts........................  A-16
 4.19.  Environmental Matters.......................................  A-16
 4.20.  Opinion.....................................................  A-17
 4.21.  Approvals...................................................  A-17
 4.22.  Loan Portfolio..............................................  A-17
 4.23.  Property....................................................  A-17
 4.24.  Accounting for the Merger; Reorganization...................  A-18

APPENDIX A


                                ARTICLE V
                      REPRESENTATIONS AND WARRANTIES
                                OF PARENT
 5.1.   Corporate Organization......................................  A-18
 5.2.   Capitalization..............................................  A-18
 5.3.   Authority; No Violation.....................................  A-19
 5.4.   Consents and Approvals......................................  A-20
 5.5.   Reports.....................................................  A-20
 5.6.   Financial Statements........................................  A-20
 5.7.   Broker's Fees...............................................  A-21
 5.8.   Absence of Certain Changes or Events........................  A-21
 5.9.   Legal Proceedings...........................................  A-21
 5.10.  Taxes.......................................................  A-21
 5.11.  Employees...................................................  A-21
 5.12.  SEC Reports.................................................  A-22
 5.13.  Parent Information..........................................  A-22
 5.14.  Compliance with Applicable Law..............................  A-22
 5.15.  Ownership of Company Common Stock; Affiliates and
        Associates..................................................  A-22
 5.16.  Agreements with Regulatory Agencies.........................  A-22
 5.17.  Environmental Matters.......................................  A-23
 5.18.  Opinion.....................................................  A-23
 5.19.  Approvals...................................................  A-23
 5.20.  Loan Portfolio..............................................  A-23
 5.21.  Property....................................................  A-24
 5.22.  Accounting for the Merger; Reorganization...................  A-24
                                ARTICLE VI
                COVENANTS RELATING TO CONDUCT OF BUSINESS
 6.1.   Covenants of the Company....................................  A-24
 6.2.   Covenants of Parent.........................................  A-27
 6.3.   Conduct of Parent's Business................................  A-27
                               ARTICLE VII
                          ADDITIONAL AGREEMENTS
 7.1.   Regulatory Matters..........................................  A-27
 7.2.   Access to Information.......................................  A-28
 7.3.   Stockholder Meetings........................................  A-28
 7.4.   Legal Conditions to Merger..................................  A-28
 7.5.   Affiliates..................................................  A-29
 7.6.   Stock Exchange Listing......................................  A-29
 7.7.   Employee Benefit Plans; Existing Agreements.................  A-29
 7.8.   Indemnification.............................................  A-30
 7.9.   Additional Agreements.......................................  A-31
 7.10.  Directorships...............................................  A-31
 7.11.  Coordination of Dividends...................................  A-32
 7.12.  Advisory Boards.............................................  A-32
 7.13.  Foundation..................................................  A-32
                               ARTICLE VIII
                           CONDITIONS PRECEDENT
 8.1.   Conditions to Each Party's Obligation To Effect the
        Merger......................................................  A-32
 8.2.   Conditions to Obligations of Parent.........................  A-33
 8.3.   Conditions to Obligations of the Company....................  A-33

                                                                      APPENDIX A


                                ARTICLE IX
                        TERMINATION AND AMENDMENT
 9.1.   Termination.................................................  A-35
 9.2.   Effect of Termination.......................................  A-37
 9.3.   Amendment...................................................  A-38
 9.4.   Extension; Waiver...........................................  A-38
                                ARTICLE X
                            GENERAL PROVISIONS
10.1.   Closing.....................................................  A-38
10.2.   Nonsurvival of Representations, Warranties and Agreements...  A-38
10.3.   Expenses....................................................  A-38
10.4.   Notices.....................................................  A-38
10.5.   Interpretation..............................................  A-39
10.6.   Counterparts................................................  A-39
10.7.   Entire Agreement............................................  A-39
10.8.   Governing Law...............................................  A-39
10.9.   Enforcement of Agreement....................................  A-39
10.10.  Severability................................................  A-39
10.11.  Publicity...................................................  A-40
10.12.  Assignment; Third Party Beneficiaries.......................  A-40

APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of December 7, 1997, between First American Corporation, a Tennessee corporation ("Parent"), and Deposit Guaranty Corp., a Mississippi corporation (the "Company"). (Parent and the Company are sometimes collectively referred to herein as the "Constituent Corporations".)

     WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Parent; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Business Corporation Act (the "MBCA") and the Tennessee Business Corporation Act. (the "TBCA") at the Effective Time (as defined in Section 1.2 hereof), the Company shall merge with and into Parent. Parent shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Tennessee. The name of the Surviving Corporation shall continue to be First American Corporation. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate. Parent may at any time change the method of effecting the combination with the Company (including without limitation the provisions of this Article I) if and to the extent it deems such change to be desirable, including without limitation to provide for a merger of the Company into a wholly-owned subsidiary of Parent; provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Company Common Stock as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment of the Company's shareholders as a result of receiving the Merger Consideration or (C) materially impede or delay consummation of the transactions contemplated by this Agreement.

     1.2. Effective Time. The Merger shall become effective as set forth in the articles of merger (the "Articles of Merger") which shall be filed with the Secretary of State of the State of Mississippi (the "Mississippi Secretary") and the Secretary of State of the State of Tennessee (the "Tennessee Secretary") on the Closing Date (as defined in Section 10.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

     1.3. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 11.06 of the MBCA and Section 21-108 of the TBCA.

     1.4.  Conversion of Company Common Stock.

     (a) At the Effective Time, subject to Section 2.2(e) and Section 9.1(g) hereof, each share of the common stock, no par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined herein) and other than shares of Company Common Stock held directly or indirectly by Parent or the Company or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 1.17 shares (the "Exchange Ratio") of the common stock, par value $2.50 per share, of Parent ("Parent Common Stock") (together with the number of

                                                                      APPENDIX A

Parent Rights (as defined in Section 5.2 hereof) associated therewith). All of the shares of Company Common Stock converted into Parent Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Company Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of Parent Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

     (b) At the Effective Time, all shares of Company Common Stock that are owned directly or indirectly by Parent or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or the Company, as the case may be, being referred to herein as "Trust Account Shares") and (y) held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or the Company, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Parent Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent.

     (c) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Article 13 of the MBCA ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, Parent Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Article 13 of the MBCA; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in
Article 13 of the MBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Parent Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in Section 1.4(a) and Article II hereof.

     1.5. Stock Options. (a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock (each a "Company Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Stock-Based, Long-Term Incentive Plan and the Stock-Based, Long-Term Incentive Plan II (the "Company Option Plans"), the agreements evidencing grants thereunder and any other agreements between the Company and an optionee regarding Company Options):

          (1) the number of shares of Parent Common Stock to be subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

APPENDIX A

          (2) the exercise price per share of Parent Common Stock under the new option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, such Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the new option shall be the same as the original option except that all references to the Company shall be deemed to be references to Parent.

     (b) Prior to the Effective Time, Parent shall reserve for issuance the number of shares of Parent Common Stock necessary to satisfy Parent's obligations under this Section 1.5. Promptly after the Effective Time (but in no event later than five business days thereafter), Parent shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Parent Common Stock subject to options to acquire Parent Common Stock issued pursuant to Section 1.5(a) hereof, and shall use its best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

     1.6. Parent Common Stock. Except for shares of Parent Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of Parent as contemplated by Section 1.4 hereof, the shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

     1.7. Charter. At the Effective Time, the Restated Charter of Parent, as in effect at the Effective Time, shall be the Charter of the Surviving Corporation.

     1.8. By-Laws. At the Effective Time, the By-Laws of Parent, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.9. Directors and Officers. Except as provided in Section 7.10 hereof, the directors and officers of Parent immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Restated Charter and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     1.10. Tax Consequences; Accounting Treatment. It is intended that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (ii) be accounted for as a "pooling of interests" under GAAP (as defined herein).

                                   ARTICLE II

                               EXCHANGE OF SHARES

     2.1. Parent to Make Shares Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company (which may be a Subsidiary of Parent) (the "Exchange Agent") selected by Parent and reasonably satisfactory to the Company, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section
1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock.

                                                                      APPENDIX A

     2.2. Exchange of Shares. (a) As soon as practicable after the Effective Time, and in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

     (b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock represented by such Certificate.

     (c) If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Parent Common Stock as provided in this Article II.

     (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by multiplying (i) the average of the closing sale prices of Parent Common Stock on the Nasdaq National Market (the "Nasdaq/NMS") as reported by The Wall Street Journal for the five trading days immediately preceding the date on which the Effective Time shall occur by (ii) the fraction of a share of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to
Section 1.4 hereof.

     (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for twelve months after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their shares of

APPENDIX A

Parent Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III

                        DISCLOSURE SCHEDULES; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

     3.1. Disclosure Schedules. Prior to the execution and delivery of this Agreement, the Company has delivered to Parent, and Parent has delivered to the Company, a schedule (in the case of the Company, the "Company Disclosure Schedule," and in the case of Parent, the "Parent Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Parent, or to one or more of such party's covenants contained in Article VI; provided, however, that notwithstanding anything in this Agreement to the contrary (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 3.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect (as defined herein) with respect to either the Company or Parent, respectively.

     3.2. Standards. (a) No representation or warranty of the Company contained in Article IV or of Parent contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Parent, has had a Material Adverse Effect with respect to the Company or Parent, respectively.

     (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to Parent or the Company, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (w) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (x) any change in GAAP or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, (y) any action or omission of the Company or Parent or any Subsidiary of either of them taken with the express prior written consent of the other party hereto, or (z) any expenses incurred by such party which expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby.

                                                                      APPENDIX A

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Subject to Article III, the Company hereby represents and warrants to Parent as follows:

     4.1. Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Articles of Incorporation and By-laws of the Company, copies of which have previously been made available to Parent, are true and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

     (b) Deposit Guaranty National Bank (the "Company Bank") is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. The deposit accounts of the Company Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund and the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of the Company's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Except as set forth on
Section 4.1(b) of the Company Disclosure Schedule, the articles of incorporation, by-laws and similar governing documents of each Subsidiary of the Company, copies of which have previously been made available to Parent, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (c) The minute books of the Company and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1995 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     4.2. Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 25,000,000 shares of Class A Voting Preferred stock, no par value (the "Company Class A Preferred Stock"), and 25,000,000 shares of Class B Non-Voting Preferred stock, no par value (the "Company Class B Preferred Stock" and, together with the Company Class A Preferred Stock, the "Company Preferred Stock"). As of November 30, 1997, there were 40,817,741 shares of Company Common Stock outstanding and no shares of Company Common Stock held by the Company as treasury stock. As of November 30, 1997, there were (i) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for (x) 1,883,230 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plans and described in Section 4.2(a) of the Company Disclosure Schedule, (y) 808,435 shares of Company Common Stock reserved for issuance upon consummation of the merger of Victory Bancshares, Inc. (the "Victory Merger") with and into the Company pursuant to the Agreement and Plan of Merger (the "Victory Merger Agreement"), dated as of September 24, 1997, among the Company, the Company Bank, Victory Bancshares, Inc., and Victory Bank and Trust Company, and (z) 8,122,730 shares of Company Common Stock reserved for issuance upon exercise of the option (the "Option") to be issued to Parent pursuant to the Stock Option Agreement, to be entered into on the date hereof, between Parent and Company (the "Stock Option Agreement"), and (ii) no shares of Company Preferred Stock issued or outstanding, held in the Company's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Company Common

APPENDIX A

Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in
Section 4.2(a) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or Company Preferred Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company. The names of the optionees, the date of each option to purchase Company Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Company Option Plans are set forth in Section 4.2(a) of the Company Disclosure Schedule.

     (b) Section 4.2(b)of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company. Except as set forth in
Section 4.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable (subject, however, in the case of the Company Bank, to the provisions of Section 55 of Title 12 of the United States Code) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Parent with Section 1.5 hereof, and except as provided in Section 4.2(b) of the Company Disclosure Schedule, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries. Except for its Subsidiaries, the Company does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     4.3. Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of the Company's stockholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Stock Option Agreement will be, duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or the Stock Option Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or By-Laws of the Company or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in
Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or

                                                                      APPENDIX A

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(y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     4.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (b) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with the SEC of a joint proxy statement in definitive form relating to the meetings of the Company's stockholders and Parent's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") and the filing and declaration of effectiveness of the registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus, (d) the approval of this Agreement by the requisite vote of the stockholders of the Company, (e) the filing of the Articles of Merger with the Mississippi Secretary pursuant to the MBCA and with the Tennessee Secretary pursuant to the TBCA, (f) approval for quotation of the Parent Common Stock to be issued in the Merger on the Nasdaq/NMS, and (g) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by the Company of this Agreement and the Stock Option Agreement and (2) the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby.

     4.5. Reports. The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the Office of the Comptroller of the Currency (the "OCC"), (iv) any state banking commissions or any other state regulatory authority (each a "State Regulator") and (v) any other self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, and except as set forth in Section 4.5 of the Company Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1995. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

     4.6. Financial Statements. The Company has previously made available to Parent copies of (a) the consolidated statements of condition of the Company and its Subsidiaries as of December 31 for the fiscal years 1995 and 1996, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to the Company, and (b) the unaudited consolidated statements of condition of the Company and its Subsidiaries as of September 30, 1997 and December 31, 1996 and the unaudited consolidated statements of earnings and cash flows for the nine-month period ended September 30, 1997 as reported in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997 filed with the SEC under the Exchange Act. The December 31, 1996 consolidated statement of condition of the Company (including the related notes, where applicable) fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly

APPENDIX A
present, and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

     4.7. Broker's Fees. Neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreement, except that the Company has engaged, and will pay a fee or commission to, Credit Suisse First Boston Corporation ("First Boston") in accordance with the terms of a letter agreement between First Boston and the Company, a true and correct copy of which has been previously made available by the Company to Parent.

     4.8. Absence of Certain Changes or Events. (a) Except as may be set forth in Section 4.8(a) of the Company Disclosure Schedule, or as disclosed in any Company Report (as defined in Section 4.12) filed with the SEC prior to the date of this Agreement, since December 31, 1996, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on the Company.

     (b) Except as set forth in Section 4.8(b) of the Company Disclosure Schedule or as disclosed in any Company Report filed with the SEC prior to the date of this Agreement, since December 31, 1996, the Company and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

     (c) Except as set forth in Section 4.8(c) of the Company Disclosure Schedule, since September 30, 1997, neither the Company nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of September 30, 1997 (which amounts have been previously disclosed to Parent), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except (x) for salary increases and bonus payments made in the ordinary course of business consistent with past practices and (y) the Company may adopt the severance plan described in Section 6.1(j) of the Company Disclosure Schedule), (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iv) had any union organizing activities.

     4.9. Legal Proceedings. (a) Except as set forth in Section 4.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

     (b) Except as set forth in Section 4.9(b) of the Company Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

     4.10. Taxes. (a) Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted

                                                                      APPENDIX A
without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes (as hereinafter defined) shown to be due on such Tax Returns. Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, (i) as of the date hereof neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of the Company and its Subsidiaries, the federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.

     (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

     4.11. Employees. (a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the "Plans") by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414(b), (c), (m) or (o) of the Code, for the benefit of any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate.

     (b) The Company has heretofore made available to Parent with respect to each of the Plans true and correct copies of each of the following documents if applicable: (i) the Plan document; (ii) the actuarial report for such Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service for such Plan and (iv) the most recent summary plan description and related summaries of material modifications.

     (c) Except as set forth in Section 4.11(c) of the Company Disclosure
Schedule: each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of the Company, nothing has occurred which could reasonably be expected to result in the revocation of such letter; no Plan has an accumulated or waived funding deficiency within the meaning of section 412 of the Code; neither the Company nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of the Company no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in section 4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty day notice period has been waived); no condition exists that presents a material risk to the Company of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

APPENDIX A

     (d) Except as set forth in Section 4.11(d) of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or any other agreements entered into by any party hereto in connection with the execution hereof: neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" within the meaning of Section 280G of the Code, forgiveness of indebtedness or otherwise) becoming due to any officer, director or employee of the Company or any of its Subsidiaries under any Plan or otherwise, (ii) increase any benefits payable under any Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

     4.12. SEC Reports. The Company has previously made available to Parent a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1995 by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the "Company Reports") and (b) communication mailed by the Company to its stockholders since December 31, 1995, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. The Company has timely filed all Company Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company Reports complied with the published rules and regulations of the SEC with respect thereto.

     4.13. Company Information. The information relating to the Company and its Subsidiaries which is provided to Parent by the Company or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Parent or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder.

     4.14. Compliance with Applicable Law. The Company and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received notice of any violations of any of the above.

     4.15. Certain Contracts. (a) Except as set forth in Section 4.15(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries to any director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Reports, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of more than $500,000 per annum, or
(v) which materially restricts the conduct of any line of business by the Company or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), whether or not set forth in Section 4.15(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract." The Company has previously delivered or made available to Parent true and correct copies of each Company Contract.

                                                                      APPENDIX A

     (b) Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, (i) each Company Contract described in clause (iii) of Section 4.15(a) is valid and binding and in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract described in clause (iii) of Section 4.15(a),
(iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries under any Company Contract described in clause (iii) of
Section 4.15(a), and (iv) no other party to any Company Contract described in clause (iii) of Section 4.15(a) is, to the knowledge of the Company, in default in any respect thereunder.

     4.16.  Agreements with Regulatory Agencies.  Except as set forth in Section
4.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.16 of the Company Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     4.17. Business Combination Provision; Takeover Laws. Assuming the accuracy of the representation contained in Section 5.5 hereof, the Company has taken all action required to be taken by it in order to exempt this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of the State of Mississippi, including the Mississippi Shareholder Protection Act and the Mississippi Control Share Act. The transactions contemplated by this Agreement have been approved by the Board of Directors of the Company for purposes of, and, assuming the accuracy of the representation contained in Section 5.5 hereof, are exempt from, Article Seventh of the Company's Articles of Incorporation (such approval including approval of the majority of the Continuing Directors of the Company, as such term is defined in such Article Seventh).

     4.18. Administration of Fiduciary Accounts. The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

     4.19. Environmental Matters. Except as set forth in Section 4.19 of the Company Disclosure Schedule:

     (a) Each of the Company and its Subsidiaries and, to the knowledge of the Company, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

     (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property;
APPENDIX A

     (c) To the knowledge of the Company, during the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) the Company's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of the Company, prior to the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(z) the Company's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

     (d) The following definitions apply for purposes of this Section 4.19: (x) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (y) " Loan Property" means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (z) "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

     4.20. Opinion. Prior to the execution of this Agreement, the Company has received an opinion from First Boston to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the stockholders of the Company from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

     4.21. Approvals. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

     4.22. Loan Portfolio. (a) Except as set forth in Section 4.22 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than Loans the unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was, as of October 31, 1997, over 90 days delinquent in payment of principal or interest or in default of any other provision, or
(ii) as of June 30, 1997, Loan with any director, executive officer or five percent or greater stockholder of the Company or any of its Subsidiaries, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.22 of the Company Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $100,000 of the Company or any of its Subsidiaries that as of October 31, 1997, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and its Subsidiaries that as of October 31, 1997, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Company that as of October 31, 1997, was classified as "Other Real Estate Owned" and the book value thereof.

     (b) Each Loan in original principal amount in excess of $100,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     4.23. Property. Each of the Company and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties
                                                                      APPENDIX A
and assets, real and personal, tangible or intangible, which are reflected on the consolidated statement of financial condition of the Company as of September 30, 1997 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business,
(iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which the Company or any Subsidiary of the Company, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto, is in default thereunder.

     4.24. Accounting for the Merger; Reorganization. As of the date of this Agreement, the Company has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                   OF PARENT

     Subject to Article III, Parent hereby represents and warrants to the Company as follows:

     5.1. Corporate Organization. (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Parent is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the Home Owner's Loan Act, as amended ("HOLA"). The Restated Charter and By-laws of Parent, copies of which have previously been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (b) Each Subsidiary of Parent that is a bank or savings institution (each a "Parent Bank" and collectively, the "Parent Banks") is a bank or savings institution duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The deposit accounts of the Parent Banks are insured by the FDIC through the Bank Insurance Fund or Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Each of Parent's other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The articles of incorporation, charter, by-laws and similar governing documents of the Parent Banks, copies of which have previously been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (c) The minute books of Parent and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1995 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     5.2. Capitalization. (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 2,500,000 shares of preferred stock, no par value ("Parent Preferred Stock"). As of October 31, 1997, there were 58,402,763 shares of Parent Common Stock and no shares of Parent Preferred Stock issued and outstanding, and no shares of Parent Common Stock held

APPENDIX A
in Parent's treasury. As of the date of this Agreement, no shares of Parent Common Stock or Parent Preferred Stock were reserved for issuance, except as set forth in Section 5.2(a) of the Parent Disclosure Schedule and except for 5,000,000 shares of Parent Series A Junior Preferred Stock reserved for issuance upon exercise of the rights (the "Parent Rights") distributed to holders of Parent Common Stock pursuant to the Rights Agreement, dated as of December 14, 1988, between Parent and First American National Bank, as Rights Agent (the "Parent Rights Agreement"). All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 5.2(a) of the Parent Disclosure Schedule and the Parent Rights Agreement, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or Parent Preferred Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or Parent Preferred Stock. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     (b) Section 5.2(b) of the Parent Disclosure Schedule sets forth a true and correct list of all of the Parent Subsidiaries as of the date of this Agreement. Except for INVEST Financial Corporation ("INVEST") and except as set forth in
Section 5.2(b) of the Parent Disclosure Schedule, as of the date of this Agreement, Parent owns, directly or indirectly, all (or 98.25% in the case of INVEST) of the issued and outstanding shares of capital stock of each of the Subsidiaries of Parent, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of Parent has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Parent calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     5.3. Authority; No Violation. (a) Parent has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has directed that the Parent Vote Matters (as defined in Section 5.4) be submitted to Parent's stockholders for approval at a meeting of such stockholders and, except for the approval of the Parent Vote Matters by the requisite vote of Parent's stockholders, no other corporate proceedings on the part of Parent are necessary to approve this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Stock Option Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Except as set forth in Section 5.3(b) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement or the Stock Option Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby or thereby, nor compliance by Parent with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Restated Charter or By-Laws of Parent, or the articles of incorporation or by-laws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both,

                                                                      APPENDIX A
would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     5.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act, and approval of such applications and notices, (b) such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (d) the approval and adoption of this Agreement and the approval of an amendment (the "Charter Amendment") to Parent's Restated Charter to increase the number of shares of Parent Common Stock authorized for issuance thereunder to a number of shares sufficient to enable Parent to consummate the Merger and the other transactions contemplated by this Agreement, in each case by the requisite vote of the stockholders of Parent (the approval of this Agreement and the Charter Amendment being referred to herein as the "Parent Vote Matters"), (e) the filing of the Articles of Merger with the Mississippi Secretary and the Tennessee Secretary, (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, (g) approval for quotation of the Parent Common Stock to be issued in the Merger on the Nasdaq/NMS, and (h) such filings, authorizations or approvals as may be set forth in Section 5.4 of the Parent Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Parent of this Agreement and (2) the consummation by Parent of the Merger and the other transactions contemplated hereby.

     5.5. Reports. Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Parent and its Subsidiaries, and except as set forth in Section 5.5 of Parent Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since December 31, 1995. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Parent or any of its Subsidiaries.

     5.6. Financial Statements. Parent has previously made available to the Company copies of (a) the consolidated balance sheets of Parent and its Subsidiaries as of December 31 for the fiscal years 1995 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Parent, and (b) the unaudited consolidated balance sheet of Parent and its Subsidiaries as of September 30, 1997 and September 30, 1996 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the nine-month periods then ended as reported in Parent's Quarterly Report on Form 10-Q for the period ended September 30, 1997 filed with the SEC under the Exchange Act. The December 31, 1996 consolidated balance sheet of Parent (including the related notes, where applicable) fairly presents the consolidated financial position of Parent and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 5.6 (including the related notes, where applicable) fairly present and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements

APPENDIX A
to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

     5.7. Broker's Fees. Neither Parent nor any Subsidiary of Parent, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreement, except that Parent has engaged, and will pay a fee or commission to, Morgan Stanley & Co. Incorporated ("Morgan Stanley").

     5.8.  Absence of Certain Changes or Events.  Except as may be set forth in
Section 5.8 of the Parent Disclosure Schedule, or as disclosed in any Parent Report (as defined in Section 5.12) filed with the SEC prior to the date of this Agreement, since December 31, 1996, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Parent.

     5.9. Legal Proceedings. (a) Except as set forth in Section 5.9 of the Parent Disclosure Schedule or in Parent's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, neither Parent nor any of its Subsidiaries is a party to any and there are no pending or, to Parent's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries.

     5.10. Taxes. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of Parent (in accordance with GAAP) for all Taxes shown to be due on such Tax Returns. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, (i) as of the date hereof, neither Parent nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of Parent and its Subsidiaries, the federal and state income Tax Returns of Parent and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.

     5.11. Employees. (a) Section 5.11(a) of the Parent Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the ERISA); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to as of the date of this Agreement (the "Parent Plans") by Parent, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), all of which together with Parent would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of Parent, any Subsidiary or any Parent ERISA Affiliate.

     (b) Except as set forth in Section 5.11(b) of the Parent Disclosure
Schedule: each of the Parent Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Parent Plans intended to be

                                                                      APPENDIX A

"qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS; no Parent Plan has an accumulated or waived funding deficiency within the meaning of section 412 of the Code; neither Parent nor any Parent ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Parent Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of Parent no proceedings have been instituted to terminate any Parent Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in section 4043(c) of ERISA, has occurred with respect to any Parent Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a material risk to Parent of incurring a liability to or on account of a Parent Plan pursuant to Title IV of ERISA; no Parent Plan is a multiemployer plan (within the meaning of section 4001(a)(3) of ERISA and no Parent Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or, to the knowledge of Parent, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto.

     5.12. SEC Reports. Parent has previously made available to the Company a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1995 by Parent with the SEC pursuant to the Securities Act or the Exchange Act (the "Parent Reports") and (b) communication mailed by Parent to its shareholders since December 31, 1995, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Parent has timely filed all Parent Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent Reports complied with the published rules and regulations of the SEC with respect thereto.

     5.13. Parent Information. The information relating to Parent and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.

     5.14. Compliance with Applicable Law. Parent and each of its Subsidiaries holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries and neither Parent nor any of its Subsidiaries knows of, or has received notice of violation of, any violations of any of the above.

     5.15. Ownership of Company Common Stock; Affiliates and Associates. As of the date hereof, neither Parent nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares).

     5.16.  Agreements with Regulatory Agencies.  Except as set forth in Section
5.16 of the Parent Disclosure Schedule or as disclosed in Parent's Annual Report on Form 10-K for the year ended December 31, 1996, neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 5.16 of the Parent Disclosure Schedule, a "Parent Regulatory

APPENDIX A

Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Parent or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Parent Regulatory Agreement.

     5.17. Environmental Matters. Except as set forth in Section 5.17 of the Parent Disclosure Schedule:

     (a) Each of Parent and its Subsidiaries and, to the knowledge of Parent, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all Environmental Laws;

     (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of Parent, threatened, before any Governmental Entity or other forum in which Parent, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by Parent or any of its Subsidiaries, any Participation Facility or any Loan Property;

     (c) To the knowledge of Parent during the period of (x) Parent's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Parent's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of Parent, prior to the period of (x) Parent's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Parent' s or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

     (d) The following definitions apply for purposes of this Section 5.17: (x) "Loan Property" means any property in which Parent or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which Parent or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

     5.18. Opinion. Prior to the execution of this Agreement, Parent has received an opinion from Morgan Stanley to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to Parent. Such opinion has not been amended or rescinded as of the date of this Agreement.

     5.19. Approvals. As of the date of this Agreement, Parent knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

     5.20. Loan Portfolio. (a) Except as set forth in Section 5.20 of Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any written or oral (i) Loan, other than Loans the unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was, as of October 31, 1997, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or five percent or greater stockholder of Parent or any of its Subsidiaries, or to the knowledge of Parent, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 5.20 of Parent Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $100,000 of Parent or any of its Subsidiaries that as of October 31, 1997, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the
                                                                      APPENDIX A
other Loans of Parent and its Subsidiaries that as of October 31, 1997, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of Parent that as of October 31, 1997, was classified as "Other Real Estate Owned" and the book value thereof.

     (b) Each Loan in original principal amount in excess of $100,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     5.21. Property. Each of Parent and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, and which are reflected on the consolidated statement of financial condition of Parent as of September 30, 1997 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which Parent or any Subsidiary of Parent, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party thereto is in default thereunder.

     5.22. Accounting for the Merger; Reorganization. As of the date of this Agreement, Parent has no reason to believe that the Merger will fail to qualify
(i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1. Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Stock Option Agreement or the Victory Merger Agreement or with the prior written consent of Parent, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, the Stock Option Agreement or the Victory Merger Agreement or as consented to in writing by Parent, the Company shall not, and shall not permit any of its Subsidiaries to:

     (a) solely in the case of the Company, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends not in excess of $0.23 per share of Company Common Stock;

     (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof) any shares of the capital stock of the Company or any Subsidiary of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company, except for purchases of Company Common Stock pursuant to the Company's employee stock purchase plan (the "ESPP") and, subject to the terms and conditions of this Agreement, pursuant to the Company's Automatic Dividend Reinvestment Plan (the "DRIP"), in each case consistent with past practice, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in

APPENDIX A

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

substitution for shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than pursuant to the ESPP and, subject to the terms and conditions of this Agreement, pursuant to the DRIP, except, in the case of clauses (ii) and (iii), for the issuance of Company Common Stock (x) upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms, (y) upon the consummation of the Victory Merger or (z) pursuant to the Stock Option Agreement;

     (c) amend its Articles of Incorporation, By-laws or other similar governing documents;

     (d) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate, facilitate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make a takeover proposal; provided, however, that the Company may communicate information about any such takeover proposal to its stockholders if, in the judgment of the Company's Board of Directors, based upon the advice of outside counsel, such communication is required under applicable law, provided further, however, that the Company may, and may authorize and permit its officers, directors, employees or agents to, (i) provide or cause to be provided such information, and (ii) participate in such discussions or negotiations, if the Board of Directors of the Company, after having consulted with and considered the advice of outside counsel, has determined that the failure to do so could cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Parent with respect to any of the foregoing. The Company will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.1(d). The Company will notify Parent immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, and the Company will promptly (within 24 hours) inform Parent in writing of all of the relevant details with respect to the foregoing including the material terms and conditions of such request or takeover proposal and the identity of the person or group making such request or proposal. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request or takeover proposal. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company other than the transactions contemplated or permitted by this Agreement and the Stock Option Agreement;

     (e) make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $500,000 in the aggregate;

     (f) enter into any new line of business;

     (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

                                                                      APPENDIX A

     (h) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in
Article VIII not being satisfied;

     (i) change its methods of accounting in effect at September 30, 1997, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

     (j) (i) except as set forth in Section 7.7 hereof, as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers or employees except that the Company may adopt the amendments to the Company's deferred income plans as set forth in Section 6.1(j) of the Company Disclosure Schedule (such plans, which are listed on Section 4.11(a) of the Company Disclosure Schedule, the "Deferred Income Plans") or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares); provided, however, that nothing contained herein shall prohibit the Company (x) from paying 1997 bonuses under its incentive bonus plans listed in Section 4.11(a) of the Company Disclosure Schedule under the heading "Management Incentive Compensation Plans" (the "Bonus Plans") consistent with past practice, except that in determining the amounts of such bonuses, the Company shall be entitled to disregard the effect (including, without limitation, the cost) of any actions reasonably taken by the Company or any of its Subsidiaries in contemplation of the Merger or at the request of Parent, or
(y) on or prior to the Closing Date, from paying pro-rata 1998 bonuses under the Bonus Plans in respect of the period from January 1, 1998 through the Closing Date based on the Company's annualized performance (without regard to the effect (including, without limitation, the cost) of any actions reasonably taken by the Company or any of its Subsidiaries in contemplation of the Merger or at the request of Parent) from January 1, 1998 through the end of the last full month prior to consummation of the Merger;

     (k) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a reorganization under
Section 368(a) of the Code;

     (l) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

     (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

     (n) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

     (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date, or amend or waive the provisions of any confidentiality or standstill agreement to which the Company or any of its affiliates is a party as of the date hereof;

     (p) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c)); or

     (q) agree or commit to do any of the foregoing.

APPENDIX A

     6.2. Covenants of Parent. Except as set forth in Section 6.2 of the Parent Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Company, Parent shall not, and shall not permit any of its Subsidiaries to:

     (a) solely in the case of Parent, declare or pay any dividends on or make any other distributions in respect of any of its capital stock other than its current quarterly dividends; provided, however, that nothing contained herein shall prohibit Parent from increasing the quarterly cash dividend on the Parent Common Stock in a manner consistent with past practice;

     (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in
Article VIII not being satisfied;

     (c) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval;

     (d) change its methods of accounting in effect at September 30, 1997, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by Parent's independent auditors;

     (e) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a reorganization under
Section 368(a) of the Code; or

     (f) agree to do any of the foregoing.

     6.3. Conduct of Parent's Business. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, or with the prior written consent of the Company, Parent shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1. Regulatory Matters. (a) Parent and the Company shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of the Company and Parent shall thereafter mail the Proxy Statement to its respective stockholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                                                                      APPENDIX A

     (c) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) Parent and the Company shall promptly furnish each other with copies of written communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

     7.2. Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request. Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) All information furnished to Parent pursuant to Section 7.2(a) shall be subject to, and Parent shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement (the "Confidentiality Agreement"), between Parent and the Company. The Company shall have the same obligations to Parent under the Confidentiality Agreement with respect to information furnished to the Company pursuant to Section 7.2(a) as if the Company were the receiving party under such agreement.

     (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

     7.3. Stockholder Meetings. The Company and Parent each shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its respective stockholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement, in the case of the Company, and the Parent Vote Matters, in the case of Parent. The Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement, provided, however, that the Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change any such recommendation in a manner adverse to Parent, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, could cause the members of such Board of Directors to breach their fiduciary duties under applicable law. The Parent will, through its Board of Directors, recommend to its stockholders approval of the Parent Vote Matters and such other matters as may be submitted to its stockholders in connection with this Agreement. The Company and Parent shall coordinate and cooperate with respect to the foregoing matters, with a view towards, among other things, holding the respective meetings of each party's stockholders on the same day.

     7.4. Legal Conditions to Merger. Each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to
APPENDIX A
consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

     7.5. Affiliates. (a) Each of Parent and the Company shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5(a) hereto (in the case of affiliates of Parent) or 7.5(b) hereto (in the case of affiliates of the Company).

     (b) Parent shall publish, not later than 15 days after the end of the first full calendar month following the month in which the Effective Time occurs, financial results covering at least 30 days of post-Merger combined operations as contemplated by SEC Accounting Series Release No. 135.

     7.6. Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq/NMS, subject to official notice of issuance, as of the Effective Time.

     7.7. Employee Benefit Plans; Existing Agreements. (a) As of the Effective Time, the employees of the Company and its Subsidiaries (the "Company Employees") shall be eligible to participate in Parent's employee benefit plans in which similarly situated employees of Parent or Parent Bank participate, to the same extent as similarly situated employees of Parent or Parent Bank (it being understood that inclusion of Company Employees in Parent's employee benefit plans may occur at different times with respect to different plans), provided, however, that Company Employees will not be entitled to participate in any severance plan or program of Parent during the one-year period following the Effective Time to the extent that such employees are covered by the severance arrangements set forth on Section 7.7(d) of the Company Disclosure Schedule during such one-year period. Notwithstanding the foregoing, Parent agrees to provide or to cause one of its Subsidiaries to provide Company Employees, for a period of one year following the Effective Time, with employee benefit plans or arrangements that are, in the aggregate, not less favorable than those provided to Company Employees immediately prior to the Effective Time.

     (b) With respect to each Parent Plan that is an "employee benefit plan," as defined in Section 3(3)of ERISA, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Parent; provided however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each Parent Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Company Plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Parent Plan.

     (c) As of the Effective Time, Parent shall assume and honor and shall cause the appropriate Subsidiaries of Parent to assume and to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between the Company or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in the Company Disclosure Schedule. Parent acknowledges and agrees that the Merger constitutes a "Change in Control" for all purposes pursuant to those agreements and arrangements indicated on Section
4.11 of the Company Disclosure Schedule. The provisions of this Section 7.7(c) are intended to be for the benefit of, and shall be enforceable by, each such director, officer or employee.

                                                                      APPENDIX A

     (d) Parent and the Company agree that, prior to the Effective Time, the Company shall adopt a severance plan substantially as provided in Section 7.7(d) of the Company Disclosure Schedule. Parent agrees to maintain and to cause each of its Subsidiaries to maintain such plan, without modification.

     (e) Parent agrees that, during the one year period following the Effective Time, no Company Employee who is an "affiliate" as contemplated by Section 7.5(a) of this Agreement shall be involuntarily terminated other than for "Cause" (as such term is defined in the Change of Control Termination Agreements listed on Section 4.11(a) of the Company Disclosure Schedule (regardless of whether such Company Employee is a party to any such agreement)), unless such Company Employee has been given written notice of such involuntary termination at least 60 days prior to the date of termination (provided, that no such notice may be given prior to the Effective Time). This Section 7.7(e) is intended to be for the benefit of, and shall be enforceable by, each such Company Employee.

     (f) Parent agrees that, from and after the Effective Time, Parent shall assume and agree to perform all of the Company's obligations under the Deferred Income Plans (as such Deferred Income Plans may be amended pursuant to Section 6.1(j) hereof). Without limiting the generality of the foregoing, Parent agrees not to terminate or amend the Deferred Income Plans with respect to amounts deferred thereunder as of the Effective Time in any manner adverse to the interests of any of the participants in such plans, including, without limitation, the rights of such participants to continue to accrue interest on amounts deferred under the Deferred Income Plans at the most favorable interest rates provided for in the applicable deferral agreement. The provisions of this
Section 7.7(f) are intended to be for the benefit of, and shall be enforceable by, each participant in the Deferred Income Plans.

     (g) As soon as practicable after the date of this Agreement, the Company and Parent shall establish a committee (the "Committee") consisting of the persons set forth in Section 7.7(g) of the Company Disclosure Schedule. The Committee shall operate in accordance with the procedures set forth in Section 7.7(g) of the Company Disclosure Schedule. The Committee shall direct the payment of retention and other compensatory payments or severance to Company Employees from and after the Effective Time in amounts and on such terms and conditions as are determined by the Committee. Parent shall pay or cause to be paid all such amounts as directed by the Committee, provided, however, that in no event shall Parent be required to pay or cause to be paid an amount in excess of $10 million in the aggregate (the "Section 7.7(g) Amount") pursuant to this
Section 7.7(g), provided further, however, that the Section 7.7(g) Amount shall be reduced on a dollar-for-dollar basis to the extent that the amounts paid pursuant to the severance arrangements set forth in Section 7.7(d) of the Company Disclosure Schedule exceed $13.5 million, but in no event shall the
Section 7.7(g) Amount be less than $8.5 million. Parent's obligation to make the payments contemplated by this Section 7.7(g) is intended to be for the benefit of, and shall be enforceable by, each of the Company Employees to whom the Committee has made an award.

     7.8. Indemnification. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or affiliates or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Parent shall indemnify and hold harmless, as and to the extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may
APPENDIX A
retain counsel reasonably satisfactory to them after consultation with Parent; provided, however, that (1) Parent shall have the right to assume the defense thereof and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Parent shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, provided that the failure to so notify shall not affect the obligations of Parent under this Section 7.8 except to the extent such failure to notify materially prejudices Parent. Parent's obligations under this Section 7.8 shall continue in full force and effect without time limit from and after the Effective Time.

     (b) Parent shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend on an annual basis more than 200% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 7.8(b), Parent shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

     (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this section.

     (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     7.9. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

     7.10. Directorships. Parent shall cause its Board of Directors to be expanded by five members and shall appoint those persons mutually agreed upon by Parent and the Company from among those persons currently serving on the Company's Board of Directors (such persons, and any substitute person as provided in the last sentence of this paragraph, the "Nominees") to fill the vacancies on Parent's Board of Directors created by such increase as of the Effective Time. In the event any Nominee shall be appointed or elected to a class of directors of Parent the term of which class of directors expires prior to December 31, 1999, Parent shall include such person on the list of nominees for director presented by the Board of Directors of Parent and for which said Board shall solicit proxies at the annual meeting of stockholders of Parent following the Effective Time at which directors are elected for such class. In the event that any Nominee is unable to serve as a director of Parent as a result of illness, death, resignation or any other reason, Parent shall elect a member

                                                                      APPENDIX A
of the Advisory Boards established pursuant to Section 7.12 hereof selected by Parent as a substitute nominee in accordance with this Section 7.10.

     7.11. Coordination of Dividends. After the date of this Agreement each of Parent and the Company shall coordinate with the other the declaration of any dividends in respect of the Parent Common Stock and the Company Common Stock and the record dates and payments dates relating thereto, it being the intention of the parties that the holders of Parent Common Stock or Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Parent Common Stock and/or Company Common Stock and any shares of Parent Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.

     7.12. Advisory Boards. Promptly following the Effective Time, Parent shall cause, for a period of not less than thirty-six months after the Effective Time, those persons who are members of the Board of Directors of the Company (other than any such persons who shall be appointed to the Board of Directors of Parent pursuant to Section 7.10) and those persons who are members of the Board of Directors of the Company Bank to be appointed or elected as members of one of the Company Bank's existing community advisory boards. In addition, following the Effective Time, Parent shall cause those persons who are members of such community advisory boards as of the Effective Time to continue to be members of such boards for a period of not less than thirty-six months after the Effective Time. From and after the Effective Time, such advisory boards shall meet four times per year. Each such advisory director shall be paid retainers and meeting fees which, in the aggregate, on an annual basis, are no less than the retainers and meeting fees (in respect of four meetings per year) paid to members of the Company Bank's Jackson Advisory Board during calendar year 1997 (assuming all meetings were attended) and which fees have been previously described to Parent.

     7.13. Foundation. At or prior to the Effective Time, Parent shall establish, and contribute $15 million to, a charitable foundation for the benefit of the communities served by the Company and its Subsidiaries, which foundation shall be administered by a board to be appointed by the Board of Directors of the Company, in consultation with Parent, prior to the Effective Time.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     8.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Stockholder Approvals. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company under applicable law, and the Parent Vote Matters shall have been approved by the requisite votes of the stockholders of Parent under applicable law.

     (b) Listing of Shares. The shares of Parent Common Stock which shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for quotation on the Nasdaq/NMS, subject to official notice of issuance.

     (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

     (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been
APPENDIX A
enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

     8.2. Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of the Company set forth in this Agreement (other than those set forth in Section 4.2) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of the Company set forth in Section 4.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

     (d) Federal Tax Opinion. Parent shall have received an opinion from Wachtell, Lipton, Rosen & Katz, counsel to Parent ("Parent's Counsel"), in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

          (i) No gain or loss will be recognized by Parent or the Company as a result of the Merger;

          (ii) No gain or loss will be recognized by the shareholders of the Company who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock); and

          (iii) The aggregate tax basis of the Parent Common Stock received by shareholders who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

In rendering such opinion, Parent's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel.

     (e) Pooling of Interests. Parent shall have received a letter from KPMG Peat Marwick LLP addressed to Parent, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

     8.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of Parent set forth in this Agreement (other than those set forth in Section 5.2) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of Parent set forth in
Section 5.2 of this Agreement shall be true and correct in all material respects
                                                                      APPENDIX A

(without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the principal financial officer of Parent to the foregoing effect.

     (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the principal financial officer of Parent to such effect.

     (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

     (d) Federal Tax Opinion. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP (the "Company's Counsel"), in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

          (i) No gain or loss will be recognized by Parent or the Company as a result of the Merger;

          (ii) No gain or loss will be recognized by the shareholders of the Company who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock); and

          (iii) The aggregate tax basis of the Parent Common Stock received by shareholders who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

In rendering such opinion, the Company's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel.

     (e) Pooling of Interests. The Company shall have received a letter from KPMG Peat Marwick LLP addressed to Parent, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

APPENDIX A

                                   ARTICLE IX

                           TERMINATION AND AMENDMENT

     9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of both the Company and Parent:

     (a) by mutual consent of the Company and Parent in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

     (b) by either Parent or the Company upon written notice to the other party
(i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

     (c) by either Parent or the Company if the Merger shall not have been consummated on or before September 30, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

     (d) by either Parent or the Company (provided that the terminating party shall not be in material breach of any of its obligations under Section 7.3) if any approval of the stockholders of either of the Company or Parent required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

     (e) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of representation or warranty by the Company) or Section 8.3(a) (in the case of a breach of representation or warranty by Parent);

     (f) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

     (g) by the Board of Directors of Parent, if the Board of Directors of the Company shall have failed to recommend in the Proxy Statement that the Company's stockholders approve and adopt this Agreement, or shall have withdrawn, modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement and the transactions contemplated hereby; or

                                                                      APPENDIX A

     (h) by the Company at any time during the ten-day period commencing two days after the Determination Date (as defined below), if either (x) both of the following conditions are satisfied:

          (1) the Average Closing Price (as defined below) shall be less than the product of 0.80 and the Starting Price; and

          (2) (i) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from such quotient (such number being referred to herein as the "Index Ratio");

or (y) the Average Closing Price shall be less than the product of 0.75 and the Starting Price; subject to the following four sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Parent which notice shall specify which of clauses (x) or (y) is applicable (or if both would be applicable, which clause is being invoked); provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Parent shall have the option in the case of a termination invoked under clause (x), of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and
(ii) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Parent Ratio. During such five-day period, Parent shall have the option, in the case of a termination invoked under clause (y), to elect to increase the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.75, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price. If Parent makes an election contemplated by either of the two preceding sentences, within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 9.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 9.1(g). For purposes of this
Section 9.1(g), the following terms shall have the meanings indicated:

     "Average Closing Price" means the average of the last reported sale prices per share of Parent Common Stock as reported on Nasdaq/NMS (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on Nasdaq/NMS ending at the close of trading on the Determination Date.

     "Determination Date" means the fifth business day prior to the date on which the approval of the Federal Reserve Board required for consummation of the Merger shall be received, without regard to any requisite waiting periods in respect thereof.

     "Index Group" means the group of each of the 34 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on

APPENDIX A
the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 34 bank holding companies and the weights attributed to them are as follows:

                    BANK HOLDING COMPANY                        WEIGHTING
                    --------------------                        ---------
AmSouth Bancorporation......................................        1.1%
BankAmerica Corporation.....................................        9.1
Banc One Corporation........................................        7.7
BB&T Corporation............................................        1.8
The Bank of New York Company, Inc...........................        4.9
BankBoston Corporation......................................        1.9
Comerica, Inc...............................................        1.4
Crestar Financial Corporation...............................        1.4
Fifth Third Bancorp.........................................        2.0
First Chicago NBD Corporation...............................        3.8
Fleet Financial Group.......................................        3.3
Firstar Corporation.........................................        1.9
First Union Corporation.....................................        7.4
First Virginia Banks, Inc...................................        0.7
Huntington Bancshares, Inc..................................        2.5
Hibernia Corporation........................................        1.7
KeyCorp.....................................................        2.9
Mellon Bank Corporation.....................................        3.3
Mercantile Bancorporation, Inc..............................        1.7
NationsBank Corporation.....................................        9.2
National City Corporation...................................        2.8
Norwest Corporation.........................................        9.8
PNC Bank Corporation........................................        4.0
Regions Financial Corporation...............................        1.8
Star Banc Corporation.......................................        1.1
SunTrust Banks, Inc.........................................        2.8
UnionBanCal Corporation.....................................        0.7
Union Planters Corporation..................................        0.9
U.S. Bancorp................................................        3.2
Wachovia Corporation........................................        2.1
Wells Fargo & Company.......................................        1.1
                                                                  100.0%

     "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.

     "Starting Date" means December 5, 1997.

     "Starting Price" shall mean the last reported sale price per share of Parent Common Stock on the Starting Date, as reported by Nasdaq/NMS (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

     If any company belonging to the Index Group or Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of applying this Section 9.1(g).

     9.2. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except

                                                                      APPENDIX A

(i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     9.3. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of either the Company or Parent; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4. Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first day which is (a) the last business day of month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing)(the "Closing Date"), at such time, date and place as is agreed to by the parties hereto.

     10.2. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Stock Option Agreement which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     10.3. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     10.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent, to:

          First American Corporation
          First American Center
          Nashville, Tennessee 37237-0700
          Attention: Chief Executive Officer

APPENDIX A
            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 W. 52nd Street
            New York, New York 10019
            Attention: Edward D. Herlihy, Esq.

            and

        (b) if to the Company, to:

            Deposit Guaranty Corp.
            210 East Capital Street
            Jackson, Mississippi 39201
            Attention: Chief Executive Officer

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022
            Attn: William S. Rubenstein, Esq.

     10.5. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 7, 1997.

     10.6. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     10.7. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Stock Option Agreement and the Confidentiality Agreement.

     10.8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law.

     10.9. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in 7.2(b) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section 7.2(b) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                                                                      APPENDIX A

     10.11. Publicity. Except as otherwise required by law or the rules of the New York Stock Exchange or the Nasdaq/NMS, so long as this Agreement is in effect, neither Parent nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     10.12. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          FIRST AMERICAN CORPORATION

                                          By /s/ DENNIS C. BOTTORFF
                                            ------------------------------------
                                            Name: Dennis C. Bottorff
                                            Title: Chairman, President and
                                                   Chief Executive Officer

                                          DEPOSIT GUARANTY CORP.

                                          By /s/ E.B. ROBINSON, JR.
                                            ------------------------------------
                                            Name: E.B. Robinson, Jr.
                                            Title: President and Chief
                                                   Executive Officer

APPENDIX A

                                                                      APPENDIX B

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

     STOCK OPTION AGREEMENT, dated December 7, 1997, between Deposit Guaranty Corp., a Mississippi corporation ("Issuer"), and First American Corporation, a Tennessee corporation ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 8,122,730 fully paid and nonassessable shares of Issuer's Common Stock, no par value ("Common Stock"), at a price of $52.375 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 9.1(f) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) ; or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 9.1(f) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional). The term "Holder" shall mean the holder or holders of the Option.

                                                                      APPENDIX B

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean with respect to any person except Grantee or any Grantee subsidiary (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall (i) any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries, or involving only any two or more of such Subsidiaries, or
     (ii) any merger, consolidation or similar transaction as to which the common stockholders of Issuer immediately prior thereto own in the aggregate at least 60% of the common stock of the surviving corporation or its publicly-held parent corporation immediately following consummation thereof be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

          (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

          (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After an overture is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and
     (y) shall not have been cured prior to the Notice Date (as defined below);
     or

          (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

APPENDIX B

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 25%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                                                                      APPENDIX B

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration
APPENDIX B
statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

     7. (a) Immediately prior to the occurrence of a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer,
(iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its
                                                                      APPENDIX B
principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

APPENDIX B

     (b) The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (3) "Assigned Value" shall mean the Market/Offer Price, as defined in
     Section 7.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder

                                                                      APPENDIX B
gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

     10. The 90-day period for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11.  Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this

APPENDIX B

Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     12.  Grantee hereby represents and warrants to Issuer that:

     (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

     13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to authorize for quotation the shares of Common Stock issuable hereunder on the New York Stock Exchange or such other exchange or market on which the shares of Issuer may be listed upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to
                                                                      APPENDIX B
acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     19. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          DEPOSIT GUARANTY CORP.

                                          By:    /s/ E.B. ROBINSON, JR.
                                            ------------------------------------
                                            Name: E.B. Robinson, Jr.
                                            Title: President and Chief Executive
                                                    Officer

                                            FIRST AMERICAN CORPORATION

                                              By: /s/ DENNIS C. BOTTORFF
                                              ----------------------------------
                                              Name: Dennis C. Bottorff
                                              Title: Chairman, President and
                                                     Chief Executive Officer


APPENDIX B

                                                                      APPENDIX C

                                   APPENDIX C

                           OPINION OF MORGAN STANLEY

March 11, 1998
Board of Directors
First American Corporation
First American Center
Fourth and Union
Nashville, TN 37237-0615

Members of the Board:

     We understand that First American Corporation ("First American" or the "Company"), and Deposit Guaranty Corp. ("Deposit Guaranty"), have entered into an Agreement and Plan of Merger, dated as of December 7, 1997 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Deposit Guaranty with and into First American. Pursuant to the Merger, each issued and outstanding share of common stock, no par value, of Deposit Guaranty (the "Deposit Guaranty Common Stock"), other than shares held in treasury or held by First American or any affiliate of First American, will be converted into the right to receive 1.17 shares (the "Exchange Ratio") of common stock, par value $2.50, of First American (the "First American Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to First American.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of First American and Deposit Guaranty, respectively;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning First American and Deposit Guaranty prepared by the managements of First American and Deposit Guaranty, respectively;

          (iii) analyzed certain financial projections by the managements of First American and Deposit Guaranty, respectively;

          (iv) discussed the past and current operations and financial condition and the prospects of First American and Deposit Guaranty with senior executives of First American and Deposit Guaranty, respectively;

          (v) reviewed the reported prices and trading activity for the First American Common Stock and Deposit Guaranty Common Stock;

          (vi) compared the financial performance of First American and Deposit Guaranty and the prices and trading activity of the First American Common Stock and the Deposit Guaranty Common Stock with that of certain other comparable publicly traded companies and their securities;

          (vii) discussed the results of regulatory examinations of First American and Deposit Guaranty with senior managements of the respective companies;

                                                                      APPENDIX C

          (viii) discussed with senior managements of First American and Deposit Guaranty the strategic objectives of the Merger and their estimates of the synergies and other benefits of the Merger for the combined company;

          (ix) analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios;

          (x) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

          (xi) participated in discussions and negotiations among representatives of First American and Deposit Guaranty and their financial and legal advisors;

          (xii) reviewed the Merger Agreement and certain related documents; and

          (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including the cost savings and other synergies expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of First American and Deposit Guaranty. We have not made any independent valuation or appraisal of the assets or liabilities of First American or Deposit Guaranty, nor have we been furnished with any such appraisals and we have not examined any individual loan credit files of First American or Deposit Guaranty. In addition, we have assumed the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of First American in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for First American, and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of First American and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by First American with the Securities and Exchange Commission with respect to the Merger. In addition, we express no opinion and make no recommendation as to how the holders of First American Common Stock should vote at the stockholders' meeting held in connection with the Merger.

     Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to First American.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:     /s/ WILLIAM M. WEIANT

                                            ------------------------------------
                                                     William M. Weiant
                                                     Managing Director

APPENDIX C

                                                                      APPENDIX D

                                   APPENDIX D

                     OPINION OF CREDIT SUISSE FIRST BOSTON

March 11, 1998

Board of Directors
Deposit Guaranty Corp.
210 East Capitol Street
Jackson, MS 39215

Dear Sirs and Madame:

     You have asked us to advise you with respect to the fairness to the stockholders of Deposit Guaranty Corp. (the "Company") from a financial point of view of the Exchange Ratio pursuant to the terms of the Merger Agreement, dated as of December 7, 1997 (the "Merger Agreement"), between the Company and First American Corporation (the "Acquiror"). The Merger Agreement provides for the merger (the "Merger") of the Company with the Acquiror pursuant to which each outstanding share of common stock, no par value per share, of the Company will be converted into 1.17 shares of common stock (the "Exchange Ratio"), $2.50 par value per share, of the Acquiror.

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the Company's and the Acquiror's managements to discuss the business and prospects of the Company and the Acquiror.

     We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts (including the estimates of future cost savings, operating synergies and revenue enhancements expected to be achieved as a result of the Merger), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and the Acquiror's managements. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the common stock of the Acquiror when issued to the Company's stockholders pursuant to the Merger or the prices at which such common stock of the Acquiror will trade subsequent to the Merger.

     We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

     In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our own and such affiliate's accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

                                                                      APPENDIX D

     It is understood that this letter is for the information of the Board of Directors in connection with its consideration of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the stockholders of the Company from a financial point of view.

                                          Very truly yours,

                                          CREDIT SUISSE FIRST BOSTON CORPORATION

                                          By: /s/ MICHAEL E. MARTIN

                                            ------------------------------------
                                            Michael E. Martin
                                            Managing Director

APPENDIX D

                                                                      APPENDIX E

March 11, 1998
Board of Directors
Deposit Guaranty Corp.
210 East Capitol Street
Jackson, MS 39215

Dear Sirs and Madame:

     We hereby consent to the inclusion of our opinion letter dated March 11, 1998 to the Board of Directors of Deposit Guaranty Corp., included as Appendix D to the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 of First American Corporation, and to the references to such opinion in such Joint Proxy Statement-Prospectus under the captions "SUMMARY -- The Merger," "THE MERGER -- Background of the Merger," "-- Reasons of Deposit Guaranty for the Merger" and "-- Opinion of Deposit Guaranty's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                                    CREDIT SUISSE FIRST BOSTON CORPORATION

                                    /s/ MICHAEL E. MARTIN
                                    --------------------------------------------
                                    Name: Michael E. Martin
                                    Title: Managing Director

APPENDIX E

                                                                      APPENDIX F

                      MISSISSIPPI BUSINESS CORPORATION ACT
                                   ARTICLE 13
                               DISSENTERS' RIGHTS

          SUBARTICLE A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     794-13.01 DEFINITIONS -- In this Article:

          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 79-4-13.02 and who exercises that right when and in the manner required by Sections 79-4-13.20 through 79-4-13.28.

          (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     79-4-13.02 RIGHT TO DISSENT. -- (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate action:

          (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under Section 79-4-11.04;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (i) Alters or abolishes a preferential right of the shares;

             (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
                                                                      APPENDIX F

             (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

             (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fraction share so created is to be acquired for cash under Section 79-4-6.04; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) Nothing in subsection (a)(4) shall entitle a shareholder of a corporation to dissent and obtain payment for his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either
(i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

     (c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     79-4-13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

     79-4-13.20 NOTICE OF DISSENTERS' RIGHTS. -- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Section 79-4-13.02 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 79-4-13.22.

     79-4-13.21 NOTICE OF INTENT TO DEMAND PAYMENT. -- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and (2) must not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirement of subsection (a) is not entitled to payment for his shares under this article.

     79-4-13.22 DISSENTERS' NOTICE. -- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 79-4-13.21.

APPENDIX F

     (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more that sixty
     (60) days after the date the subsection (a) notice is delivered; and

          (5) Be accompanied by a copy of this article.

     79-4-13.23 DUTY TO DEMAND PAYMENT. -- (a) A shareholder sent a dissenters' notice described in Section 79-4-13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to Section 79-4-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

     79-4-13.24 SHARE RESTRICTIONS. -- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 79-4-13.26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     79-4-13.25 PAYMENT. -- (a) Except as provided in Section 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenters' right to demand payment under
     Section 79-4-13.28; and

          (5) A copy of this article.

     79-4-13.26 FAILURE TO TAKE ACTION. -- (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
                                                                      APPENDIX F

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 79-4-13.22 and repeat the payment demand procedure.

     79-4-13.27 AFTER-ACQUIRED SHARES. -- (a) A corporation may elect to withhold payment required by Section 79-4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 79-4-13.28.

     79-4-13.28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. --
(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 79-4-13.25), or reject the corporation's offer under Section 79-4-13.27 and demand payment of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under Section 79-4-13.25 or offered under Section 79-4-13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under Section 79-4-13.25 within sixty (60) days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for his shares.

                   SUBARTICLE C. JUDICIAL APPRAISAL OF SHARES

     79-4-13.30 COURT ACTION. -- (a) If a demand for payment under Section 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them,

APPENDIX F
or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment
(1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 79-4-13.27.

     79-4-13.31 COURT COSTS AND COUNSEL FEES. -- (a) The court in an appraisal proceeding commenced under Section 79-4-13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 79-4-13.28.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 79-4-13.20 through 79-4-13.28; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                      APPENDIX F

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 48-18-501 through 48-18-507 of the TBCA provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 48-18-507 of the TBCA provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled, consistent with public policy, pursuant to any provision of a corporation's charter, bylaws, general or specific action of its board of directors, or contract, provided that no indemnification may be made in connection with any proceeding charging improper personal benefit to an officer or director, where such officer or director is adjudged liable on the basis that personal benefit was improperly received.

     The First American Charter provides for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of Tennessee as in effect at the time of such indemnification. The First American Bylaws provide that no indemnification of an officer or director shall be made by First American (i) if a judgment or other final adjudication adverse to such person establishes his liability for intentional misconduct or knowing violation of the law or for unlawful distributions, (ii) if a judgment or other final adjudication adverse to such person for breach of a duty of loyalty to First American is based upon such person's gaining in fact personal profit or advantage to which he was not entitled; and (iii) in a proceeding by or in the right of the corporation, for any amounts if such person is adjudged liable to the corporation, or for any amounts paid to First American in settlement of such a proceeding by such person. First American has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of First American in connection with the performance of their duties.

     The foregoing is only a general summary of certain aspects of Tennessee law and the provisions of the First American Charter and Bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made, and accordingly are included in Exhibit 99.4 hereto and incorporated herein by reference, and to the First American Charter and Bylaws, which are incorporated herein by reference. See "ADDITIONAL INFORMATION -- Where You Can Find More Information."

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed herewith or incorporated herein by reference.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  2.1      --  Agreement and Plan of Merger, by and between Deposit
               Guaranty Corp. and First American Corporation, dated as of
               December 7, 1997, included as Appendix A to the accompanying
               Joint Proxy Statement-Prospectus.
  4.1      --  Rights Agreement, dated December 14, 1988, between First
               American Corporation and First American Trust Company, N.A.
               (incorporated herein by reference to Exhibit 1 to First
               American's Current Report on Form 8-K dated December 14,
               1988).
  5.1      --  Opinion of Mary Neil Price, Esq., General Counsel of First
               American Corporation.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  8.1      --  Opinion of Wachtell, Lipton, Rosen & Katz.
 10.1      --  Employment Agreement, dated as of December 7, 1997, by and between First American Corporation and E.B. Robinson, Jr.
 10.2      --  Employment Agreement, dated as of December 7, 1997, by and between First American Corporation and Harold L. McMillan,
               Jr.
 23.1      --  Consent of Morgan, Stanley & Co. Incorporated.
 23.2      --  Consent of Credit Suisse First Boston Corporation (included as Appendix E to the accompanying Joint Proxy
               Statement-Prospectus).
 23.3      --  Consent of Mary Neil Price, General Counsel of First
               American Corporation, included in Exhibit 5.1 to this
               Registration Statement.
 23.4      --  Consent of Wachtell, Lipton, Rosen & Katz, included in
               Exhibit 8.1 to this Registration Statement.
 23.5      --  Consent of KPMG Peat Marwick LLP (with respect to First
               American Corporation).
 23.6      --  Consent of KPMG Peat Marwick LLP (with respect to Deposit
               Guaranty Corp.).
 24.1      --  Power of Attorney (set forth on the signature pages hereto).
 99.1      --  Stock Option Agreement, dated as of December 7, 1997, by and between Deposit Guaranty Corp. and First American
               Corporation, included as Appendix B to the accompanying
               Joint Proxy Statement -- Prospectus.
 99.2      --  Form of Proxy for Annual Meeting of Shareholders of First
               American Corporation.
 99.3      --  Form of Proxy for Special Meeting of Stockholders of Deposit
               Guaranty Corp.
 99.4      --  Provisions of Tennessee law regarding indemnification of directors and officers (incorporated herein by reference to
               Exhibit 99.1 of the First American Corporation Registration
               Statement on Form S-3, Registration No. 33-63097).

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (d) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, this 11th day of March, 1998.

                                          FIRST AMERICAN CORPORATION
                                          (Registrant)

                                          By: /s/ DENNIS C. BOTTORFF
                                          --------------------------------------
                                                    Dennis C. Bottorff
                                                       Chairman and
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of First American Corporation, hereby severally constitute and appoint Mary Neil Price our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and any subsequent registration statement filed by First American Corporation pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     WITNESS our hands on the dates set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 11th day of March 1998.

                      SIGNATURE                                    CAPACITY
                      ---------                                    --------

               /s/ DENNIS C. BOTTORFF                    Chairman, Chief Executive
-----------------------------------------------------      Officer and Director
                 Dennis C. Bottorff                        (Principal Executive
                                                           Officer)

                 /s/ DALE W. POLLEY                      Director, President and
-----------------------------------------------------      Principal Financial
                   Dale W. Polley                          Officer

              /s/ M. JACK VANNATTA, JR.                  Executive Vice President
-----------------------------------------------------      (Principal Accounting
              Marvin Jack Vannatta, Jr.                    Officer)

              /s/ SAM H. ANDERSON, JR.                   Director
-----------------------------------------------------
                Sam H. Anderson, Jr.

                                                         Director
-----------------------------------------------------
             Earnest W. Deavenport, Jr.

                                                         Director
-----------------------------------------------------
                 Reginald D. Dickson

                                                         Director
-----------------------------------------------------
                 James A. Haslam II

                      SIGNATURE                                    CAPACITY
                      ---------                                    --------

                /s/ MARTHA R. INGRAM                     Director
-----------------------------------------------------
                  Martha R. Ingram

               /s/ WALTER A. KNESTRICK                   Director
-----------------------------------------------------
                 Walter A. Knestrick

                                                         Director
-----------------------------------------------------
                   Gene C. Koonce

                                                         Director
-----------------------------------------------------
                   James R. Martin

              /s/ ROBERT A. MCCABE, JR.                  Director
-----------------------------------------------------
                Robert A. McCabe, Jr.

                                                         Director
-----------------------------------------------------
                 Roscoe R. Robinson

               /s/ JAMES F. SMITH, JR.                   Director
-----------------------------------------------------
                 James F. Smith, Jr.

                 /s/ CAL TURNER, JR.                     Director
-----------------------------------------------------
                   Cal Turner, Jr.

                                                         Director
-----------------------------------------------------
                  Celia A. Wallace

                  /s/ TED H. WELCH                       Director
-----------------------------------------------------
                    Ted H. Welch

                                                         Director
-----------------------------------------------------
                   David K. Wilson

                  /s/ TOBY S. WILT                       Director
-----------------------------------------------------
                    Toby S. Wilt

               /s/ WILLIAM S. WIRE II                    Director
-----------------------------------------------------
                 William S. Wire II

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  2.1    --  Agreement and Plan of Merger, by and between Deposit
             Guaranty Corp. and First American Corporation, dated as of
             December 7, 1997, included as Appendix A to the accompanying
             Joint Proxy Statement-Prospectus.
  4.1    --  Rights Agreement, dated December 14, 1988, between First
             American Corporation and First American Trust Company, N.A.
             (incorporated herein by reference to Exhibit 1 to First
             American's Current Report on Form 8-K dated December 14,
             1988).
  5.1    --  Opinion of Mary Neil Price, Esq., General Counsel of First
             American Corporation.
  8.1    --  Opinion of Wachtell, Lipton, Rosen & Katz.
 10.1    --  Employment Agreement, dated as of December 7, 1997, by and between First American Corporation and E.B. Robinson, Jr.
 10.2    --  Employment Agreement, dated as of December 7, 1997, by and between First American Corporation and Harold L. McMillan,
             Jr.
 23.1    --  Consent of Morgan, Stanley & Co. Incorporated.
 23.2    --  Consent of Credit Suisse First Boston Corporation (included as Appendix E to the accompanying Joint Proxy
             Statement-Prospectus).
 23.3    --  Consent of Mary Neil Price, General Counsel of First
             American Corporation, included in Exhibit 5.1 to this
             Registration Statement.
 23.4    --  Consent of Wachtell, Lipton, Rosen & Katz, included in
             Exhibit 8.1 to this Registration Statement.
 23.5    --  Consent of KPMG Peat Marwick LLP (with respect to First
             American Corporation).
 23.6    --  Consent of KPMG Peat Marwick LLP (with respect to Deposit
             Guaranty Corp.).
 24.1    --  Power of Attorney (set forth on the signature pages hereto).
 99.1    --  Stock Option Agreement, dated as of December 7, 1997, by and between Deposit Guaranty Corp. and First American
             Corporation, included as Appendix B to the accompanying
             Joint Proxy Statement -- Prospectus.
 99.2    --  Form of Proxy for Annual Meeting of Shareholders of First
             American Corporation.
 99.3    --  Form of Proxy for Special Meeting of Stockholders of Deposit
             Guaranty Corp.
 99.4    --  Provisions of Tennessee law regarding indemnification of directors and officers (incorporated herein by reference to
             Exhibit 99.1 of the First American Corporation Registration
             Statement on Form S-3, Registration No. 33-63097).